As filed with the Securities and Exchange Commission on January 12, 2007
Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Aerobic Creations, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

7822

(Primary Standard Industrial Classification Code Number)

20-0781155

(I.R.S. Employer Identification Number)

547 Boulevard
Kenilworth, NJ 07033
(908-497-0280)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert A. Agresti
547 Boulevard
Kenilworth, NJ 07033
(908-497-0280)

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

John G. Nossiff, Esq.
David D. Gammell, Esq.
Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, MA 02111
(617) 856-8200

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Unit (2) (3)	Proposed Maximum Aggregate Amount of Offering Price (2)	Amount of Registration Fee

Common stock, $0.001 par value per share	18,855,640			54,352

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such currently indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Represents shares of our common stock being registered for resale that have been issued or will be issued to the selling security holders named in the registration statement, including shares issuable upon the exercise of warrants and conversion of convertible notes. Unless otherwise provided, all of the share numbers and per share prices in this prospectus give effect to a reverse stock split approved by written consent of more than a majority of our security holders, on November 8, 2006. Upon the effectiveness of the reverse split, each 11.2261585365 shares of our common stock will be combined into one share of common stock. We anticipate that the reverse stock split will be effected on or around February 6, 2007, twenty days after mailing to our security holders an information statement in compliance with Regulation 14C under the Securities Exchange Act of 1934, as amended.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (g) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the bid and ask price on January 5, 2007 (which was the last date our common stock traded prior to the date of this registration statement), as reported on the NASD’s Over-the-Counter Bulletin Board quotation system.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

          THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

18,855,640 Shares of common stock

Aerobic Creations, Inc.

This prospectus covers the resale by selling security holders of up to 18,855,640 shares of our common stock, $.001 par value per share.

The selling security holders may sell the shares of common stock described in this prospectus or its supplements in a number of different ways and at varying prices. We provide more information about how the selling security holders may sell their shares of common stock in the section entitled “Plan of Distribution.” We will not be paying any underwriting discounts or commissions in this offering. We will not receive any proceeds from the sale of the shares of common stock but may receive payment of the exercise price paid to convert warrants into shares of common stock prior to the sale thereof.

Unless otherwise provided, all of the share numbers and per share prices in this prospectus give effect to a reverse stock split approved by written consent of more than a majority of our security holders, on November 8, 2006. Upon the effectiveness of the reverse stock split, each 11.2261585365 shares of our common stock will be combined into one share of common stock. In the same written consent, more than a majority of our security holders also approved changing our name to Summit Global Logistics, Inc. We anticipate that the reverse stock split and name change will be effected on or around February 6, 2007, twenty days after mailing to our security holders an information statement in compliance with Regulation 14C under the Securities Exchange Act of 1934, as amended.

None of our securities are listed on a national securities exchange. Our common stock is quoted on the OTC Bulletin Board under the trading symbol ARBC. On January 5, 2007 (which was the last date our common stock traded prior to the date of this registration statement), the average of the bid and ask price of our common stock on the NASD’s Over-the-Counter Bulletin Board quotation system was $2.40 per share. However, to date, there has been virtually no trading in our common stock.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January __, 2007

In this prospectus, references to “our company,” “we,” “us” and “our” refer to Aerobic Creations, Inc. and its subsidiaries, except where the context otherwise indicates.

The market and industry data and forecasts included in this prospectus are based upon independent industry sources. Although we believe that these independent sources are reliable, we have not independently verified the accuracy and completeness of this information, nor have we independently verified the underlying economic assumptions relied upon in preparing any such market or industry forecasts. See “Risk Factors.”

The term EBITDA, earnings before interest, taxes, depreciation and amortization, is used throughout this registration statement. EBITDA is not a statement of income prepared in accordance with published guidelines of the Securities and Exchange Commission, the American Institute of Certified Public Accountants, or any other regulatory or professional agency or body or generally accepted accounting principles. EBITDA represents operating income before taking into consideration interest, tax, depreciation and amortization expenses. We have included information concerning EBITDA here as it is used by certain investors as a measure of our ability to service our debt. EBITDA should not be considered as an alternative to net income, cash flows or any other measure of performance determined in accordance with generally accepted accounting principles or as an indicator of our operating performance.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. The selling security holders are offering to sell shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This registration statement on Form S-1 and other materials we will file with the Securities and Exchange Commission contain, or will contain, disclosures which are forward-looking statements. Forward-looking statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new services; proposed acquisitions, our expectations concerning regulatory developments or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe” and “estimate,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

You should not read forward-looking statements as a guarantee of future performance or results, and such statements will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. We base forward-looking statements on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

•	our ability to integrate the companies we acquired;

•	failure on our part to maintain and expand our existing relationships with customers, agents and suppliers and develop new customer, agent and supplier relationships;

•	the level of acceptance of integrated third party logistics services;

•	industry competition;

•	our ability to continue to execute our growth strategies;

•	litigation, legislation, regulation or technological developments affecting logistics services;

•	general economic conditions;

•	our dependence on key personnel;

•	potential risk of increased unionization of our workforce;

•	covenants in our existing credit facilities that limit management’s discretion in the operation of our business; and

•	other factors discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should also read, among other things, the risks and uncertainties described in the section of this prospectus entitled “Risk Factors.”

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It is not complete and may not contain all the information that may be important to you. You should read the entire prospectus carefully before making an investment decision, especially the information presented under the heading “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus.

Our Company

Through our wholly-owned operating subsidiary, Maritime Logistics US Holdings Inc. (referred to as Maritime Logistics), and its subsidiaries, we are an international third party logistics provider specializing in ocean transportation intermediary services for Asia and North America. We maintain offices on the East and West Coasts of the United States, major ports in China (through an exclusive agency network), Hong Kong, and have operations in Russia, Turkey and Georgia. Currently, we operate a global network of freight forwarding and ocean transportation intermediaries in 25 key transportation hubs, and have over 11 logistics centers with over 1.9 million square feet of warehouse space in the United States. In addition, we serve over 40 independent agent-owned offices. Our business is managed from four principal support offices in Kenilworth, New Jersey; Los Angeles, California; St. Petersburg, Russia; and Hong Kong, as well as through our exclusive agent in Shanghai, China.

Our History

We are a reporting company under the Exchange Act, and our common stock is quoted on the NASD’s Over-the-Counter Bulletin Board quotation system. We were formed as a Nevada corporation on February 25, 2004, under the name “Aerobic Creations, Inc.” Our initial business plan was to produce and sell aerobics workout DVDs. However, prior to the transaction with Maritime Logistics on November 8, 2006, Aerobic never had any meaningful business operations. We were reincorporated as a Delaware corporation in August 2006 through a migratory merger.

On November 8, 2006, Maritime Logistics, a Delaware corporation, merged with our wholly-owned subsidiary. Maritime Logistics was the surviving corporation of the merger and became our wholly-owned subsidiary and we assumed the business and operations of Maritime Logistics. The former security holders of Maritime Logistics received a total of 1,451,000 shares of our common stock as merger consideration. As a result of the merger and the issuance of stock to the security holders of Maritime Logistics, the former security holders of Maritime Logistics held approximately 85.5% of our outstanding common stock immediately after the merger and prior to the financings. Accounting principles generally accepted in the United States generally require that a company whose security holders retain the majority voting interest in the combined business be treated as the acquirer for financial reporting purposes. The acquisition was accounted for as a reverse acquisition whereby Maritime Logistics was deemed to be the “accounting acquirer.” Additionally, upon the effectiveness of the merger, our then existing officers and directors were replaced by individuals associated with Maritime Logistics. Maritime Logistics was established on February 6, 2006 as an ocean transportation intermediary logistics company.

During 2006, and prior to its merger with our subsidiary, Maritime Logistics completed several acquisitions, including the acquisition of AmeRussia Shipping Company Inc. and AmeRussia Ltd. in May, and SeaMaster Logistics (Holding) Ltd. in September. In addition, in October 2006, Maritime Logistics entered into agreements to acquire (i) all of the equity interests of FMI Holdco I, LLC (referred to as FMI) and its parent company, FMI Blocker, Inc. and, (ii) substantially all of the assets of the TUG Logistics group of companies, including TUG Logistics, Inc., TUG Logistics (Miami), Inc. and Glare Logistics, Inc. (collectively, referred to as the TUG Assets) and all of the equity interests of Clare Freight,

Los Angeles, Inc. and TUG New York, Inc. (referred to as the TUG Companies, together with the TUG Assets, referred to as TUG).

After completion of the merger with Maritime Logistics, we joined the senior credit facility, the note financing and the common stock financing commitments arranged by Maritime Logistics. Our senior credit facility consists of a $55 million term loan and a $10 million revolving loan. In the note financing, we received $65 million in exchange for the issuance of secured convertible notes (in the aggregate principal face amount of $65 million and convertible into 5,909,091 of our shares of common stock) and warrants to purchase 2,363,636 shares of common stock at an exercise price of $11.00 per share. In connection with the note financing, we issued our placement agent, Rodman & Renshaw LLC, a warrant to purchase 354,545 shares of our common stock, on the same terms as the Warrants issued in the note financing. In the common stock financing, we received proceeds of approximately $33.5 million in exchange for the issuance of 3,345,950 shares of common stock and warrants to purchase 2,509,463 shares of common stock, at an exercise price of $10.00 per share. Additionally, in connection with the common stock financing, we issued our placement agent, Rodman & Renshaw LLC, a warrant to purchase 171,000 shares of our common stock, on the same terms as the warrants issued in the common stock financing. The sale price, conversion price and exercise price were not established in a competitive market, but were arbitrarily determined by us and our placement agent through negotiations with potential investors. Such prices bear no relationship to our assets, book value, historical results of operations or any other established criterion of value, and may not be indicative of the fair value of the common stock or its trading price in any market that may develop in the future. In connection with the common stock financing, note financing and senior credit facility, we incurred transaction and financings costs of approximately $18.7 million, including payment to our placement agent, Rodman & Renshaw, LLC, of an aggregate fee of $6.26 million in cash and expenses of $0.5 million.

With a portion of the proceeds of the financings and the credit facility, we acquired FMI and TUG through Maritime Logistics. As partial consideration for these acquisitions and in satisfaction of certain obligations relating to Maritime Logistics’ earlier acquisition of Sea Master Logistics (Holding) Limited (referred to as SeaMaster), we issued an aggregate additional 2.55 million shares of our common stock. In addition, we paid $115 million in cash for FMI, up to $10 million for TUG and up to $15 million for SeaMaster. $4 million of the cash consideration for TUG and all of the cash consideration for SeaMaster are payable in the form of future earnout payments. See “Our Business—Our History.” After completion of the acquisitions, the common stock financing and the note financing, the former security holders and employees of Maritime Logistics, FMI, TUG and SeaMaster owned approximately 53.0% of our issued and outstanding common stock, the holders of common stock issued in the common stock financing owned approximately 43.8% of our issued and outstanding common stock and our security holders prior to the merger held the remaining 3.2% of our outstanding common stock. As disclosed above, additional shares of our common stock are issuable upon conversion of outstanding convertible notes and exercise of outstanding warrants to purchase common stock.

In connection with the merger, the acquisitions and the common stock and note financings, we agreed to file a registration statement registering for resale the shares of common stock issued in connection with such transactions. The registration statement of which this prospectus forms a part of is being filed to fulfill these obligations.

Business Overview—Our Services

We seek to use our global network, relationships with ocean common carriers and other transportation providers, and expertise in outsourced logistics services to improve our customers’ visibility into their supply chains while reducing their logistics costs. We offer domestic and international ocean, air and ground third-party logistics services. We expect that our revenues primarily will be generated from a number of diverse services, including air freight forwarding, ocean freight forwarding and intermediary transportation, customs brokerage, logistics, warehousing, local and line-haul trucking, and other value-added services.

Selling Security Holders

The shares of common stock offered under this prospectus are being offered by certain holders of our common stock, convertible notes convertible into our common stock and warrants exercisable for shares of our common stock. These holders acquired their securities in connection with our acquisition of certain businesses, the common stock financing and the note financing or held shares of our common stock prior to the financings and acquisitions. We prepared this prospectus to satisfy the registration rights we granted in connection with the financings and the acquisitions. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling security holders.

Corporate Information

We were initially organized under the laws of the State of Nevada on February 25, 2004 as Aerobic Creations, Inc. On August 21, 2006 we reincorporated as a Delaware corporation by completing a merger with and into a Delaware corporation with the same name. Unless otherwise provided, all of the share numbers and per share prices in this prospectus give effect to a reverse stock split approved by written consent of more than a majority of our security holders, on November 8, 2006. Upon the effectiveness of the reverse split and other amendments to our certificate of incorporation, each 11.2261585365 shares of our common stock will be combined into one share of common stock and our name will be changed to Summit Global Logistics, Inc. We anticipate that the reverse stock split will be effected on or around February 6, 2007, twenty days after mailing to our security holders an information statement in compliance with Regulation 14C under the Securities Exchange Act of 1934, as amended. The address of our principal executive offices is 547 Boulevard, Kenilworth, NJ 07033. Our telephone number is (908) 497-0280. Our website address is www.summitgl.com. Information contained in or connected to our website is not part of this prospectus.

THE OFFERING

Please see “Description of Securities to be Registered” for a summary of the terms of our common stock.

Common stock offered (1) (2)

18,855,640 shares of common stock, which includes shares of our common stock (i) held by our security holders prior to the merger, (ii) issued in the common stock financing; (iii) issuable upon the exercise of warrants issued in the common stock financing and note financing, (iv) issuable upon conversion of convertible notes issued in the note financing, and (v) issued in the acquisitions.

Offering Price	Determined at the time of sale by the selling security holders.

Common stock outstanding after this offering (3)	18,896,435 shares.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock by the selling security holders.

OTCBB symbol	ARBC

Risk factors	You should carefully read and consider the information set forth under the caption “Risk Factors” and all other information set forth in this prospectus before investing in our common stock.

(1)

Unless otherwise provided, all of the share numbers and per share prices in this prospectus give effect to a reverse stock split approved by written consent of more than a majority of our security holders, on November 8, 2006. Upon the effectiveness of the reverse split, each 11.2261585365 shares of our common stock will be combined into one share of our common stock. We anticipate that the reverse stock split will be effected on or around February 6, 2007, twenty days after mailing to our security holders an information statement in compliance with Regulation 14C under the Securities Exchange Act of 1934, as amended.

(2)

In accordance with the terms of the registration rights agreements we entered into with certain of the selling security holders, this prospectus covers the resale of at least 130% of the sum of (i) the number of shares of common stock issuable upon conversion of the convertible notes as of the trading day immediately preceding the date our registration statement, of which this prospectus forms a part, is initially filed with the SEC and (ii) the number of shares of common stock issuable upon exercise of warrants as of the trading day immediately preceding the date our registration statement is initially filed with the SEC. We agreed to register the 30% excess of shares as a negotiated precaution for the selling security holders to cover future adjustments to the conversion prices of our convertible notes and the exercise price of the warrants. The number of shares of our common stock into which our convertible notes are convertible and our warrants are exercisable will be adjusted to account for future stock splits, stock dividends, reclassifications, recapitalizations or other similar events, fundamental transactions, distributions of company assets, certain issuances of common stock, options, convertible securities or purchase rights, or if we take certain other actions with regard to our common stock that would diminish the value of our convertible notes, warrants or common stock.

(3)

The number of outstanding shares of common stock includes shares issuable upon conversion of the convertible notes and shares of common stock issuable upon exercise of warrants and registered hereunder, but does not include the 30% excess of shares referred to in footnote (2) above.

RISK FACTORS

          There are numerous and varied risks, known and unknown, associated with an investment in our common stock, including those described below. You should carefully consider risks described below and the other information included in this registration statement, including our financial statements and related notes. Our business, financial condition and results of operations could be harmed by any of the following risks. However, the risks and uncertainties described below may not be the only ones we face. If any of the events or circumstances described below were to occur, our business, financial condition and results of operations could be materially adversely affected. As a result, the trading price of our common stock could decline, and our security holders could lose part or all of their investment.

Risks Related To Our Business

We are implementing a new and untested business plan that may not produce the results that we expect.

We have adopted a business plan involving the development of a non-asset based, global, third-party logistics services provider, largely through acquisitions. We began executing our new business plan in May 2006 and acquired FMI and TUG in November of 2006. We have a very limited operating history as a combined company under our current business model. Our lack of operating history as a combined company makes it difficult to predict whether our business plan will be successful.

We were formed through the combination of several existing businesses and we plan to grow, in part, through acquisitions of complementary businesses. Growth by acquisitions involves risks and we may not be able to identify or acquire companies consistent with our growth strategy or successfully combine and integrate acquired businesses into our operations.

We are the result of the combination of several existing businesses and we intend to continue pursuing opportunities to expand our business through acquisitions in the future. Our acquisition strategy involves numerous risks, including, but not limited to, those relating to:

•	identifying appropriate acquisition candidates and negotiating acquisitions on favorable terms and valuations,

•	integrating accounting, management information, human resources and other administrative systems to permit effective management, as well as business processes and services,

•	implementing or remediating controls, procedures and policies appropriate for a public company at companies that prior to acquisition may have lacked such controls, procedures and policies,

•	possible write-offs or impairment charges resulting from acquisitions,

•	distracting management from existing operations,

•	limits contained in the documents relating to the note financing and the senior credit facility,

•	retaining employees and customers, and

•	unexpected or unanticipated costs, expenses and liabilities.

If we fail to successfully integrate the acquired companies into our operations, we may not achieve anticipated increases in revenue, cost savings and economies of scale, and our operating results may be adversely affected.

Our acquisition strategy may adversely impact our liquidity and could result in dilution to our security holders.

Our strategy to grow in part through acquisitions may affect our financial condition, short-term cash flow and net income as we expend funds, increase indebtedness and incur additional expenses in connection with pursuing acquisitions. We also may issue securities from time to time as consideration for future acquisitions. In the event any such acquisition is significant, the number of securities that we may issue could in turn be significant which could dilute the interests of existing security holders. In the event that our common stock does not attain or maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept common stock as part of the consideration for the sale of their businesses, we may be required to utilize more of our cash resources, if available, in order to maintain our acquisition program which could have a material adverse effect on our liquidity.

Our planned growth could strain our personnel resources and infrastructure, and if we are unable to hire, train and retain employees or unable to implement appropriate controls and procedures, we may not be able to successfully implement our business plan.

Our plans provide for rapid growth in headcount and operations, which will place significant strain on our management and our administrative, operational and financial infrastructure. We anticipate that further infrastructure growth will be required to address expected increases in our customer base, as well as our expansion into new geographic areas. Our success will depend in part upon the ability of our senior management to manage this growth effectively. To do so, we must continue to hire, train and manage new employees. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. The additional headcount we expect to add and the capital investments we expect to make will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls through expense reductions in the short term. If we fail to successfully manage our growth, there will be a material adverse effect on our business and financial results.

Our obligation to make future earn-out payments in connection with our acquisitions may adversely impact our liquidity and could result in dilution to our security holders.

Under the acquisition agreements for TUG and SeaMaster, we are required to pay a portion of the purchase price over a number of years in the form of earn-out installments. Earn-out installments are payable, in cash, based upon the future earnings of TUG and SeaMaster. The performance of these businesses could vary substantially from our performance as a whole. If this happens, we could be obligated to make substantial earn-out payments even though our business as a whole is not performing well. Moreover, as the earn-out installments will be based upon earnings, and not cash flow, we cannot assure that we will have sufficient cash flow to pay the earn-out installments related to such business. We therefore may have to secure additional financing to fund the remainder of any cash-based earn-out payments as they become due. We cannot assure that such financing will be available on favorable terms, if at all. Our obligations to pay future earn-out installments could therefore negatively impact our financial condition and results of operations, and if financed through the issuance of additional equity, may be dilutive to our security holders.

We might require additional capital to support business growth. Such capital could be expensive or result in dilution to our security holders. If we are not able to obtain such capital, there may be a material adverse effect on our business and financial results.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges or opportunities, including the need to develop new services or to enhance our existing services, enhance our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or other securities evidencing the right to acquire equity, our existing security holders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Due to restrictive covenants in our current financing documents, the seniority of the security interests granted to the financing investors and the seniority of the senior credit facility and note financing, we may not be able to obtain additional financing on acceptable terms, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited.

Any debt financing secured by us in the future could involve additional restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.

We face intense competition in the logistics industry.

Competition in the transportation services industry is intense and broad-based. We compete against other non-asset based logistic companies as well as contract logistics companies and other freight forwarders. We also compete against ocean carriers’ internal sales forces. We also encounter competition from regional and local third-party logistics providers, ocean transportation intermediaries and integrated transportation companies. In addition, customers increasingly are seeking competitive bids from a number of competitors, including competitors that are larger and have more resources than we do. Increased competition could result in reduced revenues and margins or loss of market share, any of which could damage the long-term or short-term prospects of our business and our financial results. Increased competition could create downward pressure on freight rates, and continued rate pressure may adversely affect our results of operations.

Our industry is consolidating and, if we cannot gain sufficient market presence in our industry, we may not be able to compete successfully against larger, global companies in our industry, in which case our results of operations would be materially and adversely affected.

There is a trend within our industry toward consolidation of niche players into larger companies which are attempting to increase their global operations through the acquisition of ocean transportation intermediaries, contract logistics providers and other supply chain management companies. If we cannot gain sufficient market presence in our industry through internal expansion and additional acquisitions, we may not be able to compete successfully against larger, global companies in our industry.

We depend upon others to provide equipment and services. If the third party providers do not perform on a timely basis and in an adequate manner, it may have a materially adverse effect on our yields and we may incur additional liabilities.

We do not own or control all of the transportation assets required to deliver our customers’ freight. We are dependent on independent third parties to provide the majority of our required truck, rail, ocean and air services. Reductions in ocean freight capacity could negatively impact our yields. Additionally, we depend on independent third parties to report certain events to us including delivery information and freight claims. This reliance could cause delays in reporting certain events, including recognizing revenue and claims. If we are unable to secure sufficient third party transportation services to meet our commitments to our customers, our operating results could be materially and adversely affected, and our customers could switch to our competitors temporarily or permanently.

If we are not able to sell container space that we purchase from ocean shipping lines or capacity that we charter from our air freight carriers, or if we are not able to utilize our truck capacity, we will not be able to recover our out-of-pocket costs and our profitability will suffer.

As a non-vessel operating common carrier, we contract with ocean shipping lines to obtain transportation for a fixed number of containers between various points during a specified time period at variable rates and air carriers to obtain air charter capacity. We then solicit freight from our customers to fill the ocean containers and air charter capacity. When we contract with ocean shipping lines to obtain containers and with air carriers to obtain charter aircraft capacity, we become obligated to pay for the container space or charter aircraft capacity that we purchase. If we are not able to sell all of our purchased container space or charter aircraft capacity on a timely basis, we may not be able to recover our out-of-pocket costs for such purchases and our results may be materially and adversely affected.

Our owned trucking assets reflect a meaningful fixed cost of our business. If we are not able to utilize these assets at attractive rates, or dispose of underutilized assets at attractive values, it would adversely impact our financial results. Furthermore, our relationships with owner-operators and third-party carriers are partially dependent upon our ability to provide them with consistent business. Fluctuations in our demand for owner-operator or third-party trucking services may adversely impact our access to these networks, result in increased pricing for these services or hamper our ability to meet future increases in volume from our customers.

If we lose certain of our contract logistics customers or if we cannot maintain adequate levels of utilization in our warehouses, our results of operations could be materially and adversely affected.

We anticipate that revenues from our contract logistics services will account for an increasing portion of our consolidated revenues and may continue to increase as we further seek to develop and expand our contract logistics, distribution and outsourcing services.

We lease warehouses and distribution facilities under leases with terms longer than the contract logistics services contracts we have with our customers at these facilities. We are required to pay rent under these real property leases even if our customers decide not to renew or otherwise terminate their contracts with us and we are not able to obtain new customers for these facilities. We have letters of credit and security deposits at risk if we do not make such rent payments. As a result, if we experience a decline in demand for space in our warehouses, then our results of operation could be adversely affected as we would continue to be obligated to pay the full amount of the underlying leases. If we were unable to make the required payment, we could lose our security deposits.

We are dependent on our relationships with our agents, key employees and third-party carriers in various countries around the world. If we are not successful in maintaining these relationships our results of operations could be negatively impacted.

We will conduct business in some countries using local agents who can provide knowledge of the local market conditions and facilitate the acquisition of necessary licenses and permits. We rely in part upon the services of these agents, as well as our country-level executives, branch managers and other key employees, to market our services, to act as intermediaries with customers and to provide other services on our behalf. We cannot assure that we will continue to be successful in maintaining our relationships with our agents or key employees in various foreign countries, or that we will find qualified replacements for agents and key employees who may terminate their relationships with us. Because our agents and employees may occasionally have the primary relationship with certain of our customers, we could lose some customers if a particular agent or key employee were to terminate his or her relationship with us. The loss of or failure to obtain qualified agents or employees in a particular country or region could result in the temporary or permanent cessation of our operations and/or the failure to develop our business in that country or region, which could negatively impact our results of operations.

We conduct business throughout the world and our results of operations may be adversely impacted by fluctuations in trade volumes and by global, regional and local economic conditions.

We conduct a significant percentage of our business outside of the United States and we anticipate that revenue from foreign operations will continue to account for a significant amount of our future revenue. Our international operations are directly related to and dependent on the volume of trade and the social, economic and political conditions in various countries, factors over which we have no control. Our international operations and international commerce (including in China) are influenced by many factors, including:

•	changes in a specific country’s or region’s economic, social and political conditions or governmental policies,

•	changes in international and domestic customs regulations,

•	changes in trade laws, tariffs, export quotas and other trade restrictions or licenses,

•	difficulties in managing or overseeing foreign operations, including the need to implement appropriate systems, policies, benefits and compliance programs,

•	potentially adverse changes in tax laws and regulations,

•	limitations on the repatriation of earnings or assets, including cash, and

•	different liability standards and less developed legal systems that may be less predictable than those in the United States.

The occurrence or consequences of any of these conditions may restrict our ability to operate in the affected region and/or decrease the profitability of our operations in that region which may also have a secondary impact on our domestic operations that receive freight from these regions.

Because we conduct business throughout the world and deal with a multitude of currencies other than the United States dollar, we are subject to the risks inherent in the international currency markets and these risks are exacerbated because our obligations under the senior credit facility and the note financing will be denominated in United States dollars.

The nature of our operations necessitate that we deal with a multitude of currencies other than the United States dollar. Therefore, we are exposed to the inherent risks of international currency markets and government interference therein. Many of the countries where we conduct or plan to conduct business have strict currency control regulations which impact our ability to hedge foreign currency exposure. Our business can result in revenue billings issued in countries or currencies which differ from those where the expenses related to the service are incurred. In the ordinary course of business, we create numerous intercompany transactions. Additionally, there may be limitations on our ability to transfer funds from one jurisdiction to another. All these factors bring market risk to our earnings and to our compliance with our covenants under the financing documents. Because our obligations under the senior credit facility and note financing are denominated in United States dollars and do not vary with the various currencies we deal with, our market risk is exacerbated.

Our business is subject to seasonal fluctuations which may materially and negatively impact our earnings and our stock price.

Historically, our industry and our operating results have been subject to seasonal trends, when measured on a quarterly basis. The first and second quarters have traditionally been the weakest and the third and fourth quarters have traditionally been the strongest. This pattern has been the result of, or influenced by, numerous factors including national holidays, consumer demand, economic conditions, climate and other similar and subtle forces. In addition, we expect that this historical quarterly trend will be influenced by the growth and diversification of our international network and service offerings. We cannot accurately forecast many of these factors, nor can we estimate accurately the relative influence of any particular factor and, as a result, there can be no assurance that historical patterns will continue in future periods.

A significant portion of our revenues are expected to be derived from customers in industries whose shipping patterns are tied closely to consumer demand and from customers in industries whose shipping patterns are dependent upon just-in-time production schedules. Therefore, the timing of our revenues are expected to be, to a large degree, impacted by factors out of our control, such as shifting consumer demand for retail goods and manufacturing production delays. Additionally, many customers ship a significant portion of their goods at or near the end of a quarter, and therefore, we may not learn of a shortfall in revenues until late in a quarter. To the extent that a shortfall in revenues or earnings was not expected by securities analysts, any such shortfall from levels predicted by securities analysts could have an immediate and materially adverse effect on the trading price of our stock.

Restrictions and controls on investments and acquisitions outside of the United States may restrict our ability to operate in foreign countries.

Investments in businesses outside of the United States have been and will continue to be restricted or controlled to varying degrees. These restrictions or controls have and may continue to limit or preclude our investments in proposed joint ventures or business acquisitions outside of the United States or increase our costs and expenses in seeking to effect such transactions. Various governments require governmental approval prior to investments by foreign persons and limit the extent of any such investments. Furthermore, various governments restrict investment opportunities by foreign persons in some industries or may require governmental approval for the repatriation of capital and income by foreign investors. There can be no assurance that such approvals will be forthcoming in the future. There also can be no assurance that additional or different restrictions or adverse policies applicable to us or our investments in various countries will not be imposed in the future or, if imposed, the duration or impact of any such restrictions or policies.

Because we manage our business on a localized basis in many countries around the world, our operations may be materially and adversely affected by inconsistent management practices.

We manage our business in many countries around the world with local and regional management retaining responsibility for day-to-day operations, profitability and the growth of the business. Our operating approach may make it difficult for us to implement strategic decisions and coordinated practices and procedures throughout our global operations. In addition, some of our subsidiaries operate with management, sales and support personnel that may be insufficient to support growth in their respective businesses without regional oversight and global coordination. Our decentralized operating approach could result in inconsistent management practices and procedures and materially adversely affect our overall profitability, and ultimately our business, results of operations, financial condition and prospects.

If we are not able to limit our liability for customers’ claims through contract terms and limit our exposure through the purchase of insurance, we could be required to pay large amounts to our customers as compensation for their claims and our results of operations could be materially and adversely affected.

Loss or damage to goods in transit can be significant. In general, we seek to limit our liability to our customers for loss or damage to their goods by contract and/or international conventions and laws and seek to further limit our exposure for such losses through the purchase of insurance. We cannot assure these contractual or applicable international convention limitations on liabilities will be honored in each jurisdiction in which we do business. Moreover, we cannot assure you that our insurance will provide us with adequate coverage for such claims or that the maximum amounts for which we are liable in connection with our services will not change in the future or exceed our insurance levels. As with every insurance policy, there are limits, exclusions and deductibles that apply. In addition, significant increases in insurance costs could harm our business and results of operations.

Our trucking business exposes us to potential liability to third parties if an accident results in the loss of life, injury, or damage to property.

We own and manage a fleet of tractors and trucks. In the course of operating that fleet, we will be at risk for potential accidents that could cause loss of life, significant bodily injury or property loss and damage. We maintain various insurance coverages for these risks with varying exclusions, deductibles and stop loss coverages. Our ability to control losses resulting from our trucking operations will have a direct impact on these insurance costs. As a result, higher than historical loss experience would have an adverse effect on our financial results and ultimately our insurance program. In addition, significant increases in insurance costs unrelated to our historical loss experience could reduce our profitability. Moreover, we cannot ensure that our insurance will provide us with adequate coverage for such claims or that the maximum amounts for which we are liable in connection with our services will not change in the future or exceed our insurance levels.

We expect to maintain high deductible insurance programs and unexpected losses could result in uninsured or under-insured losses which could have a material adverse effect on our business and results of operations.

We expect to continue a variety of high deductible insurance programs. These programs include auto/truck liability, workmen’s compensation and employee medical insurance. Each program has individual loss and overall program stop-loss insurance coverage. We currently provide for reserve liabilities based on the insurance carriers actuarial projections, the claims adjusters’ loss estimates and historical losses in establishing these reserves. Should we experience losses in greater numbers than historically incurred or settle losses at higher dollar amounts than estimated by the claims adjusters, we would incur escalating loss expenses and premiums on our stop-loss coverage. These escalating costs would have a material adverse effect on our results of operation.

Unionization efforts could increase our costs or create material labor problems for our business.

None of our employees currently belong to unions. Truck operators and warehousemen in our industry have been the subject of unionization efforts in the past. If our work force becomes unionized, we may be subject to increased costs and work interruptions or stoppages, which could have a material adverse effect on our business.

The failure of policies and procedures designed to prevent the unlawful transportation or storage of hazardous, explosive or illegal materials or stowaways could subject us to large fines, penalties or lawsuits.

We are subject to a broad range of foreign and domestic (including state and local) environmental, health and safety and criminal laws and regulations, related to the storage, handling and disposal of solid and hazardous waste and the shipment of explosive or illegal substances and other activities. In the course of our operations, we may be asked to store, transport or to arrange for the storage or transportation of substances defined as hazardous under applicable laws. As is the case with any such operations, if a release of hazardous substances occurs on or from our facilities or equipment or from the transporter, we may be required to participate in the remediation of, or otherwise bear liability for, such release or be subject to claims from third parties whose property or person is injured by the release. In addition, if we store, transport or arrange for the storage or transportation of hazardous, explosive or illegal materials in violation of applicable laws or regulations, we may face civil or criminal fines or penalties, including bans on making future shipments in particular geographic areas. In the event we are found to not be in compliance with applicable environmental, health and safety laws and regulations or there is a future finding that our policies and procedures fail to satisfy requisite minimum safeguards or otherwise do not comply with applicable laws or regulations, we could be subject to large fines, penalties or lawsuits and face criminal liability. In addition, if any damage or injury occurs as a result of our storage or transportation of hazardous, explosive or illegal materials, we may be subject to claims from third parties, and bear liability, for such damage or injury even if we were unaware of the presence of the hazardous, explosive or illegal materials. Additionally, we could incur significant costs for repatriation of stowaways and lose our security status with the United States Government (called C-TPAT) should stowaways be found in an ocean container.

If we fail to comply with applicable governmental regulations, we could be subject to substantial fines or revocation of our permits and licenses and we may experience increased costs as a result of governmental regulation.

We require several foreign, state and federal government licenses in order to operate our business. See “Our Business—Regulation.” Compliance with changing governmental regulations can be expensive. For example, we may experience an increase in operating costs, such as costs for security, as a result of governmental regulations that have been and will be adopted in response to terrorist activities and potential terrorist activities. No assurance can be given that we will be able to pass these increased costs on to our customers in the form of rate increases or surcharges. We cannot predict what impact future regulations may have on our business. Our failure to maintain required permits or licenses, or to comply with applicable regulations, could result in the loss of our permits and licenses or substantial fines, which would have a material adverse effect on our financial performance and prospects.

If we are not reimbursed for amounts which we advance for our customers, our net revenue and profitability may decrease.

We make significant disbursements on behalf of our customers for transportation costs concerning freight and customs duties and taxes and in connection with the performance of our contract logistics services. If we are unable to recover a significant portion of these disbursements, or if our customers do not reimburse us in a timely manner, we may experience net revenue losses, decreased profitability and cash flow shortages.

If we fail to integrate information technology systems or we fail to upgrade or replace our information technology systems to meet the demands of our customers and to protect against disruptions of our operations, we may lose customers, which could seriously harm our business.

The failure of our information technology systems supporting our services could significantly disrupt our operations, prevent customers from placing orders, or cause us to lose inventory items, orders or customers. If we fail to integrate the information technology systems of our subsidiaries or our information technology systems are unable to handle additional volume for our operations as our business and scope of services grow, our service levels, operating efficiency and future transaction volumes will decline. In addition, we expect customers to continue to demand more sophisticated, fully-integrated information technology systems from their supply chain services providers. If we fail to upgrade or replace our information technology systems to handle increased volumes and levels of complexity, to meet the demands of our customers and to protect against disruptions of our operations, we may lose inventory items, orders or customers, which could seriously harm our business.

Our information technology systems are subject to risks which we cannot control.

Our information technology systems are dependent upon global communications providers, web browsers, telephone systems and other aspects of the Internet infrastructure which have experienced significant system failures and electrical outages in the past. Our systems are susceptible to outages due to fire, floods, power loss, telecommunications failures, break-ins and similar events. Despite our implementation of network security measures, our servers are vulnerable to computer viruses, break-ins and similar disruptions. Unplanned systems outages or unauthorized access to our systems could materially and adversely affect our business.

We depend on key personnel and must attract and retain qualified personnel to be successful.

Our success depends upon the continued contributions of our senior management, sales and professional services personnel, who perform important functions and would be difficult to replace. Also, we believe that our future success is highly dependent on Robert Agresti, our chief executive officer, and Christopher Dombalis, Paul Shahbazian, James Madden and William Knight, our executive officers.

Additionally, the loss of either Robert O’Neill or Gregory DeSaye from our subsidiary, FMI, would be detrimental to the business. Messrs. O’Neill and DeSaye handle the critical customer and employee relations for FMI, as further described below, and some of the key employees working for FMI are related to these individuals. Furthermore, Mr. DeSaye intends to retire from the day-to-day operations of the business on or around May 2007. To the extent Mr. DeSaye’s responsibilities are not successfully transitioned, his departure could materially and adversely impact FMI.

The loss of Robert Lee or Robert Wu from another of our subsidiaries, TUG, would also be difficult to overcome. Some of the key individuals working at TUG are related to Messrs. Lee and Wu. The loss of the services of any key personnel, particularly senior management, sales or professional services personnel could materially and adversely affect our business.

Our senior credit facility and notes contain financial covenants that may limit our activities, including making further acquisitions, and our ability to borrow additional money.

The terms of our senior credit facility, notes and long-term leases require that we comply with certain financial and other covenants and restrictions which may limit the amount otherwise available under our senior credit facility and limit our activities, including making further acquisitions. See “Management’s Discussion and Analysis Of Financial Condition and Results of Operations—Acquisitions.” Our ability to generate EBITDA will be critical to our ability to use the full amount of the senior credit facility. If we are not able to generate sufficient cash flow from our operations to meet our obligations under the senior credit facility, notes and leases, then we will be required to use our capital for such payments and may be required to refinance all or a portion of such obligations or obtain additional financing. This will negatively impact our liquidity and financial position and restrict our ability to make additional acquisitions. We may also be forced to sell an acquired company in order to satisfy our obligations. We cannot be certain that we will be able to operate profitably once we sell an acquired company or that we will be able to generate a sufficient amount of proceeds from the ultimate disposition of such acquired companies to satisfy the obligations we incurred to make these acquisitions.

The documents related to the financings contain covenants which restrict our ability to invest in and otherwise make capital contributions to our subsidiaries that do not constitute borrowers under the senior credit facility or guarantors under the note financing. The covenants further restrict our ability to pay dividends and make other capital contributions and repurchase or redeem our capital stock. Such restrictions may hinder our ability to fully execute our business plan.

Our failure to comply with any covenants under our financing documents could lead to an event of default under the agreements, permitting our lenders to accelerate our borrowings and to foreclose on any collateral, and triggering other adverse consequences.

Control by our management will limit your ability to influence the outcome of director elections and other matters requiring stockholder approval.

Management currently beneficially owns, directly or indirectly, 2,596,250 shares or approximately 34.2% of the issued and outstanding shares of our common stock. Three of our executive officers and seven of our other security holders (some of whom are also our employees) executed a voting agreement pursuant to which they have agreed to, among other things, vote for each of the current members of our board. 2,664,368 shares of our currently outstanding common stock (approximately 35.1%) are subject to the voting agreement. Therefore, our management will have the ability to materially influence the election of our board and the outcome of any matter presented for a vote to our security holders. This concentration of voting power could also have the effect of delaying or preventing a change in our control or discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material adverse effect on the market price of the common stock or prevent our security holders from realizing a premium over the market price for their shares of common stock.

Our earnings will be adversely affected by non-cash charges relating to the amortization of intangibles and embedded derivatives.

Under applicable accounting standards, purchasers are required to allocate the total consideration paid in a business combination to the identified acquired assets and liabilities based on their fair values at the time of acquisition. The excess of the consideration paid in a business combination over the fair value of the identifiable tangible assets acquired is to be allocated among identifiable intangible assets and goodwill. The amount allocated to goodwill is not subject to amortization. However, goodwill is tested at least annually for impairment. If an impairment is determined to have occurred, there will be a corresponding charge to our earnings. The amount allocated to identifiable intangibles, such as customer relationships and the like, is amortized over the life of these intangible assets. Purchase accounting will therefore subject us to potential impairment charges and periodic amortization charges against our earnings. Because our business strategy focuses on growth through acquisitions, our future earnings will be subject to greater non-cash amortization and impairment charges than a company whose earnings are derived organically. As a result, we will experience an increase over prior periods in non-cash charges related to the amortization of intangible assets acquired in our acquisitions.

We expect to have additional non-cash charges because our warrants and notes have terms that are characterized as embedded derivatives. The investment community generally measures a public company’s performance by its net income. Thus, the future price of our common stock could be materially and adversely affected by charges arising from accounting for embedded derivatives.

We will incur increased costs as a result of being an operating public company, compared to our historical operations and those of our subsidiaries.

As a public operating company, we will incur significant legal, accounting and other expenses that Maritime Logistics and the acquired companies did not incur as private companies and that Aerobic did not incur as a nonoperating company. In addition, the Sarbanes-Oxley Act, as well as new rules implemented by the SEC, require changes in corporate governance practices of public companies. If our stock is listed on the American Stock Exchange, Nasdaq or another major exchange, we will also incur additional compliance expenses. It will be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act and exchange compliance requirements. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures. In addition, we will incur additional costs associated with our public company reporting requirements which will significantly increase as a result of our becoming an operating public company with a larger group of security holders. We also expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for us to attract and retain qualified persons to serve on our board or as executive officers.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal controls over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, material misstatements in our financial statements could result and investors could lose confidence in our reported financial information which could negatively affect the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, beginning with our annual report on Form 10-K for the 2007 fiscal year, we will be required to furnish a report by our management on our internal controls over financial reporting. Such report will contain, among other matters, an assessment of the effectiveness of our internal controls over financial reporting as of the end of 2007. Compliance with Section 404 will result in a significant increase in general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management expects to expend significant resources in an effort to complete this important project, we cannot assure that we will be able to achieve our objective on a timely basis. We cannot assure that our auditors will be able to issue an unqualified opinion on management’s assessment of the effectiveness of our internal control over financial reporting and our auditors may not be able to issue an opinion on the effectiveness of our internal control over financial reporting. Failure to achieve and maintain an effective internal control environment or to complete our Section 404 certifications could subject us to significant liability and have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal controls over financial reporting, we may discover “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines

“significant deficiency” as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure also could adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act of 2002. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

Provisions of our amended and restated charter and Delaware law, as well as the voting agreement to which certain of our security holders are party, may make more difficult a contested takeover of our Company.

Certain provisions of our amended and restated certificate of incorporation and the Delaware General Corporation Law, or the DGCL, as well as the voting agreement to which certain of our security holders are party, could deter a change in our management or render more difficult an attempt to obtain control of us, even if such a proposal is favored by a majority of our security holders. For example, the DGCL contains provisions that prohibit a public corporation from engaging in a broad range of business combinations with a person who, together with affiliates and associates, owns a significant portion of the corporation’s outstanding voting shares, an interested stockholder, for some period after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Further, our amended and restated charter includes provisions which enable our board to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise. Finally, the voting agreement concentrates the voting of approximately 35.1% of our outstanding common stock, which could also discourage an attempt to obtain control of our Company. See “Certain Relationships and Related Transactions.”

Risks Relating to our common stock

There is no public market for our common stock, nor is there any assurance that a public market will ever develop. Our shareholders may not be able to resell their shares at or above the purchase price paid by such shareholders, or at all.

Our common stock is quoted on NASD’s Over-the-Counter Bulletin Board (or the OTC Bulletin Board). The OTC Bulletin Board is generally highly illiquid. There is a greater chance of market volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors including:

•	the absence of consistent administrative supervision of “bid” and “ask” quotations;

•	lower trading volume; and

•	market conditions.

There is virtually no trading in our common stock and our security holders may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent a stockholder from obtaining a market price equal to the purchase price such stockholder paid when the stockholder attempts to sell our securities in the open market. In these situations, the stockholder may be required either to sell our securities at a market price which is lower than the purchase price the stockholder paid, or to hold our securities for a longer period of time than planned. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies by using common stock as consideration or to recruit and retain managers with equity-based incentive plans.

We cannot assure you that our common stock will become listed on the American Stock Exchange, Nasdaq or any other securities exchange.

We plan to seek listing of our common stock on the American Stock Exchange or on a Nasdaq market as soon as reasonably practicable. We may not currently meet the initial listing standards of either of those or any other stock exchange, and cannot assure you as to when or if we will meet the listing standards, or that we will be able to maintain a listing of the common stock on any stock exchange. Pending listing, if any, we expect that our common stock would be eligible for continued quotation on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where an investor may find it difficult to dispose of shares or obtain accurate quotations as to the market value of the common stock. In addition, we would be subject to an SEC rule that, if we failed to meet the criteria set forth in such rule, imposes various requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity.

Our quarterly revenue and operating results are volatile and difficult to predict, and if we fail to meet the expectations of investors, the market price of our common stock would likely decline significantly. The impact of embedded derivatives created by the structure of the notes and warrants sold in the note and common stock financing, will create additional volatility in our reported earnings which could contribute to volatility in the market price of our common stock.

Our revenue and operating results are likely to fluctuate significantly from quarter to quarter, due to a number of factors. These factors include:

•	our ability to retain and increase sales to existing customers, attract new customers and satisfy our customers’ requirements;

•	technical difficulties or interruptions in our service;

•	the rate of expansion and effectiveness of our sales force;

•	the seasonal nature of our business;

•	the length of the sales cycle for our service;

•	costs or potential limitations on our business activities resulting from litigation and regulatory developments in our industry, which could be significant;

•	amortization and potential impairment of intangible assets of the acquired companies and the valuation of embedded derivatives in the financing documents and related earnings charges;

•	downward pricing pressures;

•	costs associated with any future acquisitions; and

•	our ability to respond to technological developments in our industry.

In addition, factors unrelated to our performance may affect the value of our common stock. These factors include:

•	changes in the market valuations of other similarly situated companies providing similar services or serving similar markets;

•	announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting our industry;

•	conditions or trends in the market in which we operate;

•	recommendations by financial analysts; and

•	our failure to meet financial analysts’ performance expectations.

Many of these factors are largely outside of our control, and there are many facets of each of these factors over which we have limited control. As a result of the factors above and the evolving nature of our business and industry, we may be unable to forecast our revenue accurately. We plan our expenses based on operating plans and estimates of future revenue. We may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfalls. Additionally, a failure to meet our revenue or expense forecasts would have an immediate and negative impact on our expected operating results. If this were to happen, the market price of our common stock would likely decline significantly.

The influx of additional shares of our common stock onto the market may create downward pressure on the trading price of our common stock.

We issued a large number of shares of common stock and securities convertible into common stock in connection with the merger, the acquisitions and the financings. We have agreed to register for public resale substantially all of the shares issued in the acquisitions and the financings as well as shares issued prior to these transactions. In this registration statement, we are registering the shares issued in and issuable as a result of the financings, some of the shares issued in the acquisitions and the shares issued prior to the merger, financings and acquisitions. The resale of substantial amounts of our common stock in the public markets, when these shares are registered or otherwise eligible for sale, could have an adverse effect on the market price of our common stock. Such an adverse effect on the market price would make it more difficult for us to sell our equity securities in the future at prices which we deem appropriate or to use our shares as currency for future acquisitions.

If our stock price is less than $5.00 per share in the future, our stock may be considered a “penny stock,” which may make it more difficult to sell.

The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. If a market for our common stock develops and the market price of the common stock is below $5.00 per share, the SEC’s penny stock rules require a broker-dealer, before executing a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock is executed, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. These rules may adversely impact the liquidity of our common stock and may negatively affect the ability of our security holders to sell their shares.

Securities analysts may not initiate coverage or continue to cover our common stock and this may have a negative impact on our common stock’s market price.

Any trading market that develops for our common stock may depend significantly on the research and reports that securities analysts publish about us or our business, competitors, or markets. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect our common stock’s market price and liquidity. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

The market and industry data contained in this prospectus, including estimates and forecasts relating to the growth of the transportation services and logistics industry, cannot be verified with certainty and may prove to be inaccurate.

This prospectus contains market and industry data. While we believe this industry data to be reliable, we have not independently verified the data or any of the assumptions on which the estimates and forecasts are based, and the data may prove to be inaccurate. This data includes estimates and forecasts regarding future growth in these industries. Forecasts and estimates regarding future growth of the transportation services and logistics industry included in these reports are based on assumptions of the growth and improvement of certain sectors of the U.S. and global economy. The growth and improvement of these sectors of the U.S. and global economy during the period of these forecasts and estimates are not assured. The failure of these sectors of the U.S. and global economy to perform as assumed in these forecasts and estimates would cause the forecasted expansion of the transportation services and logistics industry not to occur or to occur to a lesser extent than predicted. The failure of the transportation services and logistics industry to continue to grow as forecasted by the market and industry data included in this prospectus may have a material adverse effect on our business and the market price of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling security holders of the shares of common stock registered hereunder. All proceeds from the sale of the shares offered under this prospectus will be for the account of the selling security holders, as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.”

SELLING SECURITY HOLDERS

The following table provides information known to us as of November 8, 2006 with respect to the selling security holders’ beneficial ownership of our securities. The information is based in part on information provided to us by or on behalf of certain of the selling security holders and may have changed since the date it was provided. The number and percentage of shares beneficially owned by each selling security holder that may be offered pursuant to this prospectus is based on 7,594,950 shares of common stock outstanding as of November 8, 2006 and the shares owned by such holder determined in accordance with Rule 13d-3 of the Exchange Act. The information contained in the table below is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The selling security holders listed in the table below may have transferred, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the Securities Act), some or all of their shares since the date on which the information in the table below is presented. Information about the selling security holders may change from time to time.

Each of the security holders listed below who acquired securities in the note financing is party to the registration rights agreement entered into in connection with such financing, and each of the security holders listed below who acquired securities in the common stock financing is party to registration rights agreement entered into in connection with such financing. Some of the selling security holders, as indicated in the chart below, acquired securities in connection with our acquisition of FMI, Sea Master and TUG and have registration rights pursuant to such agreements. Some of our stockholders prior to the merger have registration rights pursuant to an acquisition agreement entered into in June 2006. Some of the selling security holders are also party to lock up agreements, which include registration rights provisions, such registration rights, however, have been waived by the security holders. The registration rights agreements and registration rights under the acquisition and lockup agreements and the June 2006 agreement are described in more detail in “Certain Relationships and Related Transactions – Registration Rights.”

Name of Selling Security Holder	Amount Beneficially Owned	Amount Offered for Sale (1)	Percentage Owned upon the Completion of the Offering(2)

Alexandra Global Master Fund(3)(4)	815,199	946,591	*

CAMOFI Master LDC(3)(5)	831,847	1,065,909	*

Credit Suisse Securities (USA)(3)(6)	811,363	811,363	*

Name of Selling Security Holder	Amount Beneficially Owned	Amount Offered for Sale (1)	Percentage Owned upon the Completion of the Offering(2)

Evolution Master Fund LTD, SP(3)(7)	831,847	1,065,909	*

Knott Partners, L.P. (3)(8)(133)	776,353	680,862	*

Matterhorn Offshore Fund Ltd. (3)(9)(133)	776,353	1,066,562	*

Radcliffe SPC, Ltd. on the behalf of Class A Segregated Portfolio(10)	398,893	509,091	*

R&R Biotech Partners LLC(3)(11)	800,171	572,898	*

Rodman & Renshaw LLC(3)(12)	800,171	525,545	*

Sigma Capital Associates, LLC(13)	647,500	647,500	*

Silver Oak Capital, LLC(3)(14)	842,946	1,909,090	*

Shoshone Partners, L.P.(3)(15)(133)	776,353	435,512	*

Robert Lee(16)(17)(19)	2,909,993	35,875	*

Robert Wu(17)(18)(19)	2,909,993	35,875	*

Michael DeSaye(17)(19)(20)	2,909,993	43,750	*

Robert A. Agresti(17)(19)(21)	2,909,993	4,375	*

Paul Shahbazian(22)(19)	125,959	4,375	*

Gregory DeSaye(17)(23)(19)	2,909,993	43,750	*

Robert O’Neill (17)(24)(19)	2,909,993	43,750	*

Peter Klaver(25)(19)	132,713	4,375	*

Christopher Dombalis(17)(19)(26)	2,909,993	13,125	*

William Knight(27)(19)	219,772	7,000	*

James Madden(28)(19)	179,995	4,375	*

Peter Stone(29)(19)	2,909,993	2,625	*

J. Terence MacAvery(30)	4,375	4,375	*

Name of Selling Security Holder	Amount Beneficially Owned	Amount Offered for Sale (1)	Percentage Owned upon the Completion of the Offering(2)

Raymer McQuiston(31)(19)	234,033	4,375	*

Paul Windfield(32)	8,750	8,750	*

William J. Coogan(33)	4,375	4,375	*

FMI, Inc. (17)(34)(19)	2,909,993	350,000	*

American Capital Equity I, LLC, by American Capital Equity Management, its Manager(35)	165,585	19,775	*

American Capital Strategies, Ltd.(36)	165,585	46,200	*

ACAS Equity Holding Corp(37)	165,585	99,610

Bay Harbour Master, Ltd.(38)	604,545	206,818	*

Bay Harbour 90-1, LTD.(39)	604,545	206,818	*

BHCO Master, Ltd.(40)	604,545	66,182	*

Institutional Benchmark(41)	604,545	112,000	*

MSS Distressed & Opp. 2(42)	604,545	12,727	*

Bobby Tsun(43)	5,250	5,250	*

Calvin M. Tseng(44)	26,250	26,250	*

Carlton W. Blair III(45)	1,750	1,750	*

Chao-Chieh Tseng(46)	3,500	3,500	*

Chen Bang Lee(47)	1,750	1,750	*

Chen Chi Chou(48)	17,500	17,500	*

Chen Min Wang(49)	7,000	7,000	*

CommonFund Hedged Equity Company(3)(50)(133)	776,353	81,598	*

Cornell Capital Partners, LP(51)	350,000	350,000	*

Name of Selling Security Holder	Amount Beneficially Owned	Amount Offered for Sale (1)	Percentage Owned upon the Completion of the Offering(2)

Cranshire Capital, L.P.(52)	87,500	87,500	*

Crescent International LTD(53)	87,500	87,500	*

David I. Beatson(54)	3,500	3,500	*

Di Wang(55)	5,250	1,750	*

Di Wang / Xiao Fei Guo(56)	5,250	3,500	*

Diamond Opportunity Fund, LLC(57)	58,068	58,068	*

Dominic Redfern(58)	26,250	26,250	*

Dong Wang(59)(19)	5,500	3,500	*

Eric Teegelaar(60)	1,750	1,750	*

Feng Xiao(61)	55,563	55,563	*

Finderne, L.L.C.(3)(62)(133)	776,353	27,570	*

Francisco A. De Leon, Jr.(63)	1,750	1,750	*

Gary R. Yetter / Maureen M. Yetter(64)	12,250	12,250	*

George Chih Jung Chiu(64)	1,750	1,750	*

Good Steward Trading Company Spc(3)(66)(133)	776,353	25,550	*

Gottbetter Capital Master, Ltd.(67)	278,409	278,409	*

Grace Chu(68)	3,500	3,500	*

Harvest Capital, LP(69)	254,546	55,237	*

Harvest Offshore Investors, Ltd.(70)	254,546	105,891	*

TE Harvest Portfolio, Ltd(71)	254,546	93,418	*

Herbert Ta Cheng Huang(72)	52,500	52,500	*

Hong The Luong(73)	3,500	3,500	*

Name of Selling Security Holder	Amount Beneficially Owned	Amount Offered for Sale (1)	Percentage Owned upon the Completion of the Offering(2)

Horizon Capital Fund LP(74)	8,750	8,750	*

Irene Ho(75)	3,500	3,500	*

James T. Deveau(19)(76)	27,250	8,750	*

Jaumey Her(77)	4,375	4,375	*

Jen-Huan Tsai(78)	875	875	*

Jenny S. Cheng(79)	1,750	1,750	*

Jerry Jr. Dong(80)	1,750	1,750	*

JMG Capital Partners, LP(81)	684,090	342,045	*

JMG Triton Offshore Fund Ltd(82)	684,090	342,045	*

Jonathan Huang(83)	5,250	5,250	*

Joseph Desaye (19)(84)	320,210	43,750	*

Karen Ka Ying Chan(85)	1,750	1,750	*

King L. Chung(86)	3,850	3,850	*

Kit Ching Chang(87)	875	875	*

KRG Capital Fund II, L.P.(88)	863,185	640,845	*

KRG Capital Fund II (PA) L.P.(89)	863,185	200,438	*

KRG Capital Fund II (FF) L.P.(90)	863,185	15,823	*

KRG Co-Investment, LLC(91)	863,185	6,079	*

Kun-Tai Chen(92)	3,500	3,500	*

Lauren M. Parnell(93)	875	875	*

Lin-Yun Wu(94)	131,250	131,250	*

Luz Maria Hernandez(95)	875	875	*

Name of Selling Security Holder	Amount Beneficially Owned	Amount Offered for Sale (1)	Percentage Owned upon the Completion of the Offering(2)

Marc S. Theobald(96)	1,750	1,750	*

Matthew Ray Cull(97)	875	875	*

Meadowbrook Opportunity Fund LLC(98)	87,500	87,500	*

Mi Tracy Lee(99)	875	875	*

MLA Capital, Inc.(100)	4,375	4,375	*

Mulsanne Partners, L.P.(3)(101)(133)	776,353	5,075	*

Neil Devine(102)	36,000	17,500	*

Noam J. Rubinstein(103)	4,375	4,375	*

Pa Lin Cheng(104)	3,500	3,500	*

Paragon Capital LP(105)	17,500	17,500	*

Richard Shannon(106)	1,750	1,750	*

Rui Juan Huang(107)	5,250	5,250	*

Samantha Scott Hannigan(108)	3,500	3,500	*

Stellar Capital Fund LLC(109)	17,500	17,500	*

Stratford Partners, LP(110)	43,750	43,750	*

Ta-Chung Han(111)	3,500	3,500	*

Tammy Liu(112)	1,750	1,750	*

Thomas Scott Heiman(113)	1,750	1,750	*

Tiffany H. Lam(114)	875	875	*

Tracy-Ann Fitzpatrick(115)	4,375	4,375	*

Tsung-Ning Mao(116)	10,500	10,500	*

Name of Selling Security Holder	Amount Beneficially Owned	Amount Offered for Sale (1)	Percentage Owned upon the Completion of the Offering(2)

Tuong T. Ho(117)	10,500	10,500	*

Valentina R.L. Huang(118)	5,250	5,250	*

Wolverine Convertible Arbitrage Fund Trading Limited(119)	151,137	151,137	*

Ya-Hsiung Wang (James Wang)(120)	1,750	1,750	*

Yao Hang Chen Philip(121)	4,375	4,375	*

Ying-Chen Chou(122)	1,750	1,750	*

Yong Jian Zhang / Ruixia Liang(123)	3,500	3,500	*

Zheng Cui(124)	875	875	*

Arnold Kling (125)	33,850	33,850	*

Nancy Pinto(126)	1,750	1,750	*

Kirk M. Warshaw(127)	5,345	5,345	*

BAC Investments Inc.(128)	3,462	3,462	*

Brown Brothers Harriman & Co	5,345	5,345	*

LI Funding LLC(128)	3,462	3,462	*

Bartley Loethen(128)(129)	53,077	53,077	*

MBA Investors Ltd(128)(130)	2,500	2,500	*

Nicole Milkovich	285	285	*

Patrick G. Reid	606	606	*

Barry Wosk	1,069	1,069	*

Marvin Wosk	891	891	*

IndoSuez Capital Partners 2003, LLC(131)	57,891	41,780	*

Name of Selling Security Holder	Amount Beneficially Owned	Amount Offered for Sale (1)	Percentage Owned upon the Completion of the Offering(2)

Indosuez CMII, Inc.(132)	57,891	16,110	*

(1)

The amounts listed in this column reflect the shares held by the security holder and shares underlying notes and warrants owned by the security holder. In accordance with the terms of registration rights agreements we entered into with the selling security holders who acquired warrants in the common stock financing and notes and warrants in the note financing, we are also required to register an additional 30% of the sum of (i) the number of shares of common stock issuable upon conversion of the convertible notes, and (ii) the number of shares of common stock issuable upon exercise of warrants. We agreed to register the 30% excess of shares as a negotiated precaution for the selling security holders to cover future adjustments to the conversion prices of our convertible notes and the exercise price of the warrants. The number of shares of our common stock into which our convertible notes are convertible and for which our warrants are exercisable are subject to adjustment in certain circumstances, in accordance with the operative agreements. The amount of shares listed in this column does not include this additional 30%.

(2)

The selling security holders can offer all, some or none of their shares of our common stock noted in the column “Amount offered for sale”, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the above table on the assumption that the selling security holders will sell all shares of common stock covered by this prospectus.

(3)

The note and warrants held by the security holder provide that no conversion or exercise may be effected to the extent it would result in such security holder holding in excess of 9.99% of our outstanding capital stock. The number in the above chart under the heading “Amount Beneficially Owned” reflects such limitations. The number in the above chart under the heading “Amount Offered for Sale” does not reflect such limitations.

(4)

Represents 363,636 shares issuable upon conversion of a note issued in the note financing, 145,455 shares issuable upon the exercise of warrants issued in the note financing, 250,000 shares issued in the common stock financing and 187,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(5)

Represents 636,364 shares issuable upon conversion of a note issued in the note financing, 254,545 shares issuable upon the exercise of warrants issued in the note financing, 100,000 shares issued in the common stock financing and 75,000 shares issuable upon the exercise of warrants issued in the common stock financing.

(6)

Represents 454,545 shares issuable upon conversion of a note issued in the note financing, 181,818 shares issuable upon the exercise of warrants issued in the note financing, 100,000 shares issued in the common stock financing and 75,000 shares issuable upon the exercise of warrants issued in the common stock financing.

(7)

Represents 636,364 shares issuable upon conversion of a note issued in the note financing, 254,545 shares issuable upon the exercise of warrants issued in the note financing, 100,000 shares issued in the common stock financing and 75,000 shares issuable upon the exercise of warrants issued in the common stock financing.

(8)

Of the total shares beneficially held by the stockholder, 1,641,867 shares are held by affiliates of the security holder. The stockholder directly owns 266,455 shares issuable upon the conversion of a note issued in the note financing, 106,582 shares issuable upon the exercise of warrants issued in the note financing, 175,900 shares issued in the common stock financing and 131,925 shares issuable upon the exercise of warrants issued in the common stock financing.

(9)

Of the total shares beneficially held by the stockholder, 1,256,167 shares are held by affiliates of the security holder. The stockholder directly owns 417,455 shares issuable upon conversion of a note issued in the note financing, 166,982 shares issuable upon the exercise of warrants issued in the note financing, 275,500 shares issued in the common stock financing and 206,625 shares issuable upon the exercise of warrants issued in the common stock financing.

(10)

Represents 363,636 shares issuable upon conversion of a note issued in the note financing and 145,455 shares issuable upon the exercise of warrants issued in the note financing. The note and warrants held by the security holder provide that no conversion or exercise may be effected to the extent it would result in such security holder holding in excess of 4.99% of our outstanding capital stock. The number in the above chart under the heading “Amount Beneficially Owned” reflects such limitations. The number reflected in the above chart under the heading “Amount Offered for Sale” does not reflect such limitations.

(11)

Of the total shares beneficially held by the stockholder, 525,545 shares are held by affiliates of the security holder. The stockholder directly owns 250,000 shares issued in the common stock financing, 187,500 shares issuable upon the exercise of warrants issued in the common stock financing and 135,398 shares held by the stockholder prior to the merger and the financing. In June 2005, R&R Biotech Partners, LLC acquired shares of common stock from us and certain of our security holders. See “Certain Relationships and Related Party Transactions.”

(12)

Of the total shares beneficially held by the stockholder, 572,898 shares are held by affiliates of the security holder. The following warrants were issued to the stockholder for acting as our placement agent in our financings: 354,545 shares of our common stock underlying warrants on the same terms as the warrants issued in connection with the note financing, and 171,000 shares of our common stock underlying warrants on the same terms as the warrants issued in connection with the common stock financing.

(13)	Represents 370,000 shares issued in the common stock financing and 277,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(14)	Represents 1,363,636 shares issuable upon conversion of a note issued in the note financing and 545,454 shares issuable upon the exercise of warrants issued in the note financing.

(15)

Of the total shares beneficially held by the stockholder, 1,887,217 shares are held by affiliates of the security holder. The stockholder directly owns 170,455 shares issuable upon the conversion of the note issued in the note financing, 68,182 shares issuable upon the exercise of warrants issued in the note financing, 112,500 shares issued in the common stock financing and 84,375 shares issuable upon the exercise of warrants issued in the common stock financing.

(16)

Of the 2,909,993 shares subject to the Voting Agreement (see note 16), Mr. Lee is the direct holder of 309,875 shares, including 20,500 shares issued in the common stock financing, 15,375 shares issuable upon the exercise of warrants issued in connection with the common stock financing, and 274,000 shares issued in connection with the acquisition of TUG. The shares issued to Mr. Lee in the acquisition of TUG were issued pursuant to the Asset/ Stock Purchase Agreement pursuant to which we acquired TUG. See “Our Business—Our History.” The security holder has waived the registration rights under the lockup agreement and the shares issued in connection with the acquisition of TUG are not being registered. Mr. Lee is one of our key employees. See “Executive Officers and Directors,” and “Certain Relationships and Related Transactions.”

(17)

Represents 2,909,993 shares held by those party to the Voting Agreement, including Mr. Robert Agresti, Mr. Gregory DeSaye, Mr. Christopher Dombalis, Robert O’Neill, Peter Stone, Michael DeSaye, Robert Lee, Robert Wu, Protex Holdings Limited (whose sole stockholder is Han Huy Ling), and FMI, Inc. (which is controlled by Mr. Gregory DeSaye, Mr. Michael DeSaye and Mr. Robert O’Neill). Represents 2,664,368 shares and 245,625 shares issuable upon the exercise of warrants issued in the common stock financing.

(18)

Of the 2,909,993 shares subject to the Voting Agreement (see note 16), Mr. Wu is the direct holder of 309,875 shares, including 20,500 shares issued in the common stock financing, 15,375 shares issuable upon the exercise of warrants issued in connection with the common stock financing, and 274,000 issued in connection with the acquisition of TUG. The shares issued to Mr. Wu in the acquisition of TUG were issued pursuant to the Asset/ Stock Purchase Agreement pursuant to which we acquired TUG. See “Our Business—Our History.” The security holder has waived the registration rights under the lockup agreement and the shares issued in connection with the acquisition of TUG are not being registered. Mr. Wu is one of our key employees. See “Executive Officers and Directors,” and “Certain Relationships and Related Transactions.”

(19)	The Stockholder is a party to a lockup agreement which includes restrictions on transfer and registration rights. See “Certain Relationships and Related Transactions – Registration Rights.”

(20)

Mr. DeSaye and FMI, Inc. are parties to the Voting Agreement (see note 16). Mr. DeSaye is the 25% holder of FMI, Inc. and controls FMI, Inc. together with three other shareholders. Of the 2,909,993 shares subject to the Voting Agreement, Mr. DeSaye (i) directly owns 43,750 shares, including 25,000 shares issued in the common stock financing and 18,750 shares issuable upon the exercise of warrants issued in the common stock financing and (ii) is the beneficial owner of 1,105,840 shares owned by FMI, Inc., including 200,000 shares issued in the common stock financing, 150,000 shares issuable upon the exercise of warrants owned by FMI, Inc., and 755,840 shares issued in connection with the acquisition of FMI. The shares issued to FMI, Inc. in the acquisition of FMI were issued pursuant to an Equity Purchase Agreement between our subsidiary Maritime Logistics and FMI, Inc. pursuant to which Maritime Logistics acquired FMI, Inc. See “Our Business—Our History.” Mr. DeSaye is one of our employees and Chief Financial Officer, Chief Logistics Officer and director of FMI and its subsidiaries.

(21)

Of the 2,909,993 shares subject to the Voting Agreement (see note 16), Mr. Agresti is the direct holder of 274,561 shares, including 2,500 shares issued in the common stock financing, 1,875 shares issuable upon the exercise of warrants issued in connection with the common stock financing, and 270,186 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics. The security holder has waived the right under the lockup agreement to register the shares and the shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics are not being registered. See “Our Business—Our History.” Mr. Agresti is the Chairman of our Board of Directors, our Chief Executive Officer and President. See “Executive Officers and Directors,” and “Executive Compensation.” We also repaid a loan from Mr. Agresti in connection with the financings. See “Certain Relationships and Related Party Transactions.”

(22)

Represents 2,500 shares issued in the common stock financing, 1,875 shares issuable upon the exercise of warrants issued in connection with the common stock financing, and 121,584 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics. The security holder has waived the right under the lock-up agreement to register the shares and the shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics are not being registered. See “Our Business—Our History.” Mr. Shahbazian is our Chief Financial Officer. See “Executive Officers and Directors,” and “Executive Compensation.” We also repaid a loan to Mr. Shahbazian in connection with the financings. See “Certain Relationships and Related Party Transactions.”

(23)

Mr. DeSaye and FMI, Inc. are parties to the Voting Agreement (see note 16). Mr. DeSaye is the 11% holder of FMI, Inc. and controls FMI, Inc. together with three other shareholders. Of the 2,909,993 shares subject to the Voting Agreement, Mr. DeSaye (i) directly owns 43,750 shares, including 25,000 shares issued in the common stock financing and 18,750 shares issuable upon the exercise of warrants issued in the common stock financing and (ii) is the beneficial owner of 1,105,840 shares owned by FMI, Inc., including 200,000 shares issued in the common stock financing, 150,000 shares issuable upon the exercise of warrants owned by FMI, Inc., and 755,840 shares issued in connection with the acquisition of FMI. The shares issued to FMI, Inc. in the acquisition of FMI were issued pursuant to an Equity Purchase Agreement between our subsidiary Maritime Logistics and FMI, Inc. pursuant to which we acquired FMI and issued shares of our common stock to FMI, Inc. See “Our Business—Our History.” Mr. DeSaye is one of our directors and chairman and Chief Executive Officer of FMI and its subsidiaries. See “Executive Officers and Directors,” and “Executive Compensation.”

(24)

Mr. O’Neill and FMI, Inc. are parties to the Voting Agreement (see note 16). Mr. O’Neill is the 18.5% holder of FMI, Inc. and controls FMI, Inc. together with three other shareholders. Of the 2,909,993 shares subject to the Voting Agreement, Mr. O’Neill (i) directly owns 43,750 shares, including 25,000 shares issued in the common stock financing and 18,750 shares issuable upon the exercise of warrants issued in the common stock financing and (ii) is the beneficial owner of 1,105,840 shares owned by FMI, Inc., including 200,000 shares issued in the common stock financing, 150,000 shares issuable upon the exercise of warrants owned by FMI, Inc., and 755,840 shares issued in connection with the acquisition of FMI. The shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics are not being registered. The shares issued to FMI, Inc. in the acquisition of FMI were issued pursuant to an Equity Purchase Agreement between our subsidiary Maritime Logistics and FMI, Inc. pursuant to which we acquired FMI and issued shares of our common stock to FMI, Inc. See “Our Business—Our History.” Mr. O’Neill is one of our key employees and president and director of FMI and its subsidiaries and also one of our board observers. See “Executive Officers and Directors,” and “Executive Compensation.”

(25)

Represents 2,500 shares issued in the common stock financing, 1,875 shares issuable upon the exercise of warrants issued in connection with the common stock financing, and 128,338 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics. The security holder has waived the right under the lock-up agreement to register the shares and the shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics are not being registered. See “Our Business—Our History.” Mr. Klaver is our Senior Vice President. See “Executive Officers and Directors,” and “Executive Compensation.”

(26)

Of the 2,909,993 shares subject to the Voting Agreement (see note 16), Mr. Dombalis is the direct holder of 225,897 shares, including 7,500 shares issued in the common stock financing, 5,625 shares issuable upon the exercise of warrants issued in connection with the common stock financing, and 212,772 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics. The security holder has waived the right under the lock-up agreement to register the shares and the shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics are not being registered. See “Our Business—Our History.” Mr. Dombalis is our Vice President – Asia Pacific Trade and Marketing. See “Executive Officers and Directors,” and “Executive Compensation.”

(27)

Represents 4,000 shares issued in the common stock financing, 3,000 shares issuable upon the exercise of warrants issued in connection with the common stock subsidiary, and 212,772 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics. The security holder has waived the right under the lock-up agreement to register the shares and the shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics are not being registered. See “Our Business—Our History.” Mr. Knight is our Senior Vice President – Sales and Customer Service. See “Executive Officers and Directors,” and “Executive Compensation.”

(28)

Represents 2,500 shares issued in the common stock financing, 1,875 shares issuable upon the exercise of warrants issued in connection with the common stock subsidiary, and 175,620 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics. The security holder has waived the right under the lock-up agreement to register the shares and the shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics are not being registered. See “Our Business—Our History.” Mr. Madden is our Senior Vice President – Atlantic Trade and Marketing and the President of our subsidiaries AMR and AmeRussia. See “Executive Officers and Directors,” and “Executive compensation.” We also repaid a loan to Mr. Madden in connection with the financings. See “Certain Relationships and Related Party Transactions.”

(29)

Of the 2,909,993 shares subject to the Voting Agreement (see note 16), Mr. Stone is the direct holder of 102,695 shares, including 1,500 shares of our common stock issued in the common stock financing, 1,125 shares issuable upon the exercise of warrants, and 100,070 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics. The security holder has waived the right under the lock-up agreement to register the shares and the shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics are not being registered. See “Our Business—Our History.” Mr. Stone is our Senior Vice President – Atlantic Trade and Marketing and the President of our subsidiary SeaMaster Logistics. See “Executive Officers and Directors,” and “Executive compensation.”

(30)

Represents 2,500 shares issued in the common stock financing and 1,875 shares issuable upon the exercise of warrants issued in connection with the common stock financing. Mr. MacAvery is one of our directors. See “Executive Officers and Directors.” Mr.

MacAvery is also a partner at the accounting firm Hamilton & MacAvery. See “Certain Relationships and Related Party Transactions.”

(31)

Represents 2,500 shares of our common stock issued in the common stock financing, 1,875 shares issuable upon the exercise of warrants issued in connection with the common stock subsidiary, and 229,658 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics. The security holder has waived the right under the lock-up agreement to register the shares and the shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics are not being registered. See “Our Business—Our History.” Mr. McQuiston is one of our directors. See “Executive Officers and Directors.” Mr. McQuiston is also a partner at the law firm Brown Rudnick Berlack Israels LLP. See “Certain Relationships and Related Party Transactions” and “Interests of Named Experts and Counsel.”

(32)

Represents 5,000 shares issued in the common stock financing and 3,750 shares issuable upon the exercise of warrants issued in connection with the common stock financing. Mr. Windfield is one of our directors. See “Executive Officers and Directors.”

(33)

Represents 2,500 shares of common stock issued in the common stock financing and 1,875 shares issuable upon the exercise of warrants issued in connection with the common stock financing. Mr. Coogan is one of our directors. See “Executive Officers and Directors.”

(34)

Of the 2,909,993 shares subject to the Voting Agreement (see note 16), FMI, Inc. is the direct holder of 1,105,840 shares, including 200,000 shares issued in the common stock financing, 150,000 shares issuable upon the exercise of warrants issued in the common stock financing, and 755,840 shares issued in connection with the Equity Purchase Agreement our subsidiary, Maritime Logistics, entered into with FMI, Inc. and pursuant to which we acquired FMI. See “Our Business—Our History.” FMI, Inc. has waived the right under the lockup agreement to register the shares and the shares issued in connection with the acquisition of FMI are not being registered.

(35)

Of the total shares beneficially held by the stockholder, 145,810 shares are held by affiliates of the security holder. The stockholder directly owns 11,300 shares issued in the common stock financing and 8,475 shares issuable upon the exercise of warrants issued in the common stock financing.

(36)

Of the total shares beneficially held by the stockholder, 119,385 shares are held by affiliates of the security holder. The stockholder directly owns 26,400 shares issued in the common stock financing and 19,800 shares issuable upon the exercise of warrants issued in the common stock financing.

(37)

Of the total shares beneficially held by the stockholder, 65,975 shares are held by affiliates of the security holder. The stockholder directly owns 99,610 shares which were issued to the security holder in connection with our acquisition of FMI. The stockholder is a party to the Equity Purchase Agreement pursuant to which we acquired FMI. See “Our Business—Our History.”

(38)

Of the total shares beneficially held by the stockholder, 397,727 shares are held by affiliates of the security holder. The stockholder directly owns 147,727 shares issuable upon conversion of a note issued in the note financing and 59,091 shares issuable upon the exercise of warrants issued in the note financing.

(39)	Of the total shares beneficially held by the stockholder, 397,727 shares are held by affiliates of the security holder. The stockholder directly owns 147,727 shares issuable upon conversion of a note issued in the note financing and 59,091 shares issuable upon the exercise of warrants issued in the note financing.

(40)

Of the total shares beneficially held by the stockholder, 538,363 shares are held by affiliates of the security holder. The stockholder directly owns 47,273 shares issuable upon conversion of a note issued in the note financing and 18,909 shares issuable upon the exercise of warrants issued in the note financing.

(41)

Of the total shares beneficially owned by the stockholder, 492,545 shares are held by affiliates of the security holder. The stockholder directly owns 80,000 shares issuable upon conversion of a note issued in the note financing and 32,000 shares issuable upon the exercise of warrants issued in the note financing.

(42)

Of the total shares beneficially owned by the stockholder, 591,818 shares are held by affiliates of the security holder. The stockholder directly owns 9,091 shares issuable upon conversion of a note issued in the note financing and 3,636 shares issuable upon the exercise of warrants issued in the note financing.

(43)	Represents 3,000 shares issued in the common stock financing and 2,250 shares issuable upon the exercise of warrants issued in the common stock financing.

(44)	Represents 15,000 shares issued in the common stock financing and 11,250 shares issuable upon the exercise of warrants issued in the common stock financing.

(45)	Represents 1,000 shares issued in the common stock financing and 750 shares issuable upon the exercise of warrants issued in the common stock financing.

(46)	Represents 2,000 shares issued in the common stock financing and 1,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(47)	Represents 1,000 shares issued in the common stock financing and 750 shares issuable upon the exercise of warrants issued in the common stock financing.

(48)	Represents 10,000 shares issued in the common stock financing and 7,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(49)	Represents 4,000 shares issued in the common stock financing and 3,000 shares issuable upon the exercise of warrants issued in the common stock financing.

(50)

Of the total shares beneficially held by the stockholder, 2,241,131 shares are held by affiliates of the security holder. The stockholder directly owns 31,909 shares issuable upon the conversion of the note issued in the note financing, 12,764 shares issuable upon the exercise of warrants issued in the note financing, 21,100 shares issued in the common stock financing and 15,825 shares issuable upon the exercise of warrants issued in the common stock financing.

(51)	Represents 200,000 shares issued in the common stock financing and 150,000 shares issuable upon the exercise of warrants issued in the common stock financing.

(52)	Represents 50,000 shares issued in the common stock financing and 37,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(53)	Represents 50,000 shares issued in the common stock financing and 37,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(54)	Represents 2,000 shares issued in the common stock financing and 1,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(55)	Of the 5,250 shares beneficially held by the stockholder; 1,750 shares are held in the name of Di Wang. The shares directly held by the stockholder represent 1,000 shares issued in the common stock financing and 750 shares issuable upon the exercise of warrants issued in the common stock financing.

(56)

Of the 5,250 shares beneficially held by the security holders, 3,500 shares are held jointly by the security holders, and 1,750 shares are held in the name of Di Wang. The shares directly held by the security holders represent 2,000 shares issued in the common stock financing and 1,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(57)

Represents 22,727 shares issuable upon the conversion of the note issued in the note financing, 9,091 shares issuable upon the exercise of warrants issued in the note financing, 15,000 shares issued in the common stock financing and 11,250 shares issuable upon the exercise of warrants issued in the common stock financing.

(58)	Represents 15,000 shares issued in the common stock financing and 11,250 shares issuable upon the exercise of warrants issued in the common stock financing.

(59)

Represents 2,000 shares issued in the common stock financing, 1,500 shares issuable upon the exercise of warrants issued in the common stock financing, 1,000 shares issued to Mr. Wang in the acquisition of TUG and 1,000 shares of restricted stock issued under the 2006 Equity Inventive Plan. Mr. Wang is a party to the Asset/Stock Purchase Agreement pursuant to which we acquired TUG and issued to Mr. Wang shares. See “Our Business—Our History.” Mr. Wang has waived the right under the lockup agreement to register the shares and neither the 1,000 shares of restricted stock issued under the 2006 Equity Incentive Plan nor the 1,000 shares issued in the TUG acquisition are being registered.

(60)	Represents 1,000 shares issued in the common stock financing and 750 shares issuable upon the exercise of warrants issued in the common stock financing.

(61)	Represents 31,750 shares issued in the common stock financing and 23,813 shares issuable upon the exercise of warrants issued in the common stock financing.

(62)

Of the total shares beneficially held by the stockholder, 2,295,159 shares are held by affiliates of the security holder. The stockholder directly owns 10,818 shares issuable upon the conversion of the note issued in the note financing, 4,327 shares issuable upon the exercise of warrants issued in the note financing, 7,100 shares issued in the common financing and 5,325 shares issuable upon the exercise of warrants issued in the common stock financing.

(63)	Represents 1,000 shares issued in the common stock financing and 750 shares issuable upon the exercise of warrants issued in the common stock financing.

(64)	Represents 7,000 shares issued in the common stock financing and 5,250 shares issuable upon the exercise of warrants issued in the common stock financing.

(65)	Represents 1,000 shares issued in the common stock financing and 750 shares issuable upon the exercise of warrants issued in the common stock financing.

(66)

Of the total shares beneficially held by the stockholder, 2,297,179 shares are held by affiliates of the security holder. The stockholder directly owns 10,000 shares issuable upon the conversion of the note issued in the note financing, 4,000 shares issuable upon the exercise of warrants issued in the note financing, 6,600 shares issued in the common stock financing and 4,950 shares issuable upon the exercise of warrants issued in the common stock financing.

(67)

Represents 136,364 shares issuable upon the conversion of the note issued in the note financing, 54,545 shares issuable upon the exercise of warrants issued in the note financing, 50,000 shares issued in the common stock financing and 37,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(68)	Represents 2,000 shares issued in the common stock financing and 1,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(69)

Of the total shares beneficially held by the stockholder, 199,309 shares are owned by an affiliate. The stockholder directly owns 39,455 shares issuable upon conversion of a note issued in the note financing and 15,782 shares issuable upon the exercise of warrants issued in the note financing.

(70)

Of the total shares beneficially held by the stockholder, 148,655 shares are owned by an affiliate. The stockholder directly owns 75,636 shares issuable upon conversion of a note issued in the note financing and 30,255 shares issuable upon the exercise of warrants issued in the note financing.

(71)

Of the total shares beneficially held by the stockholder, 161,128 shares are owned by an affiliate. The stockholder directly owns 66,727 shares issuable upon conversion of a note issued in the note financing and 26,691 shares issuable upon the exercise of warrants issued in the note financing.

(72)	Represents 30,000 shares issued in the common stock financing and 22,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(73)	Represents 2,000 shares issued in the common stock financing and 1,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(74)	Represents 5,000 shares issued in the common stock financing and 3,750 shares issuable upon the exercise of warrants issued in the common stock financing.

(75)	Represents 2,000 shares issued in the common stock financing and 1,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(76)

Represents 5,000 shares issued in the common stock financing, 3,750 shares issuable upon the exercise of warrants issued in the common stock financing, and 18,500 shares issued in connection with our acquisition of FMI. See “Our Business—Our History.” The security holder has waived the right under the lock-up agreement to register the shares and the shares issued in connection with the acquisition of FMI are not being registered. Mr. Deveau is one of our employees.

(77)	Represents 2,500 shares issued in the common stock financing and 1,875 shares issuable upon the exercise of warrants issued in the common stock financing.

(78)	Represents 500 shares issued in the common stock financing and 375 shares issuable upon the exercise of warrants issued in the common stock financing.

(79)	Represents 1,000 shares issued in the common stock financing and 750 shares issuable upon the exercise of warrants issued in the common stock financing.

(80)	Represents 1,000 shares issued in the common stock financing and 750 shares issuable upon the exercise of warrants issued in the common stock financing.

(81)

Of the total shares beneficially held by the stockholder, 342,045 shares are owned by an affiliate of the security holder. The stockholder directly owns 181,818 shares issuable upon the conversion of the note issued in the note financing, 72,727 shares issuable upon the exercise of warrants issued in the note financing, 50,000 shares issued in the common stock financing and 37,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(82)	Of the total shares beneficially held by the stockholder, 342,045 shares are owned by an affiliate. The stockholder directly owns 181,818 shares issuable upon the conversion of the note issued in the note financing, 72,727 shares issuable upon the exercise of warrants issued in the note financing, 50,000 shares issued in the common stock financing and 37,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(83)	Represents 3,000 shares issued in the common stock financing and 2,250 shares issuable upon the exercise of warrants issued in the common stock financing.

(84)

Represents (i) 25,000 shares issued in the common stock financing and 18,750 shares issuable upon the exercise of warrants issued in the common stock financing directly held by Mr. DeSaye; and (ii) 1,105,840 shares owned by FMI, Inc., including 200,000 shares of common stock issued in the common stock financing, 150,000 shares issuable upon the exercise of warrants owned by FMI, Inc. and 755,840 shares issued in connection with the acquisition of FMI. Mr. DeSaye is the 25% holder of FMI, Inc. and controls FMI, Inc. together with three other shareholders. The shares issued to FMI, Inc. in the acquisition of FMI were issued pursuant to an Equity Purchase Agreement between our subsidiary Maritime Logistics and FMI, Inc. pursuant to which we acquired FMI Blocker, Inc. See “Our Business—Our History.”

(85)	Represents 1,000 shares issued in the common stock financing and 750 shares issuable upon the exercise of warrants issued in the common stock financing.

(86)	Represents 2,200 shares issued in the common stock financing and 1,650 shares issuable upon the exercise of warrants issued in the common stock financing.

(87)	Represents 500 shares issued in the common stock financing and 375 shares issuable upon the exercise of warrants issued in the common stock financing.

(88)

Of the total shares beneficially held by the stockholder, 222,340 shares are owned by an affiliate of the security holder. The stockholder directly owns 193,800 shares issued in the common stock financing, 145,350 shares issuable upon the exercise of warrants issued in the common stock financing, and 301,695 shares issued pursuant to an Equity Purchase Agreement with, among others, the stockholder pursuant to which we acquired FMI. See “Our Business—Our History.”

(89)

Of the total shares beneficially held by the stockholder, 662,747 shares are owned by an affiliate of the security holder. The stockholder directly owns 60,600 shares issued in the common stock financing, 45,450 shares issuable upon the exercise of warrants issued in the common stock financing, and 94,388 shares issued pursuant to an Equity Purchase Agreement with, among others, the stockholder pursuant to which we acquired FMI. See “Our Business—Our History.”

(90)

Of the total shares beneficially held by the stockholder, 847,362 shares are owned by an affiliate. The stockholder directly owns 4,800 shares issued in the common stock financing, 3,600 shares issuable upon the exercise of warrants issued in the common stock financing, and 7,423 shares issued pursuant to an Equity Purchase Agreement with among others, the stockholder pursuant to which we acquired FMI. See “Our Business—Our History.”

(91)

Of the total shares beneficially held by the stockholder, 857,106 shares are owned by an affiliate. The stockholder directly owns 3,100 shares issued in the common stock financing, 2,325 shares issuable upon the exercise of warrants issued in the common stock financing, and 654 shares issued pursuant to an Equity Purchase Agreement with, among others, the stockholder pursuant to which we acquired FMI. See “Our Business—Our History.”

(92)	Represents 2,000 shares issued in the common stock financing and 1,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(93)	Represents 500 shares issued in the common stock financing and 375 shares issuable upon the exercise of warrants issued in the common stock financing.

(94)	Represents 75,000 shares issued in the common stock financing and 56,250 shares issuable upon the exercise of warrants issued in the common stock financing.

(95)	Represents 500 shares issued in the common stock financing and 375 shares issuable upon the exercise of warrants issued in the common stock financing.

(96)	Represents 1,000 shares issued in the common stock financing and 750 shares issuable upon the exercise of warrants issued in the common stock financing.

(97)	Represents 500 shares issued in the common stock financing and 375 shares issuable upon the exercise of warrants issued in the common stock financing.

(98)	Represents 50,000 shares issued in the common stock financing and 37,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(99)	Represents 500 shares issued in the common stock financing and 375 shares issuable upon the exercise of warrants issued in the common stock financing.

(100)	Represents 2,500 shares issued in the common stock financing and 1,875 shares issuable upon the exercise of warrants issued in the common stock financing.

(101)

Of the total shares beneficially held by the stockholder, 2,317,654 shares are held by affiliates of the security holder. The stockholder directly owns 2,000 shares issuable upon the conversion of the note issued in the note financing, 800 shares issuable upon the exercise of warrants issued in the note financing, 1,300 shares issued in the common stock financing and 975 shares issuable upon the exercise of warrants issued in the common stock financing.

(102)

Represents 10,000 shares issued in the common stock financing, 7,500 shares issuable upon the exercise of warrants issued in the common stock financing and 18,500 shares issued in connection with our acquisition of FMI. See “Our Business—Our History.” The security holder has waived the right under the lockup agreement to register the shares and the shares issued in connection with the acquisition of FMI are not being registered. Mr. Devine is the Chief Operating Officer of FMI and its subsidiaries.

(103)	Represents 2,500 shares issued in the common stock financing and 1,875 shares issuable upon the exercise of warrants issued in the common stock financing.

(104)	Represents 2,000 shares issued in the common stock financing and 1,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(105)	Represents 10,000 shares issued in the common stock financing and 7,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(106)

Represents 1,000 shares issued in the common stock financing and 750 shares issuable upon the exercise of warrants issued in the common stock financing. Mr. Shannon was the former owner of AmeRussia, which we acquired in 2006. See “Our business, Our history.” We also repaid a loan to Mr. Shannon in connection with the financings. See “Our Business—Our History.”

(107)	Represents 3,000 shares issued in the common stock financing and 2,250 shares issuable upon the exercise of warrants issued in the common stock financing.

(108)	Represents 2,000 shares issued in the common stock financing and 1,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(109)	Represents 10,000 shares issued in the common stock financing and 7,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(110)	Represents 25,000 shares issued in the common stock financing and 18,750 shares issuable upon the exercise of warrants issued in the common stock financing.

(111)	Represents 2,000 shares issued in the common stock financing and 1,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(112)	Represents 1,000 shares issued in the common stock financing and 750 shares issuable upon the exercise of warrants issued in the common stock financing.

(113)	Represents 1,000 shares issued in the common stock financing and 750 shares issuable upon the exercise of warrants issued in the common stock financing.

(114)	Represents 500 shares issued in the common stock financing and 375 shares issuable upon the exercise of warrants issued in the common stock financing.

(115)	Represents 2,500 shares issued in the common stock financing and 1,875 shares issuable upon the exercise of warrants issued in the common stock financing.

(116)	Represents 6,000 shares issued in the common stock financing and 4,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(117)	Represents 6,000 shares issued in the common stock financing and 4,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(118)	Represents 3,000 shares issued in the common stock financing and 2,250 shares issuable upon the exercise of warrants issued in the common stock financing.

(119)

Represents 45,455 shares issuable upon the conversion of a note issued in the note financing, 18,182 shares issuable upon the exercise of warrants issued in the note financing, 50,000 shares issued in the common stock financing and 37,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(120)	Represents 1,000 shares issued in the common stock financing and 750 shares issuable upon the exercise of warrants issued in the common stock financing.

(121)	Represents 2,500 shares issued in the common stock financing and 1,875 shares issuable upon the exercise of warrants issued in the common stock financing.

(122)	Represents 1,000 shares issued in the common stock financing and 750 shares issuable upon the exercise of warrants issued in the common stock financing.

(123)	Represents 2,000 shares issued in the common stock financing and 1,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(124)	Represents 500 shares issued in the common stock financing and 375 shares issuable upon the exercise of warrants issued in the common stock financing.

(125)

Arnold Kling acquired 33,850 shares pursuant to agreements entered into June 14, 2006 with us and certain of our security holders. Prior to the merger and as of June 2006, Mr. Kling was our sole director and officer. See “Certain Relationships and Related Party Transactions.”

(126)	Represents 1,000 shares issued in the common stock financing and 750 shares issuable upon the exercise of warrants issued in the common stock financing.

(127)	Kirk Warshaw was our Chief Financial Officer, treasurer and secretary from June 14, 2006 until the merger. We issued the shares held by him in July 2006 as consideration for his services proved to us.

(128)

We issued the security holder such shares pursuant to an agreement dated June 14, 2006 between us, the security holder, Mr. Arnold Kling and R&R Biotech Partners in which the security holder sold its shares of our common stock to Mr. Kling and R & R Biotech and we agreed to issue such security holder additional shares upon a triggering event. See “Certain Relationships and Related Party Transactions.”

(129)	Mr. Bartley Loethen was our sole director and officer from April 12, 2006 until June 14, 2006, when he was replaced by Mr. Kling. See “Certain Relationships and Related Party Transactions.”

(130)	MBA Investors Ltd. was party to an agreement dated May 31, 2006 pursuant to which it assisted us in evaluating possible business options.

(131)

Of the total shares beneficially held by the security holder, 16,110 shares are owned by an affiliate of the security holder. The security holder directly owns 41,780 shares issued under an Equity Purchase Agreement with, among others, the security holder pursuant to which we acquired FMI. See “Our Business—Our History.”

(132)

Of the total shares beneficially held by the security holder, 41,780 shares are owned by an affiliate of the security holder. The security holder directly owns 16,110 shares issued under an Equity Purchase Agreement with, among others, the security holder pursuant to which we acquired FMI. See “Our Business—Our History.”

(133)

The shares beneficially owned by the stockholder include the shares held directly by Mulsanne Partners, L.P., Good Steward Trading Company Spc, Finderne, L.L.C., Shoshone Partners, L.P., CommonFund Hedged Equity, Matterhorn Offshore Fund, Ltd., and Knott Partners, L.P. Such shares consist of 600,000 shares issued in the common stock financing, 450,000 shares issuable upon the exercise of warrants issued in the common stock financing, 909,092 shares issued upon conversion of a note issued in the note financing and 363,637 shares issuable upon the exercise of warrants issued in the note financing.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued in the common stock financing and the shares of common stock issuable upon conversion of the convertible notes issued in the note financing and upon exercise of the warrants issued in the common stock financing and note financing to permit the resale of these shares of common stock by the holders of such securities from time to time after the date of this prospectus. We are also registering the shares of common stock held by (i) certain security holders who acquired shares of common stock in connection with various acquisitions and (ii) security holders who held shares of our common stock prior to the date of the merger and by (iii) Rodman & Renshaw, LLC, which received warrants exercisable for shares of common stock in connection with services performed for us as placement agent. We will not receive any of the proceeds from the sale by the selling security holders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling security holders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling security holders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved); provided that as required under the registration rights agreement, the commissions payable to, or discounts received by, any member of the National Securities Dealers Association, Inc. shall not exceed 8% of the sale of any shares of common stock being registered pursuant to Rule 415. In connection with sales of the shares of common stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling security holders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling security holders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling security holders may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties, subject to applicable law, may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any NASD member or independent broker/dealer will not, as required under the registration rights agreement, be greater than 8.0% of the sale of any securities registered pursuant to this registration statement. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, under states’ securities laws, the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling security holder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling security holders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities in respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreements including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling security holder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling security holders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling security holders will be entitled to contribution in connection with certain losses they may incur. We may be indemnified by the selling security holders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling security holder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution in connection therewith.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We are a Delaware corporation and our authorized capital stock consists of 99 million shares of common stock, par value $0.001 per share and one million shares of blank check preferred stock, par value $0.001 per share.

Immediately after the merger, further described in “Our Business,” we approved by written consent of security holders a one for 11.2261585365 reverse stock split and an amendment and restatement of our certificate of incorporation. Unless otherwise provided, all of the share numbers and per share prices in this prospectus give effect to a reverse stock split approved by written consent of more than a majority of our security holders, on November 8, 2006. Upon the effectiveness of the reverse split, each 11.2261585365 shares of our common stock will be combined into one share of our common stock. In the same written consent, more than a majority of our security holders also approved changing our name to Summit Global Logistics, Inc. We anticipate that the reverse stock split and name change will be effected on or around February 6 2007, 20 days after mailing to our security holders an information statement in compliance with Regulation 14C under the Securities Exchange Act of 1934, as amended. After giving effect to the reverse split, there are 7,594,950 shares of our common stock issued and outstanding, not including shares issuable upon exercise of outstanding options and warrants and conversion of outstanding convertible notes. There are no shares of preferred stock designated, issued or outstanding.

The following description of our capital stock does not purport to be complete and is subject to and qualified by our certificate of incorporation and bylaws, and by the applicable provisions of Delaware law.

Description of common stock

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors from time to time may determine. However, our senior credit facility and our operative documents relating to the note and common stock financings include restrictions on the payment of dividends. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Senior Credit Facility, and “Convertible Notes and Warrants.” Holders of our common stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the security holders. Cumulative voting with respect to the election of directors is not permitted by our certificate of incorporation. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to security holders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding stock having prior rights on such distributions and payment of other claims of creditors. Each share of common stock outstanding as of the date of this report is validly issued, fully paid and non-assessable.

The shares of our common stock offered for resale pursuant to this registration statement include shares of common stock issuable upon (i) exercise of warrants issued in connection with the note and the common stock financings and to our placement agent and (ii) conversion of the convertible notes. All of the warrants issued were immediately exercisable. The following table sets forth the number of shares of common stock underlying the warrants and the exercise price of the warrants. We do not have any other outstanding warrants to purchase our common stock.

Security	Number of shares of common stock underlying warrants	Exercise price

Warrants (issued in the note financing)	2,718,181(1)	$11.00
Warrants (issued in the common stock financing)	2,680,463(2)	$10.00

(1) includes warrants exercisable for 354,545 shares of common stock issued to the placement agent.

(2) includes warrants exercisable for 171,000 shares of common stock issued to the placement agent.

The warrants are exercisable for cash unless the underlying shares are not registered for resale, in which case the warrants may be exercised on a “cashless” basis. In a “cashless” exercise, a holder reduces the number of shares for which a warrant is exercisable by the number of shares with a market value (based on the market price of the common stock at the time of exercise) equal to the exercise price for the number of shares to be issued upon conversion of the warrant. In a cashless exercise, we will not receive any cash payment of the exercise price.

The warrants are exercisable until November 8, 2011. The warrants contain certain customary anti-dilution provisions which will adjust the number of shares underlying the warrants and the exercise price in the event of stock splits, stock dividends or other recapitalizations and certain dilutive issuances. The warrants issued in connection with the notes also provide for a cash payment in the event of a change of control equal to the Black Scholes value of the unexercised portion of the warrant which may result in a significant cash payment to the holders of the warrants.

In addition, all of the warrant holders have agreed that they may not exercise their warrants if such conversion would result in such security holder holding in excess of 9.99% of our outstanding capital stock, except for one warrant holder for whom the limit is 4.99%.

Voting Agreement

Mr. Agresti, our Chairman and Chief Executive Officer, Greg DeSaye, Director and Chairman of FMI, Mr. Dombalis, our Senior Vice President and Mr. Stone, the President of SeaMaster, Robert O’Neill, our board observer, and President of FMI as well as certain of our security holders and key employees have entered into a voting agreement pursuant to which, among other things, each such party has agreed to vote in favor of any amendment to our Certificate of Incorporation or Bylaws and any increase of our authorized common stock only if such actions are approved by the holders of at least 75% of the common stock held by the parties to the voting agreement (which approval shall not be unreasonably withheld). Our board consists of six members, who are identified under the caption “Executive Officers and Directors.” The security holders that are a party to the voting agreement are required, unless otherwise agreed by 75% of the common stock held by the parties to the Voting Agreement, to nominate the following persons for election as a director: Messrs. Agresti, McQuiston, DeSaye and MacAvery. Mr. O’Neill is entitled to observer rights on our board. The participants in the voting agreement beneficially own 2,909,993 shares of common stock.

Election of Directors and Officers

Holders of our common stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the security holders, including the election of directors. Cumulative voting with respect to the election of directors is not permitted by our certificate of incorporation and will not be permitted in our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation will upon effectiveness provide for a classified board (sometimes called a “staggered board”). Our board will be divided into three classes, and the members of each class will be elected to serve staggered three-year terms. If a vacancy occurs on our board, including a vacancy resulting from an increase in the number of directors, then the security holders may fill the vacancy at the next annual meeting or at a special meeting called for the purpose, or our board may fill such vacancy.

Antitakeover Provisions of Our Certificate of Incorporation, Bylaws and Delaware Corporation Law

The following provisions of our amended and restated certificate of incorporation will, upon effectiveness, and our bylaws and Delaware Corporation Law may, discourage takeover attempts of us that may be considered by some security holders to be in their best interest. The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by security holders, even if such proposed actions would be beneficial to our security holders.

Classified Board

Our bylaws provide and our amended and restated certificate of incorporation will, upon effectiveness, provide for a “classified board” (sometimes called a “staggered board”). If a corporation has a classified board and a hostile bidder stages and wins a proxy contest at the corporation’s annual meeting, the bidder can only replace approximately one-third of the existing directors. To obtain control of our board, the bidder must win a second proxy contest at the next annual meeting.

Removal of Directors

Our bylaws provide and our amended and restated certificate of incorporation will, upon effectiveness, provide that members of our board may be removed only for cause and only by the affirmative vote of the holders of 75% of the outstanding shares of our capital stock entitled to vote in the election of our board. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it makes it more difficult for security holders to replace a majority of our directors.

Advance Notice Requirements for Stockholder Nominations and Proposals

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our security holders, including proposed nominations of persons for election to our board. At an annual meeting, security holders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board. Security holders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting and who has given our secretary timely notice, in proper form, of his or her intention to bring that business before the meeting. These provisions may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Director Vacancies and Size of Our Board

Our bylaws provide that any vacancies in our board resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled by the vote of our remaining directors. The security holders that are a party to the voting agreement are required to vote their shares to nominate a qualifying successor in the event any of Messrs. Agresti, DeSaye, McQuiston, or MacAvery are no longer directors. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision effectively limits stockholder election of directors to annual and special meetings of the security holders. The number of directors may only be changed by a vote of a majority of directors and 80% of the security holders except that the number of directors may be decreased by a majority of directors only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors.

Amendments to Our Bylaws

Our bylaws provide and our amended and restated certificate of incorporation will, upon effectiveness, provide that our bylaws may be amended only by the vote of a majority of our board or by the vote of holders of at least 75% of the outstanding shares of our capital stock entitled to vote in the election of our board. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision makes it more difficult for security holders to amend the provisions in our bylaws relating to advance notice and director vacancies.

No Stockholder Action by Written Consent/Special Meeting

Our bylaws provide and our amended and restated certificate of incorporation will, upon effectiveness, provide that security holders may only act at annual or special meetings of security holders and may not act by written consent. This provision makes it more difficult for security holders to amend our certificate of incorporation and bylaws or to take other corporate actions such as removing directors as these actions may only be taken at a duly called and noticed special meeting, which may only be called by the president or by our board of directors, or at our annual meeting of security holders.

Delaware Antitakeover Statute

We are subject to Section 203 of the Delaware General Corporation Law (DGCL). In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a

“business combination” with an “interested stockholder” for a period of three years after the date of the transaction through which the person became an interested stockholder, unless:

•	prior to the date of the transaction, our board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation at the time such transaction commenced, subject to certain exclusions; or

•

on, or subsequent to, the date of the transaction, the business combination is approved by the corporation’s board and authorized at an annual or special meeting of security holders by the affirmative vote of at least two thirds of the outstanding voting stock that is not owned by the interested stockholder.

“Business combination” means a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. “Interested stockholder” means a person who, together with his or her affiliates and associates, owns, or at any time within the three-year period prior to the date on which it is sought to be determined whether such person is an interested stockholder owned, 15% or more of the corporation’s outstanding voting stock.

Indemnification Matters

Our certificate of incorporation limits and our amended and restated certificate of incorporation will, upon effectiveness, continue to limit the personal liability of our officers and directors for monetary damages for breach of their fiduciary duty as directors, except for (i) liability that cannot be eliminated under applicable Delaware law, (ii) any breach of such director’s duty of loyalty to our Company or its security holders, (iii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, or (iv) for any transaction from which such director derived improper personal benefit. Our bylaws also provide for our Company to indemnify directors and officers to the fullest extent permitted by applicable Delaware law. These provisions may have the practical effect in certain cases of eliminating the ability of security holders to collect monetary damages from directors or officers. We have also entered into separate, but substantively identical, indemnification agreements with all of our directors and named executive officers. The indemnification agreements allow us to indemnify such directors and executive officers to the fullest extent permitted by Delaware law.

The indemnification provisions described above provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and our controlling persons pursuant to the our amended and restated certificate of incorporation, bylaws, Delaware law, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

The transfer agent for our common stock is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, NY 10004.

INTERESTS OF NAMED EXPERTS AND COUNSEL

An opinion regarding the legality of the shares of common stock being offered in this offering is being provided by Brown Rudnick Berlack Israels LLP, New York, New York. Raymer McQuiston, one of the selling security holders as well as one of our directors, is a partner at the law firm of Brown Rudnick Berlack Israels LLP. During 2006, we engaged Brown Rudnick Berlack Israels LLP to provide legal services in connection with the merger, the acquisitions, financings and the registration of our securities.

OUR BUSINESS

Overview of our business

Through our operating subsidiary, Maritime Logistics US Holdings Inc. (referred to herein as Maritime Logistics), and its subsidiaries, we are an international third party logistics provider specializing in ocean transportation intermediary services for Asia and North America. We maintain offices on the East and West Coasts of the United States, major ports in China (through an exclusive agency network) and Hong Kong, and we have operations in Russia, Turkey and Georgia. Currently, we operate a global network of freight forwarding and ocean transportation intermediaries in 25 key transportation hubs, and have over 11 logistics centers with over 1.9 million square feet of warehouse space in the United States. In addition, we serve over 40 independent agent-owned offices. Our business is managed from four principal support offices in Kenilworth, New Jersey; Los Angeles, California; St. Petersburg, Russia; and Hong Kong, as well as through our exclusive agent in Shanghai, China.

Our history

We are a reporting company under the Exchange Act, and our common stock is quoted on the NASD’s Over-the-Counter Bulletin Board. We were formed as a Nevada corporation on February 25, 2004, under the name “Aerobic Creations, Inc.” Our initial business plan was to produce and sell aerobics workout DVDs. Prior to the acquisition of Maritime Logistics (which we refer to as the merger) we did not have any meaningful business operations. Prior to the merger, R&R Biotech Partners, LLC and Arnold Kling acquired shares of our common stock in private placements, both from then existing shareholders and directly from us, as a result of which they became the owners of approximately 92.4% of our issued and outstanding capital stock prior to the merger. We reincorporated as a Delaware corporation in July 2006 through a migratory merger.

As a result of the merger, Maritime Logistics became our wholly-owned subsidiary and the security holders of Maritime Logistics received an aggregate of 1,451,000 shares of our common stock. As a result of the merger and the issuance of stock to the security holders of Maritime Logistics, the former security holders of Maritime Logistics held approximately 85.5% of our outstanding common stock immediately after the merger and prior to the financings. Accounting principles generally accepted in the United States generally require that a company whose security holders retain the majority voting interest in the combined business be treated as the acquirer for financial reporting purposes. The acquisition was accounted for as a reverse acquisition whereby Maritime Logistics was deemed to be the “accounting acquirer.” Additionally, upon the effectiveness of the merger, our then existing officers and directors were replaced by individuals associated with Maritime Logistics. Upon the effectiveness of the merger and prior to the financings and the acquisitions, security holders holding 85.5% of our then outstanding common stock voted, by written consent, to amend and restate our certificate of incorporation, to, among other things, change our corporate name from Aerobic Creations, Inc. to Summit Global Logistics, Inc. and effect the reverse split, as described below. In addition, our security holders voted to approve certain executive compensation arrangements and to adopt a new stock incentive plan and certain other benefit plans (as described herein). On December 1, 2006, we filed a preliminary information statement with the Securities and Exchange Commission under Regulation 14C of the Exchange Act with respect to these stockholder consents. We expect the actions taken by the consent to become effective on or around February 6, 2007, 20 days after mailing an information statement in compliance with Regulation 14C to our security holders.

After completion of the merger, we joined the common stock financing, the note financing and the senior credit facility agreements arranged by Maritime Logistics. With a portion of the proceeds of the credit facility and the financings, we acquired FMI and TUG. As a result, the former security holders and employees of Maritime Logistics, FMI and TUG own approximately 53.0% of our issued and outstanding capital stock, the holders of common stock issued in the common stock financing own approximately 43.8% of our issued and outstanding capital stock and our security holders who held our stock prior to the merger with Maritime Logistics hold the remainder of our outstanding common stock.

History of our operating company, Maritime Logistics, and its subsidiaries

On November 8, 2006, in connection with the credit facility and the financings, we acquired the businesses of Maritime Logistics, FMI and TUG.

Maritime Logistics, a Delaware corporation, was established on February 6, 2006 as an ocean transportation intermediary logistics company. Since its inception, an integral part of Maritime Logistics’ growth strategy has been to continuously evaluate acquisition opportunities in all the markets in which it operates and to expand its service offerings to its customers. During 2006, prior to the merger, Maritime Logistics completed several acquisitions, including AmeRussia Shipping Company Inc., AmeRussia Ltd., and SeaMaster Logistics (Holding) Ltd. In addition, Maritime Logistics entered into agreements to acquire TUG and FMI.

Effective May 4, 2006, Maritime Logistics acquired, through its wholly-owned subsidiary, AMR Investments Inc, all of the issued and outstanding shares of each of AmeRussia Shipping Company Inc. and AmeRussia Ltd. AmeRussia Shipping Company Inc. is an ocean transportation intermediary with operations in Kenilworth, New Jersey and Houston, Texas. AmeRussia Ltd. is a Russian freight forwarder. AmeRussia Shipping Company Inc. and AmeRussia Ltd. are collectively referred to as AmeRussia. AMR Investments Inc is licensed in the United States as an ocean transportation intermediary and freight forwarder. Maritime Logistics began providing logistics services following its acquisition of AmeRussia Shipping Company Inc. and AmeRussia Ltd., initially through access to AmeRussia Shipping Company Inc.’s ocean transportation intermediary license and diversified client base. AmeRussia provided a platform around which the management team of Maritime Logistics could execute its strategy to complete the acquisition of SeaMaster Logistics (Holding) Limited, referred to as SeaMaster, and eventually the merger and the acquisitions of FMI and TUG. Maritime Logistics formed Summit Logistics International Inc. (Summit Logistics) in February 2006 to act as its principal ocean transportation intermediary. Summit Logistics is an ocean transportation intermediary in the United States operating under the AMR Investments Inc. and AmeRussia Shipping Company Inc. licenses.

In June 2006, Maritime Logistics entered into exclusive letters of intent to acquire each of FMI, TUG and SeaMaster. The management team of Maritime Logistics entered into discussions with Aerobic in the fall of 2006.

In September 2006, Maritime Logistics, through its wholly-owned subsidiary, SeaMaster Logistics Inc., acquired SeaMaster pursuant to a stock purchase agreement with the security holders of SeaMaster. SeaMaster is a Hong Kong/China based asset-light, ocean transportation intermediary and logistics provider with offices in Hong Kong and an exclusive agency network in China. SeaMaster Logistics Inc. is licensed in the United States as an ocean transportation intermediary. SeaMaster was formed in July 2006 by its former security holders, and had minimal operations, assets and liabilities, prior to its acquisition by Maritime Logistics. SeaMaster had a promise of a stockholder loan which had a balance of approximately $330,000 as of September 30, 2006. Pursuant to the stock purchase agreement, Maritime Logistics acquired all of the outstanding equity interest in SeaMaster in exchange for an estimated earn-out payment of approximately $15,500,000 in cash, based on the volume of business we currently expect SeaMaster to generate. The potential earn-out payments are payable annually over five (5) years in accordance with the terms of the stock acquisition agreement. In addition, in satisfaction of certain of Maritime Logistics’ obligations under the stock purchase agreement, we issued 450,000 shares of our common stock and stock options to purchase 50,000 shares of our common stock to former SeaMaster security holders in accordance with the terms of the SeaMaster stock acquisition agreement. In the event we undergo a change in control, the principal selling stockholder of SeaMaster will receive its unrealized earn-out payment (up to approximately $22,500,000 less earn-out payments previously made), provided that, if the change in control occurs within 3 years of the date of consummation of the acquisition, it shall receive six times the three year average EBITDA (as defined in the SeaMaster stock acquisition agreement) of SeaMaster less earn-out payments previously made. These provisions could substantially reduce the amount of funds available for distribution to security holders in the event of a change in control.

Maritime Logistics executed a definitive acquisition agreement to purchase TUG on October 2, 2006, and executed a definitive agreement to purchase FMI on October 23, 2006. Through Maritime Logistics, we acquired FMI and TUG, immediately following the merger, pursuant to agreements arranged by Maritime Logistics. We acquired, through Maritime Logistics, (i) all of the equity interests of FMI Holdco I, LLC and its parent company; and, then (ii) substantially all of the assets or equity interest of the TUG Logistics group of companies, including substantially all of the assets of TUG Logistics, Inc., TUG Logistics (Miami), Inc. and Glare Logistics, Inc., as well as all of the equity interests of Clare Freight, Los Angeles, Inc. and TUG New York, Inc., which collectively we refer to as TUG. We immediately dissolved the parent company of FMI Holdco I, LLC, (FMI Blocker, Inc.), after the acquisition. FMI Blocker, Inc. was a pass-through entity with no material assets other than its interest in FMI Holdco I, LLC and therefore we do not include any analysis or discussion of FMI Blocker, Inc. in our analysis of financial condition and results of operations.

FMI, a limited liability company based in New Jersey, is a leading logistics provider to the apparel and footwear industries. FMI is a full service United States ocean transportation intermediary logistics provider and trucking company specializing in the footwear and apparel industries. It operates in six locations in the United States with approximately 1.9 million square feet of warehouse space and over 600 non-union employees. FMI was founded by Ernest DeSaye in 1979 as a non-asset based ocean transportation intermediary operation focused on the apparel market. FMI expanded its service offering in 1986 by opening a warehouse in close proximity to the Newark, New Jersey airport, which also provided proximity to the New York/New Jersey piers. As a result of the continued increase in the quantity of imported freight handled by FMI, in 1986, FMI introduced local ground transportation services, which gave FMI control over the quality of service provided in retrieving and delivering imported goods.

The acquisition of each of FMI and TUG was effected through the purchase of all of the equity of the particular company or the purchase of the assets of the particular company, each in accordance with the terms of the respective acquisition agreement. The purchase price of FMI was $115.0 million in cash and 1,550,000 shares of our common stock of which $114.0 million was paid to, and 1,317,500 shares (or a 6.5% interest on a fully diluted basis) were issued to holders of equity interests in FMI Holdco I, LLC and holders of stock of FMI Blocker, Inc. and a total of $1 million was paid to and 232,500 shares of our common stock was issued to certain FMI employees. The payment to the employees was in consideration of their vested interest in the Holdco Unit Plan and was considered part of the acquisition cost. The purchase price for TUG was approximately $4 million in cash and 550,000 shares of our common stock. Additionally an estimated $6.0 million may be paid in cash pursuant to an earn-out agreement based on the performance of TUG and our common stock. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Contractual Obligations” for a discussion of the earn-out.

TUG was founded in 1994 by Messrs. Robert Lee and Robert Wu as a non-asset based ocean transportation intermediary operation focused on imports and exports between the United States and Asia. TUG is a full-service, asset-light, ocean transportation intermediary, logistics provider and customs clearance broker with operations in the United States and agency operations in China. TUG was initially named Trans-Union Group but was renamed TUG Logistics, Inc. in 2003. TUG operates in six locations in the United States. TUG has approximately 50,000 square feet of warehouse space and approximately 70 non-union employees. We financed the acquisition of TUG and FMI through a combination of the issuance of our common stock and cash, and in the case of TUG, an earnout.

Additional information regarding our acquisitions is set forth in the footnotes of our combined financial statements included in this Form S-1 and under the caption, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” elsewhere herein.

Organizational Structure

We are a holding company and all of our operations are conducted through our subsidiaries. Our direct and indirect subsidiaries, along with their countries of incorporation and our ownership interests, are listed on Exhibit 21, included with this Registration Statement, of which this prospectus is a part. We own, directly or indirectly all the capital stock (equity interests) of each of our subsidiaries.

Industry Overview

The logistics industry is an important sector in the United States economy. Effective supply chain management has increased in importance as business demands more efficient and cost-effective distribution services. Businesses increasingly perform manufacturing and assembly operations in multiple locations far from the markets for their products, distribute products to numerous distant destinations and strive to minimize inventory. As a result of the growing demand for just-in-time distribution, companies frequently require expedited transportation services. Utilizing a third-party logistics provider, businesses can benefit from enhanced distribution services while reducing premiums paid for expedited services on an independent basis. The fragmentation in the logistics industry has historically forced businesses to procure their transportation service needs through a disparate network of providers, each focused on a discrete element of their transportation needs, such as freight forwarders, non-vessel operating common carriers (NVOCC) and fully-integrated carriers. As a result, moving a product from an international port into the United States and to the customer’s distribution center or store typically involves multiple vendors which can result in inconsistent service, reduced supply chain visibility and cost inefficiencies.

Customers historically had three choices to move their cargo: (i) an ocean transportation intermediary (i.e. freight forwarder/ non-vessel operating common carriers), (ii) a contract logistics provider or (iii) an integrated ocean carrier. An ocean transportation intermediary procures shipments from customers and arranges transportation of the cargo on a carrier. Contract logistics companies provide pick up and delivery service, primarily through their own captive fleets of ships, trucks and/or aircraft and integrated supply chain management services to customers. An integrated ocean carrier typically does not provide many of the logistics services provided by a contract logistics provider or an ocean transportation intermediary, focusing primarily on owning ships to transport cargo by sea rather than arranging for the actual cargo move from source to destination. The emergence of third-party logistics providers gives customers a new choice. A third-party logistics provider offers services that overlap those provided by an ocean transportation intermediary and a contract logistics provider. The third-party logistics provider selects from various transportation options in routing customer shipments, and is often able to serve customers less expensively and with greater flexibility than integrated carriers. Like the freight forwarder, a third-party logistics provider avoids the high fixed expenses associated with owning, operating and maintaining equipment utilized by integrated carriers as well as the significant restrictions on delivery schedules and shipment weight, size and type. In addition, a global third-party logistics provider typically offers value-added warehousing, drayage and other services that a freight forwarder/ non-vessel operating common carriers may not offer.

Business Overview – Our Services

We seek to use our global network, relationships with ocean common carriers and other transportation providers, and expertise in outsourced logistics services to improve our customers visibility into their supply chains while reducing their logistics costs. We offer domestic and international ocean, air and ground third-party logistics services.

Specifically, we provide value added services and generate revenues in each of the following areas.

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Ocean Freight. We forward freight via ocean from the country of manufacture, primarily China and India, to most cities in the United States through our major offices in Houston, Los Angeles, San Francisco, Miami and New York. We also unload and reload ocean cargo.

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Air Freight. We forward freight via air from the place of manufacture, primarily Asia, to our major hubs in Los Angeles, Miami and New York. These services include the pickup and delivery of cargo from airlines and airport terminals as well as trans-loading. Freight that is trans-loaded is typically not stored, but rather is repacked for immediate shipment on outbound trailers.

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Consolidation. We are a full-service logistics provider that manages purchase order information and inventory throughout the global supply chain for our clients. We manage cargo according to our client’s instruction from the point of manufacture to the United States by ocean, air and ground transportation to its specified final destination. We also manage the documentation and provide full inventory visibility for the cargo, including:

o	vendor education and management;

o	multi-country consolidation;

o	distribution services: warehousing, ticketing & labeling and deconsolidation;

o	transportation management; and

o	landed cost per unit reporting and analysis.

Our customers are able to track the movement of their cargo with off-the-shelf tools and proprietary software developed in-house which typically has features such as barcode scanning and electronic data interchange.

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Customs Clearance Brokerage. We provide our customers with customs documentation and services for United States Customs clearance. This service includes classification and valuation, payment of duties, taxes, or other charges assessed or collected by United States Customs for a product’s importation, or the refund, rebate, and drawback on any customer merchandise. This service helps customers expedite their shipments through to the “last mile” and avoid penalties.

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Preference & Military Cargo. The United States Maritime Administration and the Department of Defense oversee the movement of military and preference cargo. We expect to perform preference and military cargo transportation services for the United States government.

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Supply Chain Technology. We provide customers with third-party logistics services and supply chain management capabilities that are supported by widely accepted industry standard Internet-based software applications (principally Log-Net). These services maximize a customer’s in-transit inventory visibility, which facilitates the reduction of inventory carrying costs and can contribute to increased operating flexibility. These services can provide customers with the ability to generate substantial cost savings. We intend to invest in commercial and proprietary IT development to enhance our capabilities and to expand our logistics services business.

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Contract Logistics. We provide customized logistics services that enable our clients to improve the performance of their supply chain by assisting them in analyzing and managing their supply chain. Specific services offered include procurement services, cost management and global inventory flow management. We also have the ability to maximize the use of our supply chain, including optimization of mode and route network. In addition, we intend to implement total supply chain solutions combining our capabilities with select partners.

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Intermodal. We provide a range of inter-modal (rail-based), truck-brokerage and information services for North American and international customers shipping full-truckload shipments to or from points in Asia and the United States. We expect to be able to coordinate inter-modal shipments from door-to-door, door-to-ramp or ramp-to-ramp, using competitive transportation services in the market. We maintain contracts with ocean carriers that provide rail service in North America and we have access to hundreds of trucking operators, as well as trucks owned and operated by us, to facilitate the transition between international and domestic transportation. Domestic moves include the pickup and delivery of loose cargo on a local level, typically less than 500 miles. Our line-haul service includes the transport of freight for long distance moves, typically in excess of 500 miles. In addition, we offer an outbound delivery service. This service includes the pickup of cargo from wholesalers and subsequent delivery to either metropolitan consolidators or retailers. We also offer pier drayage directly and via third-party operators. This service includes the pickup and delivery of full or empty containers from or to local piers or terminals and is integrally linked to our maritime focused business strategy.

▪

Warehousing & Distribution. We lease approximately 1.9 million square feet of warehouse space in the United States. We have an extensive warehouse-based, freight management and distribution system in North America, servicing the needs of specialty retail, consumer durables, consumer packaged goods and consumer electronics customers. We offer handling services which include the unloading of inbound cargo, sorting into defined lots, transferring of cargo onto pallets into warehouse locations, pulling part or all of the cargo for shipping, labeling the cargo, and tendering and/or loading the cargo into an outbound truck. We provide these services in New Jersey, New York, Los Angeles, Miami and Mira Loma, California. We also offer storage services, which consist of warehousing of cargo, within facilities we lease. Storage tends to be short-term (three to six weeks). In addition, we offer a multitude of value-added-services.

Value-added-services include a variety of garment handling services and container freight station services. Garment handling services include ticketing of garments, label removal, quality inspection, pressing and a host of other services that are required to correct mistakes made at the factory or shipper level to prepare the garments for the store floor. Our operations in New Jersey, Los Angeles and Miami offer specialized “pick & pack” services to our customers. Through the use of advanced hand-held scanners, pick & pack services are used to support store-level replenishments at certain major retailers. Our pick & pack services have been an area of growth within our warehouse operations. We believe a competitor would have to make substantial investments in specialized racking and technology to replicate our services at the same service levels. Container freight station services include the unloading of bonded import cargo prior to United States customs clearance, the temporary staging of the cargo in a customs authorized area of the facility, the release and tender of the cargo upon verification of customs delivery authorized documentation, and all handling, documentation, storage and other fees associated with this service. We operate container freight station services in New Jersey, Los Angeles, and New York.

▪	Insurance. The Import/Export of cargo requires the shipper to purchase insurance to protect its cargo. We arrange this insurance with third-party carriers and charge a fee for this service.

In addition, FMI Trucking, one of our indirect subsidiaries, provides local ground transportation within a 500 mile radius of the Carteret, New Jersey facility. FMI Trucking services the New York, New Jersey, and Philadelphia piers, and works in conjunction with our other subsidiaries to provide air freight retrieval and delivery from the John F. Kennedy airport. To support a major customer, FMI Trucking recently opened a small operation in Charleston, South Carolina.

Through FMI Express, a wholly-owned indirect subsidiary of FMI, we provide integrated long distance ground transportation for freight originating in both New Jersey and Los Angeles, California. We focus on providing line-haul to all our ocean/air ocean transportation customers. To maximize its return on assets, we utilize owner-operators or third party carriers for approximately 60% of the miles driven. FMI operates approximately 470 trailers and approximately 240 tractors and trucks for ground transportation.

Our Strategy and Competitive Advantages

We are seeking to achieve a market leadership position in the maritime third-party logistics provider sector by (i) combining and integrating the contract logistic services of our subsidiaries, Maritime Logistics and FMI, with the ocean transportation intermediary services of our subsidiary, TUG; (ii) maximizing the anticipated strategic synergy between Maritime Logistics, FMI and TUG; (iii) capitalizing on the strong market position of FMI in the apparel, footwear and specialty retail sectors; (iv) increasing market share through superior service and implementation of technology; (v) reducing costs through scale and purchasing power efficiencies, as well as outsourcing certain operations; (vi) expanding into expected areas of high growth and taking advantage of expected favorable industry dynamics in 2007; and (vii) expanding service offering(s) to our customers.

Our objective is to be a premier global third-party logistics provider. As such, we plan to transform the acquired companies from niche operations into global, integrated, high performance, international logistics service providers that are maritime-intensive, asset-light, technology-driven and scalable. We plan to leverage Maritime Logistics’ expertise, relationships and sales force in the maritime sector to significantly augment the ocean transportation intermediary and logistic services of the acquired companies. We expect to provide ocean transportation intermediary and logistic services from the place of manufacture, primarily Asia and India, into the United States, with a wide variety of services including custom brokerage, insurance, trans-loading, warehousing, value-added warehousing services, distribution and local and long distance ground transportation. We plan to grow our logistics services by integrating supply chain offerings into a “one stop shop” or sole source third-party logistics provider service. We expect to generate business opportunities with the established customers of the acquired companies and to attract new customers. We believe our fully integrated third-party logistics provider service offering will be a point of competitive differentiation and advantage.

We plan to continue to analyze opportunities to consolidate complementary ocean intermediary and third-party logistics providers servicing markets we believe are high growth in the United States, Asia (including China, Taiwan, Thailand and Vietnam), Russia, the Middle East and India.

Financial Information about Services and Geographic Segments

Additional information regarding our operations by geographic segment and gross revenue and net revenue attributable to our principal services is set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Geographic Segments Operating Results” and in our combined financial statements included in this registration statement.

We conduct much of our business outside of the U.S. and we anticipate that revenue from foreign operations will account for a significant amount of our future revenue. Our global operations are directly related to and are dependent upon the volume of international trade and are subject to various factors, risks and uncertainties, including those described in “Risk Factors” elsewhere in this registration statement.

Our Customers

We plan to grow our third-party logistics business by integrating the entire logistics supply chain offering into a sole source third-party logistic provider offering. We plan to offer the ocean transportation intermediary and custom clearance brokerage services to FMI’s customers and the contract logistics, trucking and value-added warehouse services to TUG’s customers.

We produce customized supply chain solutions that provide the logistics services our clients require. We identify the needs of our customers and develop supply chain solutions tailored to our customers’ industry-specific requirements. In this way, we attempt to become our customers’ primary logistics partner for supply chain services, thereby increasing the range and volume of transactions and services provided to our clients. For fiscal 2005 and the 9 months ending September 30, 2006, after giving effect to the merger and the acquisitions, no single customer accounted for more than 10% of our gross revenue. Our top ten customers account for approximately one-third of our business.

Seasonality

Historically, our operating results have been subject to seasonal trends when measured on a quarterly basis. The first and second calendar quarters are traditionally weaker compared with our other calendar quarters. This trend is dependent on numerous factors, including the markets in which we operate, holiday seasons, climate, economic conditions and numerous other factors. A substantial portion of our revenue is derived from customers in industries whose shipping patterns are tied closely to consumer demand or are based on just-in-time production schedules. We cannot accurately predict the timing of these factors, nor can we accurately estimate the impact of any particular factor, and thus we can give no assurance that these historical seasonal patterns will continue in future periods.

Sales and Marketing

Our sales force is divided into geographic regions that complement our strategy. Salespeople are generally paid a base salary plus a commission on the business they generate. Currently, we employ approximately 25 full-time salespersons who receive assistance from our senior management and regional and local managers. World-wide, we are focused on three principal geographic regions: Europe, North America and Asia, and each regional manager is responsible for the financial performance of his or her region. Our sales force and customer service is centralized. Each of our regional managers focuses on our ocean transportation intermediary, freight forwarding, contract logistics and customs brokerage services. Our centralized team of senior managers focuses on marketing all our supply chain solutions services.

Our sales and marketing efforts are directed at both global and local customers. Our global solutions sales and marketing teams focus their efforts on obtaining and developing large volume global accounts with multiple shipping locations which require comprehensive solutions. These accounts typically impose numerous requirements on their providers, such as electronic data interchange, Internet-based tracking and monitoring systems, proof of delivery capabilities, customized shipping reports and a global network of offices. During our initial review of a customer’s requirements, we determine the current status of the customer’s supply chain process. We analyze the supply chain requirements of our customers and determine improvements through modification or re-engineering. The requirements imposed by our large volume global accounts often limit the competition for these accounts to large freight forwarders, third-party logistics providers and integrated carriers with global operations. We expect our global solutions sales and marketing teams to also target companies operating in specific industries with unique supply chain requirements, such as the apparel and consumer electronics industries.

Our local sales and marketing teams focus on selling to and servicing smaller-and medium-sized customers who primarily are interested in selected services, such as freight forwarding, contract logistics and customs brokerage. These sales and marketing teams may work together on larger accounts.

Research and Development

We currently do not conduct research and development activities.

Suppliers

We are dependent on contracts from multiple intermodal containerized transportation carrier companies to transport the containers containing our customers’ cargo primarily for transpacific and transatlantic moves. We do not depend on any single carrier. The role of such carriers is to transport containers from port to port. Our customers demand a global network of services, including ocean, truck and rail transportation. Currently, there are approximately 20 major containerized transportation companies serving the transatlantic and transpacific sectors. Many other smaller carriers serve these sectors, north-south trade lanes and feeder services on shorter routes.

Competition

Competition within the ocean transportation intermediary, logistics and supply chain management industries is intense. While the maritime logistics industry in the United States is fragmented, we believe our primary competition consists of a relatively small number of international firms that have the worldwide capabilities to provide the breadth of services that we offer. Primary competitors include Expeditors International of Washington, Inc., UTI Worldwide Inc. and Panalpina World Transport Holding Ltd. Additionally, large multinational transportation companies such as A.P. Møller/Maersk and American President Line/GATX may also be competitors; however, such companies are also potential vendors. We also expect to encounter competition from regional and local third-party logistics providers, integrated transportation companies that operate their own aircraft, cargo sales agents and brokers, surface freight forwarders and carriers, airlines, associations of shippers organized to consolidate their members’ shipments to obtain lower freight rates, and Internet-based freight exchanges. We believe it is becoming increasingly difficult for smaller regional providers with a more limited service offering to compete, which we expect to result in further industry consolidation and business opportunities for us.

Generally, we believe that successful companies in our industry must provide customers with integrated, global supply chain solutions. Among the factors that we believe are impacting our industry are the outsourcing of supply chain activities, increased global trade and sourcing, increased demand for time-definite delivery of goods, and the need for advanced information technology systems that facilitate real-time access to shipment data, customer reporting and transaction analysis. We believe that the most important competitive factors in our industry are quality of service, including reliability, responsiveness, scope of operations, geographic coverage and price. Furthermore, as supply chain management becomes more complicated, we believe companies are increasingly seeking full-service solutions from a single or limited number of partners that are familiar with their requirements, processes and procedures and that can provide services globally.

The apparel logistics industry in which we compete through our subsidiary, FMI, is fragmented with a number of companies providing many of the services offered by FMI in the supply chain process, but very few offering an end-to-end comprehensive menu of services like FMI. We believe FMI’s focus on the apparel industry, in particular garments on hangers, provides a distinct barrier to entry for competitors who do not possess this expertise. FMI’s competitors include the logistics divisions of ocean liners such as American President Line/GATX, as well as non-asset based logistics companies, such as Expeditors International of Washington, Inc. and UTI Worldwide Inc.

We are an asset-light third-party logistics provider, and we believe that we will, through our global network, be able to provide cost-effective, integrated, superior supply chain management services to our customers. We believe that, upon execution of our strategy, there will be few independently aligned competitors that offer comparable services in our markets. We believe our competitive advantages include: (i) our scalable, cost-efficient, asset-light third-party logistics provider business model; (ii) our diverse customer base; (iii) our global network, particularly in Asia; and (iv) our experienced management team.

Technology

We seek to compete by utilizing the strengths of our global network and proprietary information systems for our warehousing and trucking operations, and by integrating technologies from strategic third party outsourced logistics systems service providers. Our goal is to ensure the seamless integration of systems while simultaneously reducing internal operating costs and improving the customers’ supply chain visibility. We expect to implement E-Freight Technologies core product, E-Cargo, as our global operating platform across all origin offices. This product is extremely robust in the maritime third party logistics sector and offers us the ability to provide data direct to customs via their Automated Manifest System module. We plan to build electronic data interchange interfaces from the operating platform directly to the LOGNET, our licensed visibility software tool, for seamless tracking for all of our customers. This product is a recognized industry leader in providing integrated supply chain visibility tools to customers. Execution of our technology platform will be important to achieve our overall goals. We plan to have a single point for data entry thus ensuring data quality and accuracy. We believe this strategy will be a key strategic advantage in the market. We have entered into off-the-shelf license agreements with E-Freight Technologies to implement our logistics technology platform. There can be no assurance that we will fully implement or integrate such platform into our operations. See “Risk Factors” elsewhere herein.

Working capital practices

See the discussion contained under the heading “Management’s Discussion and Analysis of Financial Conditions and Results of Operations - Overview” and “Liquidity and Capital Resources” of this registration statement, which is incorporated herein by reference.

New market segments

We are not currently developing any new segments. However, we review acquisition opportunities as they arise. While growth through acquisition is an element of our overall strategic growth plan, there can be no assurance that any additional acquisitions will be completed in the foreseeable future, or that any future acquisitions will have a positive effect on our financial performance. Certain of the operative documents related to our note financing and our senior credit facility limit our ability to consummate further acquisitions.

Licenses, Franchises and Concessions

Other than the licenses identified under the heading “Regulation,” we have no material licenses, franchise contracts or concessions.

Intellectual Property

We have applied for U.S. federal trademark or service mark registration of the marks Summit Global Logistics, SLG, TUG, SeaMaster, and FMI. These marks are currently being registered in selected foreign countries. We have no patents nor have we filed any patent applications. While we may seek to register further trademarks or service marks and perhaps file patents on inventions or processes in the future, we believe our success depends primarily on factors such as the skills and abilities of our personnel rather than on any trademarks, patents or other intellectual property registrations we may obtain.

Employees

At January 10, 2007, we employed a total of approximately 786 persons. A breakdown of our employees by region is as follows:

Region	No. of Employees

Americas	700
Asia Pacific	80
Europe	6

Total	786

None of our employees are subject to collective bargaining or trade union arrangements.

Regulation

The Federal Maritime Commission (commonly referred to as FMC) regulates ocean transportation intermediary and non-vessel operating common carrier operations to and from the United States. The FMC licenses intermediaries (combined ocean freight forwarders and non-vessel operating common carrier operators). Indirect ocean carriers are subject to regulation by the FMC regulation, under its tariff publication and surety bond requirements, and under the Shipping Act of 1984 and the Ocean Reform Shipping Act of 1998, particularly those terms proscribing rebating practices. For ocean shipments not originating or terminating in the United States, the applicable regulations and licensing requirements typically are less stringent than those that originate or terminate in the United States.

We are licensed as a customs broker by the U.S. Customs and Border Protection office of the Department of Homeland Security (commonly referred to as CBP) in United States’ customs districts in which we do business. All U.S. customs brokers are required to maintain prescribed records and are subject to periodic audits by the CBP. As a certified and validated party under the self-policing Customs-Trade Partnership Against Terrorism (commonly referred to as C-TPAT), we are also subject to compliance with security regulations within the trade environment that are enforced by the CBP. We are also subject to regulations under the Container Security Initiative, which is administered by the CBP. Since February 1, 2003, TUG has been submitting manifests automatically to U.S. Customs from foreign ports 24 hours in advance of vessel departure. Our foreign customs brokerage operations are licensed in and subject to the regulations of their respective countries. We must comply with export regulations of the U.S. Department of State, including the International Traffic in Arms Regulations, the U.S. Department of Commerce and the CBP regarding what commodities are shipped to what destination, to what end-user and for what end-use, as well as statistical reporting requirements.

Some portions of our warehouse operations require authorizations and bonds by the United States Department of the Treasury and approvals by the CBP.

Certain of our United States trucking and truck brokerage operations are subject to regulation by the Federal Motor Carrier Safety Administration (commonly referred to as FMCSA), which is an agency of the United States Department of Transportation, and by various state agencies. The FMCSA has broad regulatory powers with respect to activities such as motor carrier operations, practices and insurance. Interstate motor carrier operations are subject to safety requirements prescribed by the FMCSA. Subject to federal and state regulation, we may transport most types of freight to and from any point in the United States. The trucking industry is subject to possible regulatory and legislative changes (such as the possibility of more stringent environmental, safety or security regulations or limits on vehicle weight and size) that may affect the economics of the industry by requiring changes in operating practices or the cost of providing truckload services.

Our air transportation activities in the United States are subject to regulation by the Department of Transportation as an indirect air carrier and by the Federal Aviation Administration. We are also subject to security measures and strict shipper and customer classifications by the Department of Homeland Security through the Transportation Security Administration (commonly referred to as TSA). Our overseas offices and agents are licensed as airfreight forwarders in their respective countries of operation, as necessary. Our indirect air carrier status is also subject to the Indirect Air Carrier Standard Security Program administered by the TSA.

We are subject to a broad range of foreign and domestic environmental and workplace health and safety requirements, including those governing discharges to air and water and the handling and disposal of solid and hazardous wastes. In the course of our operations, we may be asked to store, transport or arrange for the storage or transportation of substances defined as hazardous under applicable laws. If a release of hazardous substances occurs on or from our facilities or while being transported by us or our subcontracted carrier, we may be required to participate in, or have liability for, the remediation of such release. In such case, we also may be subject to claims for personal injury and natural resource damages.

Although, to date, we have not incurred liability arising under these environmental, health and safety laws, we cannot predict what impact future environmental, health and safety regulations might have on our business.

We believe that we are in substantial compliance with applicable material regulations and that the costs of regulatory compliance have not had a material adverse impact on our operations to date. We cannot predict the degree or cost of future regulations on our business. If we fail to comply with applicable governmental and environmental regulations, we could be subject to substantial fines or revocation of our permits and licenses.

Available Information

We are a reporting company under the Exchange Act. Our website address is https://www.summitgl.com. The information included in our website is not included as a part of, or incorporated by reference into, this registration statement. We will make available through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we have filed or furnished such material to the SEC

You may read and copy any materials we file with the SEC at the SEC’s Public Reference room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

PROPERTY

As of January 10, 2007, we leased twenty-six facilities in three countries. We generally lease or operate our office and warehouse space near an ocean port or an airport. Leases for our primary warehouses have remaining terms ranging from one year to eight years and often include options to renew. We will seek to shed or consolidate certain office and warehouse space in connection with the integration of FMI and TUG. Some leases are month-to-month or expire in the near term. With regard to longer term leases, we will consider subleasing or negotiated termination payments. We believe that our facilities are adequate for our current needs.

As of January 10, 2007, we leased the following facilities in the regions indicated:

	Logistics
	Trucking Lots	Office	Warehouse	Total

Americas	4	9	11	24
Asia Pacific	—	1	—	1
Europe	—	1	—	1

Total	4	11	11	26

In addition to the logistic warehouses disclosed above, we also maintain five exclusive agency offices in the People’s Republic of China.

Our corporate headquarters are located in 547 Boulevard, Kenilworth, New Jersey, a leased premises. The telephone number of our corporate headquarters is (908) 497-0280. In addition, we occupy several other properties which we use for office space and for our logistics, distribution and transportation services, including storage and warehousing of freights containers. The following is a summary of our significant properties, all of which are leased:

Location	Use	Size	Lease Expiration Date

Carteret, New Jersey[1]	Storage, packing, and distribution of dry goods, and for offices connected therewith	266,600 square feet	January 13, 2014

Mira Loma, California*	Logistics, distribution and transportation services	Approx. 532,000 square feet	July 19, 2012

Medley, Florida	Warehouse and office space; storage, distribution and brokerage services	124,123 square feet	March 1, 2012 with an option to renew

San Pedro, California	Office space, storage, warehouse, distribution and brokerage services	513,108 square feet	July 31, 2011

San Pedro, California	Office space, storage, warehouse, distribution and brokerage services	338,885 square feet plus an expansion area of 72,814 square feet	October 31, 2008

Carteret, New Jersey	Unimproved land which is used to store ocean containers and truck trailers	10.33 acres of unimproved land	January 31, 2009

Miami, Florida	Warehouse and office facility	158,000 square feet	January 15, 2007 (and month to month thereafter)

Springfield Gardens, New York	Air Freight Services	50,500 square feet	May 30, 2010

Carson, California	We sublease this property to a third party and do not use it	315,000 square feet.	June 30, 2007

Carson, California	Warehousing and freight forwarding services	51,205 square feet	November 30, 2007

1

The facilities we lease in Carteret, New Jersey and Mira Loma, California are subject to leasehold mortgages in favor of Fortress Capital Corp (as agent) under our senior credit facility and subordinated leasehold mortgages in favor of investors in the note financing.

LEGAL PROCEEDINGS

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against us or involving us that, in the opinion of management, could reasonably be expected to have a material adverse effect on our business or financial condition.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the NASD’s Over-the-Counter Bulletin Board under the symbol ARBC. The most recent transaction indicates a low bid of $2.40 per share and a high bid of $2.40 per share pre-reverse split, or $26.94 per share after giving effect to the reverse split. However, there is currently no established market for our common stock, we do not believe that the isolated transactions indicate the market price for our shares.

As of January 10, 2007 we had 7,594,950 shares of common stock issued and outstanding. In addition there were a total of (i) 5,398,894 shares of our common stock underlying warrants issued in our common stock and note financings and to our placement agent in such financings, (ii) 5,909,091 shares of our common stock underlying convertible notes issued in the note financing, and (iii) 1,205,000 shares of our common stock underlying options issued to our employees, consultants and advisers. Pursuant to the registration rights agreements entered into with investors who bought securities in our common stock financing and note financing, we have agreed to register a total of 18,855,640 shares of our common stock, subject to certain cut backs as provided in the registrations rights agreements. We may also be required to issue additional shares of common stock in connection with earn-out payments relating to the acquisitions of TUG and SeaMaster. In addition, we are required pursuant to certain lock-up agreements and pursuant to the acquisition agreements pursuant to which we acquired TUG, FMI and Sea Master to register 3,440,340 shares of our common stock. The parties to the lock-up agreements have waived their registration rights under such lock-up agreements in connection with the registration of shares under this Registration Statement.

The shares which are being registered are being registered for resale and are not being issued by us, thus the registration has no further dilutive effect on the existing shareholders.

Approximate Number of Holders of Our Common Stock

On January 10, 2007, there were approximately 143 security holders of record of our common stock.

Security Holders and Related Matters

Transactions in our common stock may be subject to the SEC’s rules regulating broker-dealer practices in connection with transactions in “penny stocks.” The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Prior to the effectiveness of the reverse split, the effective purchase price of the common stock and exercise price of the warrants issued in the common stock financing is approximately $0.89 per share and the effective conversion price and exercise price of the notes and warrants issued in the note financing, respectively, is approximately $0.98. The SEC’s penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before effecting a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. These rules may restrict the ability of brokers-dealers to engage in transactions in our common stock and may affect the ability of investors to purchase/sell shares. In addition, because trades in our common stock are expected to be reported on the NASD’s Over-the-Counter Bulletin Board, investors may find it difficult to obtain accurate quotations of the common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

Dividends

We have not paid any dividends on our common stock, and we do not intend to pay any dividends on our common stock in the foreseeable future. We are restricted from paying common stock dividends by the terms of our notes financing documents and senior credit facility. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Senior Credit Facility, and – Convertible Notes and Warrants.”

Securities Authorized for Issuance Under Equity Compensation Plans

We have disclosed below the options that were approved for issuance by our board on November 8, 2006 to our chief executive officer and other employees. No options or other equity instruments were issued prior to the merger.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,205,000	$10.00	195,000
Equity compensation plans not approved by security holders	—	—	—

Total	1,205,000		195,000

(1) On November 8, 2006, we adopted our 2006 Equity Incentive Plan (2006 Plan), which was approved by written consent of security holders holding 85.5% of our issued and outstanding common stock immediately after the merger and prior to the financings. The stockholder approval will be effective when we have complied with the obligations of Regulation 14C of the Securities and Exchange Act which we expect will be on or about February 6, 2007, twenty days after mailing to our security holders an information statement in compliance with Regulation 14C under the Securities and Exchange Act. The plan provides long-term incentives and awards to our employees, officers, directors, consultants and advisors. Prior to this, we had not adopted any equity compensation plans. The 2006 Plan permits us to issue stock and grant stock options, restricted stock, stock units and other equity interests to purchase or acquire up to 1,633,500 shares of our common stock. In addition, the 2006 Plan permits us to issue stock appreciation rights (SARs). As of the date hereof, we have issued 667,000 SARs. The SARs can only be settled for cash. Awards covering no more than 250,000 shares may be granted to any person during any fiscal year. If any award expires, or is terminated, surrendered or forfeited, then shares of common stock covered by the award will again be available for grant under the 2006 Plan. The 2006 Plan is administered by the compensation committee of our board. The board or committee has broad discretion to determine the terms of an award granted under the 2006 Plan, including, to the extent applicable, the vesting schedule, purchase or grant price, option exercise price, or the term of the option or other award; provided that the exercise price of any options granted under the 2006 Plan may not be less than the fair market value of the common stock on the date of grant. The board or committee also has discretion to implement an option exchange program, whereby outstanding stock options are exchanged for stock options with a lower exercise price, substitute another award of the same or different type for an outstanding award, and accelerate the vesting of and, as applicable, lapse of restrictions with respect to stock options and other awards at any time. The terms and conditions of stock options or other awards granted under the 2006 Plan will be set forth in a separate agreement between us and each recipient of an award. On November 8, 2006, our board approved (i) awards covering an aggregate of 1,438,500 shares of our common stock under the 2006 Plan, including options to purchase 1,205,000 shares of common stock and 233,500 restricted shares and (ii) stock appreciation rights. Under the 2006 Plan, 195,000 shares of our common stock remain available for future issuance and an unspecified number of stock appreciation rights remain available for issuance.

SELECTED FINANCIAL DATA

The following table sets forth selected financial data of companies we acquired on November 8, 2006. The selected financial data should be read in conjunction with the financial statements and notes thereto included elsewhere herein. Amounts presented are in millions except for per share information. The net income per share and cash dividends per common share are presented on a pro forma basis using the number of common shares outstanding as of November 8, 2006 to make the comparison more meaningful.

	Year ended December 31,					Nine months ended September 30
	2005	2004	2003	2002	2001	2006	2005

	(Audited)			(Unaudited)		(Unaudited)

Income Statement Data:
Operating revenues
Maritime Logistics	$1.8	$2.4	$3.2	$0.7	$1.0	$2.0	$1.5
FMI	117.9	98.3	86.6	66.4	58.5	84.7	88.9
TUG	75.9	65.9	48.2	22.6	21.9	66.3	55.5
Aerobic	—	—	—	—	—	—	—

Total	$195.6	$166.6	$138.0	$89.7	$81.4	$153.0	$145.9

Income before taxes
Maritime Logistics	$—	$(0.1)	$0.1	$—	$—	$(0.3)	$0.1
FMI	1.1	(4.4)	(0.5)	3.5	3.4	2.7	0.6
TUG	3.3	2.6	3.0	0.2	0.1	2.2	1.5
Aerobic	—	—	—	—	—	—	—

Total	$4.4	$(1.9)	$2.6	$3.7	$3.5	$4.6	$2.2

Net income
Maritime Logistics	$—	$(0.1)	$0.1	$—	$—	$(0.3)	$0.1
FMI	1.0	(4.5)	(0.6)	3.2	3.2	2.6	0.6
TUG	3.0	2.2	2.7	0.1	0.1	1.8	1.3
Aerobic	—	—	—	—	—	—	—

Total	$4.0	$(2.4)	$2.2	$3.3	$3.3	$4.1	$2.0

Balance Sheet Data (at end of the period:
Total assets
Maritime Logistics	$0.2	$0.4	$0.6	$0.8	$0.3	$1.5	$0.4
FMI	102.4	103.3	102.8	13.7	16.6	101.8	105.7
TUG	9.5	7.6	6.1	5.0	4.7	12.3	9.5
Aerobic	—	—	—	—	—	—	—

Total	$112.1	$111.3	$109.5	$19.5	$21.6	$115.6	$115.6

Long-term debt, including current maturities
Maritime Logistics	$—	$—	$—	$0.1	$0.1	$0.5	$—
FMI	54.2	56.5	53.8	2.4	4.2	50.3	55.4
TUG	0.7	0.7	0.5	0.6	1.0	0.7	0.9
Aerobic	—	—	—	—	—	—	—

Total	$54.9	$57.2	$54.3	$3.1	$5.3	$51.5	$56.3

Redeemable preferred stock	$—	$—	$—	$—	$—	$—	$—

Unaudited pro forma net income per share:

Basic – Note (d)	$0.52	$(0.32)	$0.29	$0.44	$0.43	$0.55	$0.25
Diluted – Note (e)	$0.19	$(0.32)	$0.11	$0.16	$0.16	$0.20	$0.09

Unaudited pro forma cash dividends per common share	$0.24	$0.33	$0.05	$0.30	$0.19	$0.04	$0.23

Notes:

(a)

Maritime Logistics was formed in February 2006 and acquired AmeRussia Shipping Co. Inc. in May 2006. The amounts prior to February 2006 are historical financial information of AmeRussia Shipping Co. Inc.

(b)

For 2001 and 2002, the financial data presented is FMI Inc. and Subsidiaries. In 2003, FMI Inc. contributed all of its assets and liabilities to FMI Holdco I LLC in exchange for equity and the financial data presented is the combined results of FMI.

(c)	TUG Logistics Inc. and Affiliates was formed in 2003. For 2001 and 2002, the financial data presented is Trans-Union Group, its predecessor.

(d)	Basic net income per share is calculated using the weighted average number of shares issued and outstanding as of November 8, 2006 (date of merger) amounting to 7,594,950 shares.

(e)	Diluted net income per share is calculated using the weighted average number of shares issued and outstanding as of November 8, 2006 (date of merger) amounting to 20,107,890 shares.

(f)	We consider FMI the predecessor company for accounting purposes, because its revenue and assets are the majority of the revenues and assets of the new combined company.

As a result of the merger, Maritime Logistic became our wholly-owned subsidiary and the security holders of Maritime Logistics received an aggregate of 1,451,000 shares of our common stock. As a result of the merger and the issuance of stock to the security holders of Maritime Logistics, the former security holders of Maritime Logistics held approximately 85.5% of our outstanding common stock immediately after the merger and prior to the financings. Accounting principles generally accepted in the Untied States generally require that a company whose security holders retain the majority voting interest in the combined business be treated as the acquirer for financing reporting purposes. The acquisition was accounted for as a reverse acquisition whereby Maritime Logistics was deemed to be the “accounting acquirer.” Among other things, this requires us to present all financial statements after the completion of the merger, prior historical financial and other information of Maritime Logistics and the acquired companies.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and the related notes and other information included elsewhere in this registration statement. This discussion contains forward-looking statements that are based on management’s current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements and as a result of the factors we describe under “Risk Factors” and elsewhere in this registration statement. See “Special Note Regarding Forward-looking Statements” and “Risk Factors.” We undertake no obligation to update publicly any forward looking statements for any reason, even if new information becomes available or other events occur in the future.

Introduction

This management’s discussion and analysis of financial condition and results of operations is intended to provide investors with an understanding of our financial condition, changes in financial condition and results of operations. We will discuss and provide our analysis in the following order:

•	Overview

•	Unaudited Pro Forma Consolidated Financial Statements

•	Discussion of Operating Results

•	Liquidity and Capital Resources

•	Off-Balance Sheet Arrangements

•	Impact of Inflation

•	Critical Accounting Policies and Use of Estimates

•	Contractual Obligations

Overview

Please see the section “Our Business” for an overview of our business.

As a merged business, we intend to build an international transportation and supply-chain management company offering a full range of domestic and international freight management services, as well as warehousing and distribution services, and other value added supply chain management services. We seek to achieve a recognized market leadership position in the maritime third-party logistics sector by (i) combining and integrating the contract logistic services of Maritime Logistics and FMI with the ocean transportation intermediary services of TUG (ii) maximizing expected strategic synergy; (iii) capitalizing on the strong market position of FMI in the apparel, footwear and specialty retail sectors; (iv) increasing market share through superior service and implementation of technology; (v) reducing costs through scale and purchasing power efficiencies, as well as outsourcing certain operations; (vi) expanding into expected areas of high growth and taking advantage of expected favorable macro industry dynamics; and (vii) expanding service offering(s) to our customers. As part of our strategy, we may seek to acquire additional asset-light, full-service logistics providers and freight forwarders that add services, customers, geographies or capabilities to enhance our business. Our senior credit facility and notes contain covenants that significantly limit our ability to acquire businesses.

As a third-party logistics services provider, we will seek to limit our investment in equipment, facilities and working capital through contracts and preferred provider arrangements with various transportation vendors which generally are expected to provide us with favorable rates, minimum service levels, capacity assurances and priority handling status. Our asset-light based approach will allow us to maintain a high level of operating flexibility and leverage a cost structure that is highly variable in nature while the volume of our flow of freight will enable us to negotiate attractive pricing with our transportation providers.

Our principal source of income will continue to be derived from freight management services. As an international and domestic logistics provider, we will arrange for the shipment of our customers’ freight from point of origin to point of destination. Our price quote will often depend upon the customer’s time-definite needs, special handling needs, and the means of transport (truck, air, ocean or rail). In turn, we assume the responsibility for arranging and paying for the underlying means of transportation.

Technology

We seek to compete by utilizing the strengths of our global network and proprietary information systems for our warehousing and trucking operations, and by integrating technologies from strategic third party outsourced logistics systems service providers. Our goal is to ensure the seamless integration of systems while simultaneously reducing internal operating costs and improving the customers’ supply chain visibility. We expect to implement E-Freight Technologies core product, E-Cargo, as our global operating platform across all origin offices. This product is extremely robust in the maritime third party logistics sector and offers us the ability to provide data direct to customs via their Automated Manifest System module. We plan to build electronic data interchange interfaces from the operating platform directly to the LOGNET, our licensed visibility software, for seamless tracking for all of our customers. This product is a recognized industry leader in providing integrated supply chain visibility tools to customers. Execution of our technology platform will be important to achieve our overall goals. We plan to have a single point for data entry thus ensuring data quality and accuracy. We believe this strategy will be a key strategic advantage in the market. We have entered into off-the-shelf license agreements with E-Freight Technologies to implement our logistics technology platform. There can be no assurance that we will fully implement or integrate such platform into our operations. See “Risk Factors” elsewhere herein.

General Industry Trends

The primary macroeconomic growth indicators of our business include general growth in the economy, international trade, particularly out of Asia, and the increase in outsourcing of logistics projects.  Business drivers that we control and focus on internally are our ability to (i) cross-sell our services to existing and solicit prospective customers and (ii) collaboration with our customers to provide flexible, cost-effective and profitable supply chain solutions.

Effective supply chain management has increased in importance as business demands more efficient and cost-effective distribution services.  Businesses increasingly perform manufacturing and assembly operations in multiple locations far from the markets for their products, distribute products to numerous distant destinations and strive to minimize inventory.  As a result of the growing demand for just-in-time distribution, companies frequently require expedited transportation services. Utilizing us, businesses can benefit from enhanced distribution services while reducing premiums paid for expedited services on an independent basis. The fragmentation in the logistics industry has historically forced businesses to procure their transportation service needs through a disparate network of providers, each focused on a discrete element of their transportation needs such as freight forwarders, non-vessel operating common carriers (carriers who do not operate the vessel on which the freight is transported) and fully-integrated carriers. As a result, moving a product from an international port into the United States and to the customer’s distribution center or store typically involves multiple vendors which can result in inconsistent service, reduced supply chain visibility, and cost inefficiencies.

Global containerized trade, as measured by container port handling moves, has grown at a long-term historical compound annual growth rate of 10% from 1974 through 2005 and at an 11% growth rate from 2000 through 2005 (Source: Journal of Commerce 2004). We estimate for 2006-2010 that the global container trade will grow at a compound annual growth rate of 9%.

Note Regarding Presentation

Because the Maritime Logistics, FMI and TUG businesses were not operated as a combined business during the periods reported, we have presented separate disclosure relating to each business to better identify the factors affecting each business and the trends relating thereto.

UNAUDITED PRO FORMA
CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

          The following unaudited pro forma consolidated condensed statements of operations for the period ended December 31, 2005 and for the period ended September 30, 2006 were prepared as if the consolidation was effective as of January 1, 2005. The pro forma consolidated condensed balance sheet as of September 30, 2006 was prepared as if the consolidation was effective as of such date.

          The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto included herein for Maritime Logistics US Holdings Inc. (Maritime Logistics), FMI Holdco I, LLC (FMI), AmeRussia Shipping Company Inc. (AmeRussia), TUG Logistics, Inc. (TUG) and Aerobic Creations, Inc. (Aerobic Creations, our company, we, us, our). The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the combined enterprise after the consolidation of Aerobic Creations with Maritime Logistics, FMI, AmeRussia and TUG, or of the financial position or results of operations of the combined enterprise that would have actually occurred had the consolidation been effected as of the dates described above. The consolidation will be accounted for as a reverse acquisition wherein Maritime Logistics will be treated as the acquirer for accounting purposes since it will control the combined enterprise. We are treating FMI as a predecessor company for accounting purpose, because its revenue and assets are the majority of the revenues and assets of the new combined company.

          The additional costs associated with public company requirements have not been reflected in the following pro forma consolidated financial statements due to our inability to definitively estimate such costs. We believe that such public company costs will be significant and likely in excess of $1 million on a yearly basis.

Condensed Consolidated Pro Forma Balance Sheet
as of September 30, 2006
(in thousands, except for per share data)

	Accounting Acquirer	“Acquired Companies”[2]		Legal Acquirer
	Maritime Logistics[1]	FMI	TUG	Aerobic Creations	Combined	Pro Forma Adjustments	Notes	Consolidated Pro Forma Balance Sheet[3]
Assets
Cash	$182	$622	$2,457	$12	$3,273	$14,242	C,D,E	$17,515
Accounts receivable, net	255	16,125	9,581	—	25,961	—		25,961
Other current assets	144	2,614	71	—	2,829	—		2,829

Total current assets	581	19,361	12,109	12	32,063	14,242		46,305

PP&E, net	43	6,161	186	—	6,390	—		6,390
Other assets	3	776	59	—	838	—		838
Transaction/Financing costs	55	609	—	—	664	12,799	A	13,463
Goodwill/Intangible	788	74,922	—	—	75,710	70,799	B	146,509

Total assets	$1,470	$101,829	$12,354	$12	$115,665	$97,840		$213,505

Liabilities & Equity
Current liabilities
Accounts payable	$360	$8,463	$4,813	$6	$13,642	$2,503		$16,145
Accrued liabilities	—	477	1,093	—	1,570	—		1,570
Current Maturity of Existing Debt	475	4,463	—	—	4,938	(4,938)		—
Due to Shareholder	52	—	—	—	52	(52)		—
Dividends payable	150	—	—	—	150	—		150

Total current liabilities	1,037	13,403	5,906	6	20,352	(2,487)		17,865

Long-term Liabilities
Senior Secured Credit Facility	—	—	—	—	—	55,000	C	55,000
Convertible notes	—	—	—	—	—	23,424	D	23,424
Existing debt	—	45,799	710	—	46,509	(46,509)		—
Fair Value of Derivative Instruments	—	—	—	—	—	55,488	F	55,488
Deferred Rent	—	1,623	—	—	1,623	(1,623)	B	—
Due to Seller	125	—	—	—	125	(125)		—
Due to Related Party	330	—	—	—	330	—		330

Total Long-Term Liabilities	455	47,422	710	—	48,587	85,655		134,242

Total Liabilities	1,492	60,825	6,616	6	68,939	83,168		152,107

Shareholders’ Equity
Preferred Stock	—	18,000	—		18,000	(18,000)		—
Common Stock	10	27,842	990	2	28,844	(28,836)		8
Paid in Capital	412	—	—	109	521	61,313		61,834
Retained Earnings (accumulated deficit)	(444)	(4,838)	4,748	(105)	(639)	195		(444)

Total Shareholders’ Equity	(22)	41,004	5,738	6	46,726	14,672	E,F,G	61,398

Total liabilities & equity	$1,470	$101,829	$12,354	$12	$115,665	$97,840		$213,505

Condensed Consolidated Pro Forma Statements of Operations
for the year ended December 31, 2005
(in thousands, except for per share data)

	Accounting Acquirer	“Acquired Companies”[2]		Legal Acquirer				Consolidated
	AmeRussia[4]	FMI	TUG	Aerobic Creations	Combined	Pro Forma Transaction Adjustments	Notes	Pro Forma Income Statement[3]
Revenues:
Air & Ocean Freight Services	$1,779	$—	$75,941	$—	$77,720	$—		$77,720
Logistics Services	—	117,857	—	—	117,857	—		117,857

Total Revenue	1,779	117,857	75,941	—	195,577	—		195,577

Operating Expenses:
Air & Ocean Freight Transportation	1,286	—	68,005	—	69,291	—		69,291
Logistics Services	—	91,414	—	—	91,414	—		91,414

Total Operating Expenses	1,286	91,414	68,005	—	160,705	—		160,705

Gross Profit	493	26,443	7,936	—	34,872	—		34,872

Sales, General & Administrative Expenses
Salaries and Related Costs	159	7,624	3,780	—	11,563	2,000	H	13,563
Rent and Occupancy Costs	26	898	520	—	1,444	—		1,444
Depreciation and Amortization	—	2,490	37	—	2,527	—		2,527
Amortization of Intangibles	—	3,021	—	—	3,021	2,000	I	5,021
Other Operating Expenses	290	4,004	253	19	4,566	—		4,566

Total Sales, General & Administrative	475	18,037	4,590	19	23,121	4,000		27,121

Operating Income (Loss)	18	8,406	3,346	(19)	11,751	(4,000)		7,751

Interest Expense, Net	9	7,317	38	—	7,364	12,668	J	20,032

Income (loss) before income tax provision	9	1,089	3,308	(19)	4,387	(16,668)		(12,281)
Income Tax provision (benefit)	2	106	346	—	454	(254)	K	200

Net Income (Loss)	$7	$983	$2,962	$(19)	$3,933	$(16,414)		$(12,481)

Weighted average common shares outstanding, basic and diluted								7,594

Net loss per common share, basic and diluted								($1.64)

Condensed Consolidated Pro Forma Statements of Operations
for the nine months ended September 30, 2006
(in thousands, except for per share data)

	Accounting Acquirer	“Acquired Companies”[2]			Legal Acquirer				Consolidated
	Maritime Logistics[5]	AmeRussia[5]	FMI	TUG	Aerobic Creations	Combined	Pro Forma Transaction Adjustments	Notes	Pro Forma Income Statement[3]
Revenues:
Air & Ocean Freight Services	$1,070	$1,970	$—	$66,292	$—	$69,332	$(1,070)	(1)	$68,262
Logistics Services	—	—	84,748	—	—	84,748	—		84,748

Total Revenue	1,070	1,970	84,748	66,292	—	154,080	(1,070)		153,010

Operating Expenses:
Air & Ocean Freight Transportation	831	1,545	—	59,892	—	62,268	(831)	(1)	61,437
Logistics Services	—	—	65,363	—	—	65,363	—		65,363

Total Operating Expenses	831	1,545	65,363	59,892	—	127,631	(831)		126,800

Gross Profit	239	425	19,385	6,400	—	26,449	(239)		26,210

Sales, General & Administrative Expenses
Salaries and Related Costs	—	250	8,225	2,473	—	10,948	1,500	H	12,448
Rent and Occupancy Costs	24	32	725	459	—	1,240	(24)	(1)	1,216
Depreciation and Amortization	5	13	1,314	29	—	1,361	(5)	(1)	1,356
Amortization of Intangibles	5	—	2,074	—	—	2,079	1,500	I	3,579
Other Operating Expenses	484	174	153	1,235	68	2,114	—		2,114

Total Sales, General & Administrative	518	469	12,491	4,196	68	17,742	2,971		20,713

Operating Income (Loss)	(279)	(44)	6,894	2,204	(68)	8,707	(3,210)		5,497

Interest Expense, Net	15	3	4,215	15	—	4,248	10,620	J	14,868

Income (loss) before income tax provision	(294)	(47)	2,679	2,189	(68)	4,459	(13,830)		(9,371)
Income Tax provision (benefit)	—	1	90	370	—	461	(261)	K	200

Net Income (Loss)	$(294)	$(48)	$2,589	$1,819	$(68)	$3,998	$(13,569)		$(9,571)

Weighted average common shares outstanding, basic and diluted									7,594

Net loss per common share, basic and diluted									($1.26)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As a result of the merger, Maritime Logistics became our wholly-owned subsidiary and the security holders of Maritime Logistics received an aggregate of 1,451,000 shares of our common stock. As a result of the merger and the issuance of stock to the security holders of Maritime Logistics, the former security holders of Maritime Logistics held approximately 85.5% of our outstanding common stock immediately after the merger and prior to the financings. Accounting principles generally accepted in the United States generally require that a company whose security holders retain the majority voting interest in the combined business be treated as the acquirer for financial reporting purposes. The acquisition was accounted for as a reverse acquisition whereby Maritime Logistics was deemed to be the “accounting acquirer.” Among other things, this requires Aerobic to present all financial statements after the completion of the merger, prior historical financial and other information of Maritime Logistics and the acquired companies.

Pro Forma Adjustments To The Condensed Consolidated Balance Sheet Are As Follows:

1	Existing Maritime Holdings operations includes five months of the financial results of AmeRussia, which it acquired on May 1, 2006.

2

Maritime Holdings acquired FMI and Tug on November 8, 2006. The pro forma financial statements include FMI Holdco I LLC, and not its parent company FMI Blocker Inc, as FMI Blocker, Inc., was simply a pass through entity with no assets other than its controlling interest in FMI Holdco I LLC, and was immediately dissolved after the acquisition.

3	The Consolidated Pro Forma Results presented herein are for illustrative purposes only.

A	Transaction and financing costs include:

- Financing fees and expenses payable to the Lender of $2.1 million related to the Senior Debt Financing

- Cash fees and expenses payable to the Placement Agent in the aggregate amount of $6.8 million for the Senior Debt, note financing and common stock financing

- Warrants valued at $2.4 million granted to the Placement Agent

- Maritime Holdings fees and expenses (including third-party legal, accounting and tax) of $7.4 million

- These costs have been allocated as follows (in millions)

Issuance of common stock	$2.6
Debt financing costs	13.4
Transaction costs	2.7

Total	$18.7

B

The cost of the acquisitions, including transaction and financing costs was $180.7 million. The purchase consideration for the acquisitions consisted of $55.0 million from the Senior Secured Credit Facility, $65.0 million of funds raised through the Note Financing, $33.5 million from the common stock financing and additional shares of common stock valued at $42.5 million, leaving cash on hand of approximately $15 million.

The preliminary allocation of the purchase price, including transaction and financing costs, was as follows (in thousands):

Current assets	$28,790
Property, equipment and leasehold improvements	6,390
Intangible assets:*
Customer list	30,000
Trade mark	3,000
Software	2,000
Goodwill*	111,509
Other assets	838

Total assets acquired	$182,527
Current liabilities	17,865

Net assets acquired	$164,662

*	Goodwill/Intangible are comprised of:
	Intangibles:
	Customer List	$30,000

Trade mark	3,000
Software	2,000
Goodwill	111,509	**

	$146,509

Management intends to retain a third-party valuation consultant to complete a purchase price allocation study of the acquisitions that will determine the final allocation between Goodwill and other intangibles assets will be amortized over 3-7 years. Under the transactions with TUG and SeaMaster, we may be required to make future earn-out payments, if certain financial hurdles are met, that are not reflected in the pro forma balance sheet presented herein.

**

Deferred rent is the difference between the rent paid and the rent expensed. This difference was the effect of six months free rent for warehouse facilities leased by FMI. This deferred rent was reflected in goodwill as part of the purchase price allocation.

C	Under the terms of the Senior Secured Credit Facility, we will have $55 million in senior secured debt, subject to principal payments over a 5-year term, and a $10 million Revolving Credit facility.

D

We raised $65 million through the Note Financing. The structure of the transactions will give rise to accounting charges relating to deemed embedded derivatives, as disclosed in greater detail in the sections “Management Discussion and Analysis of Financial Condition and Results of Operation” and “Risk Factors” contained elsewhere herein and as further explained below in Note F.

Proceeds on issuance of convertible debt	$65,000
Adjustment for fair value of embedded derivatives:
Fair value of the convertible debt	(28,332)
Fair value of the warrants	(13,244)

Convertible Note Balance	$23,424

E	Equity contributed through the Transactions reflects:

- The contributed value of the Maritime Holdings operations of $14.5 million

- The contributed value of Aerobic of $2.5 million

- The cash contribution related to the sale of Common Stock of $33.5 million

- The value attributed to the rollover shares granted to the FMI sellers of $15.5 million

- The contributed value of restricted stock held by SeaMaster and TUG discounted to reflect the 3 year restriction on sale of these shares of $10.0 million.

Total Equity contributed equals $76.0 million.

F

Fair Value of Derivative Instruments was calculated for the Note Financing and the warrants attached thereto, the warrants attached to the Common Stock, and the warrants issued to the placement agent in the note and common stock financings. Such liabilities are recorded as a reduction of the face value of the Convertible Notes and Additional Paid In Capital. Please see “Our History” for further details. We have not recorded a mark-to-market adjustment as our common shares were not traded at this time.

Fair value of derivatives are comprised of:
Convertible Notes	$28,332
Warrants attached to convertible notes	13,244
Warrants attached to common stock	11,503
Warrants issued with placement agent	2,409

Fair Value of Derivative Instruments	$55,488

G
		Common Stock
					Additional Paid-in Capital
		Par Value	Number of Shares	Amount

	Balance as September 30, 2006 (pre split)	$0.001	2,060,000	$2,060	$108,970

Adjustment due to the 11.2261585365 reverse stock split		(1,876,500)		—

Balance as of September 30, 2006 (post split)		183,500	2,060	108,970
Issuance of shares prior to merger with MLI		62,500	—	—

Adjusted balance prior to merger		246,000	2,060	108,970
Issuance of shares in connection with the financings and acquisitions	$0.001	7,348,950	7,349	75,922,651
Reverse merger and purchase accounting adjustments		—	(1,814)	(108,970)
Equity financing cost		—		(2,585,000)
Adjustment related to the fair value of warrants issued				(11,503,000)

Balance as of November 8. 2006	$0.001	7,594,950	$7,595	$61,834,651

In thousands		7,594.95	$8	$61,834

Pro Forma Adjustments To The Condensed Consolidated Statements Of Operations Are As Follows:

4	The Accounting Acquirer, Maritime Holdings, did not exist in 2005; however, its wholly owned subsidiary, AmeRussia did exist and is presented herein.

5

The Accounting Acquirer, Maritime Holdings, acquired AmeRussia on May 1, 2006. All revenues and expenses related to AmeRussia for the five months ended September 30, 2006, were eliminated in consolidation.

H

The pro forma transaction adjustments related to Salaries and Related Costs outlined above represent the estimated pro forma impact of the incremental costs for the management team of Maritime Logistics who signed 5 year employment contracts with us upon consummation of the merger, financings and acquisitions, as a condition of closing of such transactions. These expenses were not incurred on a historical basis and we did not receive any historical benefits in terms of revenue generation or operating management, for these expenses in the historical periods presented herein.

I

The pro forma transaction adjustments related to amortization outlined above reflect the estimated pro forma incremental amortization related to fees and expenses of the transactions, as well as the amortization of intangible assets such as customer lists and software as further described in Notes A and B above.

J

The pro forma transaction adjustments related to interest expense outlined above reflect the pro forma incremental interest expense associated with balances of our Note Financing and Senior Secured Credit Facility at the closing of such transactions based on current LIBOR of 5.4% plus applicable margin. The structure of the transactions will give rise to accounting charges relating to deemed embedded derivatives. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operation – Critical Accounting Policies and Use of Estimates”. Such interest charges, as they relate to the embedded derivatives in the Notes, the warrants attached to the Notes, the warrants issued in the common stock financing, and the warrants issued to the placement agent included as interest expense amounted to $8.4 million for the twelve month period (or $6.1 million for the nine month period).

K

The pro forma transaction adjustments related to provision for income tax outlined above reflect the estimated net historical tax impact of the pro forma increases to our Selling, General and Administrative Expense, amortization and interest expense. As a result of these increases, we are showing a pro forma loss for income (loss) before tax provisions. We have therefore not calculated an income tax benefit because such benefit might not be realized in future periods. State and local taxes were provided for in the pro forma adjustment of $0.2 million.

FMI Description of Services and Revenue Recognition

Warehouse and Distribution Services. When we provide warehouse and distribution services to our customers, we provide transactional pricing for receiving, storing and distributing our customers’ goods based on their instructions. Revenue for these services is recognized at the time of receipt or at the time of shipment based on the services provided. Storage charges are recognized on a monthly basis.

Domestic Transportation Services. We provide a variety of domestic transportation services that include ocean container drayage from the port, air freight pick-up at the airport, local consolidation and delivery, as well as over the road truckload delivery. Revenue for these services is recognized at time of pick-up.

Freight Forwarding. We act as an authorized agent for a freight forwarder. We receive a portion of the revenue, net of all transportation costs that the freight forwarder receives. We recognize our revenue at the time of completion of services.

TUG Description of Services and Revenue Recognition

Ocean Freight Forwarding. When we act as an ocean transportation intermediary, we conduct business as a non-vessel operating common carrier. Gross revenue and applicable costs are recognized at the time the freight arrives at the port of discharge in the case of inbound/import shipments. Gross revenue and applicable costs are recognized at the time the freight departs the port of loading in the case of outbound/export shipments.

When we act as a non-vessel operating common carrier, we contract with ocean shipping lines to obtain transportation for a fixed number of containers between various points in a specified time period at an agreed upon rate. We then solicit freight from customers to fill the containers and consolidate the freight bound for a particular destination from a common shipping point. Our gross revenue includes the rate charged to the customer for the movement of the shipment on the ocean carrier plus our fees for the other services we provide which are related to the movement of goods such as preparing shipment-related documentation.

Airfreight Forwarding. When we act as an airfreight forwarder, we conduct business as an indirect carrier. When we act as an indirect air carrier, we procure shipments from a large number of customers, consolidate shipments bound for a particular destination from a common place of origin, determine the routing over which the consolidated shipment will move, and purchase cargo space from airlines via our agents on a volume basis. As an indirect air carrier, our gross revenue includes the rate charged to the client for the movement of the shipment on the airline, plus the fees we charge for our other ancillary services such as preparing shipment-related documentation and materials handling related services.

Customs Brokerage. We provide customs clearance and brokerage services with respect to the majority of the shipments we handle as a freight forwarder. These services include assisting with and performing regulatory compliance functions in international trade.

Customs brokerage revenue is recognized when the necessary documentation for customs clearance has been completed. This revenue is generated by the fees we charge for providing customs brokerage services, as well as the fees we charge for the disbursements made on behalf of a customer. These disbursements, which typically include customs duties and taxes, are excluded from our calculations of revenue since they represent disbursements made on behalf of customers. Typically, disbursements are included in our accounts receivable and are several times larger than the amount of customs brokerage revenue generated.

Contract Logistics. Our contract logistics services primarily relate to our value-added warehousing services and distribution of goods and materials in order to meet customers’ inventory needs and production or distribution schedules. Our distribution services include receiving, deconsolidation and decontainerization, sorting, put away, consolidation, assembly, cargo loading and unloading, assembly of freight and protective packaging, storage and distribution.

Contract logistics revenue is recognized when the service has been provided to third parties in the ordinary course of business and excludes transportation costs incurred in providing contract logistics services.

Acquisitions

As a key part of our growth strategy, we expect to seek to acquire additional asset-light logistics providers and freight forwarders. We believe there are attractive acquisition candidates in our industry because of the highly fragmented composition of the marketplace, the industry participants’ needs for capital and their owners’ desires for liquidity. We intend to pursue a strategic acquisition program to consolidate and enhance its position in its current market and to acquire operations in new markets.

Initially, we intend to grow our business through acquisitions in key gateway locations, such as Chicago, India and Thailand, as part of our strategy to expand our base of operations. We believe that our domestic and expanded international capabilities, when taken together, will provide significant competitive advantages in the marketplace.

We believe we can successfully implement our acquisition strategy due to the following factors:

▪	the highly fragmented composition of the market;

▪

our strategy for creating an organization with global reach should enhance an acquired company’s ability to compete in its local and regional market through a broader service offering and lower operating costs;

▪	the potential for increased profitability as a result of our centralization of certain administrative functions, greater purchasing power, and economies of scale;

▪	our centralized management capabilities which should enable us to effectively manage our growth and integrate the companies we acquire;

▪	our status as a public corporation should provide us with a currency for acquisitions;

▪	the ability of our management to identify, acquire and integrate acquisition opportunities; and

▪	our ability to develop and maintain key customer relationships in the industry.

Certain of our financing documents contain covenants which substantially restrict our ability to consummate acquisitions in the future. These restrictions could materially and adversely affect the implementation of our growth strategy.

The loan agreement relating to our senior credit facility provides that, after the date thereof, we may acquire the stock (and/or other equity interests) and/or assets of other companies provided that the following conditions are satisfied: (i) the senior agent shall have received not less than ten (10) business days’ prior written notice of the proposed acquisition and certain information related thereto; (ii) the assets acquired shall constitute assets used in, or the stock/equity interests shall be in an operating company or a division of an operating company that engages in, a line of business substantially similar, complimentary or related to the business that we are engaged in as of the date of the loan agreement; (iii) as of the date of any such acquisition and any payment in respect thereof, and after giving effect thereto, the sum of the excess availability plus the qualified cash shall have been not less than $3.0 million for each of the ten (10) consecutive business days prior to the date of such acquisition or payment and shall be not less than $3.0 million as of the date of such acquisition or payment (and after giving effect thereto); (iv) the aggregate amount of all consideration paid for all permitted acquisitions (including any earn-outs, deferred purchase price payments and special incentive bonuses to employees, officers, directors and/or sellers of the acquired business in connection with such permitted acquisition, including the value of any capital stock, warrants or other equity interests) shall not exceed $5.0 million; (v) the senior agent shall have received certain financial statements and projections with respect to the acquired business and/or company and our detailed projections through the maturity date giving pro forma effect as of the last day of the fiscal month most recently ended to such acquisition and all related transactions, demonstrating pro forma compliance with all financial covenants set forth in the loan agreement; (vi) the senior agent shall have received certain other security agreements and guarantees required under the loan agreement with respect to the acquired business and/or company; (vii) in the case of the acquisition of the capital stock of another person or entity, the board of directors (or other comparable governing body) of such other person or entity shall have duly approved such acquisition and such person or entity shall not have announced that it will oppose such acquisition or shall not have commenced any action which alleges that such acquisition will violate applicable law; and (viii) no default or event of default under the loan agreement shall exist or have occurred as of the date of such acquisition or the sale or issuance of any shares or any payment in respect thereof and after giving effect to such acquisition and all related transactions or the sale or issuance of any shares or any payment in connection therewith.

The notes provide that, after the date thereof, we may acquire the stock (or other equity interests) and/or assets of other companies provided that the following conditions are satisfied: (i) immediately prior to, and after giving effect thereto, no default or event of default under the notes shall have occurred and be continuing or would result therefrom; (ii) all applicable security agreements, pledge agreements and guarantees required under the notes with respect to the acquired business and/or company shall have been delivered; (iii) we are in compliance with the financial covenants set forth in the notes on a pro forma basis after giving effect to such acquisition as of the last day of the fiscal quarter most recently ended; (iv) the cash consideration for any such acquisition (excluding therefrom earnouts, deferred purchase price payments, special incentive bonuses and subordinated indebtedness derived or arising in connection therewith) shall not exceed the amount of loans then available in respect of the permitted indebtedness under the notes plus our cash and cash equivalents on hand provided that we must have at least $2.5 million of cash and cash equivalents on hand and/or availability under the loan agreement after giving effect to the applicable permitted acquisition; and (v) the assets acquired shall constitute assets used in, or the stock/equity interests acquired shall be in an operating company or a division of an operating company that engages in, a line of business substantially similar, complimentary or related to the business that we are engaged in as of the date of the notes.

The notes also provide that our contingent indebtedness arising after the date thereof pursuant to earn-outs and/or deferred purchase price payments under any permitted acquisition(s) consummated after the date thereof shall not exceed $30,000,000 in the aggregate. Additionally, the notes provide that we may incur contingent indebtedness in the form of special incentive bonuses to employees, directors and/or officers and/or to sellers of assets and/or equity interests, in each case, in connection with any permitted acquisitions consummated after the date thereof; provided that the sum of (a) the aggregate amount of payments in respect of such indebtedness to employees, directors and/or officers and/or to such sellers, plus (b) the aggregate amount of cash consideration paid in respect of all permitted acquisitions (excluding earnouts and deferred purchase price payments) other than from the proceeds of the common stock financing and any other cash on hand, shall not exceed in the aggregate for (a) and (b), $7.5 million.

On or about December 26, 2006, the provincial authority in Shanghai in the People’s Republic of China approved the establishment of our wholly foreign owned enterprise, or WFOE, in the People’s Republic of China under newly adopted rules in China permitting foreign corporations to own and operate their own companies in China. The approval we received is subject to the WFOE obtaining its business license from the Shanghai provincial authority. If the WFOE receives its business license, we can proceed to grow our business in China and to establish offices at major transportation centers located in China. Given the flexibility this new approval will afford us (subject to receipt of necessary licenses), we are currently reviewing our overall strategy (including our acquisition strategy) for addressing the Chinese market. We may acquire the Shanghai office of SeaMaster Logistics (China) Ltd., a Chinese company, we refer to as SeaMaster China, in the first quarter 2007, and subsequently, its other offices in China, subject in each case to the approval of local authorities in each province. We may acquire SeaMaster

China’s assets, or hire its personnel. At present, SeaMaster, our subsidiary, has an exclusive agency agreement with SeaMaster China. SeaMaster China has a Class A license as an international freight forwarding agent in Shanghai. We believe acquiring SeaMaster China or its assets, or hiring some or all of its personnel, in the future, will provide increased freight services revenue for us in China. We hope to hire additional personnel experienced in logistics in China during the first quarter of 2007. There can be no assurance that we will consummate the acquisition of SeaMaster China or that we can obtain the necessary business licenses or that the issuance of such licenses will not be delayed or hindered, or our agency operations curtailed or prohibited in China. SeaMaster focuses on imports to the United States.

Discussion of Operating Results

The following discussion of operating results explains material changes in results of operations for each of the merged and acquired companies for the nine months ended September 30, 2006 and 2005 and years ended December 2005, 2004 and 2003. The discussion should be read in conjunction with the financial statements and related notes and pro forma financial information included elsewhere in this report.

Our discussion of operating results presents, among other financial information, (a) gross profit, which is net revenues less cost of sales or direct expenses and, (b) income before taxes, since the acquired companies were primarily taxed as pass through entities and, accordingly, the income taxes related to the operations of such entities were primarily paid by the equity owners of such entities. Thus, the financial information below related to the acquired companies does not include provisions for income tax. To the extent our consolidated operations generate taxable income in the future, we will incur income tax expense, which could be substantial, in future periods.

Geographic Segment Operating Results.

We manage our business through three geographic segments comprised of the Americas, Asia Pacific and Europe, which offer similar products and services. Each geographic segment is managed regionally by executives who are directly accountable to and maintain regular contact with our Chief Executive Officer to discuss operating activities, financial results, forecasts and plans for each geographic region.

For segment reporting purposes by geographic region, airfreight and ocean freight forwarding revenues for the movement of goods is attributed to the country where the shipment originates. Revenues for all other services are attributed to the country where the services are performed. Our combined pro forma revenues and operating income by operating segment for the nine months ended September 30, 2006 and 2005 and years ended December 31, 2005, 2004 and 2003 compared to the respective prior period, along with the dollar amount of the changes and the percentage changes between the time periods shown, are set forth in the following tables (in millions):

	Year ended December 31,			Nine Months ended Septemer 30
	2005	2004	2003	2006	2005
Revenues:
Americas	$119.7	$100.7	$89.8	$86.7	$90.4
Asia Pacific	75.9	65.9	48.2	66.3	55.5
Europe	—	—	—	—	—

	$195.6	$166.6	$138.0	$153.0	$145.9

Income before taxes:
Americas	$1.1	$(4.5)	$(0.4)	$2.4	$0.7
Asia Pacific	3.3	2.6	3.0	2.2	1.5
Europe	—	—	—	—	—

	$4.4	$(1.9)	$2.6	$4.6	$2.2

Nine months ended September 30, 2006 compared with nine months ended September 30, 2005.

For the nine months ended September 30, 2006 and 2005, the results of operations of each of the separate companies (in millions) are shown in the following table and significant changes are discussed below:

	Nine Months Ended

	9/30/06	9/30/05	Change	%

Revenues:
Maritime Logistics	2.0	1.5	0.5	33.1%
FMI	84.7	88.9	(4.2)	-4.7%
TUG	66.3	55.5	10.8	19.5%
Aerobic	—	—	—	—

	153.0	145.9	7.1

Gross profit:
Maritime Logistics	0.4	0.4	—	—
FMI	19.4	19.8	(0.4)	-2.1%
TUG	6.4	5.0	1.4	27.0%
Aerobic	—	—	—	—

	26.2	25.2	1.0

Selling, general and administrative:
Maritime Logistics	0.6	0.3	0.3	100.0%
FMI	9.1	9.2	(0.1)	-0.5%
TUG	4.2	3.4	0.8	21.4%
Aerobic	—	—	—	—

	13.9	12.9	1.0

Depreciation and amortization:
Maritime Logistics	—	—	—	—
FMI	3.4	4.1	(0.7)	-17.6%
TUG	—	—	—	—
Aerobic	—	—	—	—

	3.4	4.1	(0.7)

Interest expense:
Maritime Logistics	—	—	—	—
FMI	4.2	6.0	(1.8)	-29.3%
TUG	—	—	—	—
Aerobic	—	—	—	—

	4.2	6.0	(1.8)

Income before taxes:
Maritime Logistics	(0.3)	0.1	(0.4)
FMI	2.7	0.6	2.1
TUG	2.2	1.5	0.7
Aerobic	—	—	—

	4.6	2.2	2.7

Note: Maritime Logistics was formed in February 2006 and acquired AmeRussia Shipping Company Inc. in May 2006 and the amounts above reflect the results of operations of AmeRussia Shipping Company Inc. In September 2006, Maritime Logistics acquired SeaMaster Logistics (Holding) Limited. As SeaMaster had no operations, it has no impact on the amounts above.

Revenues

•

Maritime Logistics - Maritime Logistics was formed in February 2006. Effective May 1, 2006, it acquired AmeRussia. The 2006 AmeRussia revenues increased $0.5 million from $1.5 million for the nine months ended September 30, 2005 to $2.0 million for the nine months ended September 30, 2006 (or 33.1%), mainly due to an increase in the 2006 period in containerized cargo freight management movements.

•

FMI - Revenues decreased $4.2 million from $88.9 million for the nine months ended September 30, 2005 to $84.7 million for the nine months ended September 30, 2006 (or 4.7%). Beginning in the fourth quarter of 2005, FMI restructured its warehousing contracts largely to a dedicated space revenue model. This process resulted in the termination of business with certain customers who were not generating adequate gross margin levels and customers unwilling to commit to the new contract structure. As a result, revenue at FMI’s New Jersey, Florida and California warehouses declined by a net of $3.7 million for the nine months ended September 30, 2006, relative to the comparable prior period. FMI has secured substantial new business in the first half of the year to replace terminated accounts; however, several of these new programs, including a substantial transload program for Vanity Fair Corporation, were still ramping up during the nine months ended September 30, 2006.

•

TUG - TUG revenues increased $10.8 million, from $55.5 million for the nine months ended September 30, 2005, to $66.3 million for the nine months ended September 30, 2006 (or 19.5%). TUG’s revenue increase was driven by increased container volume related to TUG’s continued expansion of business to the United States’ East and Gulf Coasts, including the opening of a New York office during the nine months ended September 30, 2006, which resulted in a $3.3 million increase in revenue. General market growth also contributed to TUG’s revenue increase.

Gross Profit

•

Maritime Logistics - Gross profit remained flat for the nine months ended September 30, 2005 compared with the nine months ended September 30, 2006, principally due to a higher proportion of containerized cargo volume in 2006 versus break-bulk cargo moves. Despite an increase in revenue, generally containerized cargo has a lower gross profit margin than break-bulk cargo. Our break-bulk cargo business is project based and is subject to substantial variation from period to period.

•

FMI - Gross profit decreased $0.4 million from $19.8 million in the nine months ended September 30, 2005 compared to $19.4 million in the nine months ended September 30, 2006 (or 2.1%) due to $4.2 million lower revenue offset by lower direct expense, especially in the areas of payroll, benefits, temp labor, third party hauling and facility expense.

•

TUG - Gross profit increased $1.4 million from $5.0 million in the nine months ended September 30, 2005 compared to $6.4 million in the nine months ended September 30, 2006 (or 27.0%) principally due to increase in revenues and margin improvement. This increase was mainly attributable to lower than historical gross profit margin achieved during the nine months ended September 30, 2005 as a result of operating difficulties TUG experienced caused by a major ocean carrier’s merger, upon which TUG was heavily reliant at the time.

Selling, General and Administrative Expenses

•

Maritime Logistics - Selling, General and Administrative (SG&A) expenses increased $0.3 million from $0.3 million in the nine months ended September 30, 2005 to $0.6 million in the nine months ended September 30, 2006. This increase is mainly attributable to an increase in personnel, rent, travel and other administrative expenses since inception of Maritime Logistics, in order to staff for the future expected growth.

•

FMI - SG&A expenses decreased $0.1 million, from $9.2 million in the nine months ended September 30, 2005 to $9.1 million in the nine months ended September 30, 2006 (or 0.5%). This decrease results primarily from (i) $0.3 million decrease in facility shutdown cost ($0.5 million in the nine months ended September 30, 2005 compared to $0.2 million in the nine months ended September 30, 2006) primarily offset by a $0.2 million increase in salaries and related costs ($5.6 million in the nine months ended September 30, 2005 compared to $5.8 million in the nine months ended September 30, 2006).

•

TUG - SG&A expenses increased $0.8 million, from $3.4 million during the nine months ended September 30, 2005 to $4.2 million in the nine months ended September 30, 2006 (or 21.4%). The TUG increase was primarily driven by an increase in staff to service its business expansion into the United States’ East and Gulf coasts, including the opening of its New York office during the period, which resulted in an increase of $0.2 million. Additionally, sales compensation and other related expenses increased mainly driven by the increase in gross revenues.

Depreciation and Amortization

•

FMI – Depreciation and amortization expenses decreased $0.7 million, from $4.1 million in the nine months ended September 30, 2005 to $3.4 million in the nine months ended September 30, 2006 (or 17.6%). This decrease was primarily due to reduced depreciation expense on FMI’s transportation equipment, due primarily to FMI’s decision to use operating lease arrangements for such equipment procured during the past two years.

Interest Expense

•

FMI – Interest expense decreased $1.8 million, from $6.0 million in the nine months ended September 30, 2005 to $4.2 million in the nine months ended September 30, 2006 (or 29.3%). The decrease was due to the refinancing of FMI’s senior credit facility thereby reducing the incremental interest rates by 300 basis points.

Income before taxes

• Maritime Logistics – Income before taxes decreased $.4 million from $1.2 million in the nine months ended September 30, 2005 to a loss of $.3 million for the nine months ended September

30, 2006. This decrease results primarily from the increased administrative expenses from the start up of Maritime Logistics from inception.

•

FMI - Income before taxes increased $2.1 million from $0.6 million in the nine months ended September 30, 2005 to $2.7 million in the nine months ended September 30, 2006. This increase results primarily from reduced interest and depreciation expense.

•

TUG - Income before taxes increased $0.7 million, from $1.5 million in the nine months ended September 30, 2005 to $2.2 million in the nine months ended September 30, 2006. This increase results primarily from increase in revenues and margin improvement.

          Year 2005 Compared to Year 2004.

For the years 2004 and 2005, the results of operations of each of the separate companies (in millions) are shown in the table and significant changes are discussed below. The information for the acquired companies is based on their audited financial statements for each respective period.

	Year

	2005	2004	Change	%

Revenues:
Maritime Logistics	1.8	2.4	(0.6)	-25.0%
FMI	117.9	98.3	19.6	19.9%
TUG	75.9	65.9	10.0	15.2%
Aerobic	—	—	—	—

	195.6	166.6	29.0

Gross profit:
Maritime Logistics	0.5	0.4	0.1	18.5%
FMI	26.4	19.3	7.1	36.8%
TUG	7.9	6.4	1.5	23.9%
Aerobic	—	—	—	—

	34.8	26.1	8.7

Selling, general and administrative:
Maritime Logistics	0.5	0.5	—
FMI	12.5	11.7	0.8	6.8%
TUG	4.6	3.8	0.8	21.1%
Aerobic	—	—	—	—

	17.6	16.0	1.6

Depreciation and amortization:
Maritime Logistics	—	—	—
FMI	5.5	5.6	(0.1)	-1.8%
TUG	—	—	—	—
Aerobic	—	—	—	—

	5.5	5.6	(0.1)

Interest expense:
Maritime Logistics	—	—	—
FMI	7.3	6.4	0.9	14.1%
TUG	—	—	—
Aerobic	—	—	—	—

	7.3	6.4	0.9

Income before taxes:	—	—	—
Maritime Logistics	—	(0.1)	0.1
FMI	1.1	(4.4)	5.5
TUG	3.3	2.6	0.7
Aerobic	—	—	—

	4.4	(1.9)	6. 3

Revenues

•

Maritime Logistics - Maritime Logistics was formed in February 2006. As such, Maritime Logistics was not in operation during 2004 and 2005. Effective May 1, 2006, Maritime Logistics purchased 100% of AmeRussia Shipping Co. USA and its affiliate AmeRussia Ltd.

(AmeRussia). The 2005 AmeRussia revenues decreased $0.6 million from $2.4 million to $1.8 million, or 25.0%, due mainly to a reduction in one-off break bulk project moves to Russia, which the company performed in 2004.

•

FMI - FMI revenues increased $19.6 million from $98.3 million in 2004 to $117.9 million in 2005, (or 19.9%). Revenue growth at FMI was driven primarily by (i) a full year of revenues associated with the FMI Footstar contract (initiated in July 2004) which contributed to an $8.7 million increase in 2005 revenues at FMI’s Mira Loma facility, (ii) a $5.4 million increase at FMI’s San Pedro, California warehouse operations reflecting a significant increase in activity at these facilities, and (iii) a $4.8 million increase in FMI’s local and line-haul trucking operations (related to a 14.4% increase in revenue per mile within the line-haul operations, driven in part by larger fuel surcharges, partially offset by a 3.2% decrease in line-haul miles).

•

TUG - TUG revenue increased $10.0 million, from $65.9 million in 2004 to $75.9 million in 2005 (or 15.2%). TUG’s revenue increase was driven by increased volume, partially offset by a decrease in revenue per twenty foot equivalent unit rates. A large part of this increase in volume was driven by TUG’s expansion of business to the United States’ East and Gulf Coasts.

Gross Profit

•

FMI - Gross profit increased $7.1 million from $19.3 million in 2004 to $26.4 million in 2005 (or 36.8%). The increase resulted in part from increased utilization rates at its warehouse facilities and a full year of contribution from FMI’s Mira Loma facility, which generates higher gross margins due to the extensive automation at this facility.

•

TUG - Gross profit increased $1.5 million from $6.4 million in 2004 to $7.9 million in 2005 (or 23.9%). The increase in gross profit resulted from increased revenues related to the expansion of the business.

Selling, General and Administrative Expenses

•

FMI - SG&A expenses increased $0.8 million, from $11.7 million in 2004 to $12.5 million in 2005 (or 6.8%). This increase results primarily from a 19.4% increase in salaries and related costs from $6.4 million in 2004 to $7.6 million in 2005; and a 34.8% increase in miscellaneous other costs (including travel, information technology, office and bad debt expense) from $3.1 million in 2004 to $4.3 million in 2005; and a decrease in other costs related to a facility shutdown from $2.2 million in 2004 to $0.6 million in 2005.

•

TUG - SG&A expenses increased $0.8 million, from $3.8 million in 2004 to $4.6 million in 2005 (or 21.1%). This increase results primarily from a 28.3% increase in salaries and related costs from $3.0 million in 2004 to $3.9 million in 2005 due to an increase in staff to service its business expansion into the United States’ East and Gulf coasts.

Interest Expense

•

FMI – Interest expense increased $0.9 million, from $6.4 million in 2004 to $7.3 million in 2005 (or 14.1%). The increase was primarily due to the cost of refinancing the secured debt in 2005, partially offset by a reduction in the incremental borrowing rate.

Income before taxes

•

FMI - Income before taxes increased $5.5 million, from a $4.4 million net loss in 2004 to $1.1 million of income in 2005 (or 125%). This increase results primarily from (i) reduced charges to operating income related to a facility shutdown in 2004 (with a net charge of $2.2 million in 2004 and trailing cost of $0.6 million in 2005) and (ii) an increase in gross profit margin.

•	TUG - Income before taxes increased $0.7 million, from $2.6 million in 2004 to $3.3 million in 2005 (or 24.7%). This increase results primarily from increased revenues and improved gross margins.

Year 2004 Compared to Year 2003.

For the years 2004 and 2003, the results of operations of each of the separate companies are shown in the table and significant changes are discussed below (in millions). The information for the acquired companies is based on their audited financial statements for each respective period.

	Year

	2004	2003	Change	%

Revenues:
Maritime Logistics	2.4	3.2	(0.8)	-26.3%
FMI	98.3	86.6	11.7	13.5%
TUG	65.9	48.2	17.7	36.7%
Aerobic	—	—	—	—

	166.6	138.0	28.6

Gross profit:
Maritime Logistics	0.4	0.7	(0.3)	-42.1%
FMI	19.3	21.7	(2.4)	-10.9%
TUG	6.4	5.1	1.3	26.3%
Aerobic	—	—	—	—

	26.1	27.5	(1.4)

Selling, general and administrative:
Maritime Logistics	0.5	0.6	(0.1)	-5.0%
FMI	11.7	9.3	2.4	26.2%
TUG	3.8	2.1	1.7	74.8%
Aerobic	—	—	—	—

	16.0	12.0	4.0

Depreciation and amortization:
Maritime Logistics	—	—	—
FMI	5.6	8.4	(2.8)	-33.3%
TUG	—	—	—
Aerobic	—	—	—	—

	5.6	8.4	(2.8)

Interest expense:
Maritime Logistics	—	—	—
FMI	6.4	4.5	1.9	41.4%
TUG	—	—	—
Aerobic	—	—	—	—

	6.4	4.5	1.9

Income before taxes:
Maritime Logistics	(0.1)	0.1	(0.2)
FMI	(4.4)	(0.5)	(3.9)
TUG	2.6	3.0	0.4
Aerobic	—	—	—

	(1.9)	2.6	4.5

Revenues

•

Maritime Logistics - Maritime Logistics was formed in February 2006. As such, Maritime Logistics was not in operation during 2003 through 2005. Effective May 1, 2006, Maritime Logistics purchased 100% of AmeRussia Shipping Co. USA and its affiliate AmeRussia Ltd. (AmeRussia). AmeRussia revenues decreased $0.8 million from $3.2 million in 2003 to $2.4 million in 2004 (or 26.3%) due mainly to a reduction in one-off break bulk project moves to Russia.

•	FMI - FMI revenues increased $11.7 million from $86.6 million in 2003 to $98.3 million in 2004 (or 13.5%). Revenue growth at FMI was driven primarily by the addition of a major account (Footstar).

•

TUG - TUG revenues increased $17.7 million, from $65.9 million in 2003 to $48.2 million in 2004 (or 36.7%). TUG’s revenue increase was driven by increased volume, partially offset by a decrease in revenue per twenty foot equivalent unit rates. A large part of this increase in volume was driven by TUG’s expansion of business to the United States’ East and Gulf Coasts.

Gross Profit

•

Maritime Logistics - Gross profit decreased $0.3 million, from $0.7 million in 2003 to $0.4 million in 2004 (or 42.1%). The decrease primarily resulted from a reduction in revenue related to reduced break-bulk cargo moves to Russia in 2004, compared to 2003. Our break-bulk cargo business is project based on and subject to substantial variation from period to period.

•

FMI - Gross profit decreased $2.4 million from $21.7 million in 2003 to $19.3 million in 2004 (or 10.9%). The decrease is principally due to the following factors (i) higher temporary labor cost (increase in cost of $3.2 million). (ii) higher delivery cost (increase in cost of $1.3 million), (iii) staff and management additions (increase in cost of $0.7 million), and (iv) higher occupancy costs of the San Pedro warehouse space expansion (increase in cost of $0.5 million).

•

TUG - Gross profit increased $1.3 million from $5.1 million in 2003 to $6.4 million in 2004 (or 26.3%). The increase in gross profit resulted from increased revenues related to the expansion of the business, partially offset by slightly lower gross margins related to increased ocean transportation cargo volume (at lower gross profit margins).

Selling, General and Administrative Expenses

•

FMI - SG&A expenses increased $2.4 million, from $9.3 million in 2003 to $11.7 million in 2004 (or 26.2%). This increase is primarily the cost of closing the Carson facility which resulted in a $2.2 million provision at year end. The remaining increase of $.2 million was attributable to professional fees for the Private Equity Management Company.

•

TUG - SG&A expenses increased $1.7 million, from $2.1 million in 2003 to $3.8 million in 2004 (or 74.8%). This increase results primarily from a 108% increase in salaries and related costs from $1.5 million in 2003 to $3.0 million in 2004, due to the increase in personnel related to the expansion of TUG business to the United States East and Gulf Coast offices.

Depreciation and Amortization

•	FMI – Depreciation and amortization expenses decreased $2.8 million from $8.4 million in 2003 to $5.6 million in 2004 (or 33.3%). The decrease is principally due to a $4 million

Interest Expense

•

FMI – Interest expense increased $1.9 million, from $4.5 million in 2003 to $6.4 million in 2004 (or 42.2%). The increase was primarily due to a general rise in short-term interest rates over the period and the acquisition of FMI in 2003 by a private equity investor resulting in the full year effect of a larger debt burden on FMI in 2004 related to this acquisition.

Income (loss) before taxes

decrease in impairment charges in 2004, compared to 2003, partially offset by additional amortization and depreciation resulting from the step up in basis of amortizable intangibles and property, plant and equipment, in connection with the previous acquisition of FMI by a private equity investor, and an increase in depreciation related to new material handling equipment for additional warehouse space in San Pedro and Mira Loma.

•

Maritime Logistics - Income before taxes decreased $0.2 million from $0.1 million in 2003 to a net loss before taxes of ($0.1) million in 2004. The decrease primarily resulted from a reduction in revenue related to less one-off break bulk project moves to Russia.

•

FMI - Loss before taxes increased $3.9 million, from a ($0.5) million in 2003 compared to a ($4.5) million loss in 2004. This increase is primarily due to (i) a $0.7 decrease in gross profit, (ii) $1.2 million increase in depreciation and amortization, and (iii) a $1.9 million increase in interest expense.

•

TUG - Income before taxes decreased $0.4 million, from $3.0 million in 2003 to $2.6 million in 2004. This decrease results primarily from increased SG&A expenses and lower average gross profit margins.

Liquidity and Capital Resources

As of November 8, 2006 and after the merger, acquisitions, borrowings under the senior credit facility, note financing and the common stock financing, we have cash and cash equivalents of approximately $28.7 million before the payment of reorganization expense and closing costs of approximately $11.2 million. In addition to the available cash and cash equivalents, the revolver portion of our senior credit facility will provide approximately $10 million of availability. As of December 31, 2006, we had cash and cash equivalents of approximately $13.5 million after payment of $1.0 million of principal on our Senior Secured Credit Facility, of which approximately $4.2 million is restricted as security for letters of credit. Based on current plans, we believe that our existing capital resources will be sufficient to meet working capital requirements through December 31, 2007.

We anticipate capital expenditures for 2007 will be approximately $3.5 million, comprising of $2.5 million for capital expenditure for the replacement of current equipment and $1 million for information technology (IT) capital expenditure.

We do not intend to retain significant cash balances in excess of what are prudent reserves. We believe that we will have sufficient liquidity and capital resources to meet our future liquidity requirements, including in relation to our acquisition strategy, our debt obligations and our dividend policy. We base our assessment on the following assumptions:

•	our business and investments generate, and will continue to generate significant operating cash flow;

•	the ongoing maintenance capital expenditures associated with our businesses are modest and readily funded from their respective operating cash flow;

•	all significant short-term growth capital expenditure will be funded with cash on hand or from committed undrawn debt facilities;

•	amortizing debt can be paid from operating cash flow;

•	we will be able to raise equity to refinance amounts borrowed under our revolving credit facility prior to its maturity.

We may require additional working capital in the future. We believe we will have access to additional sources of equity and debt financing but can provide no assurance that additional funds will be available, or if available, on commercially acceptable terms or in a timely manner to enable us to continue our operations in the normal course. Our covenants in connection with the financings limit our ability to raise more debt or capital and to make further acquisitions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations Acquisitions.”

See “Contractual Obligations” below for a description of substantial future payments we are required to make pursuant to certain agreements to which we are party.

Historical financial liquidity of the acquired companies.

The following information details the liquidity of the acquired companies at September 30, 2006:

•	Maritime Holdings - As of September 30, 2006 Maritime Holdings has approximately $0.2 million in cash and working capital deficiency of $0.5 million.

•

FMI - As of September 30, 2006, FMI has approximately $0.6 million in cash and cash equivalents and working capital of approximately $6 million. In April 2005, FMI refinanced its debt which converted certain liabilities to long-term obligations and substantially reduced quarterly principal payments and monthly interest rates.

•	TUG - As of September 30, 2006, TUG has approximately $2.5 million in cash and cash equivalents and working capital of approximately $6.2 million.

Off-Balance Sheet Arrangements

We did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, which had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

We have no off-balance sheet arrangements, except for FMI letters of credit of approximately of $4 million as of September 30, 2006, relating to deposits on leased facilities and various insurance programs.

Impact of Inflation

Our business may be significantly or adversely affected by inflation. We generally expect to pass carrier rate increases and surcharges on to our customers by means of price increases and surcharges. Direct carrier rate increases could occur over the short- to medium-term. Due to the high degree of competition in the marketplace, these rate increases might lead to an erosion of our profit margins.

Critical Accounting Policies and Use of Estimates

The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities that are not readily apparent from other sources. We evaluate these estimates including those related to basis of consolidation, business combinations, revenue recognition, self insurance, accounts receivable and allowance for doubtful accounts, impairment of tangible and intangible assets and goodwill. Actual results may differ from these estimates using different assumptions under different conditions. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our consolidated financial condition and results of operations and require management’s most difficult, subjective and complex judgments.

Acquisitions and Intangible Assets. Acquisitions are accounted for under Statement of Financial Accounting Standard (SFAS) No . 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141 requires business combinations to be accounted for using the purchase method. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually for impairment or more frequently if impairment indicators arise. Under the provisions of SFAS No. 142, the first step of the impairment test requires that we determine the fair value of each reporting unit, and compare the fair value to the reporting unit’s carrying amount. To the extent a reporting unit’s carrying amount exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired and we must perform a second more detailed impairment assessment. The second impairment assessment involves allocating the reporting unit’s fair value to all of its recognized and unrecognized assets and liabilities in order to determine the implied fair value of the reporting unit’s goodwill as of the assessment date. The implied fair value of the reporting unit’s goodwill is then compared to the carrying amount of goodwill to quantify an impairment charge as of the assessment date. In the future, we will perform our annual impairment test during our fiscal fourth quarter unless events or circumstances indicate an impairment may have occurred before that time.

Any intangible assets we acquire pursuant to the acquisitions will need to be evaluated in order to finalize the purchase price allocation. To the extent that value can be assigned to customer related intangibles and other assets with a diminishing value arising from our acquisitions, such intangibles will be amortized over the appropriately determined period.

Self Insurance. We have a variety of high deductible insurance programs. These programs include auto/truck liability, workmen’s compensation and employee medical insurance. Each program has individual loss and overall program stop-loss insurance coverage. We are generally self-insured for losses and liabilities related primarily to vehicle liability and general liability claims. We utilize commercial insurance as a risk mitigation strategy with respect to catastrophic losses. Ultimate losses will be accrued based on estimates of the aggregate liability for claims incurred using assumptions followed in the insurance industry. Such self-insurance accruals will likely include claims for which the ultimate losses will be settled over a period of years. Such accruals also are affected by changes in the number of new claims incurred and claim severity; hence, the self-insurance accruals will be based on estimates. While we believe our estimates will be adequate, the ultimate claims may be in excess of or less than the amounts provided by such estimates. In most cases these claims are fully collateralized by us in the form of cash deposits and/or letters of credit.

Accounts Receivable and Allowance for Doubtful Accounts. Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on combination of historical collection experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Long-Lived Assets. Any tangible assets we acquire pursuant to the consummation of an acquisition will need to be evaluated post acquisition, in accordance with Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Accounting.” Tangible assets that also have a carrying value of less than fair market value will incur a step up in basis to fair market value. We follow the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which establishes accounting standards for the impairment of long-lived assets such as property, plant and equipment and intangible assets subject to amortization. We review long-lived assets to be held-and-used for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows over the remaining useful life of a long-lived asset is less than its carrying amount, the asset is considered to be impaired. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. When fair values are not available, we estimate fair value using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset. Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell. In the future, we will perform our annual impairment test during our fiscal fourth quarter unless events or circumstances indicate an impairment may have occurred before that time.

Revenue Recognition.

FMI Description of Services and Revenue Recognition

Warehouse and Distribution Services. When we provide warehouse and distribution services to our customers, we provide transactional pricing for receiving, storing and distributing our customers’ goods based on their instructions. Revenue for these services is recognized at the time of receipt and at the time of shipment. Storage charges are recognized on a monthly basis.

Domestic Transportation Services. We provide a variety of domestic transportation services that include ocean container drayage from the port, air freight pick-up at the airport, local consolidation and delivery as well as over the road truckload deliver. Revenue for these services is recognized at time of pick up.

Freight Forwarding. We act as an authorized agent for a freight forwarder. The revenue we receive on this freight is based on an income sharing basis. The revenue is recognized at the time of completion of services.

TUG Description of Services and Revenue Recognition

Ocean Freight Forwarding. When we act as an ocean freight forwarder, we conduct business as a non-vessel operating common carrier. Gross revenue and applicable costs are recognized at the time the freight arrives at the port of discharge in the case of inbound/import shipments. Gross revenue and applicable costs are recognized at the time the freight departs the port of loading in the case of outbound/export shipments.

When we act as a non-vessel operating common carrier, we contract with ocean shipping lines to obtain transportation for a fixed number of containers between various points in a specified time period at an agreed upon rate. We then solicit freight from customers to fill the containers and consolidate the freight bound for a particular destination from a common shipping point. Our gross revenue includes the rate charged to the customer for the movement of the shipment on the ocean carrier plus our fees for the other services we provide which are related to the movement of goods such as preparing shipment-related documentation.

Airfreight Forwarding. When we act as an airfreight forwarder, we conduct business as an indirect carrier. Our gross revenue from airfreight forwarding is recognized the same way that our gross revenue from ocean freight forward is recognized.

When we act as an indirect air carrier, we procure shipments from a large number of customers, consolidate shipments bound for a particular destination from a common place of origin, determine the routing over which the consolidated shipment will move, and purchase cargo space from airlines via our agents on a volume basis. As an indirect air carrier, our gross revenue includes the rate charged to the client for the movement of the shipment on the airline, plus the fees we charge for our other ancillary services such as preparing shipment-related documentation and materials handling related services.

Customs Brokerage. We provide customs clearance and brokerage services with respect to the majority of the shipments we handle as a freight forwarder. These services include assisting with and performing regulatory compliance functions in international trade.

Customs brokerage gross revenue is recognized when the necessary documentation for customs clearance has been completed. This gross revenue is generated by the fees we charge for providing customs brokerage services, as well as the fees we charge for the disbursements made on behalf of a customer.

Contract Logistics. Our contract logistics services primarily relate to our value-added warehousing services and distribution of goods and materials in order to meet customers’ inventory needs and production or distribution schedules. Our distribution services include receiving, deconsolidation and decontainerization, sorting, put away, consolidation, assembly, cargo loading and unloading, assembly of freight and protective packaging, storage and distribution. The revenue is recognized at the time of receipt.

Derivatives. We will value derivative securities under the fair value method at the end of each reporting period (quarter), and their value is marked to market at the end of each reporting period with the gain or loss recognition recorded against earnings. We will continue to revalue these instruments each quarter to reflect their current value in light of the current market price of our common stock. As a result, our earnings may fluctuate from quarter to quarter based on the change in fair value of the derivatives and therefore our consolidated financial position and results of operations may vary significantly from quarter to quarter, based on factors other than the Company’s revenues and cash expenses.

We expect to utilize lattice models for embedded derivatives and the Black-Scholes option-pricing model to determine the fair value of our freestanding derivative instruments. Key assumptions of these models include stock price, applicable volatility rates, risk-free interest rates and the instruments expected remaining life. The assumptions used in both modeling techniques required significant management judgment and estimates of future fluctuation in stock price as well as changes in other factors.

Fair Value of Financial Instruments

Our financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, senior (senior credit facility) and convertible debt (notes from note financing) are carried at cost, which approximates their fair value because of either the short-term maturity, or variable or competitive interest rates.

Contractual Obligations

We have entered into contracts with various third parties in the normal course of business that will require substantial future payments. The following table illustrates the contractual obligations of the operating companies as of September 30, 2006:

	Payments due by period

	Total	Less than 1 year		1-3 years	3-5 years		More than 5 years

MLI/AmeRussia	$600,000		$475,000	$125,000	$		$
TUG	627,500		—	627,500		—		—
FMI	48,855,291		3,778,562	25,525,718		19,551,011		—

Long-term debt	$50,082,791		$4,253,562	$26,278,218		$19,551,011		$—

Interest	$16,866,894		$4,976,600	$8,806,200		$3,084,094		$—

MLI/AmeRussia	$—		$—	$—		$—		$—
TUG	—		—	—		—		—
FMI	1,406,432		614,614	791,818		—		—

Capital leases	$1,406,432		$614,614	$791,818		$—		$—

Interest	$51,058		$26,000	$25,058		$—		$—

MLI/AmeRussia	$201,000		$72,000	$129,000		$—		$—
TUG	783,000		454,000	280,000		49,000		—
FMI	55,559,143		14,058,097	22,743,391		13,391,615		5,366,040

Operating leases	$56,543,143		$14,584,097	$23,152,391		$13,440,615		$5,366,040

MLI/AmeRussia
TUG
FMI

Purchase Obligations	$—		$—	$—		$—		$—

MLI/AmeRussia	$329,850	$		$—		$—		$329,850
TUG	—		—	—		—		—
FMI	—		—	—		—		—

Other long-term liabilities	$329,850		$—	$—		$—		$329,850

	$125,280,168		$24,454,873	$59,053,685		$36,075,720		$5,695,890

The long-term debt obligations have been restructured as of November 8, 2006. Substantially all of the existing debt were paid off and replaced with senior secured debt and note financing after the merger.

The following table illustrates our contractual obligations as of November 8, 2006 (date of closing of the merger, the acquisition and the financings):

	Payments due by period

	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

MLI/AmeRussia	$55,000,000	$1,000,000	$21,000,000	$14,000,000	$19,000,000
TUG
FMI

Long-term debt	$55,000,000	$1,000,000	$21,000,000	$14,000,000	$19,000,000

Interest	19,250,000	900,000	13,350,000	5,000,000	—

MLI/AmeRussia
TUG	$5,000	$5,000	$—	$—	$—
FMI	1,591,160	399,500	1,090,830	100,830	—

Capital leases	$1,596,160	$404,500	$1,090,830	$100,830	$—

Interest	58,000	15,000	40,000	3,000	—

MLI/AmeRussia	$195,000	$72,000	$123,000	$—	$—
TUG	745,000	454,000	291,000	—	—
FMI	61,653,433	12,927,393	26,835,859	15,416,119	6,474,062

Operating leases	$62,593,433	$13,453,393	$27,249,859	$15,416,119	$6,474,062

MLI/AmeRussia
TUG
FMI

Purchase Obligations	$—	$—	$—	$—	$—

MLI/AmeRussia	$65,329,850	$—	$—	$—	$65,329,850
TUG	—	—	—	—	—
FMI	—	—	—	—	—

Other long-term liabilities	$65,329,850	$—	$—	$—	$65,329,850

Interest	29,520,000	980,000	17,640,000	10,900,000	—

	$233,347,443	$16,752,893	$80,370,689	$45,419,949	$90,803,912

Senior Credit Facility

Our senior credit facility has a five-year term and a two percent up front closing fee. Revolving loans that constitute reference rate loans will bear interest at a rate per annum equal to two (2%) percent plus the greater of (i) the reference rate then in effect and (ii) six (6%) percent. Revolving loans that constitute LIBOR rate loans will bear interest at a rate per annum equal to three (3%) percent plus the greater of (i) the LIBOR rate then in effect and (ii) four (4%) percent. Term loans that constitute reference rate loans will bear interest at a rate per annum equal to the applicable margin plus the greater of (i) the reference rate then in effect and (ii) six (6%) percent. Term loans that constitute LIBOR rate loans will bear interest at a rate per annum equal to the applicable margin plus the greater of (i) the LIBOR rate then in effect and (ii) four (4%) percent. Until the agent under the senior credit facility receives the our financial statements following the last day of the fourth full fiscal quarter after the November 8, 2006, the applicable margin shall be equal to the greater of (i) the amount determined as set forth in the grid below based on the ratio of our Net Senior Debt to EBITDA for the immediately preceding twelve (12) month period ending as of the last day of each fiscal quarter prior thereto and (ii) four and one quarter (4.25%) percent per annum. Thereafter, on a quarterly basis, the applicable margin shall be reset based upon the following grid:

Net Senior Debt/ TTM(1) EBITDA	Applicable Margin (LIBOR Rate Loans)	Applicable Margin (Reference Rate Loans)

>3.0x	4.75%	3.75%
> 2.5x <= 3.0x	4.50%	3.50%
> 2.0x <= 2.5x	4.25%	3.25%
> 1.5x <=2.0x	4.00%	3.00%
<= 1.5x	3.75%	2.75%

(1)	TTM is an abbreviation for trailing twelve months

Upon the occurrence and during the continuation of an event of default, the interest rate(s) then in effect with respect to the obligations under the senior credit facility will be increased by three percent (3%) per annum.

The revolver unused line fee equals one-half of one percent (0.50%) per annum calculated upon the amount by which the total revolving credit commitments exceeds the sum of the average daily principal balance of the outstanding revolving loans plus the average daily undrawn amount of all letters of credit for the immediately preceding month, payable monthly. The revolver includes a letter of credit line of up to an aggregate amount of $7.0 million. The letter of credit fee is three percent (3.00%) per annum on the average daily maximum amount available to be drawn under all of such letters of credit, payable monthly. Borrower shall also be responsible for any additional third-party letter of credit issuer fees and/or cash collateral requirements. The servicing fee equals $25,000, payable quarterly in advance.

Our senior credit facility is secured by a first priority security interest in substantially all of our existing and future assets and the other borrowers party to the senior credit facility, including all of their plant property and equipment and accounts receivable, and the proceeds thereof (subject to permitted liens). In addition to the scheduled quarterly term loan principal payments, we are required to make an annual principal payment each year in an amount equal to fifty percent (50%) of excess cash flow for the immediately preceding fiscal year. Excess cash flow shall be generally defined as our EBITDA for the applicable period less consolidated net interest expense less the cash portion of capital expenditures made during such period less scheduled cash principal payments made on account of debt during such period less all cash prepayments on account of senior credit facility (other than payments on account of revolving loans that do not permanently reduce the revolving commitments by the amount of such payment(s)) during such period less income taxes paid or accrued during such period less special incentive bonuses, earn-outs and deferred payments of purchase price for the acquisitions permitted to consummated under the senior credit facility made during such period less any closing fee, loan servicing, unused line fee, letter of credit fee and prepayment fee paid during such period. The excess cash flow payments shall be applied to the term loan, in inverse order of maturity. The credit facility will contain affirmative and negative covenants, and financial covenants customarily found in loan agreements for similar financings including, but not limited to, (i) a minimum earnings before interest, taxes, depreciation and amortization referred to as EBITDA covenant measured on a trailing twelve months basis, referred to as TTM, (ii) a maximum total senior debt outstanding to TTM EBITDA ratio covenant, (iii) a minimum fixed charge coverage ratio covenant, (iv) a maximum capital expenditure covenant, and (v) key man provisions with respect to members of management. An early termination fee is due if the senior credit facility is terminated by us for any reason (other than as described below) prior to the third anniversary of such effective date and is payable as follows: (i) two percent (2%) of the total loan commitment if the senior credit facility is terminated on or prior to the second anniversary of the effective date of the senior credit facility and (ii) one percent (1%) of the total loan commitment if the senior credit facility is terminated after the second anniversary of such effective date and on or prior to the third anniversary of such effective date. No earlier than November 8, 2007 up to $20.0 million of the cash proceeds from the issuance or sale of common equity may be used to prepay the term loans under the senior credit facility and such prepayment will not be subject to a prepayment fee.

Convertible Notes and Warrants

To finance the acquisitions, Maritime Logistics entered into a securities purchase agreement with each of the investors listed on the schedule of buyers attached thereto, pursuant to which the buyers agreed to purchase (i) secured notes in an aggregate principal amount of $65.0 million, which notes are convertible at the option of the holder into shares of our common stock at an initial price equal to $11.00 per share (subject to adjustment) and (ii) warrants to acquire in the aggregate up to 40% of the number of shares of common stock issuable upon conversion of the notes, exercisable until the fifth anniversary of November 8, 2006 at an initial exercise price equal to $11.00 per share (subject to adjustment) referred to herein as the note financing. On November 8, 2006, after the recapitalization, we entered into a joinder agreement and pursuant to which we assumed the Maritime Logistics obligations under the securities purchase agreement and consummated the note financing.

The notes bear interest at a rate per annum equal to LIBOR plus the applicable margin then in effect. Until the holders of the notes receive the financial statements of Company and its subsidiaries following the last day of the fourth full fiscal quarter after November 8, 2006, the applicable margin shall be equal to the greater of (i) the amount determined as set forth in the grid below based on the ratio of Net Senior Debt to TTM EBITDA for the immediately preceding twelve (12) month period ending as of the last day of each fiscal quarter prior thereto and (ii) three and one quarter (3.25%) percent per annum. Thereafter, on a quarterly basis, the applicable margin shall be reset based upon the following grid:

Net Senior Debt/TTM EBITDA	Applicable Margin

>3.0x	3.75%
>2.5x <=3.0x	3.50%
>2.0x <=2.5x	3.25%
>1.5x <=2.0x	3.00%
<=1.5x	2.75%

A holder may require us to redeem the notes upon an event of default or upon a change of control, in each case at a premium over the principal amount of the notes being redeemed. This premium in the event of a change of control is equal to the product of the amount of principal being redeemed multiplied by the greater of (a) the quotient of the closing sale price of our common stock immediately prior to the announcement of the change of control divided by the conversion price and (b) 120% in the first 18 months, 115% in the period from 18 to 42 months and 110% thereafter. We may redeem all or any portion of the notes after the third anniversary of the issuance of the notes, if the closing sale price of our common stock is greater than 180% of the conversion price then in effect for each of the previous 20 trading days ending and certain other conditions are satisfied. If we redeem the notes, we must pay the principal and accrued interest through the date of redemption.

The indebtedness evidenced by the notes is secured indebtedness, and is subordinate to our senior debt financing. As security for our obligations under the notes, we and certain of our subsidiaries executed a security agreement, pursuant to which we and such subsidiaries granted a security interest in substantially all of their assets to the collateral agent for the benefit of the holders of the notes (which liens are subordinate to the liens that secure the senior debt financing).

The warrants issued in connection with the notes also provide for a cash payment in the event of a change of control equal to the Black Scholes value of the unexercised portion of the warrant which may result in a significant cash payment to the holders of the warrants.

We expect to record debt issuance costs of approximately $13.4 million, including expenses in connection with the financings. These costs will be amortized and charged to expense over the next five years.

We also entered into a registration rights agreement with the buyers, whereby we agree to provide certain registration rights with respect to the common stock underlying the notes and warrants and the shares held by management and the security holders of Aerobic prior to the merger under the Act and the rules and regulations promulgated thereunder. If we do not satisfy our obligations under the registration rights agreement, we are obligated to pay the holders of the notes and warrants substantial penalty payments. See “Registration Rights Agreement.”

Contingent Payments

The following table summarizes our estimated contingent based earn-out payments for the next five fiscal years indicated based on achievement of certain earn-out targets (in thousands):

	Fiscal Year Ended December 31,

	2007	2008	2009	2010	2011	Total

Earn-out payments:

TUG(1)	$1,483	$1,483	$1,483	$1,483	$—	$5,932
SeaMaster(2)	1,300	2,275	3,575	3,575	3,575	14,300
TUG New York Bonus (3)	60	70	81	90	102	403
TUG Los Angeles and Miami Bonus (3)	112	120	135	143	145	655
SeaMaster Bonus (3)	550	550	550	550	550	2,750

Total	$3,505	$4,498	$5,824	$5,841	$4,372	$24,040

Earn-out targets(4)

TUG	2,200	2,420	2,660	2,930	—	10,210

SeaMaster	2,000	5,500	5,500	5,500	5,500	22,000

	$4,200	$5,920	$8,160	$8,430	$5,500	$32,210

Combined earn-outs targets for TUG and SeaMaster	$4,200	$5,920	$8,160	$8,430	$5,500	$32,210

Earn-outs for TUG and SeaMaster as a percentage of target	66.3%	63.5%	62.0%	60.0%	65.0%	62.8%

Notes:

(1)	The TUG earn-outs are contractual commitments based upon agreed EBITDA targets. The earn-out payments set out above are projected payments based upon estimates by TUG. In addition,

there are contingent earn-out payments based upon achievement of EBITDA above the targets. If EBITDA targets are not met, the earn-out payments will be less than those set forth above.

(2)

The SeaMaster earn-outs are contractual commitments based on a payment of 65% of projected EBITDA in year one, two and three. The earn-out payments set out above are projected payments based upon estimates by SeaMaster. Actual payments may vary and depend on the actual EBITDA generated by SeaMaster, during years one, two and three, as defined in the SeaMaster acquisition agreement. After year three, the SeaMaster enterprise value will be determined based upon the average of the first three years EBITDA, multiplied by six. Any payments made from inception, and the value of the shares owned by the selling stockholder of SeaMaster valued at the fair market value at end of year three, will be deducted from the enterprise value calculated above. Any remaining balance due, if any, will be paid in cash in years four and five, subject to SeaMaster using its best efforts to maintain the year three EBITDA level. If the three year average EBITDA of SeaMaster, pursuant to the terms of the SeaMaster acquisition agreement, is greater than $3.67 million, than the total SeaMaster earn-out payment will exceed the amounts set out above.

(3)

The contingent bonus payments to certain of our key employees are based on EBITDA targets set forth in three separate bonus agreements with these employees. Pursuant to the agreements, Mr. Wu and Mr. Lee, two of our key employees are entitled to payments subject to the TUG and Sea Master businesses achieving certain EBITDA targets established in the agreements. The TUG New York bonus is based on targets of the business which, prior to our acquisition of TUG, was conducted by TUG New York, Inc. The equivalent payments for TUG Los Angeles and Miami bonus is based on EBITDA targets of the business which, prior to our acquisition of TUG, was conducted by TUG Logistics, Inc. (Los Angeles) and TUG Logistics (Miami), Inc. and the SeaMaster China Bonus is based on the targets set forth in the SeaMaster acquisition agreement. In addition, Mr. Wu and Mr. Lee are entitled, under the Miami and Los Angeles Bonus Agreement to receive an additional $0.20 for each dollar by which the EBITDA target is exceeded up to an EBITDA target of $200,000 and thereafter an additional $0.30 for each dollar by which the EBITDA target is exceeded up to a maximum EBITDA cap. Mr. Wu and Mr. Lee are also entitled to receive an additional payment of $0.30 for each dollar by which the EBITDA target is exceeded under the New York bonus agreement. The EBITDA targets (i) for the TUG New York Bonus payments are $500,000, $535,000, $570,000, $600,000 and $640,000 in each of the years, (ii) for the TUG Los Angeles and Miami bonus payments $2.2 million, $2.24 million, $2.66 million, $2.93 million and $3.22 million in each of the years, and (iii) for the SeaMaster bonus payments, $3.67 million in each of the years.

(4)	Does not include earn-out targets for the TUG New York Bonus, TUG Los Angeles and Miami or SeaMaster/TUG China bonus payment.

In the event we undergo a change in control, the selling shareholders of TUG will receive their estimated unrealized earn-out payments of approximately $15.5 million in cash and stock and a pro rata amount thereof if the change in control occurs prior to November 8, 2009.

In the event we undergo change in control, the principal selling shareholder of SeaMaster will receive its unrealized earn-out payment (up to approximately $22.5 million less any prior earn-out payments) provided, that, if the change in control occurs within 3 years of the date of consummation of the acquisition, it shall receive six times the three year average EBITDA (as defined in the SeaMaster stock acquisition agreement) of SeaMaster, less any prior earn-out payments.

Change of control payments related to the financings

The premiums and payments to the holders of the notes and warrants issued in financings on any change of control will substantially reduce the amount of proceeds available for distribution to our security holders in connection with a change of control.

A holder of our notes may require us to redeem its note upon an event of default or upon a change of control, in each case at a premium over the principal amount of the notes being redeemed. This premium in the event of a change of control is equal to the product of the amount of principal (currently $65 million) being redeemed multiplied by the greater of (a) the quotient of the closing sale price of our common stock immediately prior to the announcement of the change of control divided by the conversion price (currently $11.00 per share) and (b) 120% in the first 18 months, 115% in the period from 18 to 42 months and 110% thereafter. We may redeem all or any portion of the notes after the third anniversary of the issuance of the notes, if the closing sale price of our common stock is greater than 180% of the conversion price then in effect for each of the previous 20 trading days ending and certain other conditions are satisfied. If we redeem the notes, we must pay the principal and accrued interest through the date of redemption.

The warrants issued in connection with the note financing and common stock financing (including those issued to the placement agent) also provide for a cash payment in the event of a change of control equal to the Black Scholes value of the unexercised portion of the warrant which may result in a significant cash payment to the holders of the warrants. The provisions regarding the change of control are incorporated in our estimates of fair value of derivative instruments as stated on our pro forma Balance Sheet. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, no provisions has been made for potential future payments required as a result of a change of control.

Payments related to the severance benefit plan

Our executive compensation programs provide for potentially substantial payments to our executives and key employees in connection with a change of control. These payments will substantially reduce the amount of proceeds available for distribution to our security holders in connection with termination of the executives’ employment without cause, or for good reason by the executives and in connection with a change of control. In particular, in the event an executive’s employment is terminated in connection with any of the specified circumstances, then our officers are entitled to the 24 months of base salary continuation payable in a lump sum and outplacement services in an amount not to exceed $10,500. In addition, we are obligated to maintain the officer’s perquisites and benefits for a period of 2 years. A termination is deemed to be in connection with a change in control if it occurs on the date of the change in control or within the 2 years following the change in control. Mr. O’Neill will receive the greater of the benefit described under the Severance Benefit Plan or 2 times his base salary for 24 months. Our CEO and four most highly compensated officers also are entitled, if eligible for severance benefits, to $7,500 per year of employment in lieu of any amounts forfeited under our 401(k) plan. See “Executive Compensation—Employment Agreements.”

Change of control payments related to founder agreements

We have agreed to pay certain founders of Maritime Logistics a cash payment, if a change of control that our board has not approved occurs prior to November 8, 2011. The cash payment is equal to the product of the amount by which the sale price of the common stock in the change of control exceeds $10.00 multiplied by the number of shares of stock held by such founder. Messrs. Agresti, Shahbazian, Dombalis and Knight are entitled to a cash payment within 10 days of the occurrence of a change of control. Assuming that the sales price of our common stock in a change in control was between $8 and $12, Mr. Agresti would receive between $0-$560,000; Mr. Shahbazian would receive between $0-$252,000; Mr. Dombalis would receive between $0-$441,000; and Mr. Knight would receive between $0-$441,000. In total, these payments to our CEO and named executive officers would be between $0 or $1,694,000 in the event of a change of control with a sales price of our common stock between $8 and

$12. These payments will substantially reduce the amount of proceeds available for distribution to our security holders in connection with a change of control.

Compensation Payment Due Under Our Management Incentive Plan

As described in greater detail in the Executive Compensation Section herein, our CEO and other named executive officers are entitled to annual payments under our management incentive plan subject to our achievement of certain EBITDA targets established by our compensation committee. If the threshold EBITDA target is not achieved, then no annual bonus will be paid. If we achieve our threshold or maximum EBITDA targets for fiscal year 2007, Mr. Agresti is entitled to a minimum annual bonus of $175,000 or maximum annual bonus of $1,575,000; Mr. Shahbazian to $112,000 or $1,037,500; Mr. O’Neill to $135,000 or $1,245,000; Mr. Dombalis to $87,500 or $787,500; and Mr. Knight to $87,500 or $787,500. In total these payments would be $597,000 to our CEO and named executive officers in the event we achieved 80% of our EBITDA target. If we achieved our maximum EBITDA target, then in total the annual payments to our CEO and named executive officers would be $5,432,500.

Under the terms of the long-term incentive plan component of the management incentive plan there are three year performance periods that provide that if the EBITDA for the last year of the performance period exceeds the EBITDA target for the first year by at least 33%, then a cash bonus will be paid to our CEO and named executive officers. The first performance period is fiscal year 2007 through fiscal year 2009 and the second performance period is 2008 through 2010. If the EBITDA target is exceeded, then our CEO and each named executive officer shall be paid a bonus equal to 1.5 times their respective base salary earned during the first year of the performance period, 2007 and 2008 respectively. For example, if the 2009 EBITDA exceeds the 2007 target EBITDA by 33% or more, then Mr. Agresti will be paid $525,000; Mr. Shahbazian will be paid $375,000; Mr. O’Neill will be paid $450,000; Mr. Dombalis will be paid $375,000 and Mr. Knight will be paid $375,000 for aggregate payments of $2.1 million. The EBITDA targets for Mr. O’Neill are based upon the EBITDA for FMI. In total, these payments would be $2,100,000 (for each performance period) and would be payable to our CEO and named executive officers in the event the target EBITDA is achieved.

Equity Incentive Awards.

We expect to incur a non-cash operating expense in connection with the issuance of options to purchase 1,205,000 shares of common stock, 667,000 stock appreciation rights (SARs) and 233,500 shares of restricted stock under our 2006 Equity Incentive Plan. These options and SARs have been granted with an exercise price equal to $10 per share. The options have a 5-year term and vest in equal annual installments over a two-year period. The vesting of these options will result in changes to our operations, which may be substantial.

The 2006 Equity Incentive Plan will be administered by our Board of Directors who will be authorized to grant incentive stock options, non-qualified stock options, SARs, performance shares, restricted stock, restricted stock units, performance shares and other common stock-based awards to our executive officers.

Registration rights penalties

We may be required to make substantial payments under the registration rights agreements we entered into in connection with the note financing and the common stock financing.

We are required to make payments to purchasers (including the placement agent) who are parties to the registration rights agreements as liquidated damages (adjusted proportionally for a portion thereof) if any of the following events occurs and during the period such event is continuing:

(a)	We fail to file with the Securities and Exchange Commission the registration statement on or before the 60th day after November 8, 2006;

(b)

The registration statement is not declared effective by the Securities and Exchange Commission on or before the 90th day after filing (or the 150th day after filing if the registration statement is subject to review by the Securities and Exchange Commission;

(c)

After the effective date of the registration, a registration statement ceases for any reason to remain continuously effective as to all registrable securities for which it is required to be effective, or the holders are otherwise not permitted to utilize the prospectus therein to resell such registrable securities, for more than 10 consecutive calendar days or more than an aggregate of 20 calendar days during any 10-month period (which need not be consecutive calendar days) except during any period when we are diligently pursuing the effectiveness of an amendment to a registration statement.

Such payment shall be equal to a percentage of the aggregate amount invested as follows: one percent (1%), prorated for the first 30 days after any of the above events, and two percent (2%) prorated each thirty day period thereafter subject to a 10% aggregate limit. One percent of the aggregate amount invested in the financings is approximately $984,000

As of the date of filing of this registration statement, we had incurred aggregate penalties of approximately $98,400.

Recent Accounting Pronouncements

SFAS No. 123:

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123R), which replaces SFAS No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123) and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options and employee stock purchase plans, to be recognized in the financial statements based on their fair values. In addition, SFAS No. 123R will cause unrecognized expense (based on the amount in the company’s pro forma footnote disclosure) related to options vesting after the date of initial adoption to be recognized as a charge to results of operations over the remaining vesting period. Under SFAS No. 123R, we will determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at the date of adoption.

SAB No. 107:

In March 2005, the staff of the SEC issued Staff Accounting Bulletin No. 107 (SAB 107). The interpretations in SAB 107 express views of the staff regarding the interaction between SFAS 123R and certain SEC rules and regulations and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies. In particular SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R and the modification of employee share options prior to adoption of SFAS 123R. We will evaluate the impact SAB 107 will have on our consolidated financial statements in future reporting periods.

SFAS No. 154:

In May 2005, the FASB issued SFAS No. 154 “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and provides guidance on the accounting for and reporting of accounting changes and error corrections. SFAS No. 154 applies to all voluntary changes in accounting principles and requires retrospective application (a term defined by the statement) to prior periods’ financial statements, unless it is impracticable to determine the effect of a change. It also applies to changes required by an accounting pronouncement that does not include specific transition provisions. In addition, SFAS No. 154 redefines “restatement” as the revising of previously issued financial statements to reflect the correction of an error. The statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We will evaluate the effect of SFAS No. 154 on future reporting periods, when applicable.

SFAS No. 155:

In May 2005, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Instruments,” which is an amendment of SFAS No. 133 and 140 and allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Companies must apply the standard prospectively. We will consider and evaluate the adoption of SFAS No. 155 on our results of operations and financial position in future reporting periods.

SFAS No. 133:

“Accounting for Derivative Instruments and Hedging Activities” (SFAS No. 133) along with related interpretations EITF No. 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (EITF-19) and EITF No. 05-2 “The Meaning of ‘Conventional Convertible Debt Instrument’ in Issue No. 00-19” (EITF 05-2). SFAS No. 133 requires every derivative instrument (including certain derivative instruments embedded in other contracts) to be recorded in the balance sheet as either an asset or liability measured at its fair value, with changes in the derivative’s fair value recognized currently in earnings unless specific hedge accounting criteria are met. We expect that we will adopt SFAS 133 in future reporting periods.

EITF No. 05-6:

In June 2005, the Emerging Issues Task Force (EITF) reached a consensus on Issue 05-6, “Determining the Amortization Period for Leasehold Improvements,” which requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. EITF 05-6 is effective for periods beginning after July 1, 2005. We will evaluate and consider the impact of these provisions of this consensus to have on our financial position, results of operations or cash flows in future reporting periods.

FIN No. 48

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109” (FIN 48). We will evaluate and consider the impact of FIN 48 to our consolidated results of operations, financial position, or cash flows. The provisions of FIN 48 become effective for fiscal years beginning after December 15, 2006.

SFAS No. 157

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. We will evaluate and consider the impact of SFAS 157 on our consolidated results of operations, financial position, or cash flows. The provisions of SFAS 157 become effective for years beginning January 1, 2008.

SFAS No. 158

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (SFAS 158). SFAS 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 will not have an impact on our consolidated results of operations, financial position, or cash flows.

Quantitative Information about Market Risk

Interest Rates. We are exposed to changes in interest rates as a result of our financial activities with respect to our borrowings under the senior credit facility and the notes issued in the note financing. Borrowings under these credit agreements bear interest at variable rates based on a LIBOR margin pricing grid adjusted quarterly, based on our leverage ratio. A 1% change in interest rates would increase our interest expense by $1.3 million per year.

We have a $65 million senior credit facility consisting of (i) a $10 million revolver and (ii) a $55 million term loan. The senior credit facility has a five-year term. The senior credit facility bears interest at the rate set forth in the table shown in the “Senior Credit Facility” section of this registration statement.

Additionally, we raised funds through a private placement of notes in an aggregate principal amount of $65 million and warrants. The notes are convertible at the option of the holder into shares of common stock at a price of $ 11.00 per share, subject to adjustment. The notes mature on the fifth anniversary of their issuance and bear interest at the interest rate set forth in the table shown in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation - Convertible Notes and Warrants” section of this registration statement. The principal amount of the notes does not amortize during the life of the notes, but is subject to a balloon payment at the end of the term should the notes not be in converted into common stock during this period. The warrants are exercisable for shares of common stock at an exercise price of $11.00 per share, subject to adjustment.

Foreign Currency Exposure. Our worldwide operations will necessitate that we deal with a multitude of currencies other than the U.S. dollar. This results in our potentially being exposed to the inherent risks of the international currency markets and governmental interference. Some of the countries where we maintain offices and/or agency relationships have strict currency control regulations which influence our ability to hedge foreign currency exposure. We plan to try to compensate for these exposures by accelerating international currency settlements among our offices or agents. We may enter into foreign currency hedging transactions only in limited locations where there are regulatory or commercial limitations on our ability to move money freely around the world. We currently have no foreign currency derivatives outstanding, and have no significant funds subject to foreign exchange controls.

CHANGES IN THE REGISTRANT’S REGISTERED ACCOUNTANT

We historically retained Dale Matheson Carr-Hilton Labonte, Chartered Accountants (Dale Matheson), as our principal accountant. In connection with the closing of the merger, on November 8, 2006, we dismissed Dale Matheson as our principal accountant and retained Friedman LLP as our new principal accountant. Our board of directors approved the decision to change our principal accountant.

Dale Matheson’s reports on the financial statements for the period February 25, 2004 (date of inception) to December 31, 2004 included in the Form 10-KSB as filed with the SEC on March 31, 2005 and the period January 1, 2005 to December 31, 2005, included in the Form 10-KSB as filed with the SEC on March 29, 2006, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The report for the year ended December 31, 2005 did contain the following statement regarding our ability to continue as a going concern:

“The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant operating losses since inception, which raises a substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the period from February 25, 2004 to November 8, 2006, we had no disagreements with Dale Matheson on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. We had not consulted with Friedman LLP on any matter prior to engaging them as our principal accountant and engaging them to audit Maritime Logistics and TUG in connection with the acquisition.

We have authorized Dale Matheson to respond fully to the inquiries of Friedman LLP concerning any matters discussed above. We have provided Dale Matheson with a copy of the above statements. Dale Matheson furnished us with a letter addressed to the SEC stating that they agree with the above statements.

A copy of this letter dated November 13, 2006 is filed as Exhibit 16.1 to our Form 8-K filed on November 13, 2006.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the name, age and position of each person who is a director or executive as of the filing of this registration statement. Each such officer and director has served as such since the merger on November 8, 2006. Prior to the merger of our subsidiary with Maritime Logistics, Arnold P. Kling was our sole director. Mr. Kling appointed Mr. Agresti, then a director of Maritime Logistics, as our director effective immediately upon the consummation of the merger. Mr. Kling resigned effective immediately upon the consummation of the merger and, as a result, Mr. Agresti became our sole director. Mr. Agresti then appointed Messrs. Winfield, MacAvery, DeSaye, McQuiston and Coogan to our board. In addition, effective immediately upon the consummation of the merger, Arnold P. Kling and Kirk M. Warshaw resigned as our President and Chief Financial Officer, respectively. Following these resignations, the new board appointed the officers set forth in the table below.

Name	Age	Position(s)

Robert A. Agresti	46	Chairman of the Board, President and Chief Executive Officer
Paul Shahbazian	50	Chief Financial Officer
Gregory DeSaye	54	Director, Chairman of FMI
Peter Klaver	55	Senior Vice President
William Knight	46	Senior Vice President - Sales and Customer Service, President of Summit Logistics
Christopher Dombalis	48	Senior Vice President - Asia Pacific Trade and Marketing, President of TUG USA, Inc.
James Madden	61	Senior Vice President - Atlantic Trade and Marketing, President of AMR and AmeRussia
Peter Stone	40	President of SeaMaster Logistic Inc.
J. Terence MacAvery	56	Director
Raymer McQuiston	44	Director and Secretary
Paul Windfield	49	Director
William J. Coogan	52	Director

Robert A. Agresti, Chairman of our board, President and Chief Executive Officer. Mr. Agresti was appointed as our Chairman, President and Chief Executive Officer on November 8, 2006. Upon the effectiveness of our amended and restated certificate of incorporation, our directors will serve for staggered terms, and Mr. Agresti will serve as director until our annual meeting in 2007. Mr. Agresti is a founder and, since its inception, President of Maritime Logistics. He has over 18 years of experience in marine transportation as a director and officer of logistics, ocean carrier, marine insurer, and terminal facilities. From February 2004 until the inception of Maritime Logistics in February 2006, he served as Executive Vice President and General Manager, North American Trades P&O Nedlloyd Limited, North America and the co-head of Royal P&O Nedlloyd’s North American operations. Prior to this and as of 1988, he was Chief Executive Officer of P&O Nedlloyd America. Mr. Agresti received an MBA from Columbia University in 1992 and has a BA from Rutgers University in 1982.

Paul Shahbazian, Chief Financial Officer. Mr. Shahbazian was appointed our Chief Financial Officer on November 8, 2006. Mr. Shahbazian has over 19 years of experience in marine transportation as a senior financial manager and officer of P&O Nedlloyd Limited, North America. From September 1988 until October 2006, he was the Vice President of Finance of P&O Nedlloyd Limited, North America. He was senior audit manager at KPMG prior to joining P&O Nedlloyd and is a certified public accountant.

Gregory DeSaye, Director and Chief Executive Officer of FMI. Mr. DeSaye was appointed as one of our directors on November 8, 2006 and is continuing as the Chief Executive Officer of our subsidiary FMI. Upon the effectiveness of our amended and restated certificate of incorporation, our directors will serve for staggered terms. Mr. DeSaye will serve until our annual meeting in 2008. He has been with FMI since its inception in 1980, serving as senior vice president of FMI, Inc., the company from which we acquired FMI, until 2003 and then as Chairman and Chief Executive Officer of FMI International, Inc. from 2003 until the present. His primary focus is working with the senior managers and vice presidents at FMI to implement FMI’s business strategy, and he remains actively involved in the information technology department in improving the analytics and operating platform for the business.

Peter Klaver, Senior Vice President. Mr. Klaver was appointed our Senior Vice President on November 8, 2006. Mr. Klaver is a founder of Maritime Logistics. Mr. Klaver has over 30 years of experience spanning the insurance, banking, industrial services, health care and transportation industries. From September 1998 until founding Maritime Logistics, he served as the Vice President of Human Resources for P&O Nedlloyd, North America. He has served as Regional Customer Service Manager for Allstate, Vice President of Human Resources for Fleet Finance, Head of Industrial Relations for Initial Contracts Services (BET) and Senior Operating officer for National Health Services. Mr. Klaver has extensive experience in business integration. He guided P&O Nedlloyd through a succession of acquisitions, consolidations and business changes.

William “Bill” Knight, Senior Vice President—Sales and Customer Service and President of Summit Logistics International. Mr. Knight was appointed our Senior Vice President – Sales and Customer Service on November 8, 2006. He has been the President of Summit Logistics since May 2006 and is a founder of Maritime Logistics. Mr. Knight has over 20 years of experience in the transportation industry with an extensive background in sales, marketing, product development and equipment management. From 1997 until founding Maritime Logistics, Mr. Knight served as Senior Vice President Sales for P&O Nedlloyd, North America. Prior to joining P&O Nedlloyd, he served as General Manager of Transpacific Pricing and Conferences at Maersk Line where he was responsible for high volume carriers.

Christopher Dombalis, Senior Vice President—Asia Pacific Trade and Marketing and President of TUG USA Inc. Mr. Dombalis was appointed Senior Vice President – Asia Pacific Trade and Marketing on November 8, 2006. He has been the president of TUG USA since May 2006 and is a founder of Maritime Logistics. Mr. Dombalis has over 22 years of marine transportation experience with an extensive background in Pacific trade, North American sales, logistics and marketing. From 1996 until founding Maritime Logistics, Mr. Dombalis served as the Senior Vice President and General Manager of Pacific Trade, Senior Vice President & General Manager of P&O Nedlloyd Logistics and Senior Vice President of Sales and Marketing for P&O Nedlloyd, North America. In these roles he was instrumental in developing and executing the Pacific Trade business plan, branding and integrating services for logistics and liner customers and restructuring the North American Sales organization and business-to-business sales platforms. He has held international assignments in Asia (based in Hong Kong and Taiwan for seven years) where he served as a sales manager for Asia, as well as the lead commercial contract negotiator with responsibility for all commercial, pricing and product development. Mr. Dombalis began his career with Sea Land Services in New York and Mitsui OSK Lines in Asia.

James Madden, Senior Vice President—Atlantic Trade and Marketing and President of AMR Investments and AmeRussia. Mr. Madden was appointed our Senior Vice President – Atlantic Trade and Marketing on November 8, 2006. He has been the President of AMR Investments and AmeRussia since May 2006 and is a founder of Maritime Logistics. Mr. Madden has 36 years of experience in the transportation industry with an extensive background in engineering, operations, business development and United States Government cargos (military & preference). From July 2000 until founding Maritime Logistics, Mr. Madden was the Vice President of Government Relations for P&O Nedlloyd, North America. At Farrell Lines he served as Contracting Officer for Farrell’s management of vessels in the

Maritime Administration’s Ready Reserve Fleet. He was the principal driver in re-flagging vessels and opening up service to the Gulf. He was instrumental in aligning Farrell Lines and P&O Nedlloyd’s growth with the United States Government. Mr. Madden is a graduate of the Staffordshire.

Peter Stone, President of SeaMaster Logistics Inc. Mr. Stone is continuing as president of SeaMaster Logistics Inc. He is a professional manager in air and ocean transportation and logistics with more than 20 years of diversified experience in international business development and revenue management. Responsibilities have included sales, marketing, operations, finance, training, product development and strategic planning. Prior to joining us, Mr. Stone held numerous positions at P&O Nedlloyd Limited, Hong Kong SAR since 1996, including Senior Vice President and General Manager, Sales & Marketing, Asia Pacific; Vice President and General Manager, P&O Nedlloyd Logistics Asia; Vice President, Pacific Trade, Asia Region; and at P&O Nedlloyd Limited, East Rutherford, New Jersey USA, including Manager, Strategic Planning and Business Development Pacific Trade and Manager, Pricing and Revenue Management. Mr. Stone is also a director of SeaMaster Hong Kong.

J. Terence MacAvery, Director. Mr. MacAvery was appointed director on November 8, 2006. Upon the effectiveness of our amended and restated certificate of incorporation, our board of directors will serve for staggered terms. Mr. MacAvery will serve as director until our annual meeting in 2008. Mr. MacAvery is a senior tax executive with 30 years of experience working with United States and multinational clients in a variety of industries as a certified public accountant and tax attorney with expertise developed during 27 years with KPMG, the last 16 years as Partner. Currently, Mr. MacAvery is a Partner with the accounting firm of Hamilton & MacAvery. His professional background includes domestic and international tax, strategic planning and analysis, merger and acquisition negotiation and related integration as well as presentations to boards of directors, government agencies and trade and professional organizations.

Raymer McQuiston, Director and Secretary. Mr. McQuiston was appointed director effective November 8, 2006. Upon the effectiveness of our amended and restated certificate of incorporation, our board of directors will serve for staggered terms. Mr. McQuiston will serve as director until our annual meeting in 2009. He is a founder and has been a director of Maritime Logistics since May 2006. Mr. McQuiston has over 18 years of experience as an attorney in representing marine transportation businesses, advising marine insurers and logistics, container terminal and inter-modal companies. Mr. McQuiston has been a partner at Brown Rudnick Berlack Israels LLP, an international law firm, since 2004. Prior to joining Brown Rudnick he was a partner at another international law firm, Torys LLP and prior to that at Holland & Knight LLP. Brown Rudnick is our outside counsel.

Paul A. Windfield, Director. Mr. Windfield was appointed director on November 8, 2006. Upon the effectiveness of our amended and restated certificate of incorporation, our board of directors will serve for staggered terms. Mr. Windfield will serve as director until our annual meeting in 2007. Mr. Windfield is currently the Managing Director of MDI Asia Pacific, a software, content and network provider in the global trade management compliance and controls, logistics visibility, supplier and supply chain management, and financial supply chain field with operations in North America, Europe, the ISC and Asia Pacific. He has over 26 years of experience in the maritime transportation industry. Mr. Windfield was from July 2003 until June 2005 Director-Sales, P&O Nedlloyd London, reporting directly to the Chief Executive, a member of the board of P&O Nedlloyd Container Line Ltd. (a wholly-owned subsidiary of Royal P&O Nedlloyd BV) and a member of the executive management team of both companies.

William J. Coogan, Director. Mr. Coogan was appointed director on November 8, 2006. Upon the effectiveness of our amended and restated certificate of incorporation, our board of directors will serve for staggered terms. Mr. Coogan will serve as director until our annual meeting in 2009. Mr. Coogan is currently a private investor with interests in land development, mortgage financing and boat building. His prior experience includes 25 years in the freight forwarding industry holding positions from sales executive, JFK branch manager and executive vice president ocean for Expeditors International of Washington, Inc. His tenure with Expeditors International of Washington, Inc. ran from 1985 through 2004 and from 1989 forward, he was part of the senior management steering committee setting goals and implementing strategy. From October 2004 to January 2006 he pursued various entrepreneurial ventures in land development and boat building. From January 2006 until the present, he has been a member of Deer Creek Holdings LLC, a property development company.

We may add other directors to our board in the future, as qualified candidates become available.

Key Employees

Set forth below is information concerning our key employees, including their ages as of December 15, 2006.

Robert Lee , 44, Chief Executive Officer of TUG USA, Inc. Mr. Lee is CEO of TUG USA. He has 21 years of experience in the logistics industry. Mr. Lee and Mr. Wu founded Trans-Union Group in 1994 which later changed its name to TUG Logistics, Inc. Prior to founding TUG Logistics, Inc., Mr. Lee held various positions at several different freight forwarding companies.

Robert Wu, 46, Chief Financial Officer of TUG USA, Inc. Mr. Wu is CFO of TUG USA. He has 21 years of experience in the logistics industry. Mr. Wu and Mr. Lee founded Trans-Union Group in 1994 which later changed its name to TUG Logistics, Inc. Prior to founding TUG Logistics, Inc., Mr. Wu held various positions at several different freight forwarding companies.

Robert O’Neill, 45, President of FMI. Mr. O’Neill was appointed president of FMI in January 2006. Mr. O’Neill joined FMI, Inc., the entity from which we acquired FMI, in 1990 as Vice President Sales and Marketing and became its President in 2003. Mr. O’Neill’s primary responsibilities include developing and maintaining key client relationships as well as planning, implementing and controlling the marketing function at FMI. From 1980 to 1988, he held various sales and operations positions with H & M International Transportation, Inc., OOCL Steamship Lines and Streichler North River Terminals.

Family Relationships

The directors and executive officers are not related by blood, marriage or adoption.

Board of Directors

Our board of directors presently consists of six members. Our amended and restated Certificate of Incorporation will, upon its effectiveness, provide for a staggered board of directors where our board of directors is divided into three classes, with each class serving a term of three years. Mr. Agresti and Mr. Windfield will serve until our annual meeting in 2007. Mr. MacAvery and Mr. DeSaye will serve until our annual meeting in 2008. Mr. McQuiston and Mr. Coogan will serve until our annual meeting in 2009. Each of Messrs. Windfield, MacAvery and Coogan are considered an “independent director” pursuant to the definition set forth in Nasdaq Rule 4200(a)(15)(B). While we are not subject to this rule, we have used this rule for determining the independence of our directors.

Prior to the merger of our subsidiary with Maritime Logistics, Arnold P. Kling was our sole director. Mr. Kling appointed Mr. Agresti, then a director of Maritime Logistics, as our director, effective immediately upon the consummation of the merger. Mr. Kling then immediately resigned and, as a result, Mr. Agresti became our sole director. Mr. Agresti then appointed Messrs. Windfield, MacAvery, DeSaye, McQuiston and Coogan to our board.

Since the merger and appointment of our new directors, we have taken actions by written consent relating to the senior debt facility, the note financing, the common stock financing and the acquisitions and held one special meeting of our board of directors. All of our directors attended this meeting. Prior to the merger, Mr. Kling was our sole director and could take action by his written consent as sole director.

Board Committees

Our board has a compensation committee and an acquisition committee. In the near future, we expect to add certain additional committees including audit, nominating and governance committees. If we proceed with the listing of our common stock on Nasdaq or any other exchange, our board will need to determine that each member of the compensation, audit, nominating and governance committees is “independent” as required by applicable rules and regulations, and, in addition, each member of the audit committee will need to be “independent” and possess adequate financial skills, within the meaning of rules and regulations applicable to audit committee members.

Compensation Committee. Our compensation committee is charged with recommending to the board the compensation for our executives and administering our stock incentive and benefit plans. Our compensation committee is comprised of Mr. Windfield and Mr. MacAvery.

Acquisition Committee. The acquisition committee is charged with recommending acquisition candidates, acquisition structures and terms to the board. Mr. Agresti and Mr. McQuiston are the members of this committee.

Shareholder Communications. We are in the process of designing and implementing a shareholder communication process.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We believe our success depends on the continued contributions of our named executive officers and key employees. Personal relationships are very important in our industry. Our named executive officers and key employees are primarily responsible for many of our critical customer and supplier relationships. The maintenance of these relationships is critical to ensuring our future success. Therefore, it is important to our success that we retain the services of these individuals and prevent them from competing with us should their employment with us terminate.

Our compensation programs are designed to provide our named executive officers and key employees competitive salaries, short term bonus opportunities, severance benefits and change of control payments as well as long-term cash and equity incentives. Our goal is to provide our named executive officers with incentives that are aligned with the performance of our business and the performance of our common stock. Our salary, severance benefits and annual allowances are intended to be competitive with similarly situated companies.

Our current compensation plans and programs for our named executive officers are the result of negotiations between those named executive officers and investors and potential investors in our note financing and common stock financing. Our current compensation plans and programs for our key employees is the result of negotiations between our named executive officers and our key employees in connection with the acquisitions of FMI and TUG. In connection with the financings and the acquisitions, our compensation committee reviewed and approved the proposed compensation programs resulting from the negotiations relating to the financings and the acquisitions. Additionally, as further described below, on November 8, 2006, holding 85.5% of our then outstanding common stock (prior to the financings and the acquisitions but, after the merger) approved the executive employment agreements, our 2006 equity incentive plan, awards under such plan to our executive officers and directors, the management incentive plan, the executive retirement plan and the severance benefit plan.

Our compensation plan consists of the following components: salary, annual incentive bonus, certain annual allowances, severance benefits, payments in the event of a change of control, a one time non-compete payment, stock option awards, stock appreciation rights, long term incentive plan payments, and a supplemental executive retirement plan. The details of each these components are described in the tables and narrative below.

In connection with the merger, the financings and the acquisitions, we paid each of the named executive officers a one time cash payment in consideration for entering into a non-compete agreement. We believe that prohibiting these officers from competing with us if they leave our company is imperative to our success. The severance plan, change of control provisions and founders agreements payment terms and amounts were negotiated to compensate the named executive officers for the risk of joining a venture such as us with very limited operating history where they might not realize the full potential of their equity based incentives. The equity incentive plan, under which options and stock appreciation rights are issued, is designed to award activities that increase the trading price of our common stock. The management incentive plan is designed to reward increases in our earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA

Compensation Committee Report on Executive Compensation

          The compensation committee is comprised of two independent non-employee directors whose names are listed at the end of this Registration Statement. The committee sets the principles and strategies it serves to guide the design of our compensation plans and programs. The committee will annually evaluate the performance of our President/CEO and the other named executive officers. Taking their performance evaluations into consideration, the committee will establish and approve their compensation levels, including base salary, annual bonuses, equity incentives, long term incentive plans and discretionary contributions to the supplemental executive retirement plan. The committee met prior to the financings and acquisitions on November 8, 2006 and considered, without members of management present, the employment agreements and other compensation plans and programs entered into between us and the President/CEO and named executive officers. In addition, the executive compensation plans and programs were approved on November 8, 2006 by written consent of security holders holding 85.5% of our then outstanding common stock(prior to the financings and the acquisitions, but after the merger).

Our Compensation Philosophy and Plans

          Our executive compensation program is designed to attract and retain superior executive talent, to provide incentives and rewards to executive officers who will contribute to our long-term success and to closely align the interests of executives with those of our stockholders. The Compensation Committee reviews our executive compensation plans and programs through the application of the business judgment of each of its members. The Compensation Committee uses discretion and considers an executive’s entire compensation package when setting each portion of compensation, which is based upon corporate goals and performance, individual initiatives and performance, and overall market considerations. The principal elements of our executive compensation program consist of: (i) annual base salary, (ii) participation in our management incentive plan that provides for both an annual bonus as well as long term incentive plan bonuses, (iii) equity incentive plan and (iv) supplemental executive retirement plan.

          Base Salaries Annual base salaries for executive officers are initially determined by evaluating the responsibilities of the position and the experience and knowledge of the individual. Also taken into consideration is the competitiveness of the marketplace for executive talent, including a comparison of base annual salaries for comparable positions at peer companies.

          Management Incentive Plan The Management Incentive Plan (MIP) provides that the CEO and four most highly compensated officers are eligible to receive an annual performance-based bonus for each fiscal year during the term of their employment agreements. See “Executive Compensation—Employment Agreements.” The bonus is tied to achievement of annual EBITDA targets (referred to as the EBITDA Target) established by the compensation committee within the first 90 days of each fiscal year. The minimum bonus requires achievement of 80% of the applicable fiscal year’s EBITDA Target. Bonuses range from 35% of salary to 100% of salary, for achievement of 80% to 100% of the applicable fiscal year’s EBITDA Target, with additional bonus opportunities available if the applicable fiscal year’s EBITDA Target is exceeded. In the case of Mr. O’Neill only, the applicable target for each fiscal year is based upon FMI EBITDA (referred to as the FMI EBITDA Target). The FMI EBITDA Target will be established by the compensation committee within the first 90 days of each fiscal year. EBITDA and FMI EBITDA are calculated without regard to extraordinary or other nonrecurring or unusual items or changes in accounting.

          The MIP also provides for long-term performance-based bonus generally payable within two and a half months after the end of the applicable performance period. The applicable performance periods are fiscal year 2007 through fiscal year 2009 and fiscal year 2008 through fiscal year 2010. If our EBITDA or FMI EBITDA (for Mr. O’Neill only) for fiscal year 2009 exceeds our EBITDA Target or FMI EBITDA Target (for Mr. O’Neill only) for fiscal year 2007 by at least 33%, then the officer shall be paid a bonus after our or FMI’s fiscal year 2009 financial statements are completed (as applicable) equal to 1.5 times the officer’s base salary earned during 2007; if our EBITDA or FMI EBITDA (for Mr. O’Neill only) for fiscal year 2010 exceeds the EBITDA Target or FMI EBITDA Target (for Mr. O’Neill only) for fiscal year 2008 by at least 33%, then the officer shall be paid a bonus after our or FMI’s, as applicable, financial statements are completed for fiscal year 2010 equal to 1.5 times the officer’s base salary earned during 2008.

          Equity Incentive. The 2006 Equity Incentive Plan permits the grant of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, performance shares, stock appreciation rights (SARS) and other common stock-based awards to our executive officers. Each executive officer, other than Mr. O’Neill, has been issued both options to purchase our common stock and SARS. The options and SARS both have an exercise price equal to the fair market value of our common stock on the grant date. The options and SARS granted to our CEO and our executive officers on November 8, 2006 are 50% vested on November 8, 2007 and 100% vested on November 8, 2008. The Compensation Committee believes that equity incentives help align the interests of the executives with those of the stockholders and provide incentives for the executives to create long-term value for our stockholders.

          Supplemental Executive Retirement Plan (SERP) The Compensation Committee approved a Supplemental Executive Retirement Plan for certain of our key employees including our named executive officers. The plan was adopted effective January 1, 2007. Under the SERP, participants are eligible to contribute up to 75% of their annual base salary and 100% of their annual bonus. In addition, we have the discretion to make annual discretionary contributions on behalf of participants in the SERP. Each contribution we make, if any, is subject to a three year vesting schedule, such that each contribution is one-third vested each year following contribution and is fully vested three years after the contribution is made. Our contributions become fully vested upon death or disability of the participant or a change in control of our Company. Voluntary contributions made by the participant are 100% vested. The Compensation Committee further believes that the three year vesting schedules for our contributions to the SERP will provide ongoing incentives for executives and other key employees to remain in our service.

          Section 162(m) Section 162(m) of the Internal Revenue Code, provides that compensation in excess of $1,000,000 paid to the President and CEO or to any of the other four most highly compensated executive officers of a public company will not be deductible for federal income tax purposes unless such compensation satisfies one of the enumerated exceptions set forth in Section 162(m). The Compensation Committee has reviewed our compensation plans and programs with regard to the deduction limitation set forth in Section 162(m). Based on this review, the Compensation Committee anticipates that the annual bonus, long term incentive plan bonus and gain, if any, recognized by our President and CEO and named executive officers upon the exercise of stock options or SARS meet the requirements for deductibility under Section 162(m) of the Code.

          Compensation of the Chief Executive Officer We have entered into a five year employment agreement with our President and CEO, Mr. Agresti. Pursuant to this employment agreement, Mr. Agresti is paid an annual salary of $350,000 and is eligible for an annual bonus if our EBITDA targets are achieved. The amount of the annual bonus is determined based on what percentage of the EBITDA target is achieved and ranges between a threshold of $175,000 up to a maximum of $1,575,000. In addition, he is eligible for a long term bonus of $525,000 if our 2009 EBITDA exceeds the 2007 EBITDA by more than 33%. The Compensation Committee believes that Mr. Agresti is critical to our future success and that this compensation package properly aligns his interests with that of our shareholders.

The Compensation Committee:
Mr. J. Terrence MacAvery
Mr. Paul A. Windfield

The following table sets forth the compensation on an annualized basis for fiscal year ending December 31, 2006 that will be earned by our principal executive officer, our principal financial officer and the three other most highly compensated executive officers employed by us or our subsidiaries, referred to as our named executive officers. We have identified our three most highly compensated executive officers based on their annualized salary for the year ending December 31, 2006. We have disclosed the base salary and related compensation set forth in the employment agreements entered into with our principal executive officer, our principal financial officer and three most highly compensated officers on November 8, 2006. In addition, we have disclosed the annual incentive bonus and grant of options and SARS under our equity incentive plan, each as approved by our board on November 8, 2006. None of our officers were our executive officers prior to the merger. We have omitted disclosure of any historic compensation paid to our officers prior to the merger or to the officers of the acquired companies prior to the acquisitions because we do not believe that such disclosure would be meaningful.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($) (2)	Stock Awards ($) (3)(4)(5)	Option Awards ($) (3)(4)(6)	Non- Equity Incentive Plan Compensa- tion ($)(7)	Change in Pension Value and Non- qualified Deferred Compen sation Earnings ($)(8)	All Other Compensa tion ($) (9)	Total ($)

Robert Agresti, President and principal executive officer	2006	350,000	—	—	—	—	—	136,000	486,000
Paul Shahbazian, principal financial officer	2006	250,000	—	—	—	—	—	66,000	316,000
Robert O’Neill, Division President	2006	300,000	—	—	—	—	0	21,000	321,000
Christopher Dombalis, Senior Vice President	2006	250,000	—	—	—	—	—	101,000	361,000
William Knight, Senior Vice President	2006	250,000	—	—	—	—	—	101,000	361,000

(1)	Reflects annualized base salary. None of the executives worked with the registrant prior to November 8, 2006.

(2)	No annual incentive bonus will be paid in 2006. See “Management Incentive Plan” below.

(3)	Our common stock does not trade frequently or with any appreciable volume; therefore, we do not believe recently reported trades are an accurate reflection of the value of our common stock.

(4)	We have not completed our estimates of stock option/stock award value under FAS 123R in connection with preparation of our year end financials.

(5)

Our named executive officers were granted stock appreciation rights (SARS) under our Equity Incentive Plan. Each person received the following number of SARS: Mr. Agresti – 120,000; Mr. Shahbazian – 54,000; Mr. O’Neill – 0; Mr. Dombalis – 94,500 and Mr. Knight – 94,500.

(6)

Our named executive officers were granted options under our equity incentive plan. Each person received an option to purchase the following number of shares: Mr. Agresti – 160,000; Mr. Shahbazian – 72,000, Mr. O’Neill – 0, Mr. Dombalis – 126,000 and Mr. Knight – 126,000.

(7)	Payouts under our long term incentive plan are subject to achievement of EBITDA targets over a three year period in accordance with the terms of 2007 management incentive plan described below.

(8)

Each person is eligible to receive discretionary contributions under the terms of our supplemental executive retirement plan (SERP). No such contributions were made in 2006. Mr. O’Neill is not eligible to participate in the SERP.

(9)

Includes a one-time non-compete payment. In consideration of such executive’s execution of a non-competition agreement such person received the following one time payments: Mr. Agresti - $115,000; Mr. Shahbazian - $45,000; Mr. O’Neill - $0; Mr. Dombalis - $80,000 and Mr. Knight - $80,000. Also includes certain perquisites as described below.

PERQUISITES

	Perquisites

Name	Automobile Allowance (1)	Annual Physical Club Dues (2)	Insurance Premiums ($)	Company Contributions to DC Plans ($)(3)

Robert A. Agresti	15,000	6,000	Confirm no insurance premiums	—
Paul Shahbazian	15,000	6,000	Confirm no insurance premiums	—
Robert O’Neill	15,000	6,000	Confirm no insurance premiums	—
Christopher Dombalis	15,000	6,000	Confirm no insurance premiums	—
William Knight	15,000	6,000	Confirm no insurance premiums	—

(1)	Each executive officer receives a monthly car allowance of $1,250.

(2)	Each executive officer receives $1,000 for an annual physical and $5,000 for club membership dues.

(3)	We have the right to make discretionary contributions to its 401(k) plan, although none were made in 2006.

Employment Agreements

Executive Officers

We have entered into employment agreements with each identified officer. The term of each employment agreement is five (5) years and is renewed automatically for one-year periods after expiration of the initial five (5) year term, up to a maximum of five (5) additional years, unless either party gives notice of nonrenewal to the other at least sixty (60) days prior to the beginning of the applicable one-year period.

The employment agreements provide that our executives are entitled to severance benefits under the terms of our severance benefit plan.

Under the terms of our severance benefit plan, adopted by the our compensation committee and approved on November 8, 2006 by written consent of our security holders holding 85.5% of our then outstanding common stock (prior to the financings and the acquisitions, but after the merger), our CEO and four most highly compensated officers (other than Mr. O’Neill) are entitled to severance in the form of base salary continuation for 24 months if they are terminated without cause or resign for good reason. Under the severance plan, we are also required to pay premiums for COBRA continuation coverage under our group health plan (individual, individual plus one or family coverage, as applicable) for 18 months. Upon expiration of the 18 month period, we are required to pay the officers a lump sum equal to the cost of 6 additional months of premium payments under a health plan that affords similar coverage to that coverage elected under COBRA. The total amount for the lump sum shall not exceed $25,000. In the event termination is in connection with a change in control, then the 24 months of base salary continuation shall be paid in lump sum and outplacement services shall be provided to the officers in an amount not to exceed $10,500. In addition, we are obligated to maintain the officer’s perquisites and benefits for a period of 2 years. A termination is deemed to be in connection with a change in control if it occurs on the date of the change in control or within the 2 years following the change in control. Mr. O’Neill is entitled to receive the greater of the benefit described under the severance benefit plan or 2 times his base salary for 24 months. Our CEO and four most highly compensated officers also are entitled, if eligible for severance benefits, to $7,500 per year of employment in lieu of any amounts forfeited under our 401(k) plan. As of the date of this filing, we expect to institute changes to our 401(k) plan that will substantially reduce the likelihood of this provision being triggered.

POTENTIAL TERMINATION/CHANGE IN CONTROL PAYMENTS

Name	Potential Severance Payments ($) (1)	Potential Change in Control Payments/Accruals ($) (2) (3) (4)

Robert A. Agresti	2,367,997	1,645,000
Paul Shahbazian	1,629,497	879,000
Robert O’Neill	1,937,997	450,000
Christopher Dombalis	1,380,497	1,257,000
William Knight	1,380,497	1,257,000

(1)

Assumes the executive officer is terminated without cause or resigns for good reason. The executive officer is only entitled to a pro-rata portion of the maximum annual bonus in event of termination without case or resignation for good reason. We have included the maximum annual bonus for 12 months rather than a pro-rata portion.

(2)

Assumes a change of control occurred on December 31, 2006. There is virtually no trading of our common stock; therefore, we do not believe recently reported trade prices are an accurate reflection of the value of our common stock. As a result for purposes of estimating the amount of change of control payments, we have estimated that the value of our common stock on December 31, 2006 was between $8 and $12, based on 80% and 120%, respectively, of the purchase price in the private sales of our common stock and warrants issued in the common stock financing.

(3)

If in connection with a change of control, an excise tax is imposed on the executive under the “golden parachute” rules of the Internal Revenue Code, then we shall pay the participant an amount equal to such excise tax.

(4)

In the event of a change in control, all unvested SARS and stock options shall be immediately vested. The value of the option spread is based on an assumption that our common stock has a fair market value of between $8 and $12 estimated as described above.

We agreed to pay the founders of Maritime Logistics (Messrs. Agresti, Shahbazian, Dombalis and Knight) a cash payment, if a change of control that is not approved by our board occurs within five years after November 8, 2006, equal to the product of the amount by which the sale price of the common stock in the change of control exceeds $10.00 multiplied by the number of shares of stock held by such founder. The sales price used to calculate the payment shall be limited to no more than $30.00 per share.

Each Employment Agreement contains non-competition and non-solicitation provisions. The non-competition and non-solicitation provisions prohibit the officer from directly or indirectly competing with us or soliciting our employees or customers during the employment term and generally for one year thereafter.

Equity Incentive Plan

Pursuant to the terms of the 2006 Equity Incentive Plan, which was approved on November 8, 2006 by written consent of our security holders holding 85.5% of our then outstanding common stock (prior to the financings and the acquisitions, but after the merger), we may grant incentive stock options, non-qualified stock options, restricted stock, restricted stock units, performance shares, stock appreciation rights (SARS) and other common stock-based awards to our executive officers. Each option and SAR is required to have an exercise price equal to the fair market value of our common stock on the grant date. Each option and SAR that has been issued through the date of this filing has a term of 5 years. Further, in the event of the executive officer’s death, disability, retirement, termination for good reason, termination without cause or a change in control, all unvested options and SARS that have been issued to our executive officers through the date of this filing shall be immediately vested. Through the date of this filing, all options and SARS that have been issued to our executive officers contain a provision that requires any unvested options be forfeited in full upon the executive officer’s termination for cause or termination other than for good reason. The options and SARS granted to our CEO and our executive officers on November 8, 2006 are 50% vested on November 8, 2007 and 100% vested on November 8, 2008.

The following table sets forth the outstanding equity awards as of December 31, 2006 for each of our named executive officers. None of our outstanding options or SARS is vested as of the date of the filing of the registration statement, of which this prospectus is a part.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable	Option Exercise Price ($)(1)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Robert Agresti	—	160,000	10.00	11/8/11	120,000	—
Paul Shahbazian	—	72,000	10.00	11/8/11	54,000	—
Robert O’Neill	—	—	10.00	11/8/11	—	—
Christopher Dombalis	—	126,000	10.00	11/8/11	94,500	—
William Knight	—	126,000	10.00	11/8/11	94,500	—

(1)	Determined to be the fair market value of our common stock on the date of grant.

(2)	Stock appreciation rights which give the holder the right to the difference over $10.00 of the trading price of a share of our common stock for each stock appreciation right.

(3)

Estimated based on the difference between the SAR price and the sale price of our common stock in the common stock financing. Our common stock does not trade with any frequency or appreciable volume; therefore, we do not believe recently reported trade prices are an accurate reflection of the value of our common stock.

GRANTS OF PLAN BASED AWARDS

		Estimated Future Payouts Under Non-Equity Annual Incentive Awards			Estimated Future Payout Under Non- Equity Long- Term Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target ($)

Robert A. Agresti	11/8/06	175,000	350,000	1,575,000	525,000	160,000	120,000	10
Paul Shahbazian	11/8/06	112,000	250,000	1,037,500	375,000	72,000	54,000	10
Robert O’Neill	11/8/06	135,000	300,000	1,245,000	450,000	—	—	—
Christopher Dombalis	11/8/06	87,500	175,000	787,500	375,000	126,000	94,500	10
William Knight	11/8/06	87,500	175,000	787,500	375,000	126,000	94,500	10

Management Incentive Plan

Annual Bonus

Pursuant to the terms of their employment agreements and the 2007 Management Incentive Plan adopted by our compensation committee and approved on November 8, 2006 by written consent of our security holders holding 85.5% of our then outstanding common stock (prior to the financings and the acquisitions, but after the merger), our CEO and four most highly compensated officers are eligible to receive an annual performance-based bonus for each fiscal year during the term of their employment agreements See “Executive Compensation—Employment Agreements.” The bonus is tied to achievement of annual EBITDA targets (referred to as the EBITDA Target) established by the compensation committee within the first 90 days of each fiscal year. The minimum bonus requires achievement of 80% of the applicable fiscal year’s EBITDA Target. Bonuses range from 35% of salary to 100% of salary, for achievement of 80% to 100% of the applicable fiscal year’s EBITDA Target, with additional bonus opportunities available if the applicable fiscal year’s EBITDA Target is exceeded. In the case of Mr. O’Neill only, the applicable target for each fiscal year is based upon FMI EBITDA (referred to as the FMI EBITDA Target). The FMI EBITDA Target will be established by the compensation committee within the first 90 days of each fiscal year. EBITDA and FMI EBITDA are calculated without regard to extraordinary or other nonrecurring or unusual items or changes in accounting.

The Management Incentive Plan provides each executive officer with an opportunity to earn an annual bonus in the following amounts: if at least 80% of the EBITDA Target or FMI EBITDA Target, as applicable, for a fiscal year is achieved, then each executive officer shall receive his applicable annual bonus, equal to between 35% and 50% of his base salary for such year; if at least 90% of the EBITDA Target or FMI EBITDA Target, as applicable, for a fiscal year is achieved, then each officer shall receive his applicable annual bonus, equal to between 52.5% and 75% of his base salary for such year; if at least 100% of the EBITDA Target or FMI EBITDA Target, as applicable, for a fiscal year is achieved, then each officer shall receive his applicable bonus, equal to between 70% and 100% of his base salary for such year; for each percentage point by which the EBITDA Target or FMI EBITDA Target, as applicable, for a fiscal year is exceeded, up to a maximum of 50 percentage points, each officer shall receive his applicable additional bonus, equal to between 2.1% and 3% (varies by officer) of his base salary for such year; and for each percentage point over 50 percentage points by which the EBITDA Target or FMI EBITDA Target for a fiscal year is exceeded, up to a maximum of 50 additional percentage points, each executive officer shall receive his applicable additional bonus equal to between 2.8% and 4% (varies by officer) of his base salary for such year.

In the event of the officer’s termination with good reason, disability or termination by us without cause, or retirement on or after attaining age 65, the officer will be entitled to a pro-rata annual bonus equal to the full amount payable under the annual bonus for the applicable fiscal year, as determined by the compensation committee as of the end of such fiscal year, multiplied by a fraction, the numerator of which is equal to the number of full months worked during the year and the denominator of which is twelve. In the event the officer is terminated for cause, resigns without good reason or dies, he will forfeit his annual bonus for that year.

Long-Term Bonus

Pursuant to the terms of their employment agreements and the Management Incentive Plan, our executive officers are eligible to receive a long-term performance-based bonus (LTIP), in addition to the annual performance based bonus described above, generally payable within two and one half months after the end of the applicable performance period. The applicable performance periods are fiscal year 2007 through fiscal year 2009 and fiscal year 2008 through fiscal year 2010. If EBITDA or FMI EBITDA (for Mr. O’Neill only) for fiscal year 2009 exceeds the EBITDA Target or FMI EBITDA Target (for Mr.

O’Neill only) for fiscal year 2007 by at least 33%, then the officer shall be paid a bonus after our or FMI’s fiscal year 2009 financial statements are completed (as applicable) equal to 1.5 times the officer’s base salary earned during 2007; if EBITDA or FMI EBITDA (for Mr. O’Neill only) for fiscal year 2010 exceeds the EBITDA Target or FMI EBITDA Target (for Mr. O’Neill only) for fiscal year 2008 by at least 33%, then the officer shall be paid a bonus after our or FMI’s financial statements, as applicable, are completed for fiscal year 2010, equal to 1.5 times the officer’s base salary earned during 2008. The EBITDA Target and FMI EBITDA Target for each of fiscal year 2007 and fiscal year 2008 shall be established by the Compensation Committee within the first 90 days of the applicable performance period. In general, our executive officers must remain employed throughout the entirety of the three-year performance period and until payment is made in the immediately following year to be eligible for the LTIP. An exception is made in the case of termination on account of disability within the last three months of the last year of the applicable three-year performance period.

Supplemental Executive Retirement Plan

Our CEO and executive officers, other than Mr. O’Neill, are eligible to participate in our nonqualified supplemental executive retirement plan (SERP). Participation in the SERP is restricted to a select group of our management and highly compensated employees. The SERP is a nonqualified retirement plan that permits us to make annual discretionary contributions to an account established for the benefit of each officer. Our discretionary contributions to the SERP vest in three equal installments on the last day of each fiscal year following the year to which the contribution is attributable. In the event we undergo a change in control, then our discretionary contribution account shall be immediately vested and distributed to the officer within 45 days of the change in control. In addition, the officer may elect to defer a portion of his salary and bonus to the SERP. Executive deferrals to the SERP shall be fully vested. SERP benefits will be paid to the officer in a lump sum or in installments, depending upon the distributable event. Contributions to the SERP are not subject to tax code limitations that apply to qualified plans such as our 401(k) plan. The assets of the SERP are subject to the claims of our creditors in the event of insolvency. This Plan is effective as of January 1, 2007. As a result, we made no employer contributions to the SERP in 2006.

Other Benefits

Our CEO and executive officers are eligible to participate in a 401(k) Plan and a Group Term Life Insurance Plan. Other welfare benefits include medical, dental, prescription drug, long-term disability, short-term disability, accidental death and dismemberment and travel accident insurance.

Compensation of Directors

We believe that in the current market, compensation is required to attract and retain qualified directors. The following table sets forth the compensation of our directors for our fiscal year ended December 31, 2006:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Total ($)

Robert Agresti (2)	—	—	—	—
Gregory DeSaye (3)		—	—	—
J. Terence MacAvery	11,260	—	—	11,260
Raymer McQuiston (4)	9,260	—	—	9,260
Paul Windfield	11,260	—	—	11,260
William J. Coogan	9,260	—	—	9,260

(1)	Represents pro rata portion of yearly retainer. Messrs. MacAvery and Windfield also received compensation for one meeting of the compensation committee.

(2)	Mr. Agresti is our principal executive officer and President and does not receive additional compensation for serving as our director.

(3)	Mr. DeSaye is Chairman of FMI and does not receive additional compensation for serving as our director.

(4)

Under the Equity Incentive Plan, on November 8, 2006, Mr. Raymer McQuiston was granted a stock option to purchase 136,000 shares of common stock and SARs in respect of 102,000 shares of common stock, which option and SARs shall vest 50% on the first anniversary of the grant date and as to the remainder on the second anniversary of the grant date. There is virtually no trading of our common stock; therefore, we do not believe recently reported trades are an accurate reflection of the value of our common stock. We have not completed our estimates of these values in connection with our year end.

Each member of our board who is not our employee (a “non-employee director”) will receive an annual retainer of $50,000 and will receive $2,000 for each meeting of our board attended either in person or telephonically. Non-employee directors will receive an annual retainer of $10,000 to $20,000 for each committee on which they serve and will receive $2,000 for each committee meeting attended either in person or telephonically, unless such committee meeting shall last more than one hour. In such case, the committee meeting fee will be $3,000. Non-employee directors may also receive additional compensation for attending special meetings of our board and such additional compensation may not be equal among the individual non-employee directors. Such additional compensation is intended to reflect special efforts of such board members. Board members will be reimbursed for reasonable travel expenses associated with attending any meetings of our board or committees of our board.

We adopted an equity incentive plan (see “Equity Incentive Plan”) designed to assist us in recruiting and retaining key employees, directors and consultants. These plans permit us to grant cash-based performance awards and equity-based compensation to our key employees, directors and consultants pursuant to stock option awards, restricted stock grants, stock appreciation rights and other stock-based awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 8, 2006 regarding the beneficial ownership of shares of our securities by: (i) each person or entity known to us to be the beneficial owner of more than 5% of our common stock; (ii) each of our named executive officers; (iii) each member of our board of directors; and (iv) all members of our board of directors and executive officers as a group. The number and percentage of shares beneficially owned by each security holder that may be offered pursuant to this prospectus is based on 7,594,950 shares of common stock outstanding as of November 8, 2006 and the shares owned by such holder determined in accordance with Rule 13d-3 of the Exchange Act. The information contained in the table below is not necessarily indicative of beneficial ownership for any other purpose.

Except as otherwise noted below, each of the following individual’s address of record is c/o Aerobic Creations, Inc., 547 Boulevard, Kenilworth, NJ 07033.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable upon the exercise of stock options or warrants or the conversion of other securities held by that person that are exercisable or convertible within 60 days are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for the purposes of computing percentage ownership of each other stockholder.

	Securities Beneficially Owned

Name and address	Amount and Nature of Beneficial ownership	Percentage

Principal security holders:

Alexandra Global Master Fund(1)(2)
c/o Alexandra Investment Management, LLC 767 Third Avenue, 39th Floor New York, NY 10019	815,199	9.99%
CAMOFI Master LDC(1)(3)
c/o Centrecourt Asset Management LLC 350 Madison Avenue, 8th Floor New York, NY 10017	831,847	9.99%
Credit Suisse Securities (USA)(1)(4)
11 Madison Ave, 3rd Floor New York, NY 10010	811,363	9.77%
Evolution Master Fund LTD, SP(1)(5)
c/o Evolution Capital Management, LLC 1132 Bishop Street, Suite 1880 Honolulu, HI 96813	831,847	9.99%
David M. Knott (6)
485 Underhill Blvd. Suite 205 Syosset, NY 11791	776,353	9.99%
Radcliffe SPC, Ltd. on the behalf of Class A	398,893	4.99%

Segregated Portfolio(7)(8)
c/o RG Capital Management, L.P. 3 Bala Plaza - East, Suite 501 Bala Cynwyd, PA 19004
Rodman & Renshaw(1)(10)
1270 Avenue of the Americas, 16th Floor New York, NY 10020	800,171	9.99%
Sigma Capital Associates, LLC(1)(10)
c/o S.A.C. Capital Advisors, LLC 72 Cummings Point Road Stamford, CT 06880	647,500	8.22%
Silver Oak Capital, LLC(1)(11)
245 Park Ave, 26th Floor New York, NY 10167	842,946	9.99%
Shoshone Partners, L.P.(12)
485 Underhill Blvd. Suite 205 Syosset, NY 11791	435,512	5.50%
Robert Lee(13)(14)	2,909,993	37.11%
Robert Wu(14)(15)	2,909,993	37.11%
Han Huy Ling(14)(16)	2,910,993	37.13%
Michael DeSaye(14)(17)	2,909,993	37.11%

Officers & Directors

Robert A. Agresti(14)(18)	2,909,993	37.11%
Paul Shahbazian(19)	125,959	1.66%
Gregory DeSaye(14)(20)	2,909,993	37.11%
Robert O’Neill (14)(21)	2,909,993	37.11%
Peter Klaver(22)	132,713	1.75%
Christopher Dombalis(14)(23)	2,909,993	37.11%
William Knight(24)	219,772	2.89%
James Madden(25)	179,995	2.37%
Peter Stone(26)	2,909,993	37.11%
J. Terence MacAvery(27)	4,375	*
Raymer McQuiston(28)	234,033	3.08%
Paul Windfield(29)	8,750	*
William J. Coogan(30)	4,375	*
Officers and Directors as a group(14)	3,819,965	48.61%

*Denotes less than 1%.

(1)

The note and warrants held by the security holder provide that no conversion or exercise may be effected to the extent it would result in such security holder holding in excess of 9.99% of our outstanding capital stock. The numbers reflected in the chart assume that the holder acquires upon conversion the maximum number of shares of common stock permitted under the operative agreements. The total number of securities that such holder beneficially owns, without regard to the contractual limits on conversion, is reflected in the applicable footnote and may be greater than the number reflected in the table.

(2)	Represents 363,636 shares issuable upon conversion of a note issued in the note financing, 145,455 shares issuable upon the exercise of warrants issued in the note financing, 250,000 shares issued in the common stock financing and 187,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(3)

Represents 636,364 shares issuable upon conversion of a note issued in the note financing, 254,545 shares issuable upon the exercise of warrants issued in the note financing, 100,000 shares issued in the common stock financing and 75,000 shares issuable upon the exercise of warrants issued in the common stock financing.

(4)

Represents 454,545 shares issuable upon conversion of a note issued in the note financing, 181,818 shares issuable upon the exercise of warrants issued in the note financing, 100,000 shares issued in the common stock financing and 75,000 shares issuable upon the exercise of warrants issued in the common stock financing.

(5)

Represents 636,364 shares issuable upon conversion of a note issued in the note financing, 254,545 shares issuable upon the exercise of warrants issued in the note financing, 100,000 shares of common stock issued in the common stock financing and 75,000 shares issuable upon the exercise of warrants issued in the common stock financing.

(6)

The shares beneficially owned by David M. Knott include the shares held directly by Mulsanne Partners, L.P., Good Steward Trading Company, Spc, Finderne, L.L.C., Shoshone Partners, L.P., Common Fund Hedged Equity, Matterhorn Offshore Fund, Ltd., and Knott Partners, L.P. Such shares consist of 600,000 shares issued in the common stock financing, 450,000 shares issuable upon the exercise of warrants issued in the common stock financing, 909,092 shares issued upon conversion of a note issued in the note financing and 363,637 shares issuable upon the exercise of warrants issued in the note financing.

(7)

Represents 363,636 shares issuable upon conversion of a note issued in the note financing and 145,455 shares issuable upon the exercise of warrants issued in the note financing. Pursuant to an investment management agreement, RG Capital Management L.P. serves as the investment manager of Radcliffe SPC, Ltd.’s Class A Segregated Portfolio. RGC Management Company, LLC is the general partner of RG Capital Management. Steve Katznelson and Gerald Stahlecker serve as the managing members of Management. Each of RG Capital Management, RGC Management Company LLC and Messrs. Katznelson and Stahlecker disclaims beneficial ownership of the securities owned by Radcliffe SPC, Ltd. for an on behalf of the Class A Segregated Portfolio.

(8)

The notes and warrants held by the security holder provide that no conversion or exercise may be effected to the extent it would result in such security holder holding in excess of 4.99% of our outstanding capital stock. The numbers reflected in the chart assume that the holder acquires upon conversion or exercise the maximum number of shares of common stock permitted under the operative documents.

(9)

The shares listed represent (i) 250,000 shares issued in the common stock financing, (iii) 187,500 shares issuable upon the exercise of warrants issued in the common stock financing, (iii) the following warrants issued in consideration of the stockholder acting as our placement agent in our financings: 354,545 shares of our common stock underlying warrants on the same terms as the warrants issued in connection with the notes financing, and 171,000 shares of our common stock underlying warrants on the same terms as the warrants issued in connection with the common stock financing and (iv) 135,598 shares held by the stockholder prior to the merger and the financing. In June 2005, R&R Biotech Partners, LLC acquired shares of our common stock from us and certain of our security holders.

(10)	Represents 370,000 shares issued in the common stock financing and 277,500 shares issuable upon the exercise of warrants issued in the common stock financing. Pursuant to an investment management agreement, Sigma Capital Management, LLC, a Delaware limited liability company, maintains investment and voting power with respect to the securities held by Sigma Capital Associates, LLC. Mr. Steven A. Cohen controls Sigma Management, LLC. Each of Sigma Management, LLC and Mr. Cohen disclaim beneficial ownership of any of the securities covered by this questionnaire.

(11)	Represents 1,363,636 shares issuable upon conversion of a note issued in the note financing and 545,454 shares issuable upon the exercise of warrants issued in the note financing.

(12)

Represents 170,455 shares issuable upon the conversion of a note issued in the note financing, 68,182 shares issuable upon the exercise of warrants issued in the note financing, 112,500 shares of common stock issued in the common stock financing and 84,375 shares issuable upon the exercise of warrants issued in the common stock financing.

(13)

Of the 2,909,993 shares subject to the Voting Agreement, Mr. Lee is the direct holder of 309,875 shares, including 20,500 shares of our common stock issued in the common stock financing, 15,375 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing, and 274,000 shares issued in connection with the acquisition of TUG.

(14)

Represents 2,909,993 shares held by those party to the Voting Agreement, including Mr. Robert Agresti, Mr. Gregory DeSaye, Mr. Christopher Dombalis, Robert O’Neill, Peter Stone, Michael DeSaye, Robert Lee, Robert Wu, Protex Holdings Limited (whose sole stockholder is Han Huy Ling), and FMI, Inc. (which is controlled by Mr. Gregory DeSaye, Mr. Michael DeSaye and Mr. Robert O’Neill). Represents 2,664,368 shares of common stock and 245,625 shares issuable upon the exercise of warrants issued in the common stock financing.

(15)

Of the 2,909,993 shares subject to the Voting Agreement, Mr. Wu is the direct holder of 309,875 shares, including 20,500 shares of our common stock issued in the common stock financing, 15,375 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing, and 274,000 shares issued in connection with the acquisition of TUG.

(16)	Of the 2,909,993 shares subject to the Voting Agreement, (i) 450,000 shares of common stock are held by Protex Holdings Limited, and (ii) 1,000 are held directly by Ms. Ling.

(17)

Mr. DeSaye and FMI, Inc. are parties to the Voting Agreement. Mr. DeSaye is the 25% holder of FMI, Inc. and controls FMI, Inc. together with three other shareholders. Of the 2,909,993 shares subject to the Voting Agreement, Mr. DeSaye (i) directly owns 43,750 shares of common stock, including 25,000 shares of common stock issued in the common stock financing and 18,750 shares issuable upon the exercise of warrants issued in the common stock financing and (ii) is the beneficial owner of 1,105,840 shares owned by FMI, Inc., including 200,000 shares of our common stock issued in the common stock financing, 150,000 shares issuable upon the exercise of warrants owned by FMI, Inc., and 755,840 shares issued in connection with the acquisition of FMI.

(18)

Of the 2,909,993 shares subject to the Voting Agreement, Mr. Agresti is the direct holder of 274,561 shares, including 2,500 shares of our common stock issued in the common stock financing, 1,875 shares issuable upon the exercise of warrants issued in connection with the common stock financing and 270,186 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics.

(19)

Represents 2,500 shares of common stock issued in the common stock financing, 1,875 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing, and 121,584 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics.

(20)

Mr. DeSaye and FMI, Inc. are parties to the Voting Agreement. Mr. DeSaye is the 11% holder of FMI, Inc. and controls FMI, Inc. together with three other shareholders. Of the 2,969,493 shares subject to the Voting Agreement, Mr. DeSaye (i) directly owns 43,750 shares, including 25,000 shares of common stock issued in the common stock financing and 18,750 shares issuable upon the exercise of warrants issued in the common stock financing and (ii) is the beneficial owner of 1,105,840 shares owned by FMI, Inc., including 200,000 shares of our common stock issued in the common stock financing, 150,000 shares issuable upon the exercise of warrants owned by FMI, Inc., and 755,840 shares issued in connection with the acquisition of FMI.

(21)

Mr. O’Neill and FMI, Inc. are parties to the Voting Agreement. Mr. O’Neill is the 18.5% holder of FMI, Inc. and controls FMI, Inc. together with three other shareholders. Of the 2,969,493 shares subject to the Voting Agreement, Mr. O’Neill (i) directly owns 43,750 shares, including 25,000 shares of common stock issued in the common stock financing and 18,750 shares issuable upon the exercise of warrants issued in the common stock financing and (ii) is the beneficial owner of 1,105,840 shares owned by FMI, Inc., including 200,000 shares of our common stock issued in the common stock financing, 150,000 shares issuable upon the exercise of warrants owned by FMI, Inc., and 755,840 shares issued in connection with the acquisition of FMI.

(22)

Represents 2,500 shares issued in the common stock financing, 1,875 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing, and 128,338 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics.

(23)

Of the 2,909,993 shares subject to the Voting Agreement, Mr. Dombalis is the direct holder of 225,897 shares, including 7,500 shares of our common stock issued in the common stock financing, 5,625 shares issuable upon the exercise of warrants issued in connection with the common stock financing and 212,772 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics.

(24)

Represents 4,000 shares issued in the common stock financing, 3,000 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing, and 212,772 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics

(25)

Represents 2,500 shares issued in the common stock financing, 1,875 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing, and 175,620 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics.

(26)

Of the 2,909,993 shares subject to the Voting Agreement, Mr. Stone is the direct holder of 102,695 shares, including 1,500 shares of our common stock issued in the common stock financing, 1,125 shares issuable upon the exercise of warrants, and 100,070 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics.

(27)	Represents 2,500 shares issued in the common stock financing and 1,875 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing.

(28)

Represents 2,500 shares issued in the common stock financing, 1,875 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing, and 229,658 shares issued in connection with the merger of our wholly owned subsidiary into Maritime Logistics.

(29)	Represents 5,000 shares issued in the common stock financing and 3,750 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing.

(30)	Represents 2,500 shares issued in the common stock financing and 1,875 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock financing.

Terms of our lockup agreements

Executive officers and directors

Each of Mr. Agresti (our Chairman and Chief Executive Officer); Mr. Shahbazian (our Chief Financial Officer); Mr. Klaver, Mr. Madden, Mr. Knight and Mr. Dombalis (our senior vice presidents); Mr. Stone (President of SeaMaster) and Mr. McQuiston (one of our directors), has agreed not to sell the shares of common stock he acquired in the merger until after November 8, 2010, except in compliance with a lockup agreement. The lockup agreement provides that the prohibition on each person’s right to sell his stock lapses as follows:

▪	as to 50% of his shares of stock, on November 8, 2008, and as to 25%, on each of November 8, 2009 and 2010;

▪

after October 31, 2008, in addition to the above, as to the same percentage of his shares of stock as is equal to the percentage of the originally issued principal amount of the notes that are converted into common stock or redeemed;

▪	as to all of his stock in the event of a change of control of our Company; and

▪	as to all of his stock upon his death or incapacity.

In addition, each such person is permitted to transfer shares to family members, trusts for the benefit of family members, and companies he controls.

Security holders of the acquired companies

Each of Robert Lee, Robert Wu, Protex Holding Limited, FMI, Inc., the former minority security holders of TUG, and the employees of FMI who own shares of our common stock has agreed not to sell his, her or its shares of common stock acquired in connection with our acquisition of FMI, TUG and SeaMaster until after November 8, 2009, except in compliance with a lock-up agreement between us and such person. The prohibition on such sale lapses as follows:

▪	as to 50% on each of November 8, 2008 and 2009;

▪

after October 31, 2008, in addition to the above, as to the same percentage of his, her or its shares of stock as is equal to the percentage of the originally issued principal amount of the notes that are converted into common stock or redeemed;

▪	as to all of his, her or its stock in the event of a change of control of our Company; and

▪	as to all of his or her stock upon his or her death or incapacity.

Registration Rights under lock up agreements

In addition, each party to the lock up agreements has the right to require that the shares subject to lock up are registered under the Securities Act of 1933, as amended, in connection with the registration of shares issued in the financings. The parties to the lock-up agreements have waived their registration rights under such agreements in connection with the registration of shares on this Registration Statement such waiver only applies to the registration on this registration statement.

Terms of Voting Agreement

Mr. Agresti (our Chairman and Chief Executive Officer); Greg DeSaye (a director and Chairman of FMI); Mr. Dombalis (our Senior Vice President); Mr. Stone (the President of SeaMaster); Mr. O’Neill (our board observer and President of FMI) and five of our security holders (FMI, Inc., Mr. Wu, Mr. Lee, Michael DeSaye and Protex Holdings) have entered into a voting agreement pursuant to which, among other things, each such party has agreed to vote in favor of any amendment to our Certificate of Incorporation or Bylaws and an increase of our authorized common stock only if such actions are approved by the holders of at least 75% of the common stock held by the parties to the voting agreement, (which approval may not be unreasonably withheld). These persons also agreed that our board shall consist of six members as set forth under the caption “Executive Officers and Directors.” The security holders that are a party to the voting agreement are required, unless otherwise agreed by 75% of the common stock held by the parties to the Voting Agreement, to nominate the following persons for election as a director: Messrs. Agresti, McQuiston, DeSaye and MacAvery.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Merger Agreement

In the merger of Maritime Logistics with our wholly-owned subsidiary, we issued, as merger consideration, shares of our common stock to the following persons (who were not our officers or directors at the time of the merger): 270,186 shares of our common stock to Mr. Agresti (our chairman and Chief Executive Officer); 121,584 shares to Mr. Shahbazian (our Chief Financial Officer); 128,338 shares to Mr. Klaver (one of our Senior Vice Presidents); 212,772 shares to each of Mr. Dombalis and Mr. Knight (each Senior Vice Presidents); 175,620 to Mr. Madden (one of our Senior Vice Presidents); 100,070 shares to Mr. Stone (President of SeaMaster Logistics); and 228,658 shares to Mr. McQuiston (one of our directors).

Certain of our executive officers and directors have purchased securities in the common stock financing. Such securities were purchased on the same terms as the securities purchased by third parties in the common stock financing.

Voting Agreement

Mr. Agresti (our Chairman and Chief Executive Officer), Greg DeSaye (one of our directors and Chairman of FMI); Mr. Dombalis (our Senior Vice President); Mr. Stone, (President of SeaMaster); Mr. O’Neill (our board observer and President of FMI) and five of our security holders (FMI, Inc., Mr. Wu, Mr. Lee. Michael DeSaye and Protex Holdings), have entered into a voting agreement. See “Security Ownership of Certain Beneficial Owners and Management—Terms of Voting Agreement.” Each of the parties to the voting agreement are, pursuant to Section 13(d)-3 of the Securities and Exchange Act, deemed a beneficial owner of at least 5% of our common stock.

Acquisitions

In connection with of the acquisition by Maritime Logistics of SeaMaster on September 28, 2006, we issued 450,000 shares of our common stock to Protex Holdings Limited (the sole stockholder of SeaMaster) and became obligated to pay an estimated earn-out payment of up to approximately $15,500,000 in cash, based on the volume of business we currently expect SeaMaster to generate. See “Our Business—Our History.”

In connection with the acquisition by Maritime Logistics of TUG on November 8, 2006, we paid $4 million in cash and issued 550,000 shares of our common stock to the parties to the TUG acquisition agreement including 274,000 shares each to Mr. Wu and Mr. Lee. In addition we are obligated under the TUG Acquisition Agreement to pay a potential earn-out up to $6.0 million based on the performance of TUG. See “Our Business—Our History.”

On November 8, 2006, we consummated the acquisition of FMI Holdco I, LLC and its parent company. In connection with this acquisition, we paid $115 million in cash and issued 1.55 million shares of our common stock to the equity owners and certain employees of FMI. As a result, Messrs. O’Neill, the President of FMI, and Mr. Gregory DeSaye, director and chairman of FMI and controlling security holders of FMI, Inc., and Michael DeSaye, became the beneficial owners of approximately 755,840 shares of our outstanding capital stock. Additionally, FMI, Inc. purchased 200,000 shares of common stock in the common stock financing and warrants to purchase 150,000 shares of common stock, and the security holders of FMI, Inc. also directly acquired additional shares in such financing.

Bonus Agreements

Our subsidiary, SeaMaster Logistics entered into a bonus agreement with each of Robert Lee and Robert Wu on October 2, 2006. Under the Agreement, Sea Master is obligated to pay each of Mr. Wu and Mr. Lee a cash payment based on the achievement of EBITDA Targets set forth in the SeaMaster acquisition agreement. The cash payments are scheduled to be paid forty-five (45) days after the end of the first quarter of each calendar year. In addition, our subsidiary, TUG USA, entered into two bonus agreements with each of Robert Lee and Robert Wu on October 2, 2006, one relating to the business which prior to our acquisition of TUG was operated by TUG Logistics, Inc. (Los Angeles) and TUG Logistics (Miami), Inc. and the other related to the business which, prior to our acquisition of TUG, was operated by TUG New York, Inc. The payments that may be due under such agreements are described in more detail under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations—Contingent Payments.”

Other Transactions

Raymer McQuiston, one of our directors, is a partner at the law firm Brown Rudnick Berlack Israels LLP. During 2006, we paid Brown Rudnick Berlack Israels LLP approximately $3.6 million for legal services rendered to us and to Maritime Logistics.

J. Terence MacAvery, one of our directors, is a partner at the accounting firm of Hamilton and MacAvery. During 2006, we paid Hamilton and MacAvery approximately $30,000 for tax related services rendered to Maritime Logistics.

In connection with the merger and the financings, we repaid the following loans previously made to Maritime Logistics by our management or entities affiliated with our management (such loans were made prior to the time they became our management): $50,000 to Mr. Agresti, $15,000 to Mr. Shahbazian, $10,000 to Mr. Madden and $162,000 to Rick Shannon, the former owner of the AmeRussia companies.

In connection with the merger, we entered into founders agreements with each of Mr. Agresti, our Chairman, Chief Executive Officer and President; Mr. Shahbazian, our Chief Financial officer; Mr. Klaver, one of our Senior Vice Presidents; Mr. Knight; Mr. Dombalis, one of our Senior Vice Presidents; Mr. Madden, one of our Senior Vice Presidents; Mr. Stone, President of SeaMaster and Mr. McQuiston, one of our directors and executive officers. See “Management Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations—Change of control payments related to founder agreements.”

See “Executive Compensation” for a description of our compensation arrangements with certain of our officers and directors.

In connection with our financings, we also paid R&R Biotech, our placement agent and one of our security holders beneficially owning more than 5% of our shares of common stock, an aggregate fee of $6.26 million dollars and reimbursed them for expenses of $0.6 million as consideration for their services rendered as our placement agent.

June 14, 2006 Stock Purchase Agreement. On June 14, 2006, we entered into a stock purchase agreement with Mr. Arnold Kling, R&R Biotech Partners and certain of our security holders at such time, including Carmella Investments, Bac Investments, LLC, LI Funding LLC, Kapua LLC and Bartley Loethen, each being the beneficial holder of at least 5% of our then outstanding shares of common stock. Bartley Loethen was our sole director and chief executive officer until June 14, 2006 at which date he was replaced by Arnold Kling, who served as our chief executive officer and sole director until the merger. Under the agreement, the security holders agreed to sell 1.3 million pre-reverse split shares of our common stock to Mr. Kling and R&R Biotech for $400,000 in cash and us issuing the security holders shares of our common stock having a value of $625,000. We also granted the security holders piggy-back registration rights to register the shares so issued. We agreed to register their shares in connection with us filing a registration statement relating to an offering of securities on our own account or the account of others. We issued the shares immediately prior to the merger and the shares are covered by this registration statement.

On June 14, 2006, we also entered into a stock purchase agreement with Mr. Kling and R&R Biotech pursuant to which we issued Mr. Kling and R&R Biotech a total of 8.2 million pre-reverse split shares of our common stock for $50,000 and granted Mr. Kling and R&R Biotech registration rights similar to those granted under the agreement dated as of the same date and described above. We issued the shares in June, 2006 and the shares are covered by this registration statement.

As a result of these transactions, Mr. Kling and R&R Biotech became holders of 19% and 70% respectively, of our then outstanding shares of common stock.

Indebtedness of Management

None.

Registration Rights

Registration rights under Common Stock and Note Financing.

We have entered into registration rights agreements with the investors in the note and common stock financings, and certain other security holders, including executive officers and directors. These agreements require us, subject to certain terms and conditions, to register such security holders’ shares of our common stock under the Securities Act. The security holders collectively will have an aggregate of four demand registration rights. In addition, if we propose to register any additional shares of our capital stock under the Securities Act, these security holders will be entitled to customary “piggyback” registration rights, which enable them to include their shares of common stock in a registration of our securities for sale by us or by other security holders. The registration rights granted are subject to customary exceptions and qualifications and compliance with certain registration procedures.

We are required to make payments, as described below, to purchasers (including the placement agent) who are parties to the registration rights agreements as liquidated damages (adjusted proportionally for a portion thereof) if any of the following events occurs and during the period such event is continuing:

(a)	We fail to file with the Securities and Exchange Commission the registration statement on or before the 60th day after November 8, 2006;

(b)

The registration statement is not declared effective by the Securities and Exchange Commission on or before the 90th day after filing (or the 150th day after filing if the registration statement is subject to review by the Securities and Exchange Commission);

(c)

After the effective date of the registration, a registration statement ceases for any reason to remain continuously effective as to all registrable securities for which it is required to be effective, or the holders are otherwise not permitted to utilize the prospectus therein to resell such registrable securities, for more than 10 consecutive calendar days or more than an aggregate of three such periods during any 365 day period (which need not be consecutive calendar days) except during any period when we are diligently pursuing the effectiveness of an amendment to a registration statement.

Such payment shall be equal to a percentage of the aggregate amount invested as follows: one percent (1%), pro rated for the first 30 days after the above events, and two percent (2%) pro rated for each thirty day period thereafter subject to a 10% aggregate limit. One percent of the aggregate amount invested in the financings is approximately $984,000. As of the date of filing of this registration statement, we had incurred aggregate penalties of approximately $98,400.

Registration Rights under Lockup Agreements

In addition, the parties to the lock up agreements have a right to require us to register their shares subject to the lock up be registered in connection with the registration of the shares issuable upon conversion of the convertible notes issued in the note financing. The parties to the lock-up agreements have waived their registration rights under such agreements in connection with the registration of shares on this Registration Statement.

Registration Rights under Acquisition Agreements

Under the acquisition agreements pursuant to which we acquired TUG, SeaMaster and FMI, we are obligated to register the shares issued in the acquisitions.

Registration pursuant to this Registration Statement

This registration statement is intended to satisfy our obligations under the registration rights agreement entered into in connection with the financings and the registration rights under the June 14, 2006 agreements as well as the registration of certain shares issued in the acquisitions. Pursuant to such registration agreements, 18,855,640 shares of our common stock (subject to certain cut back provisions), representing 94% of our fully diluted shares of common stock, are entitled to these registration rights.

Review, Approval or Ratification of Transactions with Related Persons

All future transactions, if any, between us and any of our officers, directors and principal security holders and their affiliates, as well as any transactions between us and any entity with which our officers, directors or principal security holders are affiliated, will be approved in accordance with applicable law governing the approval of the transactions.

Experts

The combined financial statements of Tug Logistics Inc. and Affiliates as of December 31, 2005 and 2004 and 2003 and for the years ended December 31, 2005 and 2004 and 2003 are incorporated in this registration statement and have been so incorporated in reliance on the report of Friedman LLP, independent registered public accountants, given on the authority of said firm as experts in auditing and accounting. The combined financial statements of AmeRussia Shipping Company Inc. and Affiliate as of and for the years ended December 31, 2005, 2004 and 2003 are incorporated in this registration statement and have been so incorporated in reliance on the report of Friedman LLP , independent registered public accountants, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements of Maritime logistics US Holdings, Inc. as of June 30, 2006 and for the period February 6, 2006(date of inception) are incorporated in this registration statement and have been so incorporated in reliance on the report of Friedman LLP, independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of

1. Tug Logistics Inc. and Affiliates at December 31, 2005 and 2004 and 2003 and
for the years ended December 31, 2005 and 2004 and 2003;
2. AmeRussia Shipping Company Inc. and Affiliate at and for the years ended
December 31, 2005, 2004 and 2003; and
3. the consolidated financial statements of Maritime logistics US Holdings, Inc. at
June 30, 2006 and for the period February 6, 2006 (date of inception) to June 30,
2006,

included in this registration statement, have been so included in reliance on the reports of Friedman LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of FMI, Inc. and subsidiaries as of and for the periods ended December 31, 2002 and April 14, 2003 as well as the consolidated financial statements of FMI Holdco I, LLC and subsidiary as of and for the years ended December 31, 2003, 2004 and 2005 are incorporated in this registration statement and have been so incorporated in reliance on the report of BDO Seidman LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Aerobic Creations, Inc. as of and for the periods ended December 31, 2004 and December 31, 2005 are incorporated in this registration statement and have been so incorporated in reliance on the report of Dale Matheson Carr-Hilton Labonte, independent registered public accountants.

Aerobic Creations, Inc.
Audited Financial Statements of Aerobic Creations, Inc.
Report of Dale Matheson Carr-Hilton Labonte Independent Registered Public Accounting Firm	F-2
Balance Sheets as of December 31, 2004 and 2005	F-3
Statements of Operations for the period from February 25, 2004 (date of inception) through
December 31, 2005	F-4
Statements of Stockholders’ Equity for the period from February 25, 2004 (date of inception) to
December 31, 2005	F-5
Statements of Cash Flows for the period from February 25, 2004 (date of inception) through
December 31, 2005	F-6
Notes to Financial Statements	F-7
Unaudited Financial Statements of Aerobic Creations, Inc.
Balance Sheets as of September 30, 2006 (unaudited) and December 31, 2005 (audited)	F-12
Statements of Operations—Cumulative During the Development Stage (February 25, 2004 to September 30, 2006)
and for the three months and nine months ended September 30, 2006 and 2005 (unaudited)	F-13
Statements of Cash Flow—Cumulative During the Development Stage (February 25, 2004 to September 30, 2006)
and for the nine months ended September 30, 2006 and 2005 (unaudited)	F-14
Notes to Interim Financial Statements (unaudited)	F-15

Maritime Logistics US Holdings Inc. and Subsidiaries
Audited Consolidated Financial Statements of Maritime Logistics US Holdings Inc. and
Subsidiaries
Report of Friedman LLP Independent Registered Public Accounting Firm	F-22
Consolidated Balance Sheets as of June 30, 2006	F-23
Consolidated Statement of Operations for the period from February 6, 2006 (date of inception)
through June 30, 2006	F-24
Consolidated Statement of Changes in Stockholder’s Equity for the period from February 6, 2006
through June 2006	F-25
Consolidated Statement of Cash Flows for the period from February 6, 2006 (date of inception)
through June 30, 2006	F-26
Notes to Consolidated Financial Statements	F-27
Unaudited Consolidated Financial Statements of Maritime Logistics US Holdings Inc. and
Subsidiaries
Consolidated Balance Sheets as of September 30, 2006 (unaudited)	F-36
Consolidated Statement of Operations for the period from February 6, 2006 (date of inception)
through September 30, 2006 (unaudited)	F-37
Consolidated Statement of Changes in Stockholder’s Equity for the period from February 6, 2006
through September 2006 (unaudited)	F-38
Consolidated Statement of Cash Flows for the period from February 6, 2006 (date of inception)
through September 30, 2006 (unaudited)	F-39
Notes to Consolidated Financial Statements	F-40

FMI Holdco I, LLC and Subsidiary
Audited Consolidated Financial Statements of FMI, Inc. and Subsidiaries
Report of BDO Seidman, LLP Independent Certified Public Accounting Firm	F-50
Consolidated Balance Sheets as of December 31, 2002 and April 14, 2003	F-51
Consolidated Statements of Operations and Retained Earnings for the year ended December 31,
2002 and the period ended April 14, 2003	F-52
Consolidated Statements of Cash Flows for the year ended December 31, 2002 and the period
ended April 14, 2003	F-53
Notes to Consolidated Financial Statements	F-54
Audited Consolidated Financial Statements of FMI Holdco I LLC and Subsidiary
Report of BDO Seidman, LLP Independent Certified Public Accounting Firm	F-67
Consolidated Balance Sheet as of December 31, 2003	F-68
Consolidated Statement of Operations and Accumulated Deficit for the period April 15 through
December 31, 2003	F-69
Consolidated Statement of Cash Flows for the period April 15 through December 31, 2003	F-70
Notes to Consolidated Financial Statements	F-71
Audited Consolidated Financial Statements of FMI Holdco I LLC and Subsidiary
Report of BDO Seidman, LLP Independent Certified Public Accounting Firm	F-83
Consolidated Balance Sheets as of December 31, 2004 and 2005	F-84
Consolidated Statements of Operations and Accumulated Deficit for the years ended December
31, 2004 and 2005	F-85
Consolidated Statements of Cash Flows for the years ended December 31, 2004 and 2005	F-86
Notes to Consolidated Financial Statements	F-87
Unaudited Consolidated Financial Statements of FMI Holdco I, LLC and Subsidiary
Consolidated Balance Sheets as of September 30, 2005 and 2006 (unaudited)	F-109
Consolidated Statements of Operations and Accumulated Deficit for the nine months ended
September 30, 2005 and 2006 (unaudited)	F-110
Consolidated Statements of Cash Flows for the nine months ended September 30, 2005 and 2006
(unaudited)	F-111
Notes to Consolidated Financial Statements (unaudited)	F-112

AmeRussia Shipping Company Inc. and Affiliate
Audited Consolidated Financial Statements of AmeRussia Shipping Company Inc. and
Affiliate
Report of Friedman LLP Independent Registered Public Accounting Firm	F-127
Combined Balance Sheet as of December 31, 2003	F-128
Combined Statement of Operations for the year ended December 31, 2003	F-129
Combined Statement of Changes in Stockholder’s Equity for the year ended December 31, 2003	F-130
Combined Statement of Cash Flows for the years ended December 31, 2003	F-131
Notes to Combined Financial Statements	F-132
Audited Consolidated Financial Statements of AmeRussia Shipping Company Inc. and
Affiliate
Report of Friedman LLP Independent Registered Public Accounting Firm	F-138
Combined Balance Sheets as of December 31, 2004 and 2005	F-139
Combined Statements of Operations for the years ended December 31, 2004 and 2005	F-140
Combined Statements of Changes in Stockholder’s Equity Deficiency for the years ended December 31,
2004 and 2005	F-141
Combined Statements of Cash Flows for the years ended December 31, 2004 and 2005	F-142
Notes to Combined Financial Statements	F-143
Unaudited Consolidated Financial Statements of AmeRussia Shipping Company Inc. and
Affiliate
Combined Balance Sheets as of September 30, 2005 and 2006 (unaudited)	F-150
Combined Statements of Operations for the nine months ended September 30, 2005 and 2006
(unaudited)	F-151
Combined Statements of Changes in Stockholder’s Equity for the nine months ended September	F-152
30, 2005 and 2006 (unaudited)
Combined Statements of Cash Flows for the nine months ended September 30, 2005 and 2006
(unaudited)	F-153
Notes to Combined Financial Statements (unaudited)	F-154

TUG Logistics, Inc. and Affiliates
Audited Consolidated Financial Statements of TUG Logistics, Inc. and Affiliates
Report of Friedman LLP Independent Registered Public Accounting Firm	F-160
Combined Balance Sheet as of December 31, 2003	F-161
Combined Statement of Income for the year ended December 31, 2003	F-162
Combined Statement of Changes in Stockholder’s Equity the year ended December 31, 2003	F-163
Combined Statement of Cash Flows for the year ended December 31, 2003	F-164
Notes to Combined Financial Statements	F-165
Audited Consolidated Financial Statements of TUG Logistics, Inc. and Affiliates
Report of Friedman LLP Independent Registered Public Accounting Firm	F-171
Combined Balance Sheets as of December 31, 2004 and 2005	F-172
Combined Statements of Income for the years ended December 31, 2004 and 2005	F-173
Combined Statements of Changes in Stockholder’s Equity the years ended December 31, 2004
and 2005	F-174
Combined Statements of Cash Flows for the years ended December 31, 2004 and 2005	F-175
Notes to Combined Financial Statements	F-176
Unaudited Consolidated Financial Statements of TUG Logistics, Inc. and Affiliates
Combined Balance Sheets as of September 30, 2005 and 2006 (unaudited)	F-184
Combined Statements of Operations for the nine months ended September 30, 2005 and 2006
(unaudited)	F-185
Combined Statements of Changes in Stockholder’s Equity for the nine months ended September
30, 2005 and 2006 (unaudited)	F-186
Combined Statements of Cash Flows for the nine months ended September 30, 2005 and 2006
(unaudited)	F-187
Notes to Combined Financial Statements (unaudited)	F-188

        DALE MATHESON                 Partnership of:
  CARR-HILTON LABONTE    Robert J. Burkart, Inc.   James F. Carr-Hilton, Ltd.
---------------------    Alvin F. Dale, ltd.       Peter J. Donaldson, Inc.
Chartered Accountants    Wilfred A. Jacobson, Inc. Reginald J. LaBonte, Ltd.
                         Robert J. Matheson, Inc.  Fraser G. Ross, Ltd.
                         Brian A. Shaw, Inc.       Anthony L. Soda, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Aerobic Creations Inc.:

We have audited the accompanying balance sheets of Aerobic Creations Inc.
(a development stage enterprise) as of December 31, 2005 and 2004 and the statements of operations, stockholders' equity and cash flows for the year ended December 31, 2005,the period from inception on February 25, 2004 to
December 31, 2004 and the period from inception on February 25, 2004 to
December 31, 2005.  These financial statements are the responsibility of the
Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public
Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriatein the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial tatements.  An audit alsoincludes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and
2004 and the results of its operations and its cash flows and the changes in stockholders' equity for the year ended December 31, 2005, the period from inception on February 25, 2004 to December 31, 2004 and the period from inception on February 25, 2004 to December 31, 2005 in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern.  As discussed in Note 1 to the financial statements, to date the Company has reported losses since inception from operations and requires additional funds to meet its obligations and fund the costs of its operations.  These factors raise substantial doubt about the
Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dale Matheson Carr-Hilton LaBonte
CHARTERED ACCOUNTANTS
Vancouver, Canada
March 11, 2006

  A Member of MMGI International, A Worldwide Network of Independent
                  Accountants and Business Advisors

Vancouver      Suite 1700-1140 West Pender St.,
Offices:       Vancouver, B.C., Canada V6E 4G1
               Tel: 604-687-4747 - Fax: 604-687-4216
               Suite 1500-1140 West Pender St., Vancouver, B.C., Canada V6E 4G1
               Tel: 604-687-4747 - Fax: 604-689-2778

                         Aerobic Creations Inc.
                   (A Development Stage Enterprise)
                             Balance Sheets

                              A S S E T S
                                                        December 31, 2005               December 31, 2004
                                                        ----------------                -----------------

Current Assets

        Cash                                                    $12,010                  $31,395
                                                        ----------------                -----------------

Total  Assets                                                   $12,010                  $31,395
                                                        ================                =================
                L I A B I L I T I E S

Current Liabilities
        Accounts Payable adn Accrued Liabilities                $4,210                    $4,238
                                                        ----------------                -----------------
Total Liabilities                                                4,210                     4,238
                                                        ----------------                -----------------

        S T O C K H O L D E R S '    E Q U I T Y

Common Stock (Note 3)
100,000,000 authorized common shares, par value $0.001           1,800                     1,800
1,800,000 common shares issued and outstanding
(December 31, 2004 - 1,800,000)
Additional Paid-in-Capital                                      42,400                    42,400
Deficit accumulated during development stage                   (36,400)                  (17,043)
                                                        ----------------                -----------------

Total Stockholders' Equity                                       7,800                    27,157
                                                        ----------------                -----------------

Total Liabilities and Stockholders' Equity                      $12,010                  $31,395
                                                        ================                =================

Going Concern Contingency (Note 1)

 The accompanying notes are an integral part of these
             financial statements.

                                       F-3

                 Aerobic Creations Inc.
            (A Development Stage Enterprise)
                 Statements of Operations

                                   -------------------    ------------------    ------------------
                                                           February 25, 2004     February 25, 2004
                                       Year Ended           (inception) to         (iception) to
                                    December 31, 2005      December 31, 2004     December 31, 2005
                                   -------------------    ------------------    ------------------

Expenses
---------
Office and general                     $    11,717          $     3,475           $    15,192
Professional fees                            7,640               13,568                21,208
                                        ----------           ----------            ----------
Total Expenses                              19,357               17,043                36,400
                                        ----------           ----------            ----------
Net loss from Operations               $    19,357         $     17,043           $    36,400
                                        ===========          ===========           ===========

Basic Net Loss Per
Common Share                            $    (0.01)          $    (0.01)
                                        ----------           ----------
Weighted Average number of
Common Shares                            1,800,000            1,565,916
used in per share calculations          ==========           ==========

           The accompanying notes are an integral part of these
                      financial statements

                                       F-4

                     Aerobic Creations Inc
                (A Development Stage Enterprise)
              Statements of Stockholders' Equity
For the period from February 25, 2004 (inception) to December 31, 2005

                                                        Deficit
                                                      Accumulated
                                           Additional   During         Total
                                           Paid-In   Development  Stockholders'
                         Shares   Par Value Capital      Stage        Equity
                         --------- -------- -------- ------------- ------------

Balance, February 25,
2004                            -  $      - $      -   $       -     $        -

Shares issued for
cash at $0.005 per
share-Feb. 2004         1,000,000     1,000    4,000           -          5,000

Shares issued for
cash at $0.05 per
share-May 2004,
net of commission
of $800                   800,000       800   38,400           -         39,200

Net Loss                         -        -        -       (17,043)     (17,043)

                       ----------- -------- --------     ----------    ---------
Balance,
December 31, 2004        1,800,000    1,800   42,400       (17,043)      27,157

Net Loss                    -         -        -           (19,357)     (19,357)

                       ----------- -------- --------     ----------    ---------
Balance,
December 31, 2005        1,800,000 $  1,800 $ 42,400     $ (36,400)    $   7,800
                       =========== ======== ========     ==========    =========

The accompanying notes are an integral part of these financial statements.

                                       F-5

                        Aerobic Creations Inc.
                  (A Development Stage Enterprise)
                       Statements of Cash Flows

                                                   Year Ended              February 25, 2004            February 25, 2004
                                                December 31, 2005           (inception) to              (inception) to
                                                                           December 31, 2004            December 31, 2005
                                                =================          =================            =================

Cash Flows from Operating Activities:

        Net Loss                                        $(19,357)                $(17,043)               $(36,400)
        Changes in non-cash working capital item:
        Accounts Payable                                     (28)                   4,238                   4,210
                                                -----------------          -----------------            ----------------
Net Cash Used in Operating Activities                    (19,385)                 (12,805)                (32,190)
                                                -----------------          -----------------            ----------------

Cash Flows from Financing Activities:

        Common Stock issued for cash
                                                                -                   44,200                  44,200
                                                -----------------          -----------------            ----------------
Net Cash Provided by Financing Activities                       -                   44,200                  44,200
                                                -----------------          -----------------            ----------------

Increase (Decrease) in Cash                              (19,385)                    31,395                 12,010

Cash Balance,  Begining                                    31,395                        -                      -
                                                -----------------          -----------------            ----------------
Cash Balance,  Ending                                     $12,010                   $31,395                $12,010
                                                =================          =================            ================

Supplemental Disclosures:

        Cash Paid for interest                          $       -                $      -                $      -
                                                =================          =================            ================
        Cash Paid for income taxes                      $       -                $      -                $      -
                                                =================          =================            ================

The accompanying notes are an integral part of these financial statements.

                                       F-6

                                 Aerobic Creations Inc.
                           (a development stage enterprise)
                              December 31, 2005 and 2004
                             Notes to Financial Statements

Note 1  -  Nature of Operations
-------------------------------

Organization
------------
Aerobic Creations Inc. was incorporated under the laws of the State of Nevada on February 25, 2004 for the purpose of producing, distributing and marketing aerobics workout DVD's.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business.  The Company has been in the initial organization stage since inception and to date has not generated any operating revenues.  The Company's ability to continue as a going concern is dependent on raising additional capital to fund future operations or generating net profits from its planned business operations and ultimately to attain profitable operations.  As at December 31, 2005, the Company has accumulated losses of $36,400 since inception. The Company does not expect to satisfy its cash requirements for business operationsfor the next 12 months with its current cash in the bank. The Company anticipates that it might have to raise additional funds or seek bank loans or other financing to fund its business operations for the next 12 months. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classificationof liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2  -  Summary of Significant Accounting Policies
-----------------------------------------------------

Basis of Presentation
---------------------

These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Development Stage Enterprise
----------------------------
The Company is a development stage enterprise, as defined in Financial
Accounting Standards Board Statement ("SFAS") No. 7 "Accounting and Reporting
by Development Stage Enterprises". The Company is devoting all of its present efforts to securing and establishing a new business.  Its planned principal operations have not commenced and accordingly, no revenue has been derived during the organizational period.

                                       F-7

                                 Aerobic Creations Inc.
                           (a development stage enterprise)
                              December 31, 2005 and 2004
                             Notes to Financial Statements

Note 2  -  Summary of Significant Accounting Policies (con't)
-------------------------------------------------------------
Use of Estimates and Assumptions
--------------------------------
The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments
-----------------------------------
In accordance with the requirements of SFAS No. 107 "Disclosures about
Fair Valueof Financial Instruments", management has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The carrying values of cash and accounts payables approximate fair values due to the short-term maturity of the instruments.

Income Taxes
------------
The Company has adopted SFAS No. 109 Accounting for Income Taxes as of its inception. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Earnings (Loss) per Share
-------------------------
The Company computes net loss per share in accordance with SFAS No. 128,
"Earnings per Share".SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations.
Basic EPS is computed by dividing net income (loss)available to common shareholders (numerator) by the weighted average number of shares outstanding
(denominator) during the period.  Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all potentially dilutive shares if their effect is anti dilutive. The Company has not issued any potential dilutive instrumentssince inception and accordingly only basic loss per share is presented.

Stock-Based Compensation
------------------------
The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

                                       F-8

                                 Aerobic Creations Inc.
                           (a development stage enterprise)
                              December 31, 2005 and 2004
                             Notes to Financial Statements

Note 2  -  Summary of Significant Accounting Policies (con't)
-------------------------------------------------------------
Comprehensive Income
--------------------
SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting and presentation of comprehensive income, its components and accumulated balances.  Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. The Company has not had any transactions requiring disclosure of comprehensive income.

Recent Accounting Pronouncements
--------------------------------
In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary
Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion
No. 29, "Accounting for Non-monetary Transactions", is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle.  SFAS No. 153 amends Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The provisions of SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment". SFAS
123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation",
and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees"
and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in
SFAS 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity
Instruments That Are Issued to Other Than Employees for Acquiring, or in
Conjunction with Selling, Goods or Services".  SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA
Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership
Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost

                                       F-9

                                 Aerobic Creations Inc.
                           (a development stage enterprise)
                              December 31, 2005 and 2004
                             Notes to Financial Statements

Note 2  -  Summary of Significant Accounting Policies (con't)
-------------------------------------------------------------
Recent Accounting Pronouncements (con't)
----------------------------------------
will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period
(usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005.
Management is currently evaluating the impact, which the adoption of this standard will have on the Company's results of operations or financial
position.The Company has not granted any stock options to date and accordingly has not provided information herein related to the pro forma effects on the
Company's reported net loss and net loss per share of applying the fair value recognition provisions of the previous SFAS No. 123, Accounting for Stock-Based
Compensation, to stock-based employee compensation.

The interpretations in Staff Accounting Bulletin ("SAB") No. 107 express views of the staff regarding the interaction between Statement of Financial
AccountingStandards Statement No. 123 (revised 2004), Share-Based Payment
("Statement 123R" or the "Statement") and certain Securities and Exchange
Commission ("SEC") rules and regulations and provide the staff's views regarding the valuation of share-based payment arrangements for public companies. In particular, this SAB provides guidance related to share-based payment transactions with nonemployees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of
Statement 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of Statement 123R, the modification of employee share options prior to adoption of Statement 123R and disclosures in Management's Discussion and Analysis ("MD&A") subsequent to adoption of Statement 123R. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's results of operations or financial position.

In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error
Corrections". This Statement replaces APB Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements",
and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. Management believes this Statement will have no impact on the financial statements of the Company.

In March 2005, the FASB issued FASB Interpretation No. 47, Accounting for
Conditional Asset Retirement Obligations, an interpretation of FASB Statement
No. 143 (FIN 47).  Asset retirement obligations (AROs) are legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of a long-lived asset, except for certain obligations of lessees. FIN 47 clarifies that liabilities associated with asset retirement obligations whose timing or settlement method are conditional on future events should be recorded at fair value as soon as fair value is reasonably estimable. FIN 47 also provides guidance on the information required to reasonably estimate the fair value of the liability. FIN 47 is intended to result in more consistent recognition of liabilities relating to AROs among companies, more information about expected future cash outflows associated with those obligations stemming from the retirement of the asset(s) and more information about investments in long-lived assets because additional asset retirement costs will be recognized by increasing the carrying amounts of the assets identified to be retired. FIN 47 is effective for fiscal years ending after December 15, 2005.
Management believes this Statement will have no impact on the financial statements of the Company.

In November 2005, the FASB issued FSP FAS 115-1 and FAS 124-1, The Meaning of
Other-Than-Temporary Impairment and Its Application to Certain Investments
(FSP FAS 115-1), which provides guidance on determining when investments in certain debt and equity securities are considered impaired, whether that impairment is other-than-temporary, and on measuring such impairment loss.
FSP FAS 115-1 also includes accounting considerations subsequent to the recognition of an other-than temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP FAS 115-1 is required to be applied to reporting periods beginning after December 15, 2005. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's financial statements.

                                       F-10

                                 Aerobic Creations Inc.
                           (a development stage enterprise)
                              December 31, 2005 and 2004
                             Notes to Financial Statements

Note 3  -  Common Stock
-----------------------
The Company's authorized capitalization is 100,000,000 common shares with a par value of $0.001 per share.

Since Inception, the Company has not granted any stock
options and has not recorded any stock-based compensation.

Effective February 25, 2004 a total of 1,000,000 shares of the Company's common stock were issued to the founding officers and directors pursuant to stock subscription agreements at $0.005 per share for total proceeds of $5,000.

From May 11, 2004 to May 26, 2004 a total of 800,000 shares of the Company's common stock were issued to 26 investors at $0.05 per share for total proceeds of $39,200, net of commissions of $800, pursuant to an offering conducted under an exemption provided by Rule 504 of Regulation D, promulgated under the
Securities Act of 1933, as amended.  None of these shares were issued to related parties.  The offering was approved for sale by the Nevada Secretary of State Securities Division on May 6, 2004.

Note 4  -  Related Parties
--------------------------
The Company currently has no significant related party transactions with any related individuals or entities.

The Company currently uses office space provided by the directors of the
Company on a rent-free basis not subject to any formal rental or lease agreement.  The Company has determined that the fair value of the office space provided is not significant and as such has not been recorded in these financial statements.

Note 5 - Income Taxes
---------------------
There were no temporary differences between the Company's tax and financial bases that result in deferred tax assets or liabilities, except for the
Company's net operatingloss carry-forwards amounting to approximately $36,400 at December 31, 2005, (2004 - $17,000) which may be available to reduce future year's taxable income. These carry-forwards will expire, if not utilized, commencing in 2024.  Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses.  Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

                                      F-11

ITEM 1. FINANCIAL STATEMENTS

                             AEROBIC CREATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                                    SEPTEMBER 30,     DECEMBER 31,
                                                                        2006              2005
                             ASSETS                                  (UNAUDITED)       (AUDITED)
                                                                     ----------------------------

Cash                                                                 $   11,832        $   12,010
                                                                     ----------        ----------

TOTAL ASSETS                                                         $   11,832        $   12,010
                                                                     ==========        ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Accounts payable and accrued liabilities                             $    5,603        $    4,210
                                                                     ----------        ----------

Total liabilities                                                         5,603             4,210
                                                                     ----------        ----------

SHAREHOLDERS' EQUITY
Authorized:
99,000,000 common shares with a par value of $0.001 and
1,000,000 preferred shares with a par value of $0.001
Issued:
2,060,000 common shares (December 31, 2005- 360,000)                      2,060               360
Additional Paid-in Capital                                              108,970            43,840
Deficit accumulated during the development stage                       (104,801)          (36,400)
                                                                     ----------        ----------
   Total shareholders' equity                                             6,229             7,800
                                                                     ----------        ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                           $   11,832        $   12,010
                                                                     ==========        ==========
COMMITMENTS AND CONTINGENCIES (Note 1)

          The accompanying notes are an integral part of these interim financial statements.

                                      F-12

                             AEROBIC CREATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                 February 25, 2004          Three Months Ended               Nine Months Ended
                                  (Inception) to               September 30,                   September 30,
                                September 30, 2006         2006            2005            2006             2005
                                ------------------    ----------------------------      --------------------------

Revenues                          $         -         $          -      $        -      $         -      $       -
                                  -----------         ----------------------------      --------------------------

Expenses
    Office and general                 23,653                5,978             229            8,461          1,045
    Professional fees                  81,148                1,500           1,808           59,940         14,540
                                  -----------         ----------------------------      --------------------------

    Total expenses                    104,801                7,478           2,037           68,401         15,585
                                  -----------         ----------------------------      --------------------------

Net Loss                          $  (104,801)        $     (7,478)     $   (2,037)     $   (68,401)     $ (15,585)
                                  ===========         ============================      ==========================

Basic and Diluted Loss Per
Common Share                                          $      (0.00)     $    (0.01)     $     (0.07)     $   (0.04)
                                                      ============================      ==========================

Weighted Average number of
    Common Shares outstanding                            2,046,111         360,000        1,027,033        360,000
                                                      ============================      ==========================

          The accompanying notes are an integral part of these interim financial statements.

                                      F-13

                             AEROBIC CREATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                         February 25, 2004          Nine Months Ended
                                                          (Inception) to               September 30,
                                                        September 30, 2006        2006              2005
                                                       -----------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                  $  (104,801)         $  (68,401)       $  (15,585)

Non-cash items:
  Common stock issued for services                            1,830               1,830                 -
Changes in non cash working capital items:
  Increase (decrease) in accounts payable &
      accrued liabilities                                       5,603               1,393            (2,063)
                                                          -------------------------------------------------

    Net cash utilized by operations                           (97,368)            (65,178)          (17,648)
                                                          -------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Contributed capital                                            15,000              15,000                 -
Common Stock issued for cash, net                              94,200              50,000                 -
                                                          -------------------------------------------------

Net cash provided by financing activities                     109,200              65,000                 -
                                                          -------------------------------------------------

Increase (decrease) in cash                                    11,832                (178)          (17,648)

Cash beginning                                                      -              12,010            31,395
                                                          -------------------------------------------------

Cash ending                                               $    11,832          $   11,832        $   13,747
                                                          =================================================

          The accompanying notes are an integral part of these interim financial statements.

                                      F-14

                             AEROBIC CREATIONS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                               SEPTEMBER 30, 2006
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 1 - NATURE AND CONTINUANCE OF OPERATIONS

Aerobic Creations,  Inc. was initially  organized under the laws of the State of
Nevada on February  25, 2004  ("Aerobic  Nevada").  Effective  August 21,  2006,
Aerobic Nevada completed a merger with and into Aerobic Creations, Inc., a newly formed  corporation  organized  under  the laws of  Delaware  of the  same  name
("Aerobic" or the "Company")  with Aerobic  becoming the surviving  corporation.
Aerobic was created with the sole  purpose of migrating  the Company from Nevada to Delaware.  The separate  existence of the Nevada organized Aerobic Creations,
Inc. ceased on August 21, 2006 in accordance  with the applicable  provisions of the Nevada Revised Statutes.

Prior to June 14,  2006,  Aerobic's  sole  business  activities  were devoted to developing  a  distribution  and  marketing  business  for the sale of  aerobics workout DVD's.  The Company,  however,  never  recognized any revenue from these activities and spent little money on activities other then those associated with the filing of its required quarterly and annual reports with the U.S. Securities
and  Exchange   Commission  (SEC).   Historical  expenses  consisted  mainly  of
professional fees.

Since June 15, 2006, Aerobic has ceased its limited  development  activities and has had no business operations, revenues, nor employees and has no specific plan other  than  to  engage  in a  merger  or  acquisition  transaction  with  a yet unidentified private operating company.

GOING CONCERN

These  financial  statements  have been prepared on a going concern  basis.  The
Company has incurred losses since inception  resulting in an accumulated deficit of $104,801 at September  30, 2006 and further  losses are  anticipated  raising substantial  doubt about the Company's  ability to continue as a going  concern.
Its ability to continue as a going concern is dependent  upon the ability of the
Company to obtain the necessary  financing to meet its obligations and repay its liabilities  arising  from  normal  business  operations  when  they  come  due.
Management has plans to seek additional  finance  through private  placements of its common stock and/or loans from directors.  These financial statements do not include any adjustments  relating to the  recoverability  and  classification of recorded assets, or the amounts of and  classification of liabilities that might be necessary in the event the Company cannot continue.

                                      F-15

                             AEROBIC CREATIONS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                               SEPTEMBER 30, 2006
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                                   (UNAUDITED)

UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying  unaudited interim  financial  statements have been prepared in accordance  with United States  generally  accepted  accounting  principles  for interim  financial  information  and with the  instructions  to Form  10-QSB  of
Regulation S-B. They may not include all  information and footnotes  required by
United States generally  accepted  accounting  principles for complete financial statements.  However,  except as disclosed  herein,  there have been no material changes in the  information  disclosed in the notes to the financial  statements for the period ended  December 31, 2005  included in the  Company's  Form 10-KSB filed with the SEC. The interim unaudited financial statements should be read in conjunction with those financial  statements included in the Form 10-KSB. In the
opinion  of  Management,   all  adjustments  considered  necessary  for  a  fair
presentation, consisting solely of normal recurring adjustments, have been made.
Operating results for the three and nine months ended September 30, 2006 are not necessarily  indicative  of the results that may be expected for the year ending
December 31, 2006.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The financial  statements  of the Company have been prepared in accordance  with generally accepted accounting principles in the United States of America and are expressed in U.S. dollars.

(b) Development Stage Enterprise

The  Company  is  a  development  stage  enterprise,  as  defined  in  Financial
Accounting Standards Board Statement ("SFAS") No. 7. The Company is devoting all of its present  efforts to identifying and acquiring an operating  business.  No principal  operations  have yet commenced and  accordingly,  no revenue has been derived during the organizational period.

(c) Use of Estimates and Assumptions

The  preparation  of  financial  statements  in  conformity  with United  States generally accepted  accounting  principles requires management to make estimates and assumptions  that affect the reported  amounts of assets and liabilities and disclosures  of contingent  assets and  liabilities at the date of the financial statements,  and the  reported  amounts  of  revenues  and  expenses  during the reporting period. Actual results could differ from those estimates.

                                      F-16

                             AEROBIC CREATIONS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                               SEPTEMBER 30, 2006
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

(d) Fair Value of Financial Instruments

In accordance  with the  requirements  of SFAS No. 107  "Disclosures  about Fair
Value of Financial  Instruments",  management  has determined the estimated fair
value  of  financial   instruments   using  available  market   information  and
appropriate  valuation  methodologies.  The fair value of financial  instruments classified  as current  liabilities  (i.e.  accounts  payable)  approximate  the carrying value due to the short-term maturity of their instruments.

(e) Income Taxes

The Company has adopted and accounts for income taxes pursuant to the provisions of SFAS No. 109,  "Accounting  for Income Taxes".  Pursuant to SFAS No. 109, the
Company  is  required  to compute  tax asset for net  operating  losses  carried forward.  Potential  benefit of net operating losses have not been recognized in the accompanying  financial  statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

(f) Loss per Share

The  Company  computes  net loss per  share in  accordance  with  SFAS No.  128,
"Earnings  per  Share".  SFAS No. 128  requires  presentation  of both basic and diluted  earnings per share (EPS) on the face of the  statement  of  operations.
Basic  EPS is  computed  by  dividing  net  income  (loss)  available  to common shareholders  (numerator) by the weighted  average number of shares  outstanding
(denominator)  during the period.  Diluted EPS gives  effect to all  potentially dilutive  common shares  outstanding  during the period using the treasury stock method and convertible  preferred stock using the converted method. In computing diluted EPS, the average stock price for the period is used in  determining  the number of shares  assumed to be purchased  from the exercise of stock options or warrants.  Diluted EPS excludes all potentially  dilutive shares if their effect
is  anti-dilutive.   The  Company  has  not  issued  any  potentially   dilutive
instruments  since inception and accordingly  diluted loss per share is equal to basic loss per share.

(g) Stock-Based Compensation

The Company  has not  adopted a stock  option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

                                      F-17

                             AEROBIC CREATIONS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                               SEPTEMBER 30, 2006
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                                   (UNAUDITED)

(h) Comprehensive Income

SFAS No.  130,  "Reporting  Comprehensive  Income,"  establishes  standards  for
reporting  and  presentation  of  comprehensive   income,   its  components  and
accumulated balances.  Comprehensive income is defined to include all changes in equity except those resulting from  investments by owners and  distributions  to owners.  Among other  disclosures,  SFAS No.130 requires that all items that are required to be recognized  under current  accounting  standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial  statements.  The Company has not had any transactions requiring disclosure of comprehensive income.

Note 3 - COMMON STOCK

Pursuant the migratory  merger,  as described in Note 1, the Company adopted the share capital of Aerobic Creations Inc., the Delaware Corporation.  Consequently
the Company's  authorized  share capital changed to 99,000,000  shares of common stock with a par value of $0.001  per share and  1,000,000  shares of  preferred stock with a par value of $0.001 per share. The Preferred Stock may be issued in
one  or  more  series  with  such   designations,   preferences   and   relative
participating, optional or other special rights and qualifications,  limitations or restrictions  thereof,  as shall be stated in the resolutions  adopted by the
Company's Board of Directors  providing for the issuance of such Preferred Stock or series thereof.

As of August 21,  2006,  pursuant the  migratory  merger as described in Note 1, every five issued and outstanding  shares of Aerobic  Creations Inc., the Nevada
Corporation,  will convert into one share of Company's  common stock.  All share and per share information in these unaudited financial  statements are presented as if the  reverse  stick  split  resulting  from the  merger  took place at the beginning of all periods presented.

During the nine months ended  September  30, 2006 the Company  issued  1,640,000 shares of common stock for cash  proceeds of $50,000 and 60,000 shares of common stock for services rendered with a fair value of $1,830.

A shareholder  contributed $15,000 for working capital purposes.  No shares were issued in  consideration  of the $15,000 and the  contribution  was  recorded as
Additional Paid-in Capital.

                                      F-18

                             AEROBIC CREATIONS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                               SEPTEMBER 30, 2006
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 4 - RELATED PARTIES

During the nine months  ended  September  30, 2006 the  Company  issued  328,000 shares of common stock to a director and received  cash  proceeds of $10,000 and
60,000 shares of common stock with affair value of $1,830 to its Chief Financial
Office for services rendered.

                                      F-19

MARITIME LOGISTICS US HOLDINGS, INC.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FEBRUARY 6, 2006
(DATE OF INCEPTION)
TO JUNE 30, 2006

AND

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Maritime Logistics US Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Maritime Logistics US Holdings, Inc. and Subsidiaries (the "Company") as of June 30, 2006, and the related statements of operations, changes in stockholders' equity and cash flows for the period February 6, 2006 (date of inception) to June 30, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal controls over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Maritime Logistics US Holdings, Inc. and Subsidiaries as of June 30, 2006 and the results of their operations and their cash flows for the period February 6, 2006 (date of inception) to June 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

October 27, 2006

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDARIES

CONSOLIDATED BALANCE SHEET

JUNE 30, 2006
ASSETS
Current assets
Cash	$120,001
Accounts receivable	315,388
Subscriptions receivable	95,000
Prepaid expenses and other assets	12,202

Total current assets	542,591

Equipment and improvements - at cost, less accumulated
depreciation and amortization	28,461
Security deposits	3,348
Goodwill	669,435
Deferred financing costs, less accumulated amortization	57,517

$1,301,352

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$396,608
Loans payable, stockholders	22,529
Dividends payable	150,000
Due to seller, current maturity	125,000

Total current liabilities	694,137

Due to seller, less current maturity	125,000
Loan payable, other	350,000

1,169,137

Commitments and contingencies

Stockholders' equity
Common stock, $.01 par value; 1,000,000 shares authorized,
issued and outstanding	10,000
Additional paid-in capital	412,000
Accumulated deficit	(289,785)

132,215

$1,301,352

See notes to consolidated financial statements.

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FEBRUARY 6, 2006 THROUGH JUNE 30, 2006
Net sales	$519,764

Cost of sales	417,648

Gross profit	102,116

Operating expenses
General and administrative	236,524
Interest	5,377

241,901

Net loss	$(139,785)

See notes to consolidated financial statements.

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock		Additional
			Paid-In	Accumulated
	Shares	Amount	Capital	Deficit

Issuance of
common stock	1,000,000	$10,000	$412,000	$-

Net loss	-	-	-	(139,785)

Dividends	-	-	-	(150,000)

Balance, June 30, 2006
	1,000,000	$10,000	$412,000	$(289,785)

See notes to consolidated financial statements.

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FEBRUARY 6, 2006 THROUGH JUNE 30, 2006

Cash flows from operating activities
Net loss	$(139,785)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation and amortization	3,317
Changes in assets and liabilities
Accounts receivable	(44,724)
Prepaid expenses and other assets	(7,957)
Security deposits	(3,348)
Accounts payable and accrued expenses	102,956

Net cash used in operating activities	(89,541)

Cash flows from investing activities
Acquisition of AmeRussia	(500,000)
Cash included in acquisition of AmeRussia	99,308
Purchase of equipment	(29,795)

Net cash used in investing activities	(430,487)

Cash flows from financing activities
Proceeds from loan payable, other	350,000
Proceeds from issuance of common stock	267,500
Loans payable, stockholders	22,529

Net cash provided by financing activities	640,029

Net increase in cash, and cash, end of period	$120,001

Noncash investing and financing activities
Common stock issued in settlement of financing costs	$59,500
Due to seller for acquisition of AmeRussia	250,000
Subscription receivable	95,000
Acquisition costs included in accounts payable	14,754
Dividends payable	150,000

See notes to consolidated financial statements.

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Maritime Logistics US Holdings, Inc. (the "Company" or "MLI") was formed in February 2006 in the State of New Jersey. The Company owns and manages various corporations that provide worldwide marine and inland transportation and logistics services. The Company, through one of its wholly owned subsidiaries, possesses an intermediary license issued by the United States Federal Maritime Commission pursuant to the Shipping Act of 1984, as a "Non-Vessel-Operating Common Carrier". The Company is headquartered in Kenilworth, New Jersey.

TUG USA, formerly Dolphin US Logistics Inc., a wholly-owned subsidiary of MLI, was formed in February 2006 in the State of New Jersey. It currently has signed a letter of intent to purchase assets, properties and rights of an unrelated third party.

Summit Logistic International Inc. ("Summit"), a wholly-owned subsidiary of MLI, was formed in February 2006 in the State of New Jersey. It provides worldwide marine and inland transportation and logistics services.

AMR Investments Inc. ("AMR"), a wholly-owned subsidiary of MLI, was formed in February 2006 in the State of New Jersey. It provides worldwide marine and inland transportation and logistics services.

Effective May 1, 2006 AMR purchased 100% of the outstanding shares of the AmeRussia Shipping Co. USA, a Delaware corporation and its affiliate, AmeRussia Ltd, a Russia corporation (together, "AmeRussia"). They provide international transportation services.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries (the "Companies"). All intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

Revenue is recognized upon dispatch of freight at the port of origin.

Use of Estimates

Management uses estimates and assumptions in preparing consolidated financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Credit Risk for Cash

The Companies' cash balances are maintained at several banks and are insured by the Federal Deposit Insurance Corporation for up to an aggregate of $100,000 in each bank for each company.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that no allowance is required at June 30, 2006.

Depreciation and Amortization

Depreciation is computed using the straight-line method over the estimated useful asset lives ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the term of the leases or the estimated useful lives, whichever is shorter. Deferred financing costs are amortized using the straight-line method over the term of the loan.

Goodwill

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", goodwill is not amortizable. However, the Company will evaluate the goodwill on an annual basis, or sooner if deemed necessary, for potential impairment.

Income Taxes

Deferred income taxes are recognized for temporary differences between the bases of assets and liabilities for financial reporting and income tax purposes. Temporary differences result primarily from the Company's net operating loss carryforwards as well as differences relating to intangible assets. Deferred income taxes represent the future tax consequences of those differences that will either be taxable or deductible when the assets and liabilities are recovered or settled. A valuation allowance has been established for the full amount of the related deferred tax asset of approximately $65,000 until realization is assured.

2 -	SUBSCRIPTIONS RECEIVABLE

At June 30, 2006, three stockholders had not fulfilled their obligation under their respective subscription agreements for the purchase of the Company's common stock. The balance of $95,000 was received subsequent to June 30, 2006.

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3 -	EQUIPMENT AND IMPROVEMENTS

	Equipment and improvements consist of the following:

	Equipment	$26,525
	Leasehold improvements	3,270

		29,795
	Less - Accumulated depreciation and amortization	1,334

		$28,461

4 -	ACQUISITION

	Effective May 1, 2006, AMR purchased 100% of the outstanding shares of AmeRussia for $764,754, which includes $14,754 of acquisition costs, in a business combination accounted for under the purchase method of accounting. The purchase price was allocated as follows:

	Cash	$99,308
	Accounts receivable	270,664
	Prepaid taxes	4,245
	Accounts payable	(278,898)
	Intangible assets	669,435

		$764,754

	The accompanying consolidated financial statements include the operations of AmeRussia for the period May 1, 2006 through June 30, 2006.

5 -	LOANS PAYABLE, STOCKHOLDERS

	Certain stockholders have made advances to the Company for working capital. The loans are noninterest-bearing and payable on demand.

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6 -	DUE TO SELLER

Pursuant to the purchase agreement to acquire AmeRussia, AMR is required to deposit $125,000 on May 4, 2007 and $125,000 on May 4, 2008 with an escrow agent for the seller. In accordance with the escrow agreement, the escrow agent will make payments to the seller as follows:

November 2007	$50,000
May 2008	75,000
November 2008	50,000
May 2009	75,000

$250,000

7 -	LOAN PAYABLE, OTHER

AMR, in connection with the purchase of AmeRussia, entered into a loan agreement with E-Ships Management Holdings LLC dated May 1, 2006. The loan has a fixed term of five years and is payable in four equal installments of principal of $87,500 beginning on May 1, 2008 with the final payment due on May 1, 2011. The loan bears interest at 10% and interest is payable annually beginning on May 1, 2007. AMR pledged 25% of its common shares as collateral for the loan. Interest expense for the period ended June 30, 2006 was approximately $5,300.

Future annual maturities are as follows:

Year Ending
June 30,

2007	$-
2008	87,500
2009	87,500
2010	87,500
2011	87,500

$350,000

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8 -	DIVIDENDS PAYABLE AND DIRECTORS' FEES

The Company declared a $150,000 dividend. The stockholders have deferred payment of such dividends until 2007.

Pursuant to the amended and restated shareholders' agreement, fees of $30,000 are payable to the directors of the Company. Included in accounts payable at June 30, 2006 are directors' fees for which payment will be deferred until 2007.

9 -	LEASE COMMITMENTS

The Company leases its Kenilworth, New Jersey office pursuant to a two-year operating lease terminating February 20, 2008 at a monthly rental of $1,500. Rent expense, including common charges for the period ended June 30, 2006, was $8,728.

AMR entered into three-year lease agreements with the former stockholder of AmeRussia effective May 1, 2006 for office and equipment located in Saint Petersburg, Russia and Houston, Texas, at rentals of $3,000 per month. Rent expense for the period ended June 30, 2006 was $6,000.

Future minimum annual rental payments are as follows:

Year Ending
June 30,

2007	$54,000
2008	48,000
2009	30,000

$132,000

10 -	COMMITMENTS AND CONTINGENCIES

In conjunction with the purchase and sale of AmeRussia, and effective May 1, 2006, the Company entered into an employment agreement with the former stockholder for a three-year period. The agreement contains time restrictions to prohibit the employee from competing with the Company after the termination of his employment.

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10 -	COMMITMENTS AND CONTINGENCIES (Continued)

In addition, AMR entered into employment agreements with two additional individuals, effective May 1, 2006 and cancelable upon 30 days notice by either AMR or the employees. The agreements contain time restrictions to prohibit the employees from competing with AMR after the termination of their employment.

The Company entered into agreements with unrelated ocean carriers for the Company to receive commission revenue based on certain minimum volume levels and to protect various ocean shipping rates for the duration of the contract. These agreements expire December 31, 2007 and represent more than 50% of the Company's net sales.

There is a pending action against AmeRussia by the United States Department of Agriculture ("USDA") for $224,000, alleging various shipment shortages to Russia during 1999. Counsel for AmeRussia believes that the claim is not valid and will be dismissed. AmeRussia has filed a counterclaim against the USDA for damages of approximately $700,000. The accompanying financial statements do not include any adjustments that may be necessary as a result of the ultimate settlement of this matter. Any potential liability is the responsibility of the former stockholder of AmeRussia.

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2006

ASSETS
Current assets
Cash	$181,651
Accounts receivable	254,519
Prepaid expenses and other current assets	144,772

Total current assets	580,942

Property and equipment - at cost, less accumulated
depreciation and amortization	44,123
Security deposits	3,348
Goodwill	787,299
Deferred financing costs, less accumulated amortization	54,542

$1,470,254

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities
Accounts payable and accrued expenses	$360,289
Loans payable, stockholders	52,100
Dividends payable	150,000
Due to seller, current maturity	125,000
Loan payable, other	350,000

Total current liabilities	1,037,389

Due to seller, less current maturity	125,000
Loan payable, related party	329,580

1,491,969

Commitments and contingencies

Stockholders' deficiency
Common stock, $.01 par value; 1,000,000 shares authorized,
issued and outstanding	10,000
Additional paid-in capital	412,000
Accumulated deficit	(443,715)

(21,715)

$1,470,254

See notes to consolidated financial statements.

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FEBRUARY 6, 2006 TO SEPTEMBER 30, 2006

Net sales	$1,070,318

Cost of sales	831,101

Gross profit	239,217

Operating expenses
General and administrative	518,349
Interest	14,583

532,932

Net loss	$(293,715)

See notes to consolidated financial statements.

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock		Additional
			Paid-In	Accumulated
	Shares	Amount	Capital	Deficit

Issuance of common stock	1,000,000	$10,000	$412,000	$-

Net loss	-	-	-	(293,715)

Dividends	-	-	-	(150,000)

Balance, September 30, 2006	1,000,000	$10,000	$412,000	$(443,715)

See notes to consolidated financial statements.

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FEBRUARY 6, 2006 TO SEPTEMBER 30, 2006

Cash flows from operating activities
Net loss	$(293,715)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation and amortization	10,089
Changes in assets and liabilities
Accounts receivable	16,145
Prepaid expenses and other current assets	(72,518)
Security deposits	(3,348)
Accounts payable and accrued expenses	50,389

Net cash used in operating activities	(292,958)

Cash flows from investing activities
Acquisition of AmeRussia	(500,000)
Cash included in acquisition of AmeRussia	99,308
Cash included in acquisition of Seamaster	145,265
Purchase of property and equipment	(34,564)

Net cash used in investing activities	(289,991)

Cash flows from financing activities
Loans payable, stockholders	52,100
Proceeds from loan payable, other	350,000
Proceeds from issuance of common stock	362,500

Net cash provided by financing activities	764,600

Net increase in cash, and cash, end of period	$181,651

Noncash investing and financing activities
Common stock issued in settlement of financing costs	$59,500
Due to seller for acquisition of AmeRussia	250,000
Acquisition costs included in accounts payable	14,754
Dividends payable	150,000

See notes to consolidated financial statements.

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Maritime Logistics US Holdings, Inc. (the “Company” or “MLI”) was formed in February 2006 in the State of New Jersey. The Company owns and manages various corporations that provide worldwide marine and inland transportation and logistics services. The Company, through one of its wholly owned subsidiaries, possesses an intermediary license issued by the United States Federal Maritime Commission, pursuant to the Shipping Act of 1984, as a “Non-Vessel-Operating Common Carrier”. The Company is headquartered in Kenilworth, New Jersey.

TUG USA, Inc., formerly Dolphin US Logistics Inc., a wholly-owned subsidiary of MLI, was formed in February 2006 in the State of New Jersey. It currently has signed a letter of intent to purchase assets, properties and rights of unrelated third parties.

Summit Logistic International Inc. (“Summit”), a wholly-owned subsidiary of MLI, was formed in February 2006 in the State of New Jersey. It provides worldwide marine and inland transportation and logistics services.

AMR Investments Inc. (“AMR”), a wholly-owned subsidiary of MLI, was formed in February 2006 in the State of New Jersey. It provides worldwide marine and inland transportation and logistics services.

Effective May 1, 2006 AMR purchased 100% of the outstanding shares of AmeRussia Shipping Co. USA, a Delaware corporation and its affiliate, AmeRussia Ltd, a Russia corporation (together, “AmeRussia”). They provide international transportation services.

Seamaster Logistics Inc. (“SLI”), a wholly-owned subsidiary of MLI, was formed in August 2006 in the State of Delaware. SLI is licensed in the United States as an ocean transportation intermediary.

On September 28, 2006, SLI purchased the entire issued capital of Seamaster Logistics (Holding) Limited (“SLHL”). SLHL is a Hong Kong/China-based, asset-light, ocean transportation intermediary and logistics provider with offices in Hong Kong and an exclusive agency network in China.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries (collectively, the “Companies”). All intercompany balances and transactions have been eliminated in consolidation.

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Revenue is recognized upon dispatch of freight at the port of origin.

Use of Estimates

Management uses estimates and assumptions in preparing consolidated financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

Concentrations of Credit Risk for Cash

The Companies’ cash balances are maintained at several banks and are insured by the Federal Deposit Insurance Corporation for up to an aggregate of $100,000 in each bank for each company.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that no allowance is required at September 30, 2006.

Depreciation and Amortization

Depreciation is computed using the straight-line method over the estimated useful asset lives ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the term of the leases or the estimated useful lives, whichever is shorter. Deferred financing costs are amortized using the straight-line method over the term of the loan.

Goodwill

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets”, goodwill is not amortizable. However, the Company will evaluate the goodwill on an annual basis, or sooner if deemed necessary, for potential impairment.

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Deferred income taxes are recognized for temporary differences between the bases of assets and liabilities for financial reporting and income tax purposes. Temporary differences result primarily from the Company’s net operating loss carryforwards as well as differences relating to intangible assets. Deferred income taxes represent the future tax consequences of those differences that will either be taxable or deductible when the assets and liabilities are recovered or settled. A valuation allowance has been established for the full amount of the related deferred tax asset of approximately $114,000 until realization is assured.

2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

Equipment	$39,817
Leasehold improvements	9,437

49,254
Less - Accumulated depreciation and amortization	5,131

$44,123

3 -

ACQUISITIONS

Effective May 1, 2006, AMR purchased 100% of the outstanding shares of AmeRussia for $764,754, which includes $14,754 of acquisition costs, in a business combination accounted for under the purchase method of accounting. The purchase price was allocated as follows:

Cash	$99,308
Accounts receivable	270,664
Prepaid expenses	4,245
Intangible assets	669,435
Accounts payable and accrued expenses	(278,898)

$764,754

The accompanying consolidated financial statements include the operations of AmeRussia for the period May 1, 2006 to September 30, 2006.

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

3 -

ACQUISITIONS (Continued)

On September 28, 2006, SLI purchased the entire issued capital of SLHL for stock in SLI and an earn-out cash payment over a five-year period in a business combination accounted for under the purchase method of accounting. The purchase price was allocated as follows:

Cash	$145,265
Prepaid expenses and other current assets	68,009
Property and equipment	14,690
Intangible assets	117,865
Accounts payable and accrued expenses	(16,248)
Loan payable, related party	(329,580)
Registered capital	(1)

	$-0	-

The accompanying consolidated financial statements include the operations of SLI for the period September 28, 2006 to September 30, 2006.

4 -	LOANS PAYABLE, STOCKHOLDERS Certain stockholders have made advances to the Company for working capital. The loans are noninterest-bearing and payable on demand.

5 -

DUE TO SELLER

Pursuant to the purchase agreement to acquire AmeRussia, AMR is required to deposit $125,000 on May 4, 2007 and $125,000 on May 4, 2008 with an escrow agent for the seller. In accordance with the escrow agreement, the escrow agent will make payments to the seller as follows:

November 2007	$50,000
May 2008	75,000
November 2008	50,000
May 2009	75,000

$250,000

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

6 -

LOAN PAYABLE, RELATED PARTY

Pursuant to the purchase agreement to acquire SLHL, the seller is required to loan the Company $2,000,000. As of September 30, 2006, the seller has loaned the Company $329,580. The balance was subsequently received by the Company. The loan is noninterest-bearing and payable after five years.

7 -

LOAN PAYABLE, OTHER

AMR, in connection with the purchase of AmeRussia, entered into a loan agreement with E-Ships Management Holdings LLC dated May 1, 2006. The loan has a fixed term of five years and is payable in four equal installments of principal of $87,500 beginning on May 1, 2008 with the final payment due on May 1, 2011. The loan bears interest at 10% and interest is payable annually beginning on May 1, 2007. AMR pledged 25% of its common shares as collateral for the loan. Interest expense for the period ended September 30, 2006 was $14,583. The loan was subsequently paid in full on November 8, 2006, as part of the plan of merger (see Note 11).

8 -

DIVIDENDS PAYABLE AND DIRECTORS’ FEES

The Company declared a $150,000 dividend in May 2006. These dividends were paid in November 2006.

Pursuant to the amended and restated stockholders’ agreement, fees of $30,000 are payable to the directors of the Company. Included in accounts payable at September 30, 2006 are directors’ fees, which were paid in November 2006.

9 -

LEASE COMMITMENTS

The Company leases its Kenilworth, New Jersey office pursuant to a two-year operating lease terminating February 20, 2008 at a rental of $1,500 per month. Rent expense, including common charges, for the period ended September 30, 2006 was $12,048.

AMR entered into three-year lease agreements with the former stockholder of AmeRussia effective May 1, 2006 for office and equipment located in Saint Petersburg, Russia and Houston, Texas, at rentals of $4,500 per month. Rent expense for the period ended September 30, 2006 was $15,000.

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

9 -	LEASE COMMITMENTS (Continued) Future minimum annual rental payments are as follows:

Year Ending
September 30,

2007	$72,000
2008	72,000
2009	50,000
2010	7,000

$201,000

10 -

COMMITMENTS AND CONTINGENCIES

In conjunction with the purchase and sale of AmeRussia, and effective May 1, 2006, the Company entered into an employment agreement with the former stockholder for a three-year period. The agreement contains time restrictions to prohibit the employee from competing with the Company after the termination of his employment.

In addition, AMR entered into employment agreements with two additional individuals, effective May 1, 2006 and cancelable upon 30 days notice by either AMR or the employees. The agreements contain time restrictions to prohibit the employees from competing with AMR after the termination of their employment.

The Company entered into agreements with unrelated ocean carriers for the Company to receive commission revenue based on certain minimum volume levels and to protect various ocean shipping rates for the duration of the contract. These agreements expire December 31, 2007 and represent more than 50% of the Company’s net sales.

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

10 -

COMMITMENTS AND CONTINGENCIES (Continued)

There is a pending action against AmeRussia by the United States Department of Agriculture (“USDA”) for $224,000, alleging various shipment shortages to Russia during 1999. Counsel for AmeRussia believes that the claim is not valid and will be dismissed. AmeRussia has filed a counterclaim against the USDA for damages of approximately $700,000. The accompanying financial statements do not include any adjustments that may be necessary as a result of the ultimate settlement of this matter. Any potential liability is the responsibility of the former stockholder of AmeRussia.

11 -

SUBSEQUENT EVENTS

On November 8, 2006, MLI merged with a wholly-owned subsidiary of Aerobic Creations, Inc. (“Aerobic”) pursuant to an agreement and plan of merger

Immediately following the merger and recapitalization, Aerobic acquired through MLI (i) all of the equity interests of FMI Holdco I, LLC and its parent company FMI Blocker, Inc. (referred to as FMI); and (ii) substantially all of the assets of the TUG Logistics group of companies, including TUG Logistics, Inc., TUG Logistics (Miami), Inc. and Glare Logistics, Inc. (collectively, referred to as the TUG Assets) and all of the equity interests of Clare Freight, Los Angeles, Inc. and TUG New York, Inc.

FMI was acquired for approximately $130 million, of which $115 million was paid in cash and the remainder was paid by the issuance of approximately 1.55 million shares of Aerobic’s common stock.

The TUG Logistics group of companies was acquired for approximately $10 million in cash, of which $4 million was paid on the closing date and an estimated $6 million may be paid pursuant to an earn-out based on the performance of the TUG companies in accordance with the terms of the TUG Acquisition Agreement. Additionally, selling stockholders of TUG received 550,000 shares of Aerobic’s common stock and 50,000 stock options for shares of Aerobic’s common stock.

FMI, Inc. and Subsidiaries

Consolidated Financial Statements
Period Ended April 14, 2003 and Year Ended December 31, 2002

BDO Seidman, LLP Accountants and Consultants

FMI, Inc. and Subsidiaries

Consolidated Financial Statements
Period Ended April 14, 2003 and Year Ended December 31, 2002

FMI, Inc. and Subsidiaries

Contents

BDO Seidman, LLP Accountants and Consultants	90 Woodbridge Center Drive, Suite 710 Woodbridge, New Jersey 07095 Telephone: (732) 750-0900 Fax: (732) 750-1222

Independent Auditors’ Report

FMI, Inc. and Subsidiaries
Carteret, New Jersey

We have audited the accompanying consolidated balance sheets of FMI, Inc. and Subsidiaries as of April 14, 2003 and December 31, 2002, and the related consolidated statements of operations and retained earnings and cash flows for the period ended April 14, 2003 and for the year ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, the Company has adopted the measurement and disclosure provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”, with regard to the acquisition of the Company’s remaining 50% investment in Freight Management LLC. The acquisition was deemed to occur, and was recorded on January 31, 2003. The acquisition, however, was contingent upon the April 15, 2003 purchase by FMI International LLC and its parent, FMI Holdco LLC, of the assets of FMI, Inc. and its wholly-owned subsidiaries. In our opinion, to conform to accounting principles generally accepted in the United States of America, the acquisition of the Company’s remaining 50% investment in Freight Management LLC was performed retroactively to January 31, 2003 and should not have been recorded until April 15, 2003.

In our opinion, except for the effects of the matter discussed in the preceding paragraph, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FMI, Inc. and Subsidiaries as of April 14, 2003 and December 31, 2002, and the results of their operations and their cash flows for the period ended April 14, 2003 and for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

March 12, 2004

FMl, Inc. and Subsidiaries

Consolidated Balance Sheets

April 14 and December 31,	2003	2002

Assets
Current:
Cash and cash equivalents	$2,312,583	$790,331
Accounts receivable (net of allowance for doubtful accounts of $335,000 and $250,000)	11,107,350	7,983,953
Due from Joint Venture	—	145,548
Prepaid expenses and other current assets	733,762	716,481

Total current assets	14,153,695	9,636,313

Property and equipment, net of accumulated depreciation and amortization (Note 2)	3,898,269	3,632,525
Deposits	246,330	121,581
Investment in joint venture	—	330,265
Goodwill	7,081,113	—

Total assets	$25,379,407	$13,720,684

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving line of credit	$2,548,224	$2,372,180
Current portion of long-term debt and capital lease obligations	1,038,032	1,064,022
Accounts payable and accrued expenses	3,134,389	2,398,761

Total current liabilities	6,720,645	5,834,963

Debt due non-FMI members for FM LLC	7,522,573	—
Long-term debt and capital lease obligations	958,460	1,023,255
Due to stockholders	411,406	351,409

Total liabilities	15,613,084	7,209,627

Commitments and contingencies
Stockholders’ equity:
Common stock	6,850	6,850
Additional paid-in capital	109,329	109,329
Retained earnings	9,650,144	6,394,878

Total stockholders’ equity	9,766,323	6,511,057

Total liabilities and stockholders’ equity	$25,379,407	$13,720,684

See accompanying notes to consolidated financial statements.

FMI, Inc. and Subsidiaries

Consolidated Statements of Operations and Retained Earnings

Period ended April 14 and year ended December 31,	2003	2002

Revenue	$24,469,893	$66,352,404
Direct expenses	17,323,876	50,347,086

Income before general and administrative expenses	7,146,017	16,005,318
General and administrative expenses	3,717,207	12,445,681

Income from operations	3,428,810	3,559,637

Other income (expense):
Interest income	3,123	19,229
Interest expense	(98,650)	(376,155)
Gain on disposition of fixed assets	4,856	4,056
Other income	—	10,233
Equity in earnings of Joint Venture	111,194	245,831

Total other income (expense)	20,523	(96,806)

Income before income tax provision	3,449,333	3,462,831
Income tax provision	100,750	244,913

Net income	3,348,583	3,217,918
Retained earnings, beginning of the year	6,394,878	5,469,781
Distributions	(93,317)	(2,292,821)

Retained earnings, end of period	$9,650,144	$6,394,878

See accompanying notes to consolidated financial statements.

FMI, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Period ended April 14 and year ended December 31,	2003	2002

Cash flows from operating activities:
Net income	$3,348,583	$3,217,918
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	414,997	2,376,814
Provision for losses on accounts receivable	40,000	(42,679)
Gain on disposition of fixed assets	(4,856)	(4,056)
Equity in earnings of Joint Venture	(111,194)	(245,831)
Changes in operating assets and liabilities:
Accounts receivable	(3,163,397)	850,327
Prepaid expenses and other current assets	(17,281)	(43,342)
Deposits	(124,748)	30,315
Accounts payable and accrued expenses	735,463	(1,141,293)
Due from Joint Venture	145,548	(84,874)

Net cash provided by operating activities	1,263,115	4,913,299

Cash flows from investing activities:
Goodwill from purchase of Freight Management LLC	(7,081,113)	—
Purchase of property and equipment	(680,577)	(445,024)
Proceeds from the disposition of fixed assets	4,856	278,580
Cash surrender value, officers’ life insurance	—	383,887
Investment in Joint Venture	501,456	—
Distributions from Joint Venture	—	150,000

Net cash (used in) provided by investing activities	(7,255,378)	367,443

Cash flows from financing activities:
Note due non-FMI members	7,522,573	—
Repayments of long-term debt and capital lease obligations	(90,785)	(2,010,585)
Borrowings under revolving line of credit	176,044	(900,000)
Distributions	(93,317)	(2,292,823)

Net cash provided by (used in) financing activities	7,514,515	(5,203,408)

Net increase in cash and cash equivalents	1,522,252	77,334
Cash and cash equivalents, beginning of year	790,331	712,997

Cash and cash equivalents, end of period	$2,312,583	$790,331

See accompanying notes to consolidated financial statements.

FMI, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1.	Summary of Significant Accounting Principles

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of FMI, Inc., Fashion Marketing, Inc., FMI Express Corp., FMI Trucking, Inc., FMI International Corp. and FMI International Corp. (West), (collectively, the “Company”).

All significant intercompany balances and transactions have been eliminated. The Company’s investment had a 50% owned joint venture which was reported under the equity method of accounting. This arrangement ceased with the remaining 50% investment acquired on January 31, 2003 and has been included in the accompanying consolidated financial statements.

Nature of Business

Fashion Marketing, Inc. provides management and sales services and acts as a sales agent for major ocean and airfreight forwarders in the Far East. FMI Trucking, Inc. provides local trucking services in the metropolitan New York area to the fashion industry as well as other commodities. FMI Express Corp. provides long-haul trucking services throughout the East Coast, Midwest and Western regions of the United States. FMI International Corp. provides consolidation, physical distribution and special project services in New Jersey and Florida. FMI International Corp. (West) provides physical distribution services in addition to consolidation, break bulk and local trucking services in the Los Angeles metropolitan area.

Revenue Recognition

Revenue is recognized as services are rendered to customers.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an initial maturity date of three months or less to be cash equivalents.

FMI, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, prepaid expenses, other current assets, accounts payable, notes payable and accrued expenses approximate fair value because of the current maturity of these items. The fair value of the financial instruments disclosed therein are not necessarily representative of the amount that could be realized or settled nor does the fair value amount consider the tax consequences, if any, of realization or settlement.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily by using the straight-line and accelerated methods based upon the following estimated useful lives of the assets:

Office, computer and communication equipment	3-5 years
Transportation equipment	5-7 years
Leasehold improvements	Life of lease
Warehouse and terminal equipment	7 years

Concentration of Credit Risk

The Company, at times, has balances with financial institutions in excess of the FDIC limit of $100,000. The Company limits the amount of exposure with any one financial institution and believes that no significant concentration of credit risk exists with respect to cash investments.

Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company extends credit to a substantial number of its customers and performs ongoing credit evaluations of those customers financial condition while generally requiring no collateral.

FMI, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The Company provides an allowance for doubtful accounts based on specifically identified amounts that are deemed to be uncollectible. In addition, an allowance is provided based on historical experience and assessments of the general financial conditions affecting the customer base. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customer’s credit worthiness or other matters affecting the collectibility of amounts due from such customers, could have a material affect on the Company’s results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

At April 14, 2003 approximately 37% of net accounts receivable is due from two customers. At December 31, 2002 approximately 24% of net accounts receivable is due from three customers.

The Company derived approximately 33% of its revenues from two customers during the period ended April 14, 2003 and for the year ended December 31, 2002, respectively.

Income Taxes

In 2000, single member limited liability companies were formed to own 100% of the stock of each subsidiary of FMI, Inc. In addition, each subsidiary elected to become a Qualified Subchapter S Subsidiary (QSSS). For income tax purposes, the single member limited liability companies are disregarded entities and one Federal S corporation is filed for FMI, Inc. and its subsidiaries. Accordingly, in lieu of Federal corporation income taxes, the stockholders of an “S” corporation include their proportionate share the Company’s taxable income or net operating loss in their individual income tax returns.

Therefore, no provision or liability for Federal income taxes has been included in these financial statements. For those states which do not recognize “QSSS”, a provision for corporate income tax has been recorded.

FMI, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

It is customary that the Company makes distributions to its shareholders to cover taxes related to their proportionate share of the Company’s taxable income.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Long-Lived Assets

In August 2001 SFAS 144, “Accounting for the Impairment or Disposal of Long-lived Assets” was issued, superseding SFAS 121, “Accounting for the Impairment of Long-lived Assets to be disposed of.” Among other things, SFAS 144 provides guidance on how long-lived assets used as part of a group should be evaluated for impairment, establishes criteria for when long-lived assets are held for sale, and prescribes the accounting for long-lived assets that will be disposed of other than by sale. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The Company’s financial position and results of operations have not been affected by the adoption of SFAS 144.

Effect of New Accounting Pronouncements

In April 2002, The Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards Board (“SFAS”) No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections”.

FMI, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Among other things, this statement rescinds FASB Statement No. 4, “Reporting Gains and Losses from Extinguishment of Debt” which requires all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion No. 30, “Reporting the Results of Operations – Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” will be used to classify those gains and losses. The adoption of SFAS No. 145 by the Company is not expected to have a material impact on the Company’s financial position.

In July 2002, the FASB issued SFAS No. 146, Accounting for Restructuring Costs. SFAS 146 applies to costs associated with an exit activity (including restructuring) or with a disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts, and relocating plant facilities or personnel. Under SFAS 146, a company will record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. SFAS 146 will require a company to disclose information about its exit and disposal activities, the related costs, and changes in those costs in the notes to the interim and annual financial statements that include the period in which an exit activity is initiated and in any subsequent period until the activity is completed. SFAS 146 is effective prospectively for exit and/or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. Under SFAS 146, a company may not restate its previously issued financial statements, and the new Statement grandfathers the accounting for liabilities that a company had previously recorded under Emerging Issues Task Force Issue 94-3. The impact of the adoption of SFAS No. 146 is not expected to have a material impact on the Company’s financial position and results of operations.

FMI, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

In December 2002, The FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123”. SFAS No, 148 amends SFAS No. 123, “Accounting for Stock- Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to accounting for stock-based employee compensation and the effect on the method used on reported results. The disclosure requirements apply to all companies for fiscal years ending after December 15, 2002.

Reclassification

Certain previously reported amounts have been reclassified to conform to the classifications used in the December 31, 2002 consolidated financial statements.

2.	Departure from Accounting Principle Generally Accepted in the United States of America

The Company recorded the purchase of their remaining 50% investment in Freight Management LLC on January 31, 2003. In accordance with SFAS No. 141, “Business Combinations”, the Company recorded $7,081,113 in goodwill and corresponding debt due to non-FMI members of $7,522,573. Had the purchase been recorded on April 15, 2003, in accordance with GAAP, the Company would have recorded an increase of approximately $450,000 in their investment in the joint venture and a corresponding increase in the earnings of joint venture for the period ended April 14, 2003, respectively. The recording of the acquisition as of January 31, 2003 increased net income by approximately $790,000 (the amount includes the recording of $111,194 in earnings of joint venture for the month of January 2003) for the period ended April 14, 2003. The accounting treatment is a departure from accounting principles generally accepted in the United States of America, as the acquisition was recorded retroactively to January 31, 2003 and should not have been recorded until April 15, 2003.

FMI, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

3.	Property and Equipment	Major classes of property and equipment consist of the following:

April 14 and December 31,	2003	2002

Office and computer equipment	$1,308,381	$1,223,001
Transportation equipment	10,530,898	10,360,146
Leasehold improvements	636,919	521,359
Communication equipment	740,337	727,003
Warehouse and terminal equipment	3,509,505	2,960,793

	16,726,040	15,792,302
Less: accumulated depreciation and amortization	12,827,771	12,159,777

	$3,898,269	$3,632,525

At April 14, 2003 and at December 31, 2002, equipment subject to capital leases, less accumulated depreciation, amounted to $1,550,297 and $2,150,860, respectively. Depreciation and amortization expense for the period ended April 14, 2003 and year ended December 31, 2002 amounted to $414,997 and $2,376,814, respectively, which includes depreciation of equipment subject to capital lease agreements of $118,516 and $794,939, respectively.

The gross amount of assets recorded under capital leases as of April 14, 2003 amounted to $3,083,371.

FMI, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

4.	Short-Term Borrowings

The Company had a revolving line of credit with a bank which provided for maximum borrowings of $5,500,000. The line was renewed during 2002 and expires July 31, 2003. The renewed line of credit provides for maximum borrowings up to $7,500,000 ($3,500,000 of which is available for standby letters of credit) and is used for working capital support and letters of credit as needed. Interest is at LIBOR plus 1½ and is payable monthly. This credit facility is collateralized by the Company’s assets. At April 14, 2003 and at December 31, 2002, approximately $2,548,224 and $2,372,180, was outstanding under the line of credit, respectively. At April 14, 2003, the Company was committed for standby letters of credit of approximately $2,458,963.

5.	Long-Term Debt and Capital Lease Obligations	Long-term debt and capital lease obligations consist of the following:

April 14 and December 31,	2003	2002

Notes payable, financial institutions, with monthly installments of principal, plus interest at various rates ranging from 5.25% to 8.87% through 2004, collateralized by equipment	$433,951	$220,626
Capital lease obligations to financial institutions, with monthly installments, including interest at various rates, ranging from 4.75% to 14.94%, through 2006, collateralized by equipment	1,562,541	1,866,651

	1,996,492	2,087,277
Less: Current portion	1,038,032	1,064,022

	$958,460	$1,023,255

FMI, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

6.	Supplemental Cash Flow Disclosures	Cash paid during the period ended and for the year ended:
		April 14 and December 31,	2003	2002

		Interest	$98,650	$378,458

		Taxes	$100,750	$244,913

		Non-cash investing and financing
		Capital leases	$243,381	$242,731

7.	Leases

The Company leases various facilities and equipment in accordance with non-cancelable operating lease agreements, which expire at various dates through 2010. Total rent expense for the period ended April 14, 2003 and for the year ended December 31, 2002, amounted to $2,011,991 and $4,618,859, respectively.

8.	Profit-Sharing Plan

The Company’s profit-sharing plan covers substantially all eligible full-time employees. Employer contributions are discretionary. Contributions for the period ended April 14, 2003 and for the year ended December 31, 2002 amounted to $73,150 and $236,000, respectively.

9.	Investment In Joint Venture

During 2000, the Company contributed $25,000 of capital for a 50% interest in a partnership which provides air freight retrieval and trucking services, as well as bonded container freight station services, at a major airport in the New York metropolitan area. The joint venture is accounted for using the equity method. The Company’s 50% share of the profits was $111,194 and $245,831 for the month ended January 2003 and for the year ended December 31, 2002, respectively. The Company also received cash distributions totaling $0 and $150,000 for the period ended April 14, 2003 and for the year ended December 31, 2002, respectively.

		The Company purchased the remaining 50% interest from the other members on January 31, 2003.

FMI, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

10.	Subsequent Event

On April 15, 2003 the Company contributed all its assets and liabilities to a new entity (FMI Holdco LLC) in exchange for equity. FMI Holdco LLC then sold certain of these interests to a third party. The purchase was funded by stock and debt issued in the name of FMI Holdco LLC, and its wholly-owned subsidiary FMI International LLC. In addition to the asset purchase, the shareholders of the Company contributed the remaining equity in the Company as capital in FMI International LLC.

FMI Holdco I LLC
and Subsidiary

Consolidated Financial Statements
Period April 15, 2003 through December 31, 2003

BDO Seidman, LLP Accountants and Consultants

FMI Holdco I LLC
and Subsidiary

Consolidated Financial Statements
Period April 15, 2003 through December 31, 2003

FMI Holdco I LLC and Subsidiary

Contents

BDO Seidman, LLP Accountants and Consultants	90 Woodbridge Center Drive, Suite 710 Woodbridge, New Jersey 07095 Telephone: (732) 750-0900 Fax: (732) 750-1222
Independent Auditors’ Report

FMI Holdco LLC
Carteret, New Jersey

We have audited the accompanying consolidated balance sheet of FMI Holdco I LLC and subsidiary as of December 31, 2003, and the related consolidated statement of operations and accumulated deficit and cash flows for the period April 15, 2003 through December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

As described in Note 10, the Company has adjusted its previously issued financial statements to correct an error in recording of accrual of vacation pay in connection with 2003 purchase accounting.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FMI Holdco I LLC and subsidiary as of December 31, 2003, and the results of their operations and their cash flows for the period April 15, 2003 through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLC

March 12, 2004,
(except for Note 9 which is as of September 10, 2004
and except for Note 10 which is as of September 20, 2006)

FMI Holdco I LLC and Subsidiary

Consolidated Balance Sheet

December 31,	2003

Assets
Current:
Cash and cash equivalents	$1,772,307
Accounts receivable (net of allowance for doubtful accounts of $134,761)	9,334,100
Prepaid expenses and other current assets	1,432,819

Total current assets	12,539,226

Property and equipment, net	7,483,021
Trademark	2,600,000
Internally developed software, net	916,670
Customer list, net	21,761,080
Debt issuance costs, net	1,406,481
Deposits	240,935
Goodwill	55,827,552

Total assets	$102,774,965

Liabilities and Members’ Equity
Current liabilities:
Revolving line of credit	$1,500,000
Current portion of long-term debt and capital lease obligations	5,798,283
Accounts payable and accrued expenses	5,853,121

Total current liabilities	13,151,404

Deferred rent	1,000,049
Long-term debt and capital lease obligations	48,026,456

Total liabilities	62,177,909

Commitments and contingencies
Members’ equity:
Members’ capital	26,502,060
Senior equity	18,000,000
Accumulated deficit	(3,905,004)

Total members’ equity	40,597,056

Total liabilities and members’ equity	$102,774,965

See accompanying notes to consolidated financial statements.

FMI Holdco I LLC and Subsidiary

Consolidated Statement of Operations and Accumulated Deficit

Period April 15 through December 31,	2003

Revenue	$62,119,767
Direct expenses	49,216,554

Income before general and administrative expenses	12,903,213
Impairment charge on intangible assets	4,080,000
General and administrative expenses	8,270,217

Income from operations	552,996

Other income (expense):
Interest income	2,108
Interest expense	(4,446,626)
Gain on disposition of fixed assets	11,678

Total other expense	(4,432,840)

Loss before income tax provision	(3,879,844)
Income tax provision	25,160

Net loss	(3,905,004)
Retained earnings, beginning of the period	—

Accumulated deficit, end of period	$(3,905,004)

See accompanying notes to consolidated financial statements.

FMI Holdco I LLC and Subsidiary

Consolidated Statement of Cash Flows

Period April 15 through December 31,	2003

Cash flows from operating activities:
Net loss	$(3,905,004)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,946,446
Gain on disposition of fixed assets	(11,678)
Impairment charge on intangible assets	4,080,000
Changes in operating assets and liabilities:
Accounts receivable	1,773,250
Prepaid expenses and other current assets	(700,057)
Deposits	5,395
Accounts payable and accrued expenses	2,116,947

Net cash provided by operating activities	7,305,299

Cash flows from investing activities:
Long-term debt proceeds and cash used to fund acquisition	(100,247,000)
Purchase of property and equipment	(3,094,483)
Proceeds from the disposition of fixed assets	13,613

Net cash used in investing activities	(103,327,870)

Cash flows from financing activities:
Repayment of long-term debt and capital lease obligations	(3,716,540)
Proceeds from long-term debt	55,745,000
Net repayments under revolving line of credit	(1,048,225)
Equity contributions	44,502,060

Net cash provided by financing activities	95,482,295

Net decrease in cash and cash equivalents	(540,276)
Cash and cash equivalents, beginning of period	2,312,583

Cash and cash equivalents, end of period	$1,772,307

See accompanying notes to consolidated financial statements.

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

1.	Summary of Significant Accounting Principles	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of FMI Holdco LLC, and its wholly-owned subsidiary FMI International LLC, (collectively the “Company”).

Nature of Business

FMI International LLC is a third party logistic provider for the retail industry. The Company provides integrated logistics solutions by offering ocean and air freight forwarding; local trucking services in the New York and Los Angeles metropolitan markets; over the road line haul services throughout the continental 48 states; and warehousing, consolidation, distribution and marketing services in the New York, Los Angeles and Miami markets.

Corporate Formation

On April 15, 2003 FMI, Inc. contributed all its assets and liabilities to FMI Holdco I LLC in exchange for equity. FMI Holdco I LLC then sold certain of these interests to a third party. The purchase was funded by stock and debt issued in the Company’s names. In addition to the asset purchase, the former shareholders contributed the remaining equity in FMI Inc. and its wholly-owned subsidiaries as capital in FMI International LLC. The transaction summary is shown below:

Goodwill	$55,828,000
Trademark	2,600,000
Internally developed software	1,200,000
Customer list	27,500,000
Transportation asset step-up	2,288,000
Debt issuance costs	1,614,000
Net assets acquired	9,217,000
Member Equity		$26,502,000
Senior Equity		18,000,000
Term Loan A		22,300,000
Term Loan B		14,900,000
Subordinated Notes		18,545,000

	$100,247,000	$100,247,000

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

FMI Holdco I LLC has elected to assign the assets, goodwill, debt and equity to its subsidiary FMI International LLC. Accordingly, the purchase and ongoing business transactions have been reflected on the books and records of FMI International LLC.

The Company had a third-party valuation on intangible assets performed, which resulted in an allocation of purchase price to other intangibles of $27,500,000, $2,600,000 and $1,200,000 to customer list, trademark and internally developed software, respectively.

Members’ equity is comprised of $26,502,060 of members’ capital (Series “A” Preferred and common units), $18,000,000 of Senior Equity (PIK Preferred) and a $36,120,000 Super Preferred unit which eliminates against a note from the majority member in the same amount.

Super Preferred unit: This instrument will receive allocation of profits to offset the note until the full $36,120,000 plus 12.5% (Super Preferred Return) per annum has been repaid. After the full note has been repaid, the Super Preferred member has ownership to the extent that they own preferred or common units.

PIK Preferred: These units will receive allocation of profits after the Super Preferred payout until capital and preferred return of 15% is paid. After these amounts are paid, PIK Preferred members will have ownership to the extent of their preferred and common units.

Preferred Units and Common Units: The holders of preferred units will receive profits in proportion to units plus 8% and common units will be paid thereafter.

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

Intangible Assets

Intangible assets are stated net of accumulated amortization. Amortization is computed by using the straight-line method based upon the following estimated useful lives of the assets:

Internally developed software	3 years
Customer list	10 years
Debt issuance costs	5.5 years

The estimated aggregate amortization expense for each of the next five years ending December 31, are as follows:

2004	$3,035,527
2005	3,035,527
2006	2,752,194
2007	2,635,527
2008	2,635,527

Revenue Recognition

Revenue is recognized as services are rendered to customers.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an initial maturity date of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, prepaid expenses, other current assets, accounts payable, notes payable and accrued expenses approximate fair value because of the current maturity of these items.

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily by using the straight-line and accelerated methods based upon the following estimated useful lives of the assets:

Office, computer and communication equipment	3 - 5 years
Transportation equipment	5 - 7 years
Leasehold improvements	Life of lease
Warehouse and terminal equipment	7 years

Concentration of Credit Risk

The Company, at times, has balances with financial institutions in excess of the FDIC limit of $100,000. The Company limits the amount of exposure with any one financial institution and believes that no significant concentration of investment risk exists with respect to cash or cash equivalents.

Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company extends credit to a substantial number of its customers and performs ongoing credit evaluations of those customers financial condition while generally requiring no collateral.

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

The Company provides an allowance for doubtful accounts based on specifically identified amounts that are deemed to be uncollectible. In addition, an allowance is provided based on historical experience and assessments of the general financial conditions affecting the customer base. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customer’s credit worthiness or other matters affecting the collectibility of amounts due from such customers, could have a material affect on the Company’s results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

At December 31, 2003 approximately 16% and 13% of net accounts receivable are due from two customers, respectively.

The Company obtained approximately 24% and 11% of its revenues from two customers, respectively, during the period April 15, 2003 through December 31, 2003.

Income Taxes

Accordingly, in lieu of Federal corporation income taxes, the members of an LLC include their proportionate share of the Company’s taxable income or net operating loss in their individual income tax returns. Certain minimum taxes have been recorded for the period.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” SFAS 144 provides guidance on how long-lived assets used as part of a group should be evaluated for impairment, establishes criteria for when long-lived assets are held for sale, and prescribes the accounting for long-lived assets that will be disposed of other than by sale. The Company has written down a customer list by $4,080,000 as of December 31, 2003 in accordance with SFAS 144 (see Note 9).

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

Use of Estimates

The Company accounts for long-lived assets in accordance with the preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for classifying certain financial instruments that represent obligations, yet also have characteristics similar to equity instruments. SFAS No. 150 addresses the accounting for instruments such as mandatory redeemable securities, certain option contracts and obligations to be settled in shares. SFAS No. 150 has various transition provision, however, for mandatorily redeemable financial instruments of a nonpublic entity, it shall be effective in 2004. The Company believes the adoption of the provisions of SFAS No. 150 will not have a material effect on the Company’s financial statements.

In October 2002, EITF issued No. 00-21. “Accounting for revenue Arrangements with multiple Deliverables.” The issue addressed revenue recognition accounting by a vendor for arrangements under which it will perform multiple revenue generating activities. This issue is effective for fiscal periods beginning after June 15, 2003. The Company believes the adoption of the provision of EITF Issue No. 00-21 will not have a material effect on the Company’s financial statements.

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

2.	Property and Equipment	Major classes of property and equipment consist of the following:

December 31,	2003

Office and computer equipment	$800,450
Transportation equipment	3,445,869
Leasehold improvements	386,084
Communication equipment	152,874
Warehouse and terminal equipment	2,994,742
Construction in progress	1,432,614

9,212,633
Less: accumulated depreciation and amortization	1,729,612

$7,483,021

At December 31, 2003, equipment subject to capital leases, less accumulated depreciation, amounted to $2,826,915. Depreciation and amortization expense for the period April 15, 2003 through December 31, 2003 amounted to $3,946,446 which includes depreciation of equipment subject to capital lease agreements of $704,269 and $2,150,169 of amortization related to intangible assets. The gross amount of assets recorded under capital leases as of December 31, 2003 amounted to $3,531,184.

The Company entered into contracts and commitments to acquire $2,840,000 of fixed assets at December 31, 2003. As of December 31, 2003, $1,432,614 of this is reflected in construction in progress on the consolidated balance sheet. The Company expects to finance these purchases through notes and capital lease transactions during the first quarter of 2004.

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

3.	Short-Term Borrowings

The Company has a revolving line of credit with a bank group providing up to $7,500,000 for direct borrowings and standby letters of credit (including a $5,000,000 limit for standby L/C’s). Interest is payable monthly at LIBOR (1.1% at December 31, 2003) plus 6.5%. The facility expires on April 15, 2005. The facility is collateralized by substantially all of the Company’s assets. At December 31, 2003, approximately $5,384,000 of the facility was in use, including $1,500,000 for direct borrowings and $3,884,000 for standby letters of credit.

4.	Long-Term Debt and Capital Lease Obligations

On April 15, 2003, the Company entered into agreements with banks providing non-revolving senior credit of $37,200,000 (the “Credit Agreement”), and a note and purchase agreement providing a subordinated note of $18,545,000. Consolidated proceeds were utilized to fund the Company’s acquisition of FMI Inc., retire certain existing indebtedness, pay related fees and expenses of the acquisition, and for general corporate purposes. The facilities are referred to as Term Loan ‘A’, Term Loan ‘B’ and Subordinated Note, and are collateralized by substantially all of the assets of FMI Holdco I LLC and Subsidiary. The Company also incurs notes and capital leases in the normal course of business from financial institutions, further described below.

December 31,	2003

Term Loan ‘A’ – A 60-month term with equal quarterly installments of principal, plus interest monthly at LIBOR (1.1% at December 31, 2003) plus 6.5%.	$20,070,000
Term Loan ‘B’ – A 61-month term with quarterly installments of principal, plus interest monthly at LIBOR (1.1% at December 31, 2003) plus 8.5%. There is one unequal principal installment at month 61.	14,400,000
Subordinated Note – An 84-month term with monthly payments of interest-only at a fixed rate of 13.0% and one installment of principal at maturity.	18,545,000
Capital Lease Obligations, financial institutions, with monthly installments of principal, including interest at various rates ranging from 4.8% to 14.9% through 2006, collateralized by equipment.	809,739

Total:	53,824,739
Less: current portion	5,798,283

$48,026,456

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

Aggregate amounts of long-term debt and capital lease obligations maturing in each of the years ending December 31, are as follows:

2004	$5,798,283
2005	5,510,410
2006	5,881,046
2007	5,460,000
2008	12,630,000
Thereafter	18,545,000

$53,824,739

At December 31, 2003 the Company was in technical default on its Senior Debt and Subordinated Note agreements for exceeding the capital expenditure limits.

Subsequent to year-end, the lenders amended the Credit Agreement and the Note and Purchase Agreement to adjust the capital expenditure limits for 2004 and waive the default for 2003.

5.	Supplemental Cash Flow Disclosures	Cash paid during the period April 15, 2003 through December 31, 2003 for:

2003

Interest and related bank fees	$3,758,873

Taxes	$25,160

Non-cash investing and financing Capital leases	$281,465

6.	Leases

The Company leases various facilities and equipment in accordance with non-cancelable operating lease agreements, which expire at various dates through 2010. Total rent expense for the period April 15, 2003 through December 31, 2003 amounted to $6,336,729.

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

Future minimum lease payments required under non-cancelable leases in each of the years ending December 31, are as follows:

	Capital Leases	Operating Leases

2004	$338,283	$11,811,885
2005	333,667	13,006,882
2006	165,664	13,376,404
2007	—	10,434,631
2008	—	9,021,809
Thereafter	—	9,963,801

Total future minimum lease payments	837,614	$67,615,412

Less: amount representing interest	27,875

Present value of future net minimum lease payments	$809,739

7.	Profit-Sharing Plan

The Company’s profit-sharing plan covers substantially all eligible full-time employees. Employer contributions are discretionary. Contributions for the period April 15, 2003 through December 31, 2003 amounted to $207,000.

8.	Related Party Transactions

The Company paid $232,365 to KRG Capital during the period April 15, 2003 through December 31, 2003. These fees were ongoing financial and managerial consulting fees. KRG has a controlling interest in FMI Holdco I LLC.

9.	Subsequent Events

Subsequent to December 31, 2003, a customer representing approximately 10% of total revenue terminated its relationship with the Company. FMI management recorded a one time impairment charge on the customer-related intangible for $4,080,000 during the period April 15 through December 31, 2003. For the interim, appropriate cost and force reductions have been made.

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

The Company was in technical default on certain of its Senior Debt on Subordinated Note requirements for the quarter ended June 30, 2004. The lenders issued an amendment and a waiver dated September 10, 2004.

10.	Restatement	The consolidated financial statements have been adjusted to reflect a correction of an error for the under-accrual of vacation pay in connection with the 2003 purchase accounting. The effect of the correction was to increase goodwill and accounts payable and accrued expenses as of December 31, 2003 in the amount of $602,000. There were no changes to the consolidated statements of operations and accumulated deficit.

FMI Holdco I LLC and Subsidiary

Contents
Independent auditors' report	F-83

Consolidated financial statements:
Balance sheets	F-84
Statements of operations and accumulated deficit	F-85
Statements of cash flows	F-86
Notes to financial statements	F-87 - F-105

Independent Auditors' Report

FMI Holdco I LLC

Carteret, New Jersey

We have audited the accompanying consolidated balance sheets of FMI Holdco I LLC and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits..

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit inlcudes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FMI Holdco I LLC and subsidiary as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

Woodbridge, New Jersey
March 21, 2006
(except for Footnote 5 which is dated April 7, 2006
and for Footnote 13 which is dated September 20, 2006)

FMI Holdco I LLC and Subsidiary

	Consolidated Balance Sheets

December 31,	2005	2004

Assets
Current:
Cash and cash equivalents	$1,580,213	$1,943,050
Accounts receivable (net of allowance for doubtful
accounts of $529,888 and $402,670, respectively)	13,697,573	11,141,522
Prepaid expenses and other current assets	2,208,944	2,345,848

Total current assets	17,486,730	15,430,420

Property and equipment, net	6,776,054	7,326,663
Trademark	2,600,000	2,600,000
Customer list, net	17,124,129	19,472,846
Debt issuance costs, net	1,376,321	1,202,123
Deposits	537,343	503,510
Other assets	236,667	516,670
Goodwill	56,227,552	56,227,552

Total assets	$102,364,796	$103,279,784

Liabilities and Members’ Equity
Current liabilities:
Current portion of long-term debt and capital lease
obligations	$4,601,620	$4,046,000
Accounts payable and accrued expenses	7,311,570	6,789,000
Accrued facility shutdown and deferred rent	365,713	932,604

Total current liabilities	12,278,903	11,767,604

Deferred rent	1,980,027	2,565,256
Long-term debt and capital lease obligations	49,607,894	52,432,290

Total liabilities	63,866,824	66,765,150

Commitments and contingencies
Members’ equity:
Members’ capital	27,924,490	26,924,490
Senior equity	18,000,000	18,000,000
Accumulated deficit	(7,426,518)	(8,409,856)

Total members’ equity	38,497,972	36,514,634

Total liabilities and members’ equity	$102,364,796	$103,279,874

See accompanying notes to consolidated financial statements.

FMI Holdco I LLC and Subsidiary

Consolidated Statements of Operations and Accumulated Deficit

Year ended December 31,	2005	2004

Revenue	$117,857,364	$98,317,940
Direct expenses:
Direct expenses excluding depreciation	91,413,970	78,960,727
Gain on disposition of fixed assets	(3,000)	(39,801)
Facility shutdown and other costs	641,480	2,182,537
Depreciation expense	2,489,971	2,566,256
Amortization expense	3,020,859	3,067,725
General and administrative expenses	11,887,802	9,586,384

Income from operations	8,406,282	1,994,112

Other income (expense):
Interest income	10,672	435
Interest expense and bank fees	(7,327,417)	(6,421,245)

Total other expense	(7,316,745)	(6,420,810)

Income (loss) before income tax provision	1,089,537	(4,426,698)
Income tax provision	106,199	78,154

Net income (loss)	983,338	(4,504,852)
Accumulated deficit, beginning of the year	(8,409,856)	(3,905,004)

Accumulated deficit, end of year	$(7,426,518)	$(8,409,856)

See accompanying notes to consolidated financial statements.

FMI Holdco I LLC and Subsidiary

Consolidated Statements of Cash Flows

Year ended December 31,	2005	2004

Cash flows from operating activities:
Net income/(loss)	$983,338	$(4,504,852)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation	2,489,971	2,566,256
Amortization of intangibles	3,020,859	3,067,725
Provision for facility shutdown	-	1,989,422
Loss on write-down of fixed asset	-	193,115
Gain on disposition of fixed assets	(3,000)	(39,801)
Write-off of debt issuance cost	1,123,535	-
Changes in operating assets and liabilities:
Accounts receivable	(2,556,049)	(1,807,422)
Prepaid expenses and other current assets	136,904	(913,029)
Deposits	(33,833)	(262,575)
Accounts payable and accrued expenses	(629,551)	1,444,269

Net cash provided by operating activities	4,532,174	1,733,108

Cash flows from investing activities:
Long-term debt proceeds and cash used to fund acquisition	-	(575,134)
Purchase of property and equipment	(1,493,781)	(2,559,435)
Proceeds from the disposition of fixed assets	3,000	44,073

Net cash used in investing activities	(1,490,781)	(3,090,496)

Cash flows from financing activities:
Repayment of long-term debt and capital lease obligations	(31,779,364)	(6,168,694)
Proceeds from long-term debt	35,000,000	713,699
Proceeds from sale-leaseback transaction	-	2,125,696
Debt issuance cost	(1,689,866)	-
Net borrowings (repayments) under revolving line of credit	(5,935,000)	4,435,000
Equity contributions	1,000,000	422,430

Net cash provided by (used in) financing
activities	(3,404,230)	1,528,131

Net increase (decrease) in cash and cash equivalents	(362,837)	170,743
Cash and cash equivalents, beginning of year	1,943,050	1,772,307

Cash and cash equivalents, end of year	$1,580,213	$1,943,050

See accompanying notes to consolidated financial statements.

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

1.	Summary of	Principles of Consolidation
	Significant	The accompanying consolidated financial statements include the
	Accounting	accounts of FMI Holdco I LLC, and its wholly-owned subsidiary
	Principles	FMI International LLC, (collectively the “Company” or “FMI”).
All intercompany balances and transactions have been eliminated.
Nature of Business
The Company is a full service logistics and supply chain
management service provider to the retail industry. The Company offers ocean and air freight forwarding; local trucking services in the New York and Los Angeles metropolitan markets; line haul truck load services throughout the continental 48 states; and
warehousing, consolidation, distribution and marketing services in the New York, Los Angeles and Miami markets.
Member Equity
At December 31, 2005, members’ equity is comprised of
$27,924,490 ($26,924,490 at December 31, 2004) of members’
capital (Series “A” Preferred and common units), $18,000,000 of
Senior Equity (PIK Preferred) and a $36,120,000 Super Preferred
unit which eliminates against a note from the majority member in the same amount.
Super Preferred Unit: This instrument will receive allocation of profits to offset the note until the full $36,120,000 plus
12.5% (Super Preferred Return) per annum has been repaid.
PIK Preferred: These units will receive allocation of profits after the Super Preferred payout until the capital and
preferred return of 15% is paid. After these amounts are paid,
PIK Preferred members will have ownership to the extent of
their common units.
Preferred Units and Common Units: The holders of preferred
units will receive profits in proportion to units plus 8% and common units will be paid thereafter.
Losses are allocated in the reverse order of profits.

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

Intangible Assets

Intangible assets are stated net of accumulated amortization. Amortization is computed by using the straight-line method based upon the following estimated useful lives of the assets:

Internally developed software	3	years
Customer list	10	years
Debt issuance costs	Term of agreement

Revenue Recognition

Revenue is recognized as services are rendered to customers and collection is reasonably assured.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an initial maturity date of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, prepaid expenses, other current assets, accounts payable, and accrued expenses approximate fair value because of the current maturity of these items.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily by using the straight-line and accelerated methods based upon the following estimated useful lives of the assets:

Office, computer and communication equipment	3 - 5	years
Transportation equipment	5 - 7	years
Leasehold improvements	Term of lease or
useful life of the
related asset,
whichever is
shorter
Warehouse and terminal equipment	7	years

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

Concentration of Credit Risk

The Company, at times, has balances with financial institutions in excess of the FDIC limits. The Company limits the amount of exposure with any one financial institution and believes that no significant concentration of investment risk exists with respect to cash or cash equivalents.

Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company extends credit to a substantial number of its customers and performs ongoing credit evaluations of those customers financial condition while generally requiring no collateral.

The Company provides an allowance for doubtful accounts based on specifically identified amounts that are deemed to be uncollectible. In addition, an allowance is provided based on historical experience and assessments of the general financial conditions affecting the customer base. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customer’s credit worthiness or other matters affecting the collectibility of amounts due from such customers, could have a material affect on the Company’s results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

At December 31, 2005 approximately 13% and 5% of net accounts receivable and at December 31, 2004 approximately 16% and 15% of net accounts receivable are due from two customers, respectively.

The Company generated approximately 18% and 13% of its revenues for the year ended December 31, 2005 and 19% and 8% of its revenues for the year December 31, 2004 from two customers, respectively.

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

Income Taxes

In lieu of Federal corporation income taxes, the members of an LLC include their proportionate share of the Company’s taxable income or net operating loss in their individual income tax returns. Certain minimum state taxes have been recorded for the period.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” SFAS 144 provides guidance on how long-lived assets used as part of a group should be evaluated for impairment, establishes criteria for when long-lived assets are held for sale, and prescribes the accounting for long-lived assets that will be disposed of other than by sale.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the December 31, 2004 financial statements were reclassified to conform with the December 31, 2005 presentation.

Self-Insurance

The Company is primarily self-insured for auto, workers’ compensation and general liability costs. Self-insurance liabilities are determined based on claims filed and estimates for claims incurred but not reported. The majority of these liabilities are not discounted due to their short term nature.

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share-Based Payment.” This statement is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees.” This statement establishes standards for the accounting for transactions in which the entity exchanges its equity instruments for goods or services, primarily focusing on the accounting for transactions in which an entity obtains employee services in shared-based payment transactions. Companies will be required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). The cost will be recognized over the period during which an employee is required to provide service, the requisite service period (usually the vest period), in exchange for the award the grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models. If an equity award is modified after the grand date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair vale of the original award immediately before the modification. SFAS No. 123R will be effective for periods beginning after December 15, 2005 and allows its several alternative transition methods. Accordingly we will adopt SFAS No. 123R in fiscal year 2006. The Company is still evaluating the adoption of the provisions of SFAS No. 123R as to whether it will have a material effect on the Company’s financial statements.

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

In November 2004, the FASB issued Statement of Financial Accounting Standard No. 151 (“SFAS 151”), Inventory Costs, an amendment of ARB N. 43, Chapter 4. SFAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted materials should be recognized as current period charges in all circumstances. In addition, this statement requires that allocations of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. SFAS 151 will be adopted beginning January 1, 2006. The Company believes that the adoption of SFAS 151 will not have a material impact on the Company’s financial statements.

2.	Financial Results and Liquidity

As of December 31, 2005, the Company has approximately $1,600,000 in cash and cash equivalents and working capital of approximately $5,810,000. As discussed in Footnote 5, the Company refinanced its debt on April 1, 2005. The Refinance converted certain current liabilities into long-term obligations and substantially reduced the quarterly principal repayments and monthly interest rate.

3.	Goodwill and Other Intangibles

The changes in the carrying amount of goodwill for the year ended December 31, 2005 and December 31, 2004 are as follows:

	2005	2004

Balance at January 1,	$56,227,552	$55,827,552
Purchase price allocated to
goodwill during the year	-	400,000

Balance at December 31,	$56,227,552	$56,227,552

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

Intangible assets at December 31, 2005 and 2004 are as follows:

December 31, 2005:

		Accumulated	Net Carrying
	Cost	Amortization	Value

Trademark	$2,600,000	$-	$2,600,000
Software	1,320,000	1,083,333	236,667
Customer list	23,480,488	6,356,359	17,124,129
Debt issuances	1,569,866	193,545	1,376,321

Total	$28,970,354	$7,633,237	$21,337,117

December 31, 2004:

		Accumulated	Net Carrying
	Cost	Amortization	Value

Trademark	$2,600,000	$-	$2,600,000
Software	1,200,000	683,330	516,670
Customer list	23,480,487	4,007,641	19,472,846
Debt issuances	1,729,047	526,924	1,202,123

Total	$29,009,534	$5,217,895	$23,791,639

As a result of the Refinance, the debt issuance costs related to the Company’s debt placement of April 15, 2003 of approximately $1,123,535 were written off during fiscal year 2005 and recorded in interest expense and bank fees on the accompanying consolidated statement of operations and accumulated deficit. Amortization expense for the year ended December 31, 2005 and December 31, 2004 totaled $3,020,859 and $3,067,725, respectively.

			FMI Holdco I LLC and Subsidiary

			Notes to Consolidated Financial Statements

			The estimated aggregate amortization expense for each of the next
			five years ending December 31, are as follows:

			2006		$2,723,448
			2007		2,606,781
			2008		2,606,781
			2009		2,606,781
			2010		2,606,781

			Goodwill and other intangibles are tested for impairment annually,
			or on an interim basis if an event occurs or circumstances change
			that would likely reduce the fair value of the goodwill or other
			intangibles below their carrying values. The fair value of goodwill
			and other indefinite life intangibles was estimated using the
			present value of future cash flows. There was no impairment of
			goodwill and other intangibles for the years ended December 31,
			2005 and December 31, 2004.

4	.	Property and	Major classes of property and equipment consist of the following:
		Equipment

			December 31,	2005	2004

			Office and computer equipment	$1,875,320	$1,363,402
			Transportation equipment	3,318,023	3,399,867
			Leasehold improvements	820,668	478,344
			Communication equipment	167,381	167,381
			Warehouse and terminal equipment	6,242,681	4,980,985
			Construction in progress	-	111,732

				12,424,073	10,501,711
			Less: accumulated depreciation and
			amortization	5,648,019	3,175,048

			Total	$6,776,054	$7,326,663

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

Depreciation expense for the year ended December 31, 2005 and December 31, 2004 totaled $2,489,971 and $2,566,256, respectively.

Capital leases included in property and equipment consist of the following:

Year ended December 31,	2005	2004

Capital leases beginning of year	$3,526,001	$1,549,219
Add: Fixed assets acquired
through capital leases	445,581	2,173,546
Less: Capital leases fully
amortized	(218,822)	(196,764)

Capital leases end of year	3,752,760	3,526,001
Accumulated depreciation	(1,111,448)	(918,429)

Net book value of capital leases	$2,641,312	$2,607,572

Depreciation expense for capital leases for the years ended December 31, 2005 and December 31, 2004 totaled $411,841 and $454,774, respectively.

As of December 31, 2005 the Company has entered into purchase commitments for IT equipment for $187,160; 60 tractors for $5,865,455; and, 30 trailers for $707,940. Approximately half of the tractor commitment is to replace units coming off operating leases. The Company expects to finance these commitments, through capital leases, operating leases and in some instances cash purchases.

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

5	.	Debt and Capital
Lease Obligations

2005 Senior Debt Refinancing

On April 1, 2005, the Company completed a refinancing (the “Refinance”) of its senior credit facility by executing a new $45.0 million Loan and Security Agreement with a bank group led by GMAC Commercial Finance LLC (the “GMAC Facility”). Proceeds were used to retire the Company’s existing senior indebtedness, to replace the Company’s outstanding letters of credit, to pay certain fees and expenses related to the Refinance, and the excess for general corporate purposes. The GMAC Facility includes a revolving loan (the “Revolver”) and (3) senior term loans (collectively, the “Term Loans”) as follows:

Revolver		$10,000,000
Term Loan A (“TLA”)		17,875,000
Term Loan B	(“TLB”)	9,625,000
Term Loan C	(“TLC”)	7,500,000	*

Total		$45,000,000

*Includes bank fees and other related debt issuance costs of approximately $1,400,000

The GMAC Facility is secured by a lien on substantially all of the Company’s personal property and assets, and has a scheduled maturity of September 14, 2009. The Revolver and TLC require payments of interest only. TLA and TLB require quarterly principal payments effective September 30, 2005. Regular interest payments are required pursuant to the applicable interest rate elections (i.e. prime- or libor-based). As of December 31, 2005, Libor (1 mo.) stood at 4.39% and prime was 7.25% .

The Revolver is available for direct borrowings and letters of credit. Borrowings are limited to the lesser of (a) $10.0 million less outstanding letters of credit; and, (b) a borrowing base calculated on 85% of the Company’s eligible accounts receivable. There is a $5.5 million sub-limit for letters of credit.

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

	Applicable Interest	Applicable Interest
	Margin for Base	Margin for Libor
Loan	Rate Loans	Rate Loans

Revolver	2.75%	3.75%
TLA	2.75%	3.75%
TLB	3.25%	4.25%
TLC*	2.25%	3.25%

* Effective April 1, 2006, the applicable margin for TLC shall increase to 3.25% for Base Rate Loans and 4.25% for Libor Rate Loans

In addition to the 2005 refinancing, the 2003 subordinated note of $18,545,000 remains outstanding at December 31, 2005. This note has a term of 84 months (due at maturity in one principal payment) with interest due monthly at 13%.

At December 31, 2005, there were no direct borrowings outstanding on the Revolver while $5,205,410 of letters of credit were issued and outstanding.

As part of the Refinance, the Members contributed $1,000,000 of capital and entered into a Capital Call Agreement (the “Capital Call”) providing for a future investment in the Company to the extent the Company fails to meet certain financial targets. Under the terms of the Capital Call, to the extent the Company’s Senior Leverage Ratio, as defined therein, exceeds a ratio of 2.5 to 1.0 upon the delivery of the Company’s fiscal 2005 financial statements, the Company’s Members will invest cash in equity securities of the Company in an amount equal to the lesser of (a) $7.5 million and (b) the amount required to reduce the Senior Debt of the Company such that the Senior Leverage Ratio calculated on a pro forma basis (as defined by the agreement) equals 2.5 to 1.0.

At December 31, 2005, the Company’s Senior Leverage Ratio per the Capital Call Agreement was 2.67. The lenders agreed to amend the Capital Call Agreement as of December 31, 2005 waiving any required payment, and extending the Capital Call Agreement to December 31, 2006.

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

On March 31, 2005, the Company entered into an amendment to its April 15, 2003 Note and Equity Purchase Agreement (the “Second Note Agreement Amendment”) to waive certain defaults under the agreement, to permit the Refinancing, and to adjust certain financial covenants of the subordinated note to comply with the senior debt covenants.

Prior to the Senior Debt Refinancing

Up to the date of the Refinance, the Company had a revolving line of credit with a bank group providing up to $10,500,000 for direct borrowings and letters of credit (including a $5.0 million limit for letters of credit). Interest was payable monthly at Libor (2.4% at December 31, 2004) plus 6.5% . This facility was collateralized by substantially all of the Company’s assets. The facility was paid off and retired on April 1, 2005 in connection with the Refinance. On the date of the Refinance, this facility had outstanding $5,935,000 of direct borrowings and $4,560,249 of letters of credit. The bank group also provided non-revolving senior term loans and a subordinated note. At the time of the Refinance, the term loans had a combined principal balance of $27,645,000, and the subordinated note had a principal balance of $18,545,000. Term Loans ‘A’ and ‘B’ were paid off in connection with the Refinance, and the subordinated note remained in place.

Old Term Loan	‘A’	$14,495,000
Old Term Loan	‘B’	13,150,000
*Subordinated Note		18,545,000

Total		$46,190,000

*Terms were materially unchanged by refinancing.

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

December 31,	2005	2004

Revolving Line of Credit	$-	N/A
Old Revolving Line of Credit	N/A	5,935,000
Term Loan ‘A’	16,087,500	N/A
Old Term Loan ‘A’	N/A	15,610,000
Term Loan ‘B’	9,577,000	N/A
Old Term Loan ‘B’	N/A	13,400,000
Term Loan ‘C’	7,500,000	N/A
Subordinated Note	18,545,000	18,545,000
Notes Payable and Capital Lease
Obligations, financial institutions,
with monthly installments of
principal, including interest at
various rates ranging from 4.3% to
12.1% through 2006, collateralized
by equipment.	2,500,014	2,988,290

Total	54,209,514	56,478,290
Less: current portion	4,601,620	6,305,633
Short term loans refinanced to long
term	-	(2,259,633)

Adjusted current portion	4,601,620	4,046,000

Adjusted long term portion	$49,607,894	$52,432,290

Aggregate amounts of long-term debt and capital lease obligations maturing in each of the years ending December 31, are as follows:

2006	$4,601,622
2007	4,406,697
2008	4,325,575
2009	22,330,620
2010	18,545,000

Total	$54,209,514

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

				Scheduled Principal Amortization

					Total				Principal due
					Principal	Quarterly Principal Payments			at Maturity

				TLA	$17,875,000	$894,000			$3,575,000
						(September 30, 2005 - June 30, 2009)
				TLB	9,625,000	$24,000			9,241,000
						(September 30, 2005 - June 30, 2009)
				TLC	7,500,000	Not applicable		*	7,500,000

				* supported by the Capital Call Agreement defined herein

6	.	Commitments	and	Reserve for Insurance Losses
		Contingencies		The Company participates in a high deductible insurance program
				for certain insurable risks consisting primarily of auto, workers’
				compensation, general liability and health insurance. Based on
				estimates of the aggregate liability for claims incurred, a provision
				for the deductible portion of the claims is recorded and revised
				annually. These losses are collateralized by cash balances and letters
				of credit.
				The activity in the self-insurance liability for each of the years
				ended December 31 was as follows:

							2005		2004

				Reserve, beginning of period			$1,086,937		$836,031
				Expense			2,836,616		1,672,978
				Payments			2,535,579		1,422,072

				Reserve, end of period			$1,387,974		$1,086,937

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

7	.	Supplemental
Cash Flow
Disclosures

Cash paid during the year ended December 31, 2005 and December 31, 2004 for:

	2005	2004

Interest	$5,858,281	$5,825,949

Taxes	$110,439	$73,914

Non-cash investing and financing
Capital leases	$445,581	$2,173,546

In 2004 the Company entered into a sale-leaseback agreement for equipment totaling $2,125,696. The Company realized no gain or loss on the transaction.

8. Leases

The Company leases various facilities and equipment in accordance with non-cancelable operating lease agreements, which expire at various dates through 2010. Total rent expense for the years ended December 31, 2005 and December 31, 2004 amounted to $14,813,684 and $14,002,287, respectively.

			FMI Holdco I LLC and Subsidiary

			Notes to Consolidated Financial Statements

			Future minimum lease payments required under non-cancelable leases in each of the years ending December 31, are as follows:

				Capital Leases	Operating Leases

			2006	$878,080	$13,378,895
			2007	626,837	12,397,605
			2008	519,438	11,735,123
			2009	124,926	7,707,358
			2010	-	7,222,243
			Thereafter	-	6,474,062

			Total future minimum lease
			payments	$2,149,281	$58,915,286

			Less: amount representing
			interest	151,030

			Present value of future net
			minimum lease payments	$1,998,251

			Effective March 1, 2006, FMI subleased its San Pedro warehouse facility to a third party for a (33) month term. The sublease will generate approximately $4,300,000 of rental income over the term which will be recorded as an offset to rental expense.

9	.	401(k)/Profit-	The Company’s 401(k)/profit sharing plan covers substantially all eligible full-time employees. Employer contributions for the 401(k) portion are $0.25 per $1.00 for participating employees up to 4% of salary, while employer contributions for the profit sharing portion are discretionary. Contributions for the years ended December 31, 2005 and December 31, 2004 amounted to $375,000 and $330,436, respectively.
		Sharing Plan

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

10	.	Facility Shutdown	In 2004, management approved a plan (“Plan”) to shutdown a warehouse facility in an effort to improve operating efficiencies. The Plan provided for the closing of its Carson, California warehouse. The Plan expenses include impairment of fixed assets and lease costs (net of estimated sublease rentals) related to the shutdown of the facility. Effective April 1, 2005, the Company entered into a sublease agreement with a third party to occupy the entire facility through July 2007, the termination date of the underlying lease. In accordance with SFAS 146, “Accounting for Costs Associated with Exit or Disposal Activities,” Plan expenses are recorded net of the sublease payments as of July 1, 2004 (the cease-use date). For the year ended December 31, 2004, the Company recorded the following:

				2004	2005 Usage		2005 Expense

			Lease expense	$1,166,578	$(1,166,578)		$-
			Impairment of fixed assets	193,115	(193,115)		-
			Accrued facility shutdown (net estimated sub-lease rentals)	822,844	(1,464,324)	*	641,480

			Total facility shutdown expenses	$2,182,537	$(2,824,017)		$641,480

			*Represents amounts incurred in excess of estimates established in 2004, expensed in 2005
			.

11	.	Related Party Transactions	The Company paid $459,598 and $437,905 to KRG Capital during the years ended December 31, 2005 and 2004, respectively. These fees were ongoing financial and managerial consulting fees. KRG has a controlling interest in FMI Holdco LLC.

			In 2004, certain members purchased the Carteret facility and assumed the existing lease which expires in 2009. Payments to the members under this lease totaled $1,904,543 and $676,258 in 2005 and 2004, respectively. As previously noted in Footnote 1, certain members contributed $1,000,000 of additional equity as part of the Refinance.

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

12	.	Option Agreements	On April 15, 2003 the Company established the 2003 Unit Plan (“2003 Plan”). The 2003 Plan provides for the granting of incentive stock options to purchase common units of the Company, to eligible persons (as defined by the 2003 Plan) at a price not less than the fair market value of the common units at the date of grant. The common units will be granted at the sole discretion of the Board of Directors. The maximum number of units available for the issuance under the 2003 Plan as of December 31, 2005 and 2004 is 350,000 and 350,000, respectively. The options contained tiered vesting and are only exercisable upon the sale of the Company or a qualified event such as an IPO (as defined in the 2003 Plan). Options expire ten years from the date of grant.

				Weighted average –
			December 31, 2005	Shares	exercise price

			Outstanding at January 1, 2005	307,500	$0.02
			Granted	23,875	0.02

			Outstanding at December 31,
			2005	331,375	$0.02

			Weighted-average fair value of
			options granted during the
			year	$0.02

			Options available for future
			grant	18,625

				Weighted average –
			December 31, 2004	Shares	exercise price

			Outstanding at January 1, 2004	250,000	$0.02
			Granted	57,500	0.02

			Outstanding at December 31,
			2004	307,500	$0.02

			Weighted-average fair value of
			options granted during the
			year	$0.02

			Options available for future
			grant	42,500

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

The following table summarizes information about the stock
options outstanding at December 31, 2005:

Weighted Average
Remaining
Contractual Life (in
Exercise Price	Number Outstanding	years)

$0.02	331,375	8

On April 15, 2003 the company established the Special Bonus
Plan (“Bonus Plan”). The Bonus Plan provides for equivalent
shares to eligible persons (as defined by the 2003 Plan). The equivalent shares will be granted at the sole discretion of the
Board. The awards contain tiered vesting and are only exercisable upon the sale of the Company or a qualified event such as IPO (as defined in the Bonus Plan). On December 31, 2005, 715,000
shares have been awarded.

13	.	Restatement	The consolidated financial statements have been adjusted to reflect a correction of an error for the under-accrual of vacation pay in connection with the 2003 purchase accounting. The effect of the correction was to increase goodwill and accounts payable and accrued expenses as of December 31, 2003 and for each of the years presented in the accompanying balance sheets in the amount of $602,000. There were no changes to the consolidated
statements of operations and accumulated deficit.

FMI HOLDCO I LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,

	2006	2005

ASSETS
Current assets
Cash and cash equivalents	$621,916	$140,440
Accounts receivable, less allowance for doubtful accounts
of $688,442 and $391,069	16,125,422	17,554,058
Prepaid expenses and other current assets	2,614,202	2,105,988

Total current assets	19,361,540	19,800,486

Property and equipment, net	6,159,821	7,063,838
Other intangible assets	19,303,451	22,041,965
Goodwill	56,227,552	56,227,552
Deposits	776,361	581,473

	$101,828,725	$105,715,314

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Revolving line of credit	$-	$1,000,000
Current portion of long-term debt and capital lease obligations	4,462,610	4,516,633
Accounts payable and accrued expenses	8,463,757	8,922,016
Accrued facility shutdown and deferred rent	476,544	296,215

Total current liabilities	13,402,911	14,734,864

Deferred rent	1,622,622	2,092,192
Long-term debt and capital lease obligations	45,799,113	50,847,996

	60,824,646	67,675,052

Commitments and contingencies

Members' equity
Members' capital	27,841,883	27,924,490
Senior equity	18,000,000	18,000,000
Accumulated deficit	(4,837,804)	(7,884,228)

	41,004,079	38,040,262

	$101,828,725	$105,715,314

See notes to consolidated financial statements.

FMI HOLDCO I LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME AND ACCUMULATED DEFICIT
(UNAUDITED)

	Nine Months Ended
	September 30,

	2006	2005

Revenues	$84,747,606	$88,924,694

Expenses
Direct expenses, excluding depreciation	65,363,178	69,118,989
Gain on disposition of property and equipment	(9,880)	(3,000)
Facility shutdown and other costs	162,592	484,121
Amortization	2,074,451	2,281,398
Depreciation	1,314,309	1,829,189
General and administrative	8,949,777	8,673,117

Income from operations	6,893,179	6,540,880

Other income (expense)
Interest income	31,992	-
Interest expense and bank fees	(4,246,757)	(5,957,553)

	(4,214,765)	(5,957,553)

Income before income taxes	2,678,414	583,327

Income taxes	89,700	57,699

Net income	2,588,714	525,628

Accumulated deficit, beginning of period	(7,426,518)	(8,409,856)

Accumulated deficit, end of period	$(4,837,804)	$(7,884,228)

See notes to consolidated financials statements.

     FMI HOLDCO I LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
	September 30,

	2006	2005

Cash flows from operating activities
Net income	$2,588,714	$525,628
Adjustments to reconcile net income to net cash
provided by operating activities
Provision for doubtful accounts	210,371	134,122
Depreciation	1,314,309	1,829,189
Amortization of intangibles	2,074,451	2,281,398
Gain on disposition of fixed assets	(9,880)	(3,000)
Write-off of debt issuance costs	-	1,123,535
Provision for facility shutdown	-	(822,844)
Changes in assets and liabilities
Accounts receivable	(2,638,220)	(6,546,656)
Prepaid expenses and other current assets	(405,258)	239,860
Deposits	(239,018)	(77,963)
Deferred rent	(246,576)	(67,095)
Reserve for self-insurance	(347,946)	(306,444)
Accounts payable and accrued expenses	1,500,133	1,999,095

Net cash provided by operating activities	3,801,080	308,825

Cash flows from investing activities
Acquisition of property and equipment	(672,076)	(1,131,284)
Proceeds from the disposition of fixed assets	9,880	3,000

Net cash used in investing activities	(662,196)	(1,128,284)

Cash flows from financing activities
Repayment of long-term debt and capital lease obligations	(3,474,421)	(30,613,743)
Proceeds from long-term debt	-	35,000,000
Prepayment of senior debt pursuant to excess
cash flow agreement	(499,370)	-
Debt issuance costs	(40,785)	(1,434,408)
Net repayments under revolving line of credit	-	(4,935,000)
Equity contributions (distributions)	(82,605)	1,000,000

Net cash used in financing activities	(4,097,181)	(983,151)

Net decrease in cash and cash equivalents	(958,297)	(1,802,610)
Cash and cash equivalents, beginning of period	1,580,213	1,943,050

Cash and cash equivalents, end of period	$621,916	$140,440

Supplemental cash flow disclosures
Interest paid	$4,287,484	$3,372,387
Income taxes paid	87,200	40,340
Noncash investing and financing activities
Capital leases	26,000	435,081

See notes to consolidated financial statements.

FMI HOLDCO I LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of FMI Holdco I LLC and its wholly owned subsidiary, FMI International LLC (collectively, the “Company” or “FMI”). All intercompany balances and transactions have been eliminated in consolidation.

Nature of Business
The Company is a full-service logistics and supply chain management service provider to the retail industry. The Company offers ocean and air freight forwarding; local trucking services in the New York and Los Angeles metropolitan markets; line haul truck load services throughout the continental 48 states; and warehousing, consolidation, distribution and marketing services in the New York, Los Angeles and Miami markets.

Members’ Equity
At September 30, 2006, members’ equity is comprised of $27,841,883 of members’ capital (Series “A” Preferred and common units), $18,000,000 of Senior Equity (PIK Preferred) and a $36,120,000 Super Preferred unit which eliminates against a note from the majority member in the same amount.

Super Preferred Unit: This instrument will receive allocation of profits to offset the note until the full $36,120,000 plus 12.5% (Super Preferred Return) per annum has been repaid.

PIK Preferred: These units will receive allocation of profits after the Super Preferred payout until the capital and preferred return of 15% is paid. After these amounts are paid, PIK Preferred members will have ownership to the extent of their common units.

Preferred Units and Common Units: The holders of preferred units will receive profits in proportion to units plus 8%, and common units will be paid thereafter.

Losses are allocated in reverse order of profits.

During the nine months ended September 30, 2005, the members contributed $1,000,000 of capital in conjunction with the bank refinancing (see Note 5).

Intangible Assets
Intangible assets are stated net of accumulated amortization. Amortization is computed by the straight-line method over the following estimated useful asset lives:

Internally developed software	3 years
Customer list	10 years
Debt issuance costs	Term of agreement

FMI HOLDCO I LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition
Revenue is recognized as services are rendered to customers and collection is reasonably assured.

Cash and Cash Equivalents
For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Property and Equipment
Property and equipment are stated at cost. Depreciation is computed primarily by using the straight-line and accelerated methods based upon the following estimated useful asset lives:

	Office, computer and communication equipment	3 - 5 years
	Transportation equipment	5 - 7 years
	Warehouse and terminal equipment	7 years

Leasehold improvements are amortized over the term of the lease or useful life of the related asset, whichever is shorter.

Concentration of Credit Risk
The Company, at times, has balances with financial institutions in excess of the FDIC limits. The Company limits the amount of exposure with any one financial institution and believes that no significant concentration of investment risk exists with respect to cash or cash equivalents.

Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company extends credit to a substantial number of its customers and performs ongoing credit evaluations of those customers’ financial condition while generally requiring no collateral.

The Company provides an allowance for doubtful accounts based on specifically identified amounts that are deemed to be uncollectible. In addition, an allowance is provided based on historical experience and assessments of the general financial conditions affecting the customer base. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customer’s credit worthiness, or other matters affecting the collectibility of amounts due from such customers, could have a material affect on the Company’s results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

FMI HOLDCO I LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk (Continued)
At September 30, 2006, approximately 24% and 10% of accounts receivable, and at September 30, 2005, approximately 18% and 7% of accounts receivable are due from two customers, respectively.

The Company generated approximately 20% and 13% of its revenues for the nine months ended September 30, 2006 and 19% and 14% of its revenues for the nine months ended September 30, 2005 from two customers, respectively.

Income Taxes
In lieu of Federal corporation income taxes, the members of an LLC include their proportionate share of the Company’s taxable income or net operating loss in their individual income tax returns. Certain minimum state taxes have been recorded for the periods.

Long-Lived Assets
The Company accounts for long-lived assets in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS 144 provides guidance on how long-lived assets used as part of a group should be evaluated for impairment, establishes criteria for when long-lived assets are held for sale, and prescribes the accounting for long-lived assets that will be disposed of other than by sale.

Fair Value of Financial Instruments
The Company’s financial instruments are comprised of revolving debt and long-term debt at September 30, 2006 and 2005, respectively. The fair values of the revolving debt and long-term debt approximate the carrying values because these obligations had market-based interest rates.

Use of Estimates
Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

Self-Insurance
The Company is primarily self-insured for automobile, workers’ compensation, general liability costs and health insurance. Self-insurance liabilities are determined based on claims filed and estimates for claims incurred but not reported. The majority of these liabilities are not discounted due to their short-term nature.

FMI HOLDCO I LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2 -	GOODWILL AND OTHER INTANGIBLE ASSETS

	Intangible assets, other than goodwill, consist of the following:

	September 30, 2006

			Accumulated	Net Carrying
		Cost	Amortization	Value

	Trademark	$2,600,000	$-	$2,600,000
	Software and other	1,357,977	1,189,315	168,662
	Customer list	23,420,000	7,493,905	15,926,095
	Debt issuance costs	1,633,162	1,024,468	608,694

	Total	$29,011,139	$9,707,688	$19,303,451

	September 30, 2005

			Accumulated	Net Carrying
		Cost	Amortization	Value

	Trademark	$2,600,000	$-	$2,600,000
	Software and other	1,387,987	995,094	392,893
	Customer list	23,420,000	5,757,417	17,662,583
	Debt issuance costs	1,527,754	141,265	1,386,489

	Total	$28,935,741	$6,893,776	$22,041,965

	As a result of the April 1, 2005 refinancing of the Company’s senior credit facility (the “Refinance”) (see Note 4), the debt issuance costs related to the Company’s debt placement of April 1, 2003 of approximately $1,123,535 were written off during the nine months ended September 30, 2005 and recorded as interest expense and bank fees on the accompanying consolidated statements of income and accumulated deficit.

FMI HOLDCO I LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2 -	GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

	The estimated aggregate amortization expense for each of the next five years is as follows:

	Year Ending
	December 31,

	2007	$2,617,000
	2008	2,617,000
	2009	2,617,000
	2010	2,617,000
	2011	2,617,000

	Goodwill and other intangibles are tested for impairment annually, or on an interim basis if an event occurs or circumstances change that would likely reduce the fair value of the goodwill or other intangibles below their carrying values. The fair value of goodwill and other indefinite life intangibles was estimated using the present value of future cash flows. There was no impairment of goodwill and other intangibles for the nine months ended September 30, 2006 and 2005, respectively. As a result of the acquisition outlined in Note 11, the transaction’s effect on the goodwill and intangible assets has not been reflected in balances at September 30, 2006.

3 -	PROPERTY AND EQUIPMENT

	Property and equipment consist of the following:

	September 30,

	2006	2005

Office and computer equipment	$2,015,611	$1,743,285
Transportation equipment	3,487,626	3,419,191
Leasehold improvements	839,980	820,668
Communications equipment	167,381	167,381
Warehouse and terminal equipment	6,491,823	5,702,906
Construction in progress	13,253	197,644

	13,015,674	12,051,075
Less - Accumulated depreciation
and amortization	6,855,853	4,987,237

	$6,159,821	$7,063,838

FMI HOLDCO I LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

3 -	PROPERTY AND EQUIPMENT (Continued)

	Capital leases included in property and equipment consist of the following:

		Nine Months Ended
		September 30,

		2006	2005

	Capital leases, beginning of period	$3,752,760	$3,526,001
	Add - Assets acquired through
	capital leases	26,000	435,081
	Less - Capital leases fully amortized	289,438	234,602

	Capital leases, end of period	3,489,322	3,726,480
	Less - Accumulated depreciation	1,587,304	1,191,471

	Net book value of capital leases	$1,902,018	$2,535,009

	Depreciation expense for capital leases for the nine months ended September 30, 2006 and 2005 was $373,856 and $399,266, respectively.

4 -	DEBT AND CAPITAL LEASE OBLIGATIONS

2005 Senior Debt Refinancing
On April 1, 2005, the Company completed the Refinance of its senior credit facility by executing a new $45 million Loan and Security Agreement with a bank group led by GMAC Commercial Finance LLC (the “GMAC Facility”). Proceeds were used to retire the Company’s existing senior indebtedness, to replace the Company’s outstanding letters of credit, and to pay certain fees and expenses related to the Refinance, with the excess used for general corporate purposes. The GMAC Facility includes a revolving loan (the “Revolver”) and three senior term loans (collectively, the “Term Loans”), as follows:

Revolver	$10,000,000
Term Loan A (“TLA”)	17,875,000
Term Loan B (“TLB”)	9,625,000
Term Loan C (“TLC”)	7,500,000	*

	$45,000,000

*Includes bank fees and other related debt issuance costs of approximately $1,400,000.

FMI HOLDCO I LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

4 -	DEBT AND CAPITAL LEASE OBLIGATIONS (Continued)

2005 Senior Debt Refinancing (Continued)
The GMAC Facility is secured by a lien on substantially all of the Company’s personal property and assets, and has a scheduled maturity of September 14, 2009. The Revolver and TLC require payments of interest only. TLA and TLB require quarterly principal payments effective September 30, 2005. Regular interest payments are required pursuant to the applicable interest rate elections (i.e., prime- or LIBOR-based). As of September 30, 2006, LIBOR (1 month) stood at 5.35% and prime was 8.25% .

The Revolver is available for direct borrowings and letters of credit. Borrowings are limited to the lesser of (a) $10 million less outstanding letters of credit or (b) a borrowing base calculated on 85% of the Company’s eligible accounts receivable. There is a $5.5 million limit for letters of credit.

		Applicable Interest	Applicable Interest
		Margin for Base	Margin for LIBOR
	Loan	Rate Loans	Rate Loans

	Revolver	2.75%	3.75%
	TLA	2.75	3.75
	TLB	3.25	4.25
	TLC	3.25	4.25

In addition to the 2005 Refinance, a subordinated note of $18,545,000 remains outstanding at September 30, 2006. This note is due at maturity in 2010 in one principal payment, with interest due monthly at 13%.

At September 30, 2006, there were no direct borrowings outstanding on the Revolver, while $4,038,061 of letters of credit were issued and outstanding.

As part of the Refinance, the Company and certain affiliates of its members entered into a Capital Call Agreement (the “Capital Call”) providing for a future investment in the Company to the extent the Company fails to meet certain financial targets. The terms of the Capital Call as amended require the Company’s members to invest, under certain conditions, cash in equity securities of the Company. To induce its members to enter into the Capital Call, the Company agreed to issue 225,000 shares of its common units.

FMI HOLDCO I LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

4 -	DEBT AND CAPITAL LEASE OBLIGATIONS (Continued)

2005 Senior Debt Refinancing (Continued)

In connection with the acquisition, as outlined in Note 11, the debt balances reflected at September 30, 2006 were paid off. The Company has not restated these balances as a current liability as of September 30, 2006.

On March 31, 2005, the Company entered into an amendment to its April 15, 2003 Note and Equity Purchase Agreement (the “Second Note Agreement Amendment”) to waive certain defaults under the agreement, to permit the Refinancing, and to adjust certain financial covenants of the subordinated note to comply with the senior debt covenants.

Prior to the Senior Debt Refinancing

Up to the date of the Refinance, the Company had a revolving line of credit with a bank group providing up to $10,500,000 for direct borrowings and letters of credit (including a $5 million limit for letters of credit). Interest was payable monthly at LIBOR plus 6.5% . This facility was collateralized by substantially all of the Company’s assets. The facility was paid off and retired on April 1, 2005 in connection with the Refinance. On the date of the Refinance, this facility had outstanding $5,935,000 of direct borrowings and $4,560,249 of letters of credit. The bank group also provided non-revolving senior term loans and a subordinated note. At the time of the Refinance, the term loans had a combined principal balance of $27,645,000, and the subordinated note had a principal balance of $18,545,000. Term Loans “A” and “B” were paid off in connection with the Refinance, and the subordinated note remained in place.

In April 2005, the Company repaid approximately $500,000 of senior debt principal pursuant to an excess cash flow repayment provision as measured at December 31, 2005.

FMI HOLDCO I LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

4 -	DEBT AND CAPITAL LEASE OBLIGATIONS (Continued)

Long-term debt and capital lease obligations consist of the following:

	September 30,

	2006	2005

Revolving Line of Credit	$-	$1,000,000
Term Loan “A”	12,906,880	16,981,250
Term Loan “B”	9,505,000	9,601,000
Term Loan “C”	7,500,000	7,500,000
Subordinated Note	18,545,000	18,545,000
Notes payable	398,411	535,079
Capital lease obligations, financial
institutions, with monthly installments of principal, including interest at various rates ranging from 4.3% to 12.1% through
2009, collateralized by equipment	1,406,432	2,202,300

	50,261,723	56,364,629
Less - Current portion	4,462,610	5,516,633

Long-term portion	$45,799,113	$50,847,996

Aggregate amounts of long-term debt and capital lease obligations maturing in the three months ending December 31, 2006 and the years ending December 31 are as follows:

2006 (remainder)	$1,130,829
2007	4,415,176
2008	4,334,450
2009	21,836,268
2010	18,545,000

$50,261,723

FMI HOLDCO I LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

4 -	DEBT AND CAPITAL LEASE OBLIGATIONS (Continued)

	Scheduled Principal Amortization

				Principal Due at
		Original Principal	Quarterly Principal Payments	Maturity

	TLA	$17,875,000	$894,000	$3,575,000
			(September 30, 2005 -
			September 30, 2009)
	TLB	9,625,000	$24,000	9,241,000
			(September 30, 2005 -
			September 30, 2009)
	TLC	7,500,000	Not applicable	7,500,000	*

	*Supported by the Capital Call Agreement defined herein.

5 -	COMMITMENTS AND CONTINGENCIES

Reserve for Insurance Losses
The Company participates in a high deductible insurance program for certain insurable risks consisting primarily of automobile, workers’ compensation, general liability and health insurance. Based on estimates of the aggregate liability for claims incurred, a provision for the deductible portion of the claims is recorded and revised annually. These losses are collateralized by cash balances and letters of credit.

The activity in the self-insurance liability was as follows:

	Nine Months Ended
	September 30,

	2006	2005

Reserve, beginning of period	$1,387,974	$1,086,937
Expense	2,584,090	2,300,222
Payments	(2,920,566)	(2,529,988)

Reserve, end of period	$1,051,498	$857,171

FMI HOLDCO I LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

6 -	LEASES

	The Company leases various facilities and equipment in accordance with noncancelable operating lease agreements, which expire at various dates through 2012. Total rent expense for the nine months ended September 30, 2006 and 2005 was $10,075,900 and $11,117,109, respectively.

	Future minimum lease payments required under noncancelable leases for the three months ending December 31, 2006 and the years ending December 31 are as follows:

		Capital	Operating
		Leases	Leases

	2006 (remainder)	$182,621	$3,717,522
	2007	636,614	14,058,097
	2008	513,630	13,877,768
	2009	124,625	8,865,623
	2010	-	7,830,235
	2011	-	5,561,380
	Thereafter	-	1,648,518

	Total future minimum lease payments	1,457,490	$55,559,143
	Less - Amount representing interest	51,058

	Present value of future net minimum lease
	payments	$1,406,432

Effective March 1, 2006, FMI subleased its San Pedro warehouse facility to a third party for a 33-month term. The sublease will generate approximately $4,300,000 of rental income over the term, which will be recorded as an offset to rental expense.

7 -	401(k)/PROFIT-SHARING PLAN

	The Company’s 401(k)/profit-sharing plan covers substantially all eligible full-time employees. Employer contributions for the 401(k) portion are $0.25 per $1.00 for participating employees up to 4% of salary, while employer contributions for the profit-sharing portion are discretionary. Contributions for the nine months ended September 30, 2006 and 2005 were $300,006 and $281,250, respectively.

FMI HOLDCO I LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

8 -	RELATED PARTY TRANSACTIONS

The Company paid $324,103 and $337,843 to KRG Capital (“KRG”) during the nine months ended September 30, 2006 and 2005, respectively. These fees were ongoing financial and managerial consulting fees. KRG has a controlling interest in FMI Holdco I LLC.

In 2004, certain members purchased the Carteret facility and assumed the existing lease, which expires in 2014. Payments to the members under this lease totaled $931,040 and $1,344,300 for the nine months ended September 30, 2006 and 2005, respectively. On June 29, 2006, the Carteret facility was sold to an unrelated entity, with the present lease remaining in place.

As discussed in Note 1, in 2005 certain members contributed $1,000,000 of additional equity as part of the Refinance.

9 -	OPTION AGREEMENTS

	On April 15, 2003, the Company established the 2003 Unit Plan (“2003 Plan”). The 2003 Plan provides for the granting of incentive stock options to purchase common units of the Company, to eligible persons (as defined by the 2003 Plan) at a price not less than the fair market value of the common units at the date of grant. The common units will be granted at the sole discretion of the Board of Directors. The maximum number of units available for issuance under the 2003 Plan as of September 30, 2006 and 2005 is 350,000. The options contained tiered vesting and are only exercisable upon the sale of the Company or a qualified event such as an IPO (as defined in the 2003 Plan). Options expire ten years from the date of grant.

				Weighted
				Average
			Weighted	Remaining
			Average	Contractual
		Shares	Exercise Price	Life (In Years)

	Outstanding at January 1, 2005	307,000	$0.02
	Granted	24,375.02

	Outstanding at January 1, 2006	331,375	0.02
	Granted	-

	Outstanding at September 30, 2006	331,375	0.02	7.5

	Weighted-average fair value of options
	granted	$ 0.02

	Options available for future grant	18,625

FMI HOLDCO I LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

9 -	OPTION AGREEMENTS (Continued)

On April 15, 2003, the Company established the Special Bonus Plan (“Bonus Plan”). The Bonus Plan provides for equivalent shares to eligible persons (as defined by the 2003 Plan). The equivalent shares will be granted at the sole discretion of the Board of Directors. The awards contain tiered vesting and are only exercisable upon the sale of the Company or a qualified event such as an IPO (as defined in the Bonus Plan). The Company issued 715,000 shares on December 31, 2005. There were no additional shares issued in the nine months ended September 30, 2006. As discussed in Note 11, the Company was acquired as of November 8, 2006. At the time of acquisition these options were converted to cash and stock and options in the new company.

10 -	FACILITY SHUTDOWN

In 2004, management approved a plan (the “Plan”) to shut down a warehouse facility in an effort to improve operating efficiencies. The Plan provided for the closing of its Carson, California warehouse. The Plan expenses include impairment of fixed assets and lease costs (net of estimated sublease rentals) related to the shutdown of the facility. Effective April 1, 2005, the Company entered into a sublease agreement with a third party to occupy the entire facility through July 2007, the termination date of the underlying lease. In accordance with SFAS 146, “Accounting for Costs Associated with Exit or Disposal Activities,” Plan expenses are recorded net of the sublease payments as of July 1, 2004 (the cease-use date).

The Company incurred an additional expense of $162,592 in the nine months ended September 30, 2006 related to shutdown costs. There is no accrual for additional shutdown expenses at September 30, 2006.

11 -	SUBSEQUENT EVENT

On November 8, 2006, Aerobic Creations, Inc. (“Aerobic”) acquired, through Maritime Logistics Inc. (“MLI”), FMI Holdco I LLC for approximately $130 million, of which $115 million was paid in cash and the remainder was paid by the issuance of approximately 1.55 million shares of Aerobic’s common stock.

AMERUSSIA SHIPPING COMPANY INC.
AND AFFILIATE

COMBINED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2003

AND

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder
AmeRussia Shipping Company Inc. and Affiliate

We have audited the accompanying combined balance sheet of AmeRussia Shipping Company Inc. and Affiliate as of December 31, 2003, and the related combined statements of income, changes in stockholder’s equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of AmeRussia Shipping Company Inc. and Affiliate as of December 31, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

December 19, 2006

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED BALANCE SHEET

DECEMBER 31, 2003

ASSETS
Current assets
Cash	$381,497
Accounts receivable	218,466

Total current assets	599,963

Leasehold improvements - at cost, less accumulated
amortization of $37,049	16,300

$616,263

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Loan payable, bank	$115,000
Accounts payable and accrued expenses	432,684

Total current liabilities	547,684

Commitments

Stockholder's equity
Common stock - no par value; 1,500 shares authorized,
issued and outstanding	100
Retained earnings	68,479

68,579

$616,263

See notes to combined financial statements.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2003

Net sales	$3,203,762

Cost of sales	2,485,814

Gross profit	717,948

Operating expenses
General and administrative	560,716
Interest	6,482

567,198

Income before income taxes	150,750

Income taxes	38,000

Net income	$112,750

See notes to combined financial statements.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

	Common Stock
			Retained
	Shares	Amount	Earnings

Balance, January 1, 2003	1,500	$100	$(44,271)

Net income	-	-	112,750

Balance, December 31, 2003	1,500	$100	$68,479

See notes to combined financial statements.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2003

Cash flows from operating activities
Net income	$112,750
Adjustments to reconcile net income to net cash
used in operating activities
Amortization	1,806
Changes in assets and liabilities
Accounts receivable	(105,867)
Accounts payable and accrued expenses	(309,544)

Net cash used in operating activities	(300,855)

Cash flows from investing activities
Acquisition of leasehold improvements	(9,113)

Cash flows from financing activities
Loan payable, bank	(537)

Net decrease in cash	(310,505)

Cash, beginning of year	692,002

Cash, end of year	$381,497

Supplemental cash flow disclosures
Interest paid	$6,482
Income taxes paid	1,879

See notes to combined financial statements.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business
AmeRussia Shipping Company Inc. (the “Company”) was formed in August 1993 in the State of Delaware and is an agent that provides for worldwide marine and inland transportation and other services for steamship companies and other common carriers. The Company has an intermediary license issued by the United States Federal Maritime Commission pursuant to the Shipping Act of 1984, as a “Non-Vessel-Operating Common Carrier”. The Company was headquartered in Rutherford, New Jersey and, pursuant to the sale of the companies (see Notes 5 and 8), moved its office to Kenilworth, New Jersey and, also maintains an office in Houston, Texas. AmeRussia, Ltd. (the “Affiliate”), a Russian company owned beneficially by the same stockholder, provides logistic support for the company in Russia and is located in Saint Petersburg, Russia.

Principles of Combination
The accompanying combined financial statements include the accounts of the Company and the Affiliate (the “Companies”), which are affiliated through common ownership. All significant intercompany balances and transactions have been eliminated in the combination.

The Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” (“FIN 46(R)”), which requires that variable interest entities in which a company holds a variable interest and is the primary beneficiary be consolidated beginning in 2005. The Company has determined that the Affiliate is a variable interest entity and the Company is the primary beneficiary. The Company has also determined that the adoption of FIN 46(R) will not have a material effect on its combined financial position or results of operations. Accordingly, the Company has not consolidated the assets, liabilities, results of operations and cash flows of the Affiliate.

Revenue Recognition
For the services described above, revenue is recognized upon dispatch of freight at the port of origin.

Use of Estimates
Management uses estimates and assumptions in preparing combined financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

Concentrations of Credit Risk for Cash
The Company’s cash balance is maintained at one bank, and is insured by the Federal Deposit Insurance Corporation for up to an aggregate of $100,000.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable
Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that no allowance is required at December 31, 2003.

Amortization
Leasehold improvements are amortized using the straight-line method over the estimated useful life of the asset or the term of the lease, whichever is shorter.

2 -	LOAN PAYABLE, BANK

The Company had a $120,000 bank line of credit which required interest at the prime rate plus 1%. The facility was guaranteed by the sole stockholder of the Company and was secured by all of the Company’s assets. Interest expense for the year ended December 31, 2003 was $6,482.

The amount outstanding was repaid by the sole stockholder as part of the sale of the Companies (see Note 8) and the facility was terminated.

3 -	MAJOR CUSTOMERS

Sales to two customers accounted for approximately 68% of net sales for the year ended December 31, 2003.

4 -	VENDOR AGREEMENTS

The Company enters into agreements with unrelated ocean carriers for the Company to receive commission revenue based on certain minimum volume levels and to protect various ocean shipping rates for the duration of the contract. These agreements expire December 31, 2007 and represent more than 50% of the Company’s net sales.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

5 -	LEASE COMMITMENTS

The Company leased its Rutherford, New Jersey office from its sole stockholder pursuant to a lease terminating December 31, 2008, and also rented its Houston, Texas office from its sole stockholder pursuant to a lease terminating February 28, 2008.

The Affiliate rents its Saint Petersburg, Russia office premises on a month-to-month basis from its sole stockholder.

Rent expense for the year ended December 31, 2003 was $37,400.

The leases and month-to-month arrangement were terminated upon sale of the Companies (See Note 8).

6 -	RELATED PARTY TRANSACTIONS

The Company provides consulting services to American Navigation International, Inc., a company affiliated through common ownership. For the year ended December 31, 2003, consulting services provided to the affiliate were $10,000.

7 -	CONTINGENCIES

There is a pending action against the Company by the United States Department of Agriculture (“USDA”) for $224,000, alleging various shipment shortages to Russia during 1999. Counsel for the Company believes that the claim is not valid and will be dismissed. The Company has filed a counterclaim against the USDA for damages of approximately $700,000. The accompanying combined financial statements do not include any adjustments that may be necessary as a result of the ultimate settlement of this matter. Any potential liability is the responsibility of the former sole stockholder.

8 -	SUBSEQUENT EVENTS

Effective May 1, 2006 the sole stockholder of the Company sold all outstanding shares of the Company to a corporate entity, AMR Investments, Inc. (“AMR”). In connection with the sale, the Company purchased a $1,000,000 key-man life insurance policy on the life of the former stockholder. Also effective May 1, 2006 the sole member of the Affiliate sold 100% of its interest to AMR.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

8 -	SUBSEQUENT EVENTS (Continued)

In conjunction with the foregoing transactions and effective May 1, 2006, the Company entered into an employment agreement with the former stockholder for a three-year period. The agreement contains time restrictions to prohibit the employee from competing with the Company after the termination of his employment.

In addition, AMR entered into employment agreements with two additional individuals to work for the Company, effective May 1, 2006 and cancelable upon 30 days notice by either the Company or the employees. The agreements contain time restrictions to prohibit the employees from competing with the Company after the termination of their employment.

In addition, AMR entered into three-year lease agreements with the former stockholder effective May 1, 2006 for the office premises and equipment located in Saint Petersburg, Russia and Houston, Texas, at rentals of $3,000 and $1,500 per month, respectively.

Future minimum annual rental payments are as follows:

Year Ending
December 31,

2006	$36,000
2007	54,000
2008	54,000
2009	18,000

$162,000

AMERUSSIA SHIPPING COMPANY INC.
AND AFFILIATE

COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

AND

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder
AmeRussia Shipping Company Inc. and Affiliate

We have audited the accompanying combined balance sheets of AmeRussia Shipping Company Inc. and affiliate as of December 31, 2005 and 2004, and the related combined statements of operations, changes in stockholder's equity deficiency and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of AmeRussia Shipping Company Inc. and affiliate as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

September 29, 2006

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED BALANCE SHEETS

	December 31,

	2005	2004

ASSETS
Current assets
Cash	$17,445	$80,834
Accounts receivable	197,545	299,873
Prepaid taxes	2,446	3,186

Total current assets	217,436	383,893

Leasehold improvements - at cost, less accumulated
amortization of $40,661 and $38,855	12,688	14,494

	$230,124	$398,387

LIABILITIES AND STOCKHOLDER'S EQUITY DEFICIENCY
Current liabilities
Loan payable, bank	$120,000	$115,481
Accounts payable and accrued expenses	159,205	339,428

Total current liabilities	279,205	454,909

Commitments

Stockholder's equity deficiency
Common stock - no par value; 1,500 shares authorized,
issued and outstanding	100	100
Accumulated deficit	(49,181)	(56,622)

	(49,081)	(56,522)

	$230,124	$398,387

See notes to combined financial statements.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED STATEMENTS OF OPERATIONS

	Year Ended December 31,

	2005	2004

Net sales	$1,779,343	$2,362,040

Cost of sales	1,286,434	1,946,326

Gross profit	492,909	415,714

Operating expenses
General and administrative	475,098	533,714
Interest	8,570	6,501

	483,668	540,215

Income (loss) before income taxes	9,241	(124,501)

Income taxes	1,800	600

Net income (loss)	$7,441	$(125,101)

See notes to combined financial statements.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY DEFICIENCY

	Common Stock		Retained
			Earnings
	Shares	Amount	(Deficit)

Balance, January 1, 2004	1,500	$100	$68,479

Net loss	-	-	(125,101)

Balance, December 31, 2004	1,500	100	(56,622)

Net income	-	-	7,441

Balance, December 31, 2005	1,500	$100	$(49,181)

See notes to combined financial statements.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2005	2004

Cash flows from operating activities
Net income (loss)	$7,441	$(125,101)
Adjustments to reconcile net income (loss) to net cash
used in operating activities
Amortization	1,806	1,806
Changes in assets and liabilities
Accounts receivable	102,328	(81,406)
Prepaid taxes	740	(3,186)
Accounts payable and accrued expenses	(180,223)	(93,256)

Net cash used in operating activities	(67,908)	(301,143)

Cash flows from financing activities
Loan payable, bank	4,519	481

Net decrease in cash	(63,389)	(300,662)

Cash, beginning of year	80,834	381,496

Cash, end of year	$17,445	$80,834

Supplemental cash flow disclosures
Interest paid	$8,570	$6,501
Income taxes paid	650	3,458

See notes to combined financial statements.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business
AmeRussia Shipping Company Inc. (the "Company") was formed in August 1993 in the State of Delaware and is an agent that provides for worldwide marine and inland transportation and other services for steamship companies and other common carriers. The Company has an intermediary license issued by the United States Federal Maritime Commission pursuant to the Shipping Act of 1984, as a "Non-Vessel-Operating Common Carrier". The Company was headquartered in Rutherford, New Jersey and pursuant to the sale of the companies (see Notes 5 and 8), moved its office to Kenilworth, New Jersey and also maintains an office in Houston, Texas. AmeRussia, Ltd. (the "affiliate"), a Russian company owned beneficially by the same stockholder provides logistic support for the company in Russia and is located in Saint Petersburg, Russia.

Principles of Combination
The accompanying combined financial statements include the accounts of the Company and the Affiliate (the "Companies"), which are affiliated through common ownership. All significant intercompany balances and transactions have been eliminated in the combination.

The Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities" ("FIN 46(R)"). FIN 46(R) requires that variable interest entities in which a company holds a variable interest and is the primary beneficiary be consolidated beginning in 2005. The Company has determined that it meets the consolidation requirements of FIN 46(R). However, it has not consolidated its variable interest entity at December 31, 2005. The Company has further determined that the adoption of FIN 46(R) would not have a material effect on its combined financial position, results of operations or cash flows.

Revenue Recognition
For the services described above, revenue is recognized upon dispatch of freight at the port of origin.

Use of Estimates
Management uses estimates and assumptions in preparing combined financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Credit Risk for Cash
The Company's cash balance is maintained at one bank, and is insured by the Federal Deposit Insurance Corporation for up to an aggregate of $100,000.

Accounts Receivable
Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that no allowance is required at December 31, 2005 and 2004.

Amortization
Leasehold improvements are amortized using the straight-line method over the estimated useful life of the asset or the term of the lease, whichever is shorter.

2 - LOAN PAYABLE, BANK

The Company had a $120,000 bank line of credit which required interest at the prime rate plus 1%. The facility was guaranteed by the sole stockholder of the Company and was secured by all of the Company's assets. Interest expense for the years ended December 31, 2005 and 2004 was $8,570 and $6,501, respectively.

The amount outstanding was repaid by the sole stockholder as part of the sale of the Companies (see Note 8) and the facility was terminated.

3 - MAJOR CUSTOMERS

Sales to three customers accounted for approximately 60% and 77% of net sales for the years ended December 31, 2005 and 2004, respectively.

4 - VENDOR AGREEMENTS

The Company enters into agreements with unrelated ocean carriers for the Company to receive commission revenue based on certain minimum volume levels and to protect various ocean shipping rates for the duration of the contract. These agreements expire December 31, 2007 and represent more than 50% of the Company's net sales.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

5 - LEASE COMMITMENTS

The Company leased its Rutherford, New Jersey office from its sole stockholder pursuant to a four-year lease terminating December 31, 2008, and also rented its Houston, Texas office from its sole stockholder pursuant to a three-year lease terminating February 28, 2008.

The Affiliate rents its Saint Petersburg, Russia office premises on a month-to-month basis from its sole stockholder.

Rent expense for the years ended December 31, 2005 and 2004 was $52,000 and $56,600, respectively.

The leases and month-to-month arrangement were terminated upon sale of the Companies (See Note 8).

6 - RELATED PARTY TRANSACTIONS

The Company provides consulting services to American Navigation International, Inc., a company affiliated through common ownership. For the year ended December 31, 2005, consulting services provided to the affiliate were $22,000.

7 - CONTINGENCIES

There is a pending action against the Company by the United States Department of Agriculture ("USDA") for $224,000, alleging various shipment shortages to Russia during 1999. Counsel for the Company believes that the claim is not valid and will be dismissed. The Company has filed a counterclaim against the USDA for damages of approximately $700,000. The accompanying combined financial statements do not include any adjustments that may be necessary as a result of the ultimate settlement of this matter. Any potential liability is the responsibility of the former sole stockholder.

8 - SUBSEQUENT EVENTS

Effective May 1, 2006 the sole stockholder of the Company sold all outstanding shares of the Company to a corporate entity, AMR Investments, Inc. ("AMR"). In connection with the sale, the Company purchased a $1,000,000 key-man life insurance policy on the life of the former stockholder. Also effective May 1, 2006 the sole member of the Affiliate sold 100% of its interest to AMR.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

8 - SUBSEQUENT EVENTS (Continued)

In conjunction with the foregoing transactions and effective May 1, 2006, the Company entered into an employment agreement with the former stockholder for a three-year period. The agreement contains time restrictions to prohibit the employee from competing with the Company after the termination of his employment.

In addition, AMR entered into employment agreements with two additional individuals to work for the Company, effective May 1, 2006 and cancelable upon 30 days notice by either the Company or the employees. The agreements contain time restrictions to prohibit the employees from competing with the Company after the termination of their employment.

In addition, AMR entered into three-year lease agreements with the former stockholder effective May 1, 2006 for the office premises and equipment located in Saint Petersburg, Russia and Houston, Texas, at rentals of $3,000 and $1,500 per month, respectively.

Future minimum annual rental payments are as follows:

Year Ending
December 31,

2006	$36,000
2007	54,000
2008	54,000
2009	18,000

$162,000

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED BALANCE SHEETS
(UNAUDITED)

	September 30,

	2006	2005

ASSETS
Current assets
Cash	$13,032	$20,665
Accounts receivable	254,519	303,454
Prepaid taxes	4,688	16,441

Total current assets	272,239	340,560

Leasehold improvements - at cost, less accumulated
amortization of $39,758 in 2005	-	13,140

	$272,239	$353,700

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Loan payable, bank	$-	$120,758
Accounts payable and accrued expenses	250,045	221,077

Total current liabilities	250,045	341,835

Commitments

Stockholder's equity
Common stock - no par value; 1,500 shares authorized,
issued and outstanding	100	100
Additional paid-in capital	120,000	-
Retained earnings (deficit)	(97,906)	11,765

	22,194	11,865

	$272,239	$353,700

See notes to combined financial statements.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Nine Months Ended
	September 30,

	2006	2005

Net sales	$1,969,590	$1,480,379

Cost of sales	1,544,972	1,070,939

Gross profit	424,618	409,440

Operating expenses
General and administrative	469,284	334,218
Interest	3,459	6,235

	472,743	340,453

Income (loss) before income taxes	(48,125)	68,987

Income taxes	600	600

Net income (loss)	$(48,725)	$68,387

See notes to combined financial statements.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
(UNAUDITED)

	Common Stock
			Additional		Retained
			Paid-In		Earnings
	Shares	Amount	Capital		(Deficit)

Balance, January 1, 2006	1,500	$100	$-		$(49,181)

Capital contribution	-	-	120,000		-
Net loss	-	-	-		(48,725)

Balance, September 30, 2006	1,500	$100	$120,000		$(97,906)

Balance, January 1, 2005	1,500	$100	$-		$(56,622)

Net income	-	-	-		68,387

Balance, September 30, 2005	1,500	$100	$-0	-	$11,765

See notes to combined financial statements.

F-152

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
	September 30,

	2006	2005

Cash flows from operating activities
Net income (loss)	$(48,725)	$68,387
Adjustments to reconcile net income (loss) to net cash
used in operating activities
Amortization and abandonment of leasehold improvements	12,688	1,354
Changes in assets and liabilities
Accounts receivable	(56,974)	(3,581)
Prepaid taxes	(2,242)	(13,255)
Accounts payable and accrued expenses	90,840	(118,351)

Net cash used in operating activities	(4,413)	(65,446)

Cash flows from financing activities
Loan payable, bank	-	5,277

Net decrease in cash	(4,413)	(60,169)

Cash, beginning of period	17,445	80,834

Cash, end of period	$13,032	$20,665

Supplemental cash flow disclosures
Interest paid	$3,459	$6,235
Income taxes paid	412	386

Noncash investing and financing activities
Conversion of loan payable to equity	120,000	-

See notes to combined financial statements.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business
AmeRussia Shipping Company Inc. (the “Company”) was formed in August 1993 in the State of Delaware and is an agent that provides for worldwide marine and inland transportation and other services for steamship companies and other common carriers. The Company has an intermediary license issued by the United States Federal Maritime Commission pursuant to the Shipping Act of 1984, as a “Non-Vessel-Operating Common Carrier”. The Company was headquartered in Rutherford, New Jersey and pursuant to the sale of the Companies, moved its office to Kenilworth, New Jersey. It also maintains an office in Houston, Texas. AmeRussia, Ltd. (the “Affiliate”), a Russian company owned beneficially by the same stockholder, provides logistic support for the Company in Russia and is located in Saint Petersburg, Russia.

Effective May 1, 2006, the former stockholder of the Company sold all outstanding shares of the Company to a corporate entity, and the former sole member of the Affiliate sold 100% of its interest to AMR Investments, Inc. (“AMR”). The Company and the Affiliate became wholly owned subsidiaries of AMR upon the sale.

Principles of Combination
The accompanying combined financial statements include the accounts of the Company and the Affiliate (the “Companies”), which are affiliated through common ownership. All significant intercompany balances and transactions have been eliminated in the combination.

The Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” (“FIN 46(R)”). FIN 46(R) requires that variable interest entities in which a company holds a variable interest and is the primary beneficiary be consolidated beginning in 2005. The Company has determined that it meets the consolidation requirements of FIN 46(R). However, it has not consolidated its variable interest entity at September 30, 2006 and 2005. The Company has further determined that the adoption of FIN 46(R) would not have a material effect on its combined financial position, results of operations or cash flows.

Use of Estimates
Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Credit Risk for Cash

The Company’s cash balance is maintained at one bank, and is insured by the Federal Deposit Insurance Corporation for up to an aggregate of $100,000.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that no allowance is required at September 30, 2006 and 2005.

Amortization

Leasehold improvements were amortized using the straight-line method over their estimated useful lives or the term of the lease, whichever was shorter. Leasehold improvements were abandoned and written off after termination of the lease upon sale of the Companies.

Revenue Recognition

For the services described above, revenue is recognized upon dispatch of freight at the port of origin.

Income Tax

The Company had a net operating loss carryforward for tax purposes of approximately $125,000 which was partially utilized against the 2005 taxable income.

2 -	LOAN PAYABLE, BANK

The Company had a $120,000 bank line of credit which required interest at the prime rate plus 1%. The facility was guaranteed by the former stockholder of the Company. Interest expense for the nine months ended September 30, 2006 and 2005 was $3,459 and $6,235, respectively.

The amount outstanding of $120,000 was repaid in May 2006 by the former stockholder as part of the sale of the Companies and the facility was terminated. Accordingly, the debt has been reclassified to additional paid-in capital.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

3 -	MAJOR CUSTOMERS

Sales to two and three customers accounted for approximately 62% and 47% of net sales for the nine months ended September 30, 2006 and 2005, respectively.

4 -	VENDOR AGREEMENTS

The Company enters into agreements with unrelated ocean carriers for the Company to receive commission revenue based on certain minimum volume levels and to protect various ocean shipping rates for the duration of the contract. These agreements expire December 31, 2007 and represent more than 50% of the Company’s net sales.

5 -	COMMITMENTS AND CONTINGENCIES

Lease Obligations
The Company leased its Rutherford, New Jersey office from its former stockholder pursuant to a four-year lease terminating December 31, 2008, and also rented its Houston, Texas office from its former stockholder pursuant to a three-year lease terminating February 28, 2008.

The Affiliate rented its Saint Petersburg, Russia office premises on a month-to-month basis from its former stockholder.

Rent expense for the nine months ended September 30, 2006 and 2005 was $39,833 and $40,000, respectively.

The leases and month-to-month arrangement were terminated upon sale of the Companies.

The Companies entered into three-year lease agreements with the former stockholder effective May 1, 2006 for the office premises and equipment located in Saint Petersburg, Russia and Houston, Texas, at rentals of $3,000 and $1,500 a month, respectively.

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

5 -	COMMITMENTS AND CONTINGENCIES (Continued)

	Lease Obligations (Continued) Future minimum annual rental payments are as follows:

	Year Ending
	September 30,

	2007	$54,000
	2008	54,000
	2009	32,000

		$140,000

Employment Agreements
In conjunction with the sale, effective May 1, 2006, the Company entered into an employment agreement with the former stockholder for a three-year period. The agreement contains time restrictions to prohibit the employee from competing with the Company after the termination of his employment.

In addition, AMR entered into employment agreements with two additional individuals, effective May 1, 2006 and cancelable upon 30 days’ notice by either the Company or the employees. The agreements contain time restrictions to prohibit the employees from competing with the Company after the termination of their employment.

Litigation
There is a pending action against the Company by the United States Department of Agriculture (“USDA”) for $224,000, alleging various shipment shortages to Russia during 1999. Counsel for the Company believes that the claim is not valid and will be dismissed. The Company has filed a counterclaim against the USDA for damages of approximately $700,000. The accompanying combined financial statements do not include any adjustments that may be necessary as a result of the ultimate settlement of this matter. Any potential liability is the responsibility of the former stockholder.

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2003

AND

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

TUG LOGISTICS, INC. AND AFFILIATES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
TUG Logistics, Inc. and Affiliates

We have audited the accompanying combined balance sheet of TUG Logistics, Inc. and Affiliates as of December 31, 2003, and the related statements of income and changes in stockholders’ equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal controls over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of TUG Logistics, Inc. and Affiliates as of December 31, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

December 12, 2006

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED BALANCE SHEET

DECEMBER 31, 2003

ASSETS
Current assets
Cash and cash equivalents	$917,794
Accounts receivable	5,026,123
Prepaid expenses and other current assets	17,503

Total current assets	5,961,420

Property and equipment - at cost, less accumulated
depreciation	85,410
Security deposits	43,452

$6,090,282

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$2,332,126
Income taxes payable	225,058

Total current liabilities	2,557,184

Loans payable, related party	487,500
Accrued interest payable	18,544

3,063,228

Commitments and contingencies

Stockholders' equity
Common stock	790,000
Retained earnings	2,237,054

3,027,054

$6,090,282

See notes to combined financial statements.

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2003

Net sales	$48,206,314
Cost of sales	43,138,449

Gross profit	5,067,865
Operating expenses
General and administrative	2,127,807

Income from operations	2,940,058
Interest expense, less interest income of $439	18,839

Income before income taxes	2,921,219
Income taxes	258,972

Net income	$2,662,247

See notes to combined financial statements.

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock
			Retained
	Shares	Amount	Earnings

Balance, January 1, 2003	10,000	$10,000	$(19,813)

Issuance of common stock	348,000	780,000	-
Net income	-	-	2,662,247
Dividends	-	-	(405,380)

Balance, December 31, 2003	358,000	$790,000	$2,237,054

See notes to combined financial statements.

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2003

Cash flows from operating activities
Net income	$2,662,247
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	6,824
Changes in assets and liabilities
Accounts receivable	(5,026,123)
Prepaid expenses and other current assets	(17,503)
Security deposits	(43,452)
Accounts payable and accrued expenses	2,322,313
Income taxes payable	225,058
Accrued interest payable	18,544

Net cash provided by operating activities	147,908

Cash flows from investing activities
Acquisition of property and equipment	(92,234)

Cash flows from financing activities
Issuance of common stock	780,000
Loan payable, related party	487,500
Dividends paid	(405,380)

Net cash provided by financing activities	862,120

Net increase in cash, and cash and cash
equivalents, end of year	$917,794

Supplemental cash flow disclosures
Interest paid	$743
Income taxes paid	31,685

See notes to combined financial statements.

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business
TUG Logistics, Inc. and Affiliates (“TUG” or the “Company”) provide logistics services through four operating entities in the United States. TUG is headquartered in Los Angeles, California and utilizes over 40 agents in China, Taiwan, Hong Kong, Korea, Japan, Malaysia, Indonesia, Thailand, Singapore and the Philippines. TUG provides ocean, air, supply chain logistics, warehouse and distribution and customs brokerage services to its customers, as well as a full range of ocean transportation intermediary services, forwarding containers (primarily via ocean and air, but also bulk cargo) between Asia and the United States using multiple carriers. TUG is a “Non-Vessel-Operating Common Carrier” (“NVOCC”).

TUG’s four operating entities in the United States are:

  TUG Logistics, Inc. (“LAX”) - a California based NVOCC and headquarters for all TUG operations

  TUG Logistics (Miami), Inc. (“MIAMI”) - a Miami based NVOCC

  Clare Freight, Los Angeles, Inc. (“CLARE”) - provides customs house brokerage services

  Glare Logistics Inc., Carson, California (“GLARE”) - provides warehouse and distribution services

Principles of Combination
The accompanying financial statements include the combined accounts of TUG Logistics, Inc. and Affiliates which are affiliated through common ownership. All significant intercompany balances and transactions have been eliminated in combination.

Revenue Recognition
Revenue is recognized upon discharge of freight at the port of destination.

Use of Estimates
Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

F-165

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

The Company’s cash balances are maintained at several banks. Balances are insured by the Federal Deposit Insurance Corporation for up to an aggregate of $100,000 for each company for each bank. Balances in these accounts at times exceed the insured limit.

Accounts Receivable
Accounts receivable are stated at the amount management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that no allowance is required at December 31, 2003.

Depreciation
Depreciation is provided using the straight-line method over estimated useful lives ranging from three to seven years.

Income Taxes
LAX and CLARE have elected S Corporation status for federal and California income tax purposes. Under these elections, the taxable income or loss is reportable by the stockholders on their individual income tax returns and there are no provisions made for federal income tax. Provisions are made for applicable state income taxes.

MIAMI and GLARE are C corporations for federal income tax purposes and are also subject to state income taxes in various jurisdictions.

2 -	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

Furniture and fixtures	$10,790
Equipment	34,742
Computer hardware	43,020
Computer software	3,682

92,234
Less - Accumulated depreciation	6,824

$85,410

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

3 -	LOANS PAYABLE, RELATED PARTIES

On February 1, 2003, an entity related through common ownership advanced $432,500 to LAX and sold equipment to LAX valued at $55,000. The total amount owed at December 31, 2003 was $487,500. The notes bear interest at 3.5% a year and principal and interest are due on January 31, 2008. Interest expense on this loan for the year ended December 31, 2003 was $18,544.

4 -	LEASE COMMITMENTS

MIAMI leases office spaces under an operating lease on a year-to-year basis. This lease was renewed until December 31, 2006.

LAX and CLARE lease office space under an operating lease which expires on November 30, 2007. Additional payments are required based on increases in real estate taxes and operating expenses over base period amounts.

GLARE leases warehouse space under an operating lease which expires on November 30, 2007. Additional payments are required based on increases in real estate taxes and operating expenses over base period amounts.

Future minimum annual rental payments, excluding additional rent, are approximately as follows:

	Year Ending
	December 31,

	2004	$338,000
	2005	360,000
	2006	398,000
	2007	370,000

		$1,466,000

	Rent expense, including additional rent, for the year ended December 31, 2003 was approximately $236,000.

5 -	COMMITMENTS AND CONTINGENCIES

The Company is ordinarily involved in claims and lawsuits which arise in the normal course of business. In the opinion of management, the liability resulting from these matters, if any, will not have a material effect on the Company’s financial position.

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

6 -	COMMON STOCK

	Common stock at December 31, 2003 is as follows:

	TUG Logistics, Inc.
	$10 par value; 1,000,000 shares authorized,
	30,000 shares issued and outstanding	$300,000

	TUG Logistics (Miami), Inc.
	$1 par value; 1,000,000 shares authorized,
	300,000 shares issued and outstanding	300,000

	Glare Logistics Inc.
	$10 par value; 1,000,000 shares authorized,
	18,000 shares issued and outstanding	180,000

	Clare Freight, Los Angeles, Inc.
	$1 par value; 100,000 shares authorized,
	10,000 shares issued and outstanding	10,000

		$790,000

7 -	SUBSEQUENT EVENTS

On November 8, 2006, substantially all of the assets of TUG Logistics, Inc., TUG Logistics (Miami), Inc. and Glare Logistics, Inc. and all of the equity interests of Clare Freight, Los Angeles, Inc. were acquired pursuant to an agreement and plan of merger with Aerobic Creations, Inc., formerly Maritime Logistics US Holdings Inc.

The purchase price for TUG was approximately $10 million in cash, of which $4 million was paid in cash on the closing date and an estimated $6 million may be paid pursuant to an “earn-out” based on the performance of TUG in accordance with the terms of the TUG Acquisition Agreement. In addition, the selling stockholders of TUG received 550,000 shares of Aerobic’s common stock and 50,000 stock options for additional shares.

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

AND

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

TUG LOGISTICS, INC. AND AFFILIATES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
TUG Logistics, Inc. and Affiliates

We have audited the accompanying combined balance sheets of TUG Logistics, Inc. and Affiliates as of December 31, 2005 and 2004, and the related statements of income and changes in stockholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal controls over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of TUG Logistics, Inc. and Affiliates as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

September 25, 2006

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED BALANCE SHEETS

	December 31,

	2005	2004

ASSETS
Current assets
Cash and cash equivalents	$1,461,068	$1,248,882
Accounts receivable, less allowance for doubtful
accounts of $267,000 and $117,000	7,616,881	6,096,534
Notes receivable, related parties	87,620	-
Prepaid expenses and other current assets	21,526	11,223

Total current assets	9,187,095	7,356,639

Property and equipment - at cost, less accumulated
depreciation	130,791	143,793
Note receivable, related party	115,020	65,000
Security deposits	41,865	40,613

	$9,474,771	$7,606,045

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Loan payable, bank	$300,000	$300,000
Loan payable, related party	-	100,000
Accounts payable and accrued expenses	3,927,876	3,424,028
Income taxes payable	676,705	351,661
Current maturities of capital lease obligations	13,739	18,413

Total current liabilities	4,918,320	4,194,102

Loans payable, related party	627,500	627,500
Capital lease obligations, less current maturities	-	13,739
Accrued interest payable	65,317	53,422

	5,611,137	4,888,763

Commitments and contingencies

Stockholders' equity
Common stock	790,000	790,000
Retained earnings	3,073,634	1,927,282

	3,863,634	2,717,282

	$9,474,771	$7,606,045

See notes to combined financial statements.

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED STATEMENTS OF INCOME

	Year Ended December 31,

	2005	2004

Net sales	$75,941,030	$65,907,725

Cost of sales	68,005,275	59,505,024

Gross profit	7,935,755	6,402,701
Operating expenses
General and administrative	4,589,758	3,720,161

Income from operations	3,345,997	2,682,540

Interest expense, less interest income of $9,302 and $1,809	37,845	37,554

Income before income taxes	3,308,152	2,644,986

Income taxes	345,800	415,725

Net income	$2,962,352	$2,229,261

See notes to combined financial statements.

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock
			Retained
	Shares	Amount	Earnings

Balance, January 1, 2004	358,000	$790,000	$2,237,054

Net income	-	-	2,229,261

Dividends	-	-	(2,539,033)

Balance, December 31, 2004	358,000	790,000	1,927,282

Net income	-	-	2,962,352

Dividends	-	-	(1,816,000)

Balance, December 31, 2005	358,000	$790,000	$3,073,634

See notes to combined financial statements.

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2005	2004

Cash flows from operating activities
Net income	$2,962,352	$2,229,261
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	36,952	26,198
Provision for doubtful accounts	255,615	142,000
Changes in assets and liabilities
Accounts receivable	(1,775,962)	(1,187,411)
Prepaid expenses and other current assets	(10,303)	6,280
Security deposits	(1,252)	2,839
Accounts payable and accrued expenses	515,743	879,522
Income taxes payable	325,044	350,861

Net cash provided by operating activities	2,308,189	2,449,550

Cash flows from investing activities
Notes receivable, related parties	(137,640)	(65,000)
Acquisition of property and equipment	(23,950)	(38,263)

Net cash used in investing activities	(161,590)	(103,263)

Cash flows from financing activities
Loan payable, bank	-	300,000
Loan payable, related party	(100,000)	240,000
Principal payments of capital lease obligations	(18,413)	(16,166)
Dividends paid	(1,816,000)	(2,539,033)

Net cash used in financing activities	(1,934,413)	(2,015,199)

Net increase in cash	212,186	331,088

Cash, beginning of year	1,248,882	917,794

Cash, end of year	$1,461,068	$1,248,882

Supplemental cash flow disclosures
Interest paid	$35,252	$4,450
Income taxes paid	23,322	61,823

Noncash investing and financing activities
Equipment acquired under capital lease	-	46,318

See notes to combined financial statements.

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business
TUG Logistics, Inc. and Affiliates ("TUG" or the "Company") provide logistics services through four operating entities in the United States. TUG is headquartered in Los Angeles, California and utilizes over 40 agents in China, Taiwan, Hong Kong, Korea, Japan, Malaysia, Indonesia, Thailand, Singapore and the Philippines. TUG provides ocean, air, supply chain logistics, warehouse and distribution and customs brokerage services to its customers, as well as a full range of ocean transportation intermediary services, forwarding containers (primarily via ocean and air, but also bulk cargo) between Asia and the United States using multiple carriers. TUG is a "Non-Vessel-Operating Common Carrier" ("NVOCC").

TUG's four operating entities in the United States are:
  TUG Logistics, Inc. ("LAX") - a California based NVOCC and headquarters for all TUG operations

  TUG Logistics (Miami), Inc. ("MIAMI") - a Miami based NVOCC

  Clare Freight, Los Angeles, Inc. ("CLARE") - provides customs house brokerage services

  Glare Logistics Inc., Carson, California ("GLARE") - provides warehouse and distribution services

Principles of Combination
The accompanying financial statements include the combined accounts of TUG Logistics, Inc. and Affiliates which are affiliated through common ownership. All significant intercompany balances and transactions have been eliminated in combination.

Revenue Recognition
Revenue is recognized upon discharge of freight at the port of destination.

Use of Estimates
Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

The Company's cash balances are maintained at several banks. The balances are insured by the Federal Deposit Insurance Corporation for up to an aggregate of $100,000 for each company for each bank. Balances in these accounts at times exceed the insured limit.

Accounts Receivable
Accounts receivable are stated at the amount management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Depreciation
Depreciation, including depreciation of assets held under capital leases, is provided using the straight-line method over estimated useful lives ranging from three to seven years.

Income Taxes
LAX and CLARE have elected S Corporation status for Federal and California income tax purposes. Under these elections, the taxable income or loss is reportable by the stockholders on their individual income tax returns and there are no provisions made for Federal income tax. Provisions are made for applicable state income taxes.

MIAMI and GLARE are C corporations for Federal income tax purposes and are also subject to state income taxes in various jurisdictions.

2 - NOTES RECEIVABLE, RELATED PARTIES

On December 31, 2004, LAX loaned $65,000 to an entity related through common ownership. This promissory note bears interest at 3.5% a year. This note is payable on December 31, 2006. At December 31, 2005 and 2004, the balance of the note, including interest, is $67,275 and $65,000, respectively.

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

2 - NOTES RECEIVABLE, RELATED PARTIES (Continued)

On December 1, 2005, LAX loaned $111,130 to an entity related through common ownership. This promissory note bears interest at 3.5% a year. The note is payable on December 31, 2007. At December 31, 2005, the balance of the note, including interest, is $115,020.

On January 1, 2005, LAX loaned $19,657 to an entity related through common ownership. This promissory note bears interest at 3.5% a year. The note is payable on December 31, 2006. At December 31, 2005, the balance of the note, including interest, is $20,345.

3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,

	2005	2004

Furniture and fixtures	$11,627	$10,888
Equipment	98,493	92,613
Computer hardware	75,642	61,611
Computer software	15,003	11,703

	200,765	176,815
Less - Accumulated depreciation	69,974	33,022

	$130,791	$143,793

Equipment includes assets held under capital leases totaling $67,543 at December 31, 2005 and 2004, with accumulated depreciation of $22,915 and $9,407, respectively.

4 - LOANS PAYABLE, BANK

MIAMI has a $300,000 bank line of credit, which bears interest at the prime rate payable monthly. At December 31, 2005 and 2004, the outstanding balance on this line is $100,000.

GLARE has a $300,000 bank line of credit, which bears interest at the prime rate plus 1% payable monthly. At December 31, 2005 and 2004, the outstanding balance on this line is $200,000.

The companies are required to comply with various covenants including maintaining certain financial ratios. Substantially all of the companies' assets are pledged as collateral for these obligations. Interest expense for the years ended December 31, 2005 and 2004 was $21,852 and $4,440, respectively.

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

5 - CAPITAL LEASE OBLIGATIONS

Obligations under capital leases require monthly installments through September 30, 2006, including interest at approximately 8%. Interest expense for the years ended December 31, 2005 and 2004 was $2,831 and $1,470, respectively. The obligations are collateralized by the leased assets.

6 - LOANS PAYABLE, RELATED PARTIES

An entity related through common ownership advanced $100,000 to CLARE during 2004. Amounts due are noninterest-bearing and payable on demand. The loan, including accrued interest of $11,000, was repaid during 2005.

On February 1, 2003, an entity related through common ownership advanced $432,500 to LAX and sold equipment to LAX valued at $55,000. In 2004, an additional $140,000 was advanced. The total amount owed at December 31, 2005 and 2004 was $627,500. The notes bear interest at 3.5% a year and principal and interest are due on January 31, 2008. Interest expense on these loans for the years ended December 31, 2005 and 2004 was $23,795 and $22,978, respectively.

7 - LEASE COMMITMENTS

MIAMI leases office spaces under an operating lease on a year-to-year basis. This lease was renewed until December 31, 2006.

LAX and CLARE lease office space under an operating lease which expires on November 30, 2007. Additional payments are required based on increases in real estate taxes and operating expenses over base period amounts.

GLARE leases warehouse space under an operating lease which expires on November 30, 2007. Additional payments are required based on increases in real estate taxes and operating expenses over base period amounts.

Future minimum annual rental payments, excluding additional rent, are approximately as follows:

Year Ending
December 31,

2006	$398,000
2007	370,000

$768,000

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

7 - LEASE COMMITMENTS (Continued)

Rent expense, including additional rent, for the years ended December 31, 2005 and 2004 was approximately $520,000 and $396,000, respectively.

8 - COMMITMENTS AND CONTINGENCIES

The Company is ordinarily involved in claims and lawsuits which arise in the normal course of business. In the opinion of management, the liability resulting from these matters, if any, will not have a material effect on the Company's financial position.

9 - COMMON STOCK

Common stock at December 31, 2005 and 2004 is as follows:

TUG Logistics, Inc.
$10 par value; 1,000,000 shares authorized,
30,000 shares issued and outstanding	$300,000

TUG Logistics (Miami), Inc.
$1 par value; 1,000,000 shares authorized,
300,000 shares issued and outstanding	300,000

Glare Logistics Inc.
$10 par value; 1,000,000 shares authorized,	180,000
18,000 shares issued and outstanding

Clare Freight, Los Angeles, Inc.
$1 par value; 100,000 shares authorized,
10,000 shares issued and outstanding	10,000

$790,000

10 - SUBSEQUENT EVENTS

In April 2006, the shareholders of the Company signed a letter of intent with Maritime Logistics US Holdings Inc. to sell substantially all of the Company's assets, properties and rights.

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED BALANCE SHEETS
(UNAUDITED)
	September 30,

	2006	2005

ASSETS
Current assets
Cash and cash equivalents	$2,456,588	$1,360,447
Accounts receivable, less allowance for doubtful
accounts of $451,000 and $286,000	9,581,361	7,893,620
Notes receivable, related parties	69,029	-
Prepaid expenses and other current assets	2,049	74,218

Total current assets	12,109,027	9,328,285
Property and equipment - at cost, less accumulated
depreciation	186,027	138,662
Note receivable, related parties	17,225	87,718
Security deposits	41,865	41,865

	$12,354,144	$9,596,530

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Loan payable, bank	$-	$550,000
Accounts payable and accrued expenses	4,813,191	5,504,743
Income taxes payable	1,093,215	542,707
Capital lease obligations	-	17,742

Total current liabilities	5,906,406	6,615,192

Loans payable, related party	627,500	627,500
Accrued interest payable	81,789	57,994

	6,615,695	7,300,686

Commitments and contingencies

Stockholders' equity
Common stock	990,000	790,000
Retained earnings	4,748,449	1,505,844

	5,738,449	2,295,844

	$12,354,144	$9,596,530

See notes to combined financial statements.

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED STATEMENTS OF INCOME
(UNAUDITED)
	Nine Months Ended
	September 30,

	2006	2005

Net sales	$66,291,915	$55,489,901

Cost of sales	59,891,763	50,521,092

Gross profit	6,400,152	4,968,809
Operating expenses
General and administrative	4,195,902	3,420,891

Income from operations	2,204,250	1,547,918

Interest expense, less interest income of $6,723 and $3,243	15,445	25,787

Income before income taxes	2,188,805	1,522,131

Income taxes	369,990	226,700

Net income	$1,818,815	$1,295,431

See notes to combined financial statements.

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(UNAUDITED)
	Common Stock
			Retained
	Shares	Amount	Earnings

Balance, January 1, 2006	358,000	$790,000	$3,073,634

Net income	-	-	1,818,815

Issuance of common shares - TUG New York	200	200,000	-
Dividends	-	-	(144,000)

Balance, September 30, 2006	358,200	$990,000	$4,748,449

Balance, January 1, 2005	358,000	$790,000	$1,927,282

Net income	-	-	1,295,431

Dividends	-	-	(1,716,869)

Balance, September 30, 2005	358,000	$790,000	$1,505,844

See notes to combined financial statements.

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine Months Ended
	September 30,

	2006	2005

Cash flows from operating activities
Net income	$1,818,815	$1,295,431
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	28,914	22,180
Provision for doubtful accounts	184,000	169,000
Changes in assets and liabilities
Accounts receivable	(2,148,480)	(1,966,086)
Prepaid expenses and other current assets	19,477	(62,995)
Accounts payable and accrued expenses	901,787	2,085,287
Security deposits	-	(1,252)
Income taxes payable	416,510	191,046

Net cash provided by operating activities	1,221,023	1,732,611

Cash flows from investing activities
Notes receivable, related parties	116,386	(22,718)
Acquisition of property and equipment	(84,150)	(17,049)

Net cash provided by (used in) investing activities	32,236	(39,767)

Cash flows from financing activities
Loan payable, bank	(300,000)	250,000
Loan payable, related party	-	(100,000)
Principal payments of capital lease obligations	(13,739)	(14,410)
Proceeds from issuance of common stock	200,000	-
Dividends paid	(144,000)	(1,716,869)

Net cash used in financing activities	(257,739)	(1,581,279)

Net increase in cash	995,520	111,565

Cash, beginning of period	1,461,068	1,248,882

Cash, end of period	$2,456,588	$1,360,447

Supplemental cash flow disclosures
Interest paid	$5,696	$24,458
Income taxes paid	33,480	35,654

See notes to combined financial statements.

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

TUG Logistics, Inc. and Affiliates ("TUG" or the "Company") provide logistics services through five operating entities in the United States. TUG is headquartered in Los Angeles, California and utilizes over 40 agents in China, Taiwan, Hong Kong, Korea, Japan, Malaysia, Indonesia, Thailand, Singapore and the Philippines. TUG provides ocean, air, supply chain logistics, warehouse and distribution and customs brokerage services to its customers, as well as a full range of ocean transportation intermediary services, forwarding containers (primarily via ocean and air, but also bulk cargo) between Asia and the United States using multiple carriers. TUG is a "Non-Vessel-Operating Common Carrier" ("NVOCC").

TUG's five operating entities in the United States are:

  TUG Logistics, Inc. ("LAX") - a California-based NVOCC and headquarters for all TUG operations

  TUG Logistics (Miami), Inc. ("MIAMI") - a Miami-based NVOCC

  Clare Freight, Los Angeles, Inc. ("CLARE") - provides customs house brokerage services

  Glare Logistics Inc. ("GLARE") - a California-based provider of warehouse and distribution services

  TUG Logistics (New York), Inc. ("NEW YORK") - a New York-based NVOCC

In April 2006, the shareholders of the Company signed a letter of intent with Maritime Logistics US Holdings Inc. to sell substantially all of the Company's assets, properties and rights.

Principles of Combination

The accompanying financial statements include the combined accounts of TUG Logistics, Inc. and Affiliates, which are affiliated through common ownership. All significant intercompany balances and transactions have been eliminated in combination.

Revenue Recognition

Revenue is recognized upon discharge of freight at the port of destination.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

The Company's cash balances are maintained at several banks. The balances are insured by the Federal Deposit Insurance Corporation for up to an aggregate of $100,000 for each company for each bank. Balances in these accounts at times exceed the insured limit.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Depreciation

Depreciation, including depreciation of assets held under capital leases, is provided using the straight-line method over estimated useful asset lives ranging from three to seven years.

Income Taxes

LAX and CLARE have elected S Corporation status for federal and California income tax purposes. Under these elections, the taxable income or loss is reportable by the stockholders on their individual income tax returns and there are no provisions made for federal income tax. Provisions are made for applicable state income taxes.

MIAMI, GLARE and NEW YORK are C Corporations for federal income tax purposes and are also subject to state income taxes in various jurisdictions.

2 -	NOTES RECEIVABLE, RELATED PARTIES

On December 31, 2004, LAX loaned $65,000 to an entity related through common ownership. This promissory note bears interest at 3.5% a year. This note is payable on December 31, 2006. At September 30, 2006 and 2005, the balance of the note, including interest, is $69,029 and $66,706, respectively.

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

2 -	NOTES RECEIVABLE, RELATED PARTIES (Continued)

On December 1, 2005, LAX loaned $111,130 to an entity related through common ownership. This promissory note bears interest at 3.5% a year. The note is payable on December 31, 2007. In 2006, the related entity paid back $100,000 of the outstanding loan. At September 30, 2006, the balance of the note, including interest, is $17,225.

3 -	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	September 30,

	2006	2005

Furniture and fixtures	$14,830	$11,627
Equipment	124,948	96,904
Computer hardware	130,134	70,930
Computer software	15,003	14,403

	284,915	193,864
Less - Accumulated depreciation	98,888	55,202

	$186,027	$138,662

Equipment includes assets held under capital leases totaling $67,543 at September 30, 2006 and 2005, with accumulated depreciation of $33,047 and $19,542, respectively.

4 -	LINES OF CREDIT

MIAMI has a $300,000 bank line of credit, which bears interest at the prime rate payable monthly. At September 30, 2005 the outstanding balance on this line is $300,000. During 2006, the line of credit agreement with the bank was terminated and the outstanding balance was paid in full.

GLARE has a $300,000 bank line of credit, which bears interest at the prime rate plus 1% payable monthly. At September 30, 2005 the outstanding balance on this line is $250,000. During 2006, the line of credit agreement with the bank was terminated and the outstanding balance was paid in full.

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

4 -	LINES OF CREDIT (Continued)

The companies were required to comply with various covenants including maintaining certain financial ratios. Substantially all of the companies' assets were pledged as collateral for these obligations. Interest expense for the nine months ended September 30, 2006 and 2005 was $5,063 and $12,558, respectively.

5 -	LOANS PAYABLE, RELATED PARTIES

On February 1, 2003, an entity related through common ownership advanced $432,500 to LAX and sold equipment to LAX valued at $55,000. In 2004, an additional $140,000 was advanced. The total amount owed at September 30, 2006 and 2005 was $627,500. The notes bear interest at 3.5% a year and principal and interest are due on January 31, 2008. Interest expense on these loans for each of the nine months ended September 30, 2006 and 2005 was $16,472.

6 -	COMMON STOCK

Common stock is as follows:
	September 30,

	2006	2005

TUG Logistics, Inc.
$10 par value; 1,000,000 shares authorized,
30,000 shares issued and outstanding	$300,000	$300,000
TUG Logistics (Miami), Inc.
$1 par value; 1,000,000 shares authorized,
300,000 shares issued and outstanding	300,000	300,000
Glare Logistics Inc.
$10 par value; 1,000,000 shares authorized,
18,000 shares issued and outstanding	180,000	180,000
Clare Freight, Los Angeles, Inc.
$1 par value; 100,000 shares authorized,
10,000 shares issued and outstanding	10,000	10,000
TUG Logistics (New York), Inc.
No par value; 200 shares authorized,
issued and outstanding	200,000	-

	$990,000	$790,000

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

7 -	LEASE COMMITMENTS

MIAMI leases office spaces under an operating lease on a year-to-year basis. This lease expired on December 31, 2006, and is currently being leased on a month-to-month basis.

LAX and CLARE lease office space under an operating lease which expires on November 30, 2007. Additional payments are required based on increases in real estate taxes and operating expenses over base period amounts.

GLARE leases warehouse space under an operating lease which expires on November 30, 2007. Additional payments are required based on increases in real estate taxes and operating expenses over base period amounts.

NEW YORK leases office space under an operating lease which expires on July 31, 2011. Additional payments are required based on increases in real estate taxes and operating expenses over base period amounts.

Future minimum annual rental payments, excluding additional rent, are approximately as follows:

Year Ending
September 30,

2007	$454,000
2008	110,000
2009	88,000
2010	82,000
2011	49,000

$783,000

Rent expense, including additional rent, for the nine months ended September 30, 2006 and 2005 was approximately $409,000 and $363,000, respectively.

8 -	COMMITMENTS AND CONTINGENCIES

The Company is ordinarily involved in claims and lawsuits which arise in the normal course of business. In the opinion of management, the liability resulting from these matters, if any, will not have a material effect on the Company's financial position.

Part II

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification of directors, officers or persons controlling the registrant for liabilities arising under the Securities Act of 1933, as amended, may be permitted by our amended and restated certificate of incorporation, bylaws and our indemnification agreements with our directors and officers, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. filing fee. The following expenses will be borne solely by the registrant.

SEC Registration Fee	$54,352
Transfer Agent Fees & Expenses	*
Costs of printing and engraving	*
Legal fees and expenses	*
Accounting fees and expenses	*
Blue Sky Fees and Expenses	*
Miscellaneous	*
Total	*

*to be provided by amendment

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Delaware law, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect on any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless, and only to the extent, that the Court of Chancery of the State of Delaware or any other court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expense.

Delaware Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s personal liability to a corporation or its security holders for monetary damages for breaches of fiduciary duty as a director. Delaware Law provides, however, that a corporation cannot eliminate or limit a director’s liability for (i) any breach of the director’s duty of loyalty to the corporation or its security holders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful purchase or redemption of stock or payment of unlawful purchase or redemption of stock or payment of unlawful dividends; or (iv) for any transaction from which the director derived an improper personal benefit. Furthermore, such provision cannot eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Our certificate of incorporation, as amended and restated, will, upon effectiveness, provide that we will indemnify our directors to the fullest extent permitted by Delaware law and may indemnify our officers and any other person whom we have the power to indemnify against any liability, reasonable expense or other matter whatsoever.

Under Delaware law, a corporation may also purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.

Our amended and restated certificate of incorporation will, upon effectiveness, provide that we may purchase and maintain insurance on its own behalf and on behalf of any person who is or was our director, officer, employee, fiduciary or agent or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, whether or not we would have the power to indemnify such person against such liability. We have purchased directors and officers insurance.

RECENT SALES OF UNREGISTERED SECURITIES

Securities issued in the three years prior to the date of this filing and prior to the merger

We initially issued 1.0 million shares of our common stock (presplit) to our founders on February 25, 2004. These shares were issued pursuant to Section 4(2) of the Securities Act.

On May 25, 2004 we sold 800,000 shares of our common stock (presplit) to certain investors for a total purchase price of $40,000. The sale was exempt pursuant to exemptions available under Section 4(2) and 4(6) of the Securities Act and Regulation D, Rule 506 promulgated thereunder.

On June 14, 2006, we sold 8.2 million shares of our common stock (presplit) to R&R Biotech Partners, LLC and Arnold P. Kling for a total purchase price of $50,000. On the same date, certain of our security holders sold their shares to Mr. Kling and R&R Biotech Partners and we agreed to issue shares to such selling security holders having an aggregate value of $625,000 upon the occurrence of a triggering event, such a financing or a merger. On November 2, 2006, we issued 62,500 shares of our common stock as required pursuant to the June 14, 2006 agreement. These sale and issuances were exempt pursuant to exemptions available under Section 4(2) and 4(6) of the Securities Act.

The shares issued under these agreements were issued pursuant to the exemptions from registration available under Sections 4(2) and 4(6) of the Securities Act.

On July 10, 2006, our board approved the issuance of 300,000 shares of our common stock (presplit) to Kirk M. Warshaw, our previous chief financial officer for services rendered to us. The shares were issued pursuant to the exemptions from registration available under Sections 4(2) and 4(6) of the Securities Act.

Securities issued in connection with the merger

On November 8, 2006, we issued 1,451,000 shares of our common stock to the security holders of Maritime Logistics in exchange for all of their stock of Maritime Logistics. The sale was exempt pursuant to exemptions available under Section 4(2) and 4(6) of the Securities Act.

Securities issued in connection with the financings

Following the recapitalization, to raise working capital, fund the acquisitions and satisfy certain existing obligations, we issued the following securities, solely to accredited investors, in two private placements:

•

Notes and warrants. On November 8, 2006, in exchange for $65 million, we issued $65 million in aggregate principal amount of secured convertible notes and warrants to purchase 2,363,636 shares of common stock at an exercise price of $11.00 per share. We refer to this part of the financing as the note financing. Based on the current conversion price of $11.00 per share, the notes are convertible into 5,909,091 million shares of our common stock, subject to adjustment as provided in the notes.

•

Common stock and warrants. On November 8, 2006, in exchange for approximately $33.4 million, we issued 3,345,900 shares of common stock and warrants to purchase 2,509,463 shares of common stock, at an exercise price of $10.00 per share. We refer to this part of the financing as the common stock financing.

•

Warrants Issued to Placement Agent. In connection with the note financing we issued our placement agent, Rodman & Renshaw LLC, a warrant to purchase 354,545 shares of our common stock on the same terms as the warrants issued in the note financing. Additionally, in connection with the common stock financing, we issued our placement agent, Rodman & Renshaw LLC, a warrant to purchase 171,000 shares of our common stock on the same terms as the warrants issued in the common stock financing.

We believe that the foregoing transactions were exempt from the registration requirements under the Securities Act, pursuant to exemptions available under Section 4(2) and 4(6) of the Securities Act and Rule 506 of Registration D promulgated thereunder, based on the following facts: there was no general solicitation, there was a limited number of investors, each of whom was an “accredited investor” (within the meaning of Regulation D under the Securities Act); each such investor had an opportunity to ask questions of our management and to review our filings with the Securities and Exchange Commission, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchasers were not underwriters within the meaning of Section 2(11) under the Securities Act. In connection with the common stock financing, note financing and senior credit facility, we paid our placement agent, Rodman & Renshaw, LLC, an aggregate fee of $6.26 million dollars and reimbursed them for expenses of $0.5 million and issued the warrants referred to above.

Securities issued in connection with the acquisitions

▪

Common stock issued to certain security holders. On November 8, 2006, we issued 62,500 shares of common stock in satisfaction of certain of our pre-merger contractual obligations to certain of our then existing security holders.

▪

Common stock in connection with the acquisitions. On November 8, 2006, we issued 2.55 million shares of common stock in connection with the acquisitions of TUG and FMI, as described above, and in satisfaction of certain obligations relating to Maritime Logistics earlier acquisition of SeaMaster Logistics’ (Holding) Limited of these, 233,500 shares were issued under our 2006 Equity Incentive Plan.

          The sales were exempt pursuant to exemptions available under Section 4(2) and 4(6) of the Securities Act promulgated thereunder, except for the issuance of the shares under our 2006 Equity Incentive Plan which shares were issued pursuant to the exemption available under Rule 701 of Regulation F of the Securities Act.

Securities issued under our 2006 Equity Incentive Plans

In addition to the 233,500 shares of our common stock issued under our 2006 Equity Incentive Plan in connection with the acquisitions, we also granted options to purchase 1,205,000 shares to our employees and consultants under such plan. The issuance was exempt under Rule 701 of Regulation F or the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

Exhibit #	Description

2.1	Agreement and Plan of Merger, dated as of November 8, 2006, by and among Aerobic Creations, Inc., Aerobic Merger Sub Inc., and Maritime Logistics US Holdings Inc. (1)

3.1	First Amended and Restated Certificate of Incorporation of Aerobic Creations, Inc. (1)

3.2	Certificate of Merger of Aerobic Merger Sub Inc. with and into Maritime Logistics US Holdings Inc. (1)

3.3	Amended and Restated Bylaws of Aerobic Creations, Inc. (to be known as Summit Global Logistics, Inc.) (1)

4.1	Form of Warrant issued under Convertible Notes Securities Purchase Agreement. (1)

4.2	Form of Note issued under Convertible Notes Securities Purchase Agreement. (1)

4.3	Form of Warrant issued under common stock Securities Purchase Agreement. (1)

4.4	Registration Rights Agreement under the Securities Purchase Agreement (Notes and Warrants), dated as of November 8, 2006. (1)

4.5	Registration Rights Agreement under the Securities Purchase Agreement (common stock and Warrants), dated as of November 8, 2006. (1)

4.6	Lockup Agreement by and between Protex Holding Limited and Summit Global

Logistics, Inc., dated as of November 8, 2006. (1)

4.7	Lockup Agreement by and between Robert Lee and Summit Global Logistics, Inc., dated as of November 8, 2006. (1)

4.8	Lockup Agreement by and between Robert Wu and Summit Global Logistics, Inc., dated as of November 8, 2006. (1)

4.9	Lockup Agreement by and between the management of Maritime Logistics US Holdings Inc. and Summit Global Logistics, Inc., dated as of November 8, 2006. (1)

4.10	Lockup Agreement by and between the management of FMI Holdco I, LLC and Summit Global Logistics, Inc., dated as of November 8, 2006. (1)

4.11	Lockup Agreement by and between Di Wang, Dong Wong, and Han Huy Ling and Summit Global Logistics, Inc., dated as of November 8, 2006. (1)

4.12

Voting Agreement dated as of November 8, 2006 by and between Maritime Logistics US Holdings Inc. and the holders of the common stock of Maritime Logistics US Holdings Inc., certain members and employees of the parent companies of FMI Holdco I, LLC, the principal holders of the common stock of the TUG group of logistic companies, and the holder of the issued shares in the capital of Sea Master Logistics (Holding) Limited. (1)

5.1	Opinion of Brown Rudnick Berlack Israels LLP as to legality of shares registered (2)

10.1	Security Agreement (Second Lien), dated as of November 8, 2006 made by the guarantors listed therein and Law Debenture Trust Company of New York. (1)

10.2	Pledge and Security Agreement, dated as of November 8, 2006 made by the pledgors listed therein and Law Debenture Trust Company of New York. (1)

10.3	Guaranty, dated as of November 8, 2006 made by the guarantors listed therein and Law Debenture Trust Company of New York. (1)

10.4	Intercreditor and Subordination Agreement, under Notes Purchase Agreement, dated as of November 8, 2006 by and between Fortress Credit Corp. and the parties listed therein. (1)

10.5	Securities Purchase Agreement (common stock and Warrants), dated as of October 31, 2006, among Maritime Logistics US Holdings Inc., Aerobic Creations, Inc. and the purchasers listed therein. (1)

10.6

Securities Purchase Agreement (Notes and Warrants), dated as of November 8, 2006, among Maritime Logistics US Holdings Inc., Aerobic Creations, Inc. and the purchasers listed therein; First Amendment to Securities Purchase Agreement (Notes and Warrants), dated as of January 5, 2007. (3)

10.7	Joinder Agreement to common stock Securities Purchase Agreement, dated as of November 8, 2006 by and among Maritime Logistics US Holdings Inc. and the investors identified therein. (1)

10.8	Joinder Agreement to Convertible Notes Securities Purchase Agreement, dated as of November 8, 2006 by and among Maritime Logistics US Holdings Inc. and the investors identified therein. (1)

10.9

Loan Agreement, dated as of November 8, 2006 by and among Maritime Logistics US Holdings Inc. and its subsidiaries as borrowers, the guarantors identified therein, Fortress Credit Corp. as agent, and certain other lenders as set forth therein. (1)

10.10	Security Agreement under Loan Agreement, dated November 8, 2006 made by the borrowers and guarantors identified therein in favor of Fortress Credit Corp. (1)

10.11	Pledge and Security Agreement, dated November 8, 2006 made by the pledgors identified therein in favor of Fortress Credit Corp. (1)

10.12	Leasehold Mortgage, Assignment of Rents and Security Agreement, dated November 8, 2006 by FMI International LLC to Fortress Credit Corp. (800 Federal Blvd, Carteret, NJ). (1)

10.13

Leasehold Mortgage, Assignment of Rents and Security Agreement, dated November 8, 2006 by FMI International LLC and First American Title Insurance for the benefit of Fortress Credit Corp. (3355 Dulles Dr., Mira Loma, CA). (1)

10.14	Sale and Purchase Agreement by and among Maritime Logistics US Holdings Inc. and Protex Holdings Limited and Sea Master Logistics (Holding) Limited, dated as of September 28, 2006. (1)(4)

10.15

Asset/Stock Purchase Agreement by and among Dolphin US Logistics, Inc. and TUG Logistics, Inc., Glare Logistics Inc., and TUG Logistics (Miami), Inc. and Clare Freight, Los Angeles, Inc., and TUG New York, Inc. and Robert Lee, and Robert Wu and Wang Dong, Di Wang and Han Huy Ling, dated as of October 2, 2006. (1)

10.16	Equity Purchase Agreement between the parties set forth therein and Maritime Logistics US Holdings Inc., dated October 23, 2006. (1)

10.17	TUG Miami and Los Angeles Bonus Agreement by and among TUG USA, Inc. and the employees set forth therein, dated as of October 2, 2006.(5)

10.18	TUG New York Bonus Agreement by and among TUG USA, Inc. and the New York employees set forth therein, dated as of October 2, 2006. (5)

10.19	TUG China Bonus Agreement by and between Sea Master Logistics (Holding) Limited and Robert Lee and Robert Wu, dated October 2, 2006. (5)

10.20	Assignment and Assumption Agreement by and among each of TUG Logistics, Inc., Glare Logistics, Inc., and TUG Logistics (Miami), Inc. and TUG USA, Inc., dated as of October 2 2006. (1)

10.21	Agency Agreement, dated as of September 22, 2006, between Sea Master Logistics (Holding) Limited and Sea Master Logistics (China) Limited. (1)

10.22	Transportation Service Agreement by and between FMI Express Corp., FMI

Trucking, Inc. and Jones Apparel Group USA, Inc., dated as of August 1, 2001; and Modification Agreement related thereto. (1)(4)

10.23	Summit Global Logistics, Inc. 2006 Equity Incentive Plan. (1)

10.24	Summit Global Logistics, Inc. 2007 Management Incentive Plan. (1)

10.25	Summit Global Logistics, Inc. Severance Benefit Plan. (1)

10.26	Summit Global Logistics, Inc. 2007 Supplemental Executive Retirement Plan. (1)

10.27	Employment Agreement of Robert Agresti, dated as of November 8, 2006. (1)

10.28	Employment Agreement of Paul Shahbazian, dated as of November 8, 2006. (1)

10.29	Employment Agreement of Christopher Dombalis, dated as of November 8, 2006. (1)

10.30	Employment Agreement of William Knight, dated as of November 8, 2006. (1)

10.31	Employment Agreement of Robert O’Neill, dated as of November 8, 2006. (1)

10.32

Form of Indemnification and Founder’s Agreement, entered into by the following individuals: Robert Agresti, Paul Shahbazian, Peter Klaver, William Knight, Christopher Dombalis, James Madden, and Peter Stone, dated November 8, 2006. (1)

10.33	Indemnification and Founder’s Agreement for Raymer McQuiston, dated November 8, 2006. (1)

10.34

Lease Agreement by and between SDI Technologies, Inc. and FMI International Corp., dated August 14, 1996; Lease Extension Agreement dated March 7, 2002. Assignment and Assumption of Lease Amendment to Lease and Short Form of Lease, each dated September 23, 2004 by and between SDI Technologies, Inc. and 800 Federal Blvd LLC. (1)

10.35	Land and Building Lease Agreement by and between Thrifty Oil Co. and FMI International LLC, dated as of July 20, 2004; Sublease Agreements related thereto. (1)

10.36	Industrial Complex Lease by and between Port LA Distribution Center II, L.P. and FMI International (West) LLC, dated as of December 30, 2002; Amendments and Agreements related thereto. (1)

10.37	Industrial Complex Lease by and between Port LA Distribution Center II, L.P. and FMI International LLC, dated as of July 28, 2003. (1)

10.38	Lease Agreement by and between AAAA World Import – Export, Inc. and FMI International Corp., dated as of November 2001. (1)

10.39	Lease Agreement by and between M. Parisi & Son Construction Co., Inc, and Fashion Marketing, Inc., dated as of April 28, 2000. (1)

10.40	AMB Property Corporation Industrial Lease dated December 6, 1999; Amendments and Guarantee related thereto. (1)

10.41	Lease Agreement by and between Flagler Development Corp. and FMI International LLC dated as of September 19, 2006, effective January 15, 2007. (1)

10.42	Original Lease by and between Center Realty L.P. and DSL Atlantic, dated March 1993; Agreements related thereto. (1)

10.43	Real Property Lease by and between Keegan Center LLC and Glare Logistics, Inc., dated September 15, 2003; Agreements related thereto. (1)

16.1	Letter regarding Change in Certifying Accountant. (1)

21.1	List of subsidiaries of Aerobic Creations, Inc. (1)

23.1	Consent of Dale Matheson Carr-Hilton Labonte Independent Registered Public Accounting Firm(5)

23.2	Consent of Friedman LLP Independent Registered Public Accounting Firm (5)

23.3	Consent of BDO Seidman, LLP Independent Certified Public Accounting Firm(5)

23.4	Consent of Brown Rudnick (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1) Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2006 (File No. 000-51091).

(2) To be filed by amendment.

(3) The agreement filed herein supersedes the agreement filed as Exhibit 10.6 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2006 (File No. 000-51091).

(4) Confidential treatment has been requested for the redacted portions of this agreement. A complete copy of this agreement, including the redacted portions, has been filed separately with the Securities and Exchange Commission.

(5) Filed herewith.

(6) Financial Statement Schedules

No financial statement schedules of the registrant are included in Part II of the Registration Statement.

UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kenilworth, State of New Jersey, on January 12, 2007

AEROBIC CREATIONS, INC.

By:	/s/ Robert A. Agresti

Robert A. Agresti, President

Each person whose signature appears below constitutes and appoints each of Robert Agresti and Paul Shahbazian, acting solely, his and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Robert A. Agresti
January 12, 2007
Robert A. Agresti, President, Chief Executive Officer and Director

/s/ Paul Shahbazian
January 12, 2007
Paul Shahbazian, Chief Financial Officer

/s/ Gregory DeSaye
January 12, 2007
Gregory DeSaye, Director

/s/ J. Terence MacAvery
January 12, 2007
J. Terence MacAvery, Director

/s/ Raymer McQuiston
January 12, 2007
Raymer McQuiston, Director

January 12, 2007
/s/ Paul Windfield

Paul Windfield, Director

/s/ William Coogan
January 12, 2007
William Coogan, Director

EXHIBIT INDEX.

Exhibit #	Description

2.1	Agreement and Plan of Merger, dated as of November 8, 2006, by and among Aerobic Creations, Inc., Aerobic Merger Sub Inc., and Maritime Logistics US Holdings Inc. (1)

3.1	First Amended and Restated Certificate of Incorporation of Aerobic Creations, Inc. (1)

3.2	Certificate of Merger of Aerobic Merger Sub Inc. with and into Maritime Logistics US Holdings Inc. (1)

3.3	Amended and Restated bylaws of Aerobic Creations, Inc. (to be known as Summit Global Logistics, Inc.) (1)

4.1	Form of Warrant issued under Convertible Notes Securities Purchase Agreement. (1)

4.2	Form of Note issued under Convertible Notes Securities Purchase Agreement. (1)

4.3	Form of Warrant issued under Common Stock Securities Purchase Agreement. (1)

4.4	Registration Rights Agreement under the Securities Purchase Agreement (Notes and Warrants), dated as of November 8, 2006. (1)

4.5	Registration Rights Agreement under the Securities Purchase Agreement (Common Stock and Warrants), dated as of November 8, 2006. (1)

4.6	Lockup Agreement by and between Protex Holding Limited and Summit Global Logistics, Inc., dated as of November 8, 2006. (1)

4.7	Lockup Agreement by and between Robert Lee and Summit Global Logistics, Inc., dated as of November 8, 2006. (1)

4.8	Lockup Agreement by and between Robert Wu and Summit Global Logistics, Inc., dated as of November 8, 2006. (1)

4.9	Lockup Agreement by and between the management of Maritime Logistics US Holdings Inc. and Summit Global Logistics, Inc., dated as of November 8, 2006. (1)

4.10	Lockup Agreement by and between the management of FMI Holdco I, LLC and Summit Global Logistics, Inc., dated as of November 8, 2006. (1)

4.11	Lockup Agreement by and between Di Wang, Dong Wong, and Han Huy Ling and Summit Global Logistics, Inc., dated as of November 8, 2006. (1)

4.12	Voting Agreement dated as of November 8, 2006 by and between Maritime Logistics US Holdings Inc. and the holders of the common stock of Maritime Logistics US Holdings Inc., certain members and employees of the parent companies of FMI Holdco I, LLC, the principal holders of the common stock of the TUG group of logistic companies, and the holder of the issued shares in the capital of Sea Master Logistics (Holding) Limited. (1)

5.1	Opinion of Brown Rudnick Berlack Israels LLP as to legality of shares registered (2)

10.1	Security Agreement (Second Lien), dated as of November 8, 2006 made by the guarantors listed therein and Law Debenture Trust Company of New York. (1)

10.2	Pledge and Security Agreement, dated as of November 8, 2006 made by the pledgors listed therein and Law Debenture Trust Company of New York. (1)

10.3	Guaranty, dated as of November 8, 2006 made by the guarantors listed therein and Law Debenture Trust Company of New York. (1)

10.4	Intercreditor and Subordination Agreement, under Notes Purchase Agreement, dated as of November 8, 2006 by and between Fortress Credit Corp. and the parties listed therein. (1)

10.5	Securities Purchase Agreement (Common Stock and Warrants), dated as of October 31, 2006, among Maritime Logistics US Holdings Inc., Aerobic Creations, Inc. and the purchasers listed therein. (1)

10.6	Securities Purchase Agreement (Notes and Warrants), dated as of November 8, 2006, among Maritime Logistics US Holdings Inc., Aerobic Creations, Inc. and the purchasers listed therein; First Amendment to Securities Purchase Agreement (Notes and Warrants), dated as of January 5, 2007. (3)

10.7	Joinder Agreement to Common Stock Securities Purchase Agreement, dated as of November 8, 2006 by and among Maritime Logistics US Holdings Inc. and the investors identified therein. (1)

10.8	Joinder Agreement to Convertible Notes Securities Purchase Agreement, dated as of November 8, 2006 by and among Maritime Logistics US Holdings Inc. and the investors identified therein. (1)

10.9	Loan Agreement, dated as of November 8, 2006 by and among Maritime Logistics US Holdings Inc. and its subsidiaries as borrowers, the guarantors identified therein, Fortress Credit Corp. as agent, and certain other lenders as set forth therein. (1)

10.10	Security Agreement under Loan Agreement, dated November 8, 2006 made by the borrowers and guarantors identified therein in favor of Fortress Credit Corp. (1)

10.11	Pledge and Security Agreement, dated November 8, 2006 made by the pledgors identified therein in favor of Fortress Credit Corp. (1)

10.12	Leasehold Mortgage, Assignment of Rents and Security Agreement, dated November 8, 2006 by FMI International LLC to Fortress Credit Corp. (800 Federal Blvd, Carteret, NJ). (1)

10.13	Leasehold Mortgage, Assignment of Rents and Security Agreement, dated November 8, 2006 by FMI International LLC and First American Title Insurance for the benefit of Fortress Credit Corp. (3355 Dulles Dr., Mira Loma, CA). (1)

10.14	Sale and Purchase Agreement by and among Maritime Logistics US Holdings Inc. and Protex Holdings Limited and Sea Master Logistics (Holding) Limited, dated as of September 28, 2006. (1)(4)

10.15	Asset/Stock Purchase Agreement by and among Dolphin US Logistics, Inc. and TUG Logistics, Inc., Glare Logistics Inc., and TUG Logistics (Miami), Inc. and Clare Freight, Los Angeles, Inc., and TUG New York, Inc. and Robert Lee, and Robert Wu and Wang Dong, Di Wang and Han Huy Ling, dated as of October 2, 2006. (1)

10.16	Equity Purchase Agreement between the parties set forth therein and Maritime Logistics US Holdings Inc., dated October 23, 2006. (1)

10.17	TUG Miami and Los Angeles Bonus Agreement by and among TUG USA, Inc. and the employees set forth therein, dated as of October 2, 2006. (5)

10.18	TUG New York Bonus Agreement by and among TUG USA, Inc. and the New York employees set forth therein, dated as of October 2, 2006. (5)

10.19	TUG China Bonus Agreement by and between Sea Master Logistics (Holding) Limited and Robert Lee and Robert Wu, dated October 2, 2006. (5)

10.20	Assignment and Assumption Agreement by and among each of TUG Logistics, Inc., Glare Logistics, Inc., and TUG Logistics (Miami), Inc. and TUG USA, Inc., dated as of October 2, 2006. (1)

10.21	Agency Agreement, dated as of September 22, 2006, between Sea Master Logistics (Holding) Limited and Sea Master Logistics (China) Limited. (1)

10.22	Transportation Service Agreement by and between FMI Express Corp., FMI Trucking, Inc. and Jones Apparel Group USA, Inc., dated as of August 1, 2001; and Modification Agreement related thereto. (1)(4)

10.23	Summit Global Logistics, Inc. 2006 Equity Incentive Plan (1)

10.24	Summit Global Logistics, Inc. 2007 Management Incentive Plan (1)

10.25	Summit Global Logistics, Inc. Severance Benefit Plan (1)

10.26	Summit Global Logistics, Inc. 2007 Supplemental Executive Retirement Plan (1)

10.27	Employment Agreement of Robert Agresti, dated as of November 8, 2006. (1)

10.28	Employment Agreement of Paul Shahbazian, dated as of November 8, 2006. (1)

10.29	Employment Agreement of Christopher Dombalis, dated as of November 8, 2006. (1)

10.30	Employment Agreement of William Knight, dated as of November 8, 2006. (1)

10.31	Employment Agreement of Robert O’Neill, dated as of November 8, 2006. (1)

10.32	Form of Indemnification and Founder’s Agreement, entered into by the following individuals: Robert Agresti, Paul Shahbazian, Peter Klaver, William Knight, Christopher Dombalis, James Madden, and Peter Stone, dated November 8, 2006. (1)

10.33	Indemnification and Founder’s Agreement for Raymer McQuiston, dated November 8, 2006. (1)

10.34	Lease Agreement by and between SDI Technologies, Inc. and FMI International Corp., dated August 14, 1996; Lease Extension Agreement dated March 7, 2002. Assignment and Assumption of Lease Amendment to Lease and Short Form of Lease, each dated September 23, 2004 by and between SDI Technologies, Inc. and 800 Federal Blvd LLC. (1)

10.35	Land and Building Lease Agreement by and between Thrifty Oil Co. and FMI International LLC, dated as of July 20, 2004; Sublease Agreements related thereto. (1)

10.36	Industrial Complex Lease by and between Port LA Distribution Center II, L.P. and FMI International (West) LLC, dated as of December 30, 2002; Amendments and Agreements related thereto. (1)

10.37	Industrial Complex Lease by and between Port LA Distribution Center II, L.P. and FMI International LLC, dated as of July 28, 2003. (1)

10.38	Lease Agreement by and between AAAA World Import – Export, Inc. and FMI International Corp., dated as of November 2001. (1)

10.39	Lease Agreement by and between M. Parisi & Son Construction Co., Inc, and Fashion Marketing, Inc., dated as of April 28, 2000. (1)

10.40	AMB Property Corporation Industrial Lease dated December 6, 1999; Amendments and Guarantee related thereto. (1)

10.41	Lease Agreement by and between Flagler Development Corp. and FMI International LLC dated as of September 19, 2006, effective January 15, 2007. (1)

10.42	Original Lease by and between Center Realty L.P. and DSL Atlantic, dated March 1993; Agreements related thereto. (1)

10.43	Real Property Lease by and between Keegan Center LLC and Glare Logistics, Inc., dated September 15, 2003; Agreements related thereto. (1)

16.1	Letter regarding Change in Certifying Accountant (1)

21.1	List of subsidiaries of Aerobic Creations, Inc. (1)

23.1	Consent of Dale Matheson Carr-Hilton Labonte Independent Registered Public Accounting Firm (5)

23.2	Consent of Friedman LLP Independent Registered Public Accounting Firm (5)

23.3	Consent of BDO Seidman, LLP Independent Certified Public Accounting Firm (5)

23.4	Consent of Brown Rudnick Berlack Israels LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page).

(1) Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2006 (File No. 000-51091).

(2) To be filed by amendment.

(3) The agreement filed herein supercedes the agreement filed as Exhibit 10.6 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2006 (File No. 000-51091).

(4) Confidential treatment has been requested for the redacted portions of this agreement. A complete copy of this agreement, including the redacted portions, has been filed separately with the Securities and Exchange Commission.

(5) Filed herewith.